FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226943-01

November 5, 2018

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$1,167,914,680

(Approximate Total Mortgage Pool Balance)

$989,471,000

(Approximate Offered Certificates)

BENCHMARK 2018-B7

Deutsche Mortgage & Asset Receiving Corporation

Depositor

German American Capital Corporation

Citi Real Estate Funding Inc.

JPMorgan Chase Bank, National Association

Sponsors and Mortgage Loan Sellers

Co-Lead Managers and Joint Bookrunners

Academy Securities	Drexel Hamilton
Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-226943) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. This free writing prospectus does not contain all information that is required to be included in the prospectus.

BENCHMARK 2018-B7 Mortgage Trust

Capitalized terms used but not defined herein have the meanings assigned to them in the Preliminary Prospectus expected to be dated November 5, 2018 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC
Co-Managers:	Academy Securities, Inc. and Drexel Hamilton LLC
Mortgage Loan Sellers:	German American Capital Corporation* (“GACC”) (26.3%), Citi Real Estate Funding Inc. (“CREFI”) (41.8%) and JPMorgan Chase Bank, National Association (“JPMCB”) (31.9%) *An indirect wholly owned subsidiary of Deutsche Bank AG
Master Servicer:	KeyBank National Association (“KeyBank”)
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	LNR Partners, LLC (“LNR”)
Certificate Administrator:	Wells Fargo Bank, National Association (“Wells Fargo”)
Trustee:	Wells Fargo Bank, National Association
Rating Agencies:	Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings, a Standard & Poor’s Financial Services LLC business (“S&P”) and DBRS, Inc. (“DBRS”).
U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements are being satisfied by GACC, as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Determination Date:	11th day of each month, or if such 11th day is not a business day, the immediately following business day, commencing in December 2018.
Distribution Date:	4th business day following the Determination Date in each month, commencing in December 2018.
Cut-off Date:	With respect to each mortgage loan, the later of the related payment date of such mortgage loan in November 2018 (or, in the case of any mortgage loan that has its first due date subsequent to November 2018, the date that would have been its due date in November 2018 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the date of origination of such mortgage loan. Unless otherwise noted, all mortgage loan statistics are based on balances as of the Cut-off Date.
Closing Date:	On or about November 28, 2018
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	May 2053
Minimum Denominations:	$10,000 (for each class of offered principal balance certificates) and $100,000 (for each class of offered interest-only certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1% (with certain exceptions described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus)

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2018-B7 Mortgage Trust
KEY FEATURES OF SECURITIZATION

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
German American Capital Corporation	16	23	$307,588,643	26.3%
Citi Real Estate Funding Inc.	23	36	$488,170,037	41.8%
JPMorgan Chase Bank, National Association	12	168	$372,156,000	31.9%
Total:	51	227	$1,167,914,680	100.0%
Pooled Collateral Facts
Initial Outstanding Pool Balance:				$1,167,914,680
Number of Mortgage Loans:				51
Number of Mortgaged Properties:				227
Average Mortgage Loan Cut-off Date Balance:				$22,900,288
Weighted Average Mortgage Rate:				4.8775%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months)(1):				109
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months)(1):				107
Weighted Average Mortgage Loan Seasoning (months):				1
% of Mortgaged Properties Leased to a Single Tenant:				15.8%
Credit Statistics(2)
Weighted Average Mortgage Loan U/W NCF DSCR(3):				2.07x
Weighted Average Mortgage Loan Cut-off Date LTV(4)(5)(6):				57.2%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(1)(4)(5)(7):				53.7%
Weighted Average U/W NOI Debt Yield(5)(6):				11.5%
Amortization Overview
% Mortgage Loans with Amortization through Maturity Date or ARD(1):				18.8%
% Mortgage Loans which pay Interest Only through Maturity or ARD Date(1):				57.3%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date or ARD(1):				23.9%
Weighted Average Remaining Amortization Term (months)(8):				361
Amortization Overview
% Mortgage Loans with Upfront or Ongoing Tax Reserves:				77.0%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(9):				78.2%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:				47.0%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(10):				60.5%
% Mortgage Loans with In Place Hard Lockboxes(11):				68.6%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.05x:				85.0%
% Mortgage Loans with Cash Traps Triggered at Debt Yield Levels ≥ 6.5%:				15.0%

Prepayment Provisions
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:				73.8%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with a Yield Maintenance Charge:				13.9%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with Defeasance or a Yield Maintenance Charge:				4.6%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with a Yield Maintenance Charge or After a Lockout Period with Defeasance or a Yield Maintenance Charge:				4.3%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge Prior to an Open Period:				3.4%

(1)	With respect to the 636 11th Avenue mortgage loan (the “ARD Loan”), the Original Term to Maturity Date or ARD, Remaining Term to Maturity Date or ARD and Maturity Date or ARD LTV are calculated through the related anticipated repayment date.

(2)	The LTV, DSCR and Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(3)	With respect to the Castleton Commons & Square mortgage loan (approximately 3.0% of the Initial Outstanding Pool Balance), the U/W NCF DSCR is calculated based on an annual debt service amount equal to the aggregate of the first 12 principal and interest payments after the Cut-off Date on the related mortgage loan based on the assumed principal payment schedule set forth on Annex G to the Preliminary Prospectus.

(4)	With respect to seven mortgage loans, representing in aggregate, approximately 19.7% of the Initial Outstanding Pool Balance (including Moffett Towers - Buildings E,F,G, Aon Center, 710 Bridgeport, Outlet Shoppes at El Paso, Courtyard Edgewater, Overland Park Xchange and Ocala West), the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated using a value other than the “As Is” appraised values. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

(5)	With respect to the Aon Center mortgage loan (3.7%) the Cut-off Date LTV, Maturity Date or ARD Date LTV and U/W NOI Debt Yield are calculated based on the Cut-off Date Balance net of a related performance reserve.

(6)	With respect to the CityLine XIV Portfolio mortgage loan (1.8%), the Cut-off Date LTV and U/W NOI Debt Yield are calculated based on the Cut-off Date Balance net of a related economic reserve.

(7)	With respect to the Overland Park Xchange mortgage loan (2.1%), the Maturity Date or ARD LTV is calculated based on the Appraised Value excluding the net present value of the tax abatement equal to $2.0 million.

(8)	Excludes mortgage loans which are interest only for the full loan term.

(9)	Includes FF&E reserves.

(10)	Represents the percent of the allocated Initial Outstanding Pool Balance of office, retail, industrial and mixed use properties only.

(11)	With respect to the Aventura Mall mortgage loan (4.3%) there is an in place hard lockbox, and with respect to the master lease rents, a soft springing hard lockbox.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2018-B7 Mortgage Trust
STRUCTURE SUMMARY

OFFERED CERTIFICATES

Class(1)	Ratings (S&P/Fitch/DBRS)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Underwritten NOI Debt Yield(6)
Class A-1	AAA(sf)/AAAsf/AAA(sf)	$20,240,000	30.000%(7)	2.74	1 – 56	40.0%	16.4%
Class A-2	AAA(sf)/AAAsf/AAA(sf)	$211,980,000	30.000%(7)	4.75	56 – 59	40.0%	16.4%
Class A-SB	AAA(sf)/AAAsf/AAA(sf)	$36,078,000	30.000%(7)	7.36	59 – 115	40.0%	16.4%
Class A-3	AAA(sf)/AAAsf/AAA(sf)	(8)	30.000%(7)	(8)	(8)	40.0%	16.4%
Class A-4	AAA(sf)/AAAsf/AAA(sf)	(8)	30.000%(7)	(8)	(8)	40.0%	16.4%
Class X-A(9)	NR/AAAsf/AAA(sf)	$884,870,000(10)	N/A	N/A	N/A	N/A	N/A
Class A-M	NR/AAAsf/AAA(sf)	$93,293,000	21.750%	9.91	119 – 120	44.8%	14.7%
Class B	NR/AA-sf/AA(high)(sf)	$52,300,000	17.125%	9.96	120 – 120	47.4%	13.9%
Class C	NR/A-sf/AA(low)(sf)	$52,301,000	12.500%	9.96	120 – 120	50.0%	13.1%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (S&P/Fitch/DBRS)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Certificate Underwritten NOI Debt Yield(6)

Class X-B(9)	NR/A-sf/AA(sf)	$104,601,000(10)	N/A	N/A	N/A	N/A	N/A
Class X-D(9)	NR/BBB-sf/A(low)(sf)	$56,541,000(10)	N/A	N/A	N/A	N/A	N/A
Class X-F(9)	NR/BB-sf/BBB(low)(sf)	$26,857,000(10)	N/A	N/A	N/A	N/A	N/A
Class D	NR/BBBsf/A(sf)	$32,511,000	9.625%	9.96	120 – 120	51.7%	12.7%
Class E	NR/BBB-sf/BBB(high)(sf)	$24,030,000	7.500%	9.96	120 – 120	52.9%	12.4%
Class F	NR/BB-sf/BB(high)(sf)	$26,857,000	5.125%	9.96	120 – 120	54.3%	12.1%
Class G-RR(11)	NR/B-sf/BB(sf)	$11,309,000	4.125%	9.96	120 – 120	54.8%	12.0%
Class H-RR(11)	NR/NR/B(sf)	$11,308,000	3.125%	9.96	120 – 120	55.4%	11.9%
Class J-RR(11)	NR/NR/NR	$35,338,680	0.000%	9.96	120 – 120	57.2%	11.5%

NON-OFFERED VERTICAL RISK RETENTION INTEREST

Non-Offered Vertical Risk Retention Interest	Ratings (S&P/Fitch/DBRS)	Initial Certificate Balance or Notional Amount	Initial Subordination Levels	Weighted Average Life (years)(12)	Principal Window (months)(12)	Certificate Principal to Value Ratio	Certificate Underwritten NOI Debt Yield

VRR Interest(13)(14)	NR/NR/NR	$37,090,000.16(15)	N/A	8.70	1 – 120	N/A	N/A

(1)	The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class H-RR and Class J-RR certificates (the “Principal Balance Certificates”) will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related Distribution Date occurs (the “WAC” Rate”), (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate.

(2)	Approximate; subject to a permitted variance of plus or minus 5%. The Certificate Balance of the VRR Interest is not included in the Certificate Balance or Notional Amount of any Class of Certificates set forth under “Offered Certificates” or “Non-Offered Certificates” in the table above. In addition, the Certificate Balance of each Class of Principal Balance Certificates (and correspondingly, the initial Notional Amount of each Class of Class X Certificates) is subject to change as described in footnote (13) below.

(3)	The initial subordination levels are calculated based on the initial Certificate Balance. The approximate initial credit support percentages shown in the table above do not take into account the VRR Interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the Non-VRR Certificates (exclusive of the Class X, Class S and Class R certificates), on the other hand, pro rata in accordance with their respective outstanding certificate balances. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.

(4)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of Principal Balance Certificates is based on (i) modeling assumptions described in the Preliminary Prospectus, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and mortgage loans with anticipated repayment dates, if any, are repaid on the respective anticipated repayment dates.

(5)	“Certificate Principal to Value Ratio” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average mortgage loan Cut-off Date LTV of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all classes of Principal Balance Certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3, and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	“Certificate Underwritten NOI Debt Yield” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average Underwritten NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of the such class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3, and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The initial subordination levels for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are represented in the aggregate

(8)	The exact initial Certificate Balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balances and weighted average lives of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-3 and Class A-4 certificates is expected to be approximately $523,279,000, subject to a variance of plus or minus 5.0%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Weighted Avg. Life (years)(4)	Principal Window (months)(4)
Class A-3	$90,000,000 - $220,000,000	9.59 - 9.72	115-116 / 115-119
Class A-4	$303,279,000 - $433,279,000	9.86 - 9.88	116-119 / 119-119

(9)	As further described in the Preliminary Prospectus, the pass-through rate applicable to the Class X-A, Class X-B, Class X-D and Class X-F certificates (collectively, the “Class X Certificates” and, together with the Principal Balance Certificates, the “Regular Certificates”) for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii)(A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, and Class A-M certificates (based on their Certificate Balances), (B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates (based on their Certificate Balances), (C) with respect to the Class X-D certificates, the weighted average of the pass-through rates of the Class D and Class E certificates (based on their Certificate Balances) and (D) with respect to the Class X-F certificates, the pass-through rate of the Class F certificates.

(10)	The Class X Certificates will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class X-A certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, and Class A-M certificates. The interest accrual amounts on the Class X-B certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class B and Class C certificates. The interest accrual amounts on the Class X-D certificates will be calculated by reference to a notional amount equal to the aggregate Certificate Balances of the Class D and Class E certificates. The interest accrual amounts on the Class X-F certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class F certificates. The notional amount of each class of the Class X Certificates is subject to change depending upon the final pricing of the Principal Balance Certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of Principal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2018-B7 Mortgage Trust
STRUCTURE SUMMARY

Balance Certificates whose Certificate Balance comprises such notional amount is equal to the WAC Rate, the Certificate Balance of such class of Principal Balance Certificates may not be part of, and will reduce accordingly, such notional amount of the related Class X Certificates (or, if as a result of such pricing the pass-through rate of the related Class X Certificates is equal to zero, such Class X Certificates may not be issued on the Closing Date), and/or (2) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates that does not comprise such notional amount of the related Class X Certificates is equal to less than the WAC Rate, such class of Principal Balance Certificates may become a part of, and will increase accordingly, such notional amount of the related Class X Certificates.

(11)	The Class G-RR, Class H-RR and Class J-RR certificates (collectively, the “HRR Certificates”) are expected to be retained by Eightfold Real Estate Capital Fund V, L.P. or its affiliate, in partial satisfaction of the retention obligations of German American Capital Corporation in its capacity as the retaining sponsor in accordance with the credit risk retention rules applicable to this securitization transaction. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

(12)	The weighted average life and principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayments dates of the mortgage loans.

(13)	German American Capital Corporation, as the retaining sponsor, is expected to acquire from the depositor, on the Closing Date, an “eligible vertical interest” (as defined in Regulation RR) in the form of a single vertical security with an expected aggregate initial Certificate Balance of $37,090,000.16 (the “VRR Interest”), which is expected to represent approximately 3.18% of all of Classes of Regular Certificates and the VRR Interest. A portion of the VRR Interest will be retained by each of German American Capital Corporation or its “majority-owned affiliate”, JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc. in accordance with the credit risk retention rules applicable to this securitization transaction. See “Credit Risk Retention” in the Preliminary Prospectus.

(14)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the WAC rate.

(15)	The initial VRR interest balance is subject to change depending on the final pricing of all classes of Regular Certificates with the final VRR interest balance determined such that, upon initial issuance, the percentage of the fair value of the HRR Certificates and the percentage of the VRR interest (in the aggregate) will equal at least 5. If the initial VRR interest balance is reduced, the initial certificate balance of each class of Principal Balance Certificates (and correspondingly, the initial notional amount of each class of Class X Certificates) will be increased on a pro rata basis (based on the initial certificate balance set forth in the table above) in an aggregate amount equal to such reduction in the initial VRR interest balance. If the initial VRR interest balance is increased, the initial Certificate Balance of each class of Principal Balance Certificates (and correspondingly, the initial notional amount of each class of Class X Certificates) will be decreased on a pro rata basis (based on the initial Certificate Balance set forth in the table above) in an aggregate amount equal to such increase in the initial VRR interest balance. For a further description, see “Credit Risk Retention” in the Preliminary Prospectus.

Class A-2 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio(2)(3)	U/W NCF DSCR(2)	U/W NOI Debt Yield(2)(3)
A-2	CREFI	DUMBO Heights Portfolio	Office	$80,000,000	58	28.1%	3.89x	16.6%
A-2	JPMCB	Aon Center	Office	$43,000,000	56	40.3%	3.03x	15.5%
A-2	JPMCB	Workspace	Various	$40,000,000	56	35.4%	3.60x	21.6%
A-2	CREFI	Concord Plaza	Office	$19,000,000	58	74.1%	1.36x	10.2%
A-2	CREFI	Globe Chicago Industrial Portfolio	Industrial	$17,400,000	59	59.0%	1.97x	11.0%
A-2	CREFI	BJ’s Summerville	Retail	$11,888,876	59	71.1%	1.23x	8.8%
A-2	GACC	Ocala West	Retail	$7,991,854	59	72.7%	1.78x	12.8%

(1)	This table reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.
(2)	LTV, DSCR and Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(3)	With respect to the Aon Center mortgage loan the Cut-off Date LTV and U/W NOI Debt Yield are calculated based on the Cut-off Date Balance net of a related performance reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2018-B7 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per NRA/Unit(1)	Cut-off Date LTV(1)(2)(3)	U/W NCF DSCR after IO(1)	U/W NOI Debt Yield(1)(3)
DUMBO Heights Portfolio	CREFI	Brooklyn, NY	Office	$80,000,000	6.8%	$239	28.1%	3.89x	16.6%
Moffett Towers - Buildings E,F,G	GACC	Sunnyvale, CA	Office	50,400,000	4.3%	$420	40.2%	2.97x	12.6%
Aventura Mall	JPMCB	Aventura, FL	Retail	50,000,000	4.3%	$1,155	40.8%	2.58x	11.0%
Shops at Solaris	CREFI	Vail, CO	Retail	50,000,000	4.3%	$991	46.7%	2.46x	11.1%
Liberty Portfolio	CREFI	Various, AZ	Office	50,000,000	4.3%	$206	64.6%	1.77x	9.1%
Christiana Center	JPMCB	Newark, DE	Retail	49,000,000	4.2%	$162	70.6%	1.45x	9.8%
192 Lexington Avenue	CREFI	New York, NY	Office	46,000,000	3.9%	$454	59.4%	1.41x	7.3%
Hotel Erwin	CREFI	Venice Beach, CA	Hospitality	45,000,000	3.9%	$378,151	49.4%	2.24x	13.1%
Aon Center	JPMCB	Chicago, IL	Office	43,000,000	3.7%	$126	40.3%	3.03x	15.5%
Workspace	JPMCB	Various, Various	Various	40,000,000	3.4%	$59	35.4%	3.60x	21.6%
Total/Weighted Average				$503,400,000	43.1%		46.6%	2.61x	12.8%
(1)	The Cut-off Date Balance per NRA/Unit, Cut-off Date LTV , U/W NCF DSCR after IO and U/W NOI Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2)	With respect to the Moffett Towers - Buildings E,F,G and Aon Center mortgage loans, the Cut-off Date LTV have been calculated based on the appraised values other than “As Is” respectively. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

(3)	With respect to the Aon Center mortgage loan the Cut-off Date LTV and U/W NOI Debt Yield are calculated based on the Cut-off Date Balance net of a related performance reserve.

Existing Mezzanine Debt Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu/ Subordinate Companion Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance(1)	Trust U/W NCF DSCR(1)	Total Debt U/W NCF DSCR(1)(2)	Trust Cut-off Date LTV(3)(4)	Total Debt Cut-off Date LTV(2)(3)(4)	Trust U/W NOI Debt Yield(4)	Total Debt U/W NOI Debt Yield(2)(4)
DUMBO Heights Portfolio	$80,000,000	$245,000,000	$155,000,000	3.89x	1.13x	28.1%	75.0%	16.6%	6.2%
Moffett Towers - Buildings E,F,G	$50,400,000	$233,600,000	$216,000,000	2.97x	1.41x	40.2%	70.8%	12.6%	7.2%
Aon Center	$43,000,000	$493,000,000	$141,500,000	3.03x	1.42x	40.3%	80.0%	15.5%	7.8%
Castleton Commons & Square	$34,500,000	NAP	$3,100,000	1.31x	1.12x	65.6%	71.5%	9.8%	9.0%
Courtyard Edgewater	$29,672,664	NAP	$4,400,000	1.55x	1.25x	65.9%	75.7%	11.8%	10.3%
(1)	With respect to the Castleton Commons & Square mortgage loan (approximately 3.0% of the Initial Outstanding Pool Balance) the Trust U/W NCF DSCR and Total Debt U/W NCF DSCR are calculated based on an annual debt service amount equal to the aggregate of the first 12 principal and interest payments after the Cut-off Date for the related mortgage loan and mezzanine loan based on the respective assumed principal payment schedules. The principal payment schedule for the Castleton Commons & Square mortgage loan is set forth in Annex G to the Preliminary Prospectus.

(2)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), any related subordinate companion loan(s) and/or any related mezzanine loan(s).

(3)	With respect to Moffett Towers - Buildings E,F,G, Aon Center and Courtyard Edgewater mortgage loans, the Trust Cut-off Date LTV and Total Debt Cut-off Date LTV have been calculated using a value other than the “As Is” appraised values. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

(4)	With respect to the Aon Center mortgage loan the LTV’s and U/W NOI Debt Yields are calculated based on the Cut-off Date Balance net of a related performance reserve.

Subordinate Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loans Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV(2)	Total Debt Cut-off Date LTV(1)(2)	Trust U/W NOI Debt Yield(2)	Total Debt U/W NOI Debt Yield(1)(2)
DUMBO Heights Portfolio	$80,000,000	$100,000,000	$145,000,000	3.89x	1.13x	28.1%	75.0%	16.6%	6.2%
Aventura Mall	$50,000,000	$1,356,700,000	$343,300,000	2.58x	2.07x	40.8%	50.7%	11.0%	8.8%
Aon Center	$43,000,000	$307,000,000	$186,000,000	3.03x	1.42x	40.3%	80.0%	15.5%	7.8%
Workspace(3)	$40,000,000	$539,000,000	$696,000,000	3.60x	1.63x	35.4%	78.0%	21.6%	9.8%
(1)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

(2)	With respect to the Aon Center mortgage loan, the LTVs and U/W NOI Debt Yields are calculated based on the Cut-off Date Balance net of a related performance reserve.

(3)	With respect to the Workspace mortgage loan, see “The Loan” section in the Workspace loan description for more information on the calculations of the DSCRs, LTVs and Debt Yields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2018-B7 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Companion Loan Summary

Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1	DUMBO Heights Portfolio	A-1-A, A-3-B	$80,000,000	$80,000,000	Benchmark 2018-B7	Yes	KeyBank	LNR
		A-1-B, A-2, A-3-A	$100,000,000	$100,000,000	CREFI	No
		B-1, B-2	$145,000,000	$145,000,000	Shinhan AIM Real Estate Fund No. 5; and Shinhan AIM Real Estate Fund No. 5-A	No
		Total	$325,000,000	$325,000,000
2	Moffett Towers - Buildings E,F,G	A-1-1, A-5	$80,000,000	$80,000,000	DBGS 2018-C1	Yes	Wells Fargo	Rialto
		A-1-2, A-1-3, A-4	$50,400,000	$50,400,000	Benchmark 2018-B7	No
		A-1-4, A-2-1, A-2-2, A-3	$96,800,000	$96,800,000	DBNY	No
		A-6, A-7	$56,800,000	$56,800,000	Wells Fargo	No
		Total	$284,000,000	$284,000,000
3	Aventura Mall	A-1-A, A-1-B, A-1-C, A-1-D	$406,700,000	$406,700,000	Aventura Mall Trust 2018-AVM	Yes	Wells Fargo	CWCapital
		A-2-A-3	$50,000,000	$50,000,000	Benchmark 2018-B7	No
		A-2-A-1, A-2-B-3	$115,000,000	$115,000,000	Benchmark 2018-B4	No
		A-2-A-2, A-2-B-2-A	$103,000,000	$103,000,000	Benchmark 2018-B5	No
		A-2-B-1	$60,000,000	$60,000,000	CD 2018-CD7	No
		A-2-D-2	$50,000,000	$50,000,000	CSAIL 2018-CX12	No
		A-2-A-4, A-2-B-4	$110,000,000	$110,000,000	Benchmark 2018-B6	No
		A-2-C-2, A-2-D-1	$100,000,000	$100,000,000	BANK 2018-BNK14	No
		A-2-C-1	$60,000,000	$60,000,000	MSC 2018-L1	No
		A-2-D-3	$50,000,000	$50,000,000	WFCM 2018-C47	No
		A-2-B-2-B, A-2-B-2-C, A-2-B-5	$47,000,000	$47,000,000	DBGS 2018-C1	No
		A-2-A-5	$75,000,000	$75,000,000	JPMCB	No
		A-2-C-3, A-2-C-4, A-2-C-5	$110,000,000	$110,000,000	Morgan Stanley Bank, N.A.	No
		A-2-D-4, A-2-D-5	$70,000,000	$70,000,000	Wells Fargo	No
		B-1, B-2, B-3, B-4	$343,300,000	$343,300,000	Aventura Mall Trust 2018-AVM	Yes
		Total	$1,750,000,000	$1,750,000,000
4	Shops at Solaris	A-1	$50,000,000	$50,000,000	Benchmark 2018-B7	Yes	KeyBank	LNR
		A-2	$20,000,000	$20,000,000	CCRE	No
		Total	$70,000,000	$70,000,000
5	Liberty Portfolio	A-1, A-3	$50,000,000	$50,000,000	Benchmark 2018-B7	Yes	KeyBank	LNR
		A-2, A-8	$40,000,000	$40,000,000	CREFI	No
		A-4, A-5	$37,850,000	$37,850,000	Barclays	No
		A-6, A-7	$37,850,000	$37,850,000	Cantor Commercial Real Estate Lending, L.P.	No
		Total	$165,700,000	$165,700,000
7	192 Lexington Avenue	A-1	$46,000,000	$46,000,000	Benchmark 2018-B7	Yes	KeyBank	LNR
		A-2	$14,000,000	$14,000,000	CREFI	No
		Total	$60,000,000	$60,000,000
9	Aon Center	A-4	$214,000,000	$214,000,000	JPMCC 2018-AON	Yes	KeyBank	AEGON
		A-3	$43,000,000	$43,000,000	Benchmark 2018-B7	No
		A-1	$50,000,000	$50,000,000	Benchmark 2018-B4	No
		A-2	$43,000,000	$43,000,000	Benchmark 2018-B5	No
		B	$186,000,000	$186,000,000	JPMCC 2018-AON	Yes
		Total	$536,000,000	$536,000,000
10	Workspace	A-1, A-2, A-3, A-4	$548,200,000	$548,200,000	JPMCB 2018-WPT	Yes	KeyBank	KeyBank
		A-9-A, A-10-A	$40,000,000	$40,000,000	Benchmark 2018-B7	No
		A-5, A-6	$50,000,000	$50,000,000	Benchmark 2018-B5	No
		A-7, A-8	$40,000,000	$40,000,000	Benchmark 2018-B6	No
		A-9-B, A-10-B	$40,000,000	$40,000,000	JPMCB	No
		B-1, B-2	$556,800,000	$556,800,000	JPMCB 2018-WPT	Yes
		Total	$1,275,000,000	$1,275,000,000
11	636 11th Avenue	A-1	$50,000,000	$50,000,000	Benchmark 2018-B4	Yes	Wells Fargo	CWC
		A-2-A	$40,000,000	$40,000,000	Benchmark 2018-B7	No
		A-3	$50,000,000	$50,000,000	Benchmark 2018-B6	No
		A-4	$65,000,000	$65,000,000	CGCMT 2018-C5	No
		A-5	$15,000,000	$15,000,000	MSC 2018-H3	No
		A-2-B	$20,000,000	$20,000,000	JPMCB	No
		Total	$240,000,000	$240,000,000
14	Outlet Shoppes at El Paso	A-1-A	$39,000,000	$38,954,025	DBGS 2018-C1	Yes	Wells Fargo	Rialto
		A-1-B, A-2, A-3, A-4	$36,000,000	$35,957,562	Benchmark 2018-B7	No
		Total	$75,000,000	$74,911,587
18	Overland Park Xchange	A-2-A	$28,000,000	$28,000,000	Benchmark 2018-B6	Yes	KeyBank	Midland
		A-2-B	$25,000,000	$25,000,000	Benchmark 2018-B7	No
		A-1	$25,000,000	$25,000,000	Benchmark 2018-B5	No
		Total	$78,000,000	$78,000,000
19	Phoenix Marriott Tempe at the Buttes	A-2	$25,000,000	$24,974,116	Benchmark 2018-B7	Yes(1)	KeyBank	LNR
		A-1	$40,500,000	$40,458,068	CREFI	No
		Total	$65,500,000	$65,432,184

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2018-B7 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
25	Concord Plaza	A-1	$20,000,000	$20,000,000	Benchmark 2018-B6	Yes	KeyBank	Midland
		A-2	$19,000,000	$19,000,000	Benchmark 2018-B7	No
		Total	$39,000,000	$39,000,000
27	Shelbourne Global Portfolio I	A-1	$20,000,000	$20,000,000	UBS 2018-C13	Yes	Midland	Midland
		A-6, A-7	$18,000,000	$18,000,000	Benchmark 2018-B7	No
		A-2, A-5	$25,000,000	$25,000,000	MSC 2018-L1	No
		A-3, A-4	$30,000,000	$30,000,000	Cantor Commercial Real State Lending, L.P.	No
		Total	$93,000,000	$93,000,000
(1)	Prior to the applicable servicing shift securitization date, the related whole loans will be serviced under the pooling and servicing agreement for this transaction. From and after the related servicing shift securitization date, the related servicing shift whole loan will be serviced under the related servicing shift pooling and servicing agreement.

Distribution of Cut-off Date Balances(1)
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)	Cut-off Date LTV(4)(5)(6)	Maturity Date or ARD LTV(2)(4)(5)(7)
$2,600,000	-	$7,499,999	10	$49,437,382	4.2%	5.1738%	119	1.56x	63.0%	56.5%
$7,500,000	-	$14,999,999	11	$108,166,957	9.3%	5.0771%	108	1.52x	66.4%	60.4%
$15,000,000	-	$24,999,999	12	$237,380,116	20.3%	5.0986%	110	1.78x	64.9%	60.9%
$25,000,000	-	$49,999,999	13	$492,530,225	42.2%	5.0510%	108	1.93x	59.4%	54.8%
$50,000,000	-	$80,000,000	5	$280,400,000	24.0%	4.2565%	101	2.86x	42.4%	42.4%
Total/Weighted Average			51	$1,167,914,680	100.0%	4.8775%	107	2.07x	57.2%	53.7%

Distribution of Mortgage Rates(1)
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)	Cut-off Date LTV(4)(5)(6)	Maturity Date or ARD LTV(2)(4)(5)(7)
4.0500%	-	4.2499%	4	$220,400,000	18.9%	4.0889%	95	3.11x	38.8%	38.8%
4.2500%	-	4.4999%	1	$50,000,000	4.3%	4.3500%	120	2.46x	46.7%	46.7%
4.5000%	-	4.7499%	4	$103,156,000	8.8%	4.6565%	92	2.63x	54.9%	55.2%
4.7500%	-	4.9999%	11	$202,955,093	17.4%	4.8576%	119	1.75x	61.5%	59.1%
5.0000%	-	5.8530%	31	$591,403,587	50.6%	5.2614%	109	1.66x	63.9%	57.6%
Total/Weighted Average			51	$1,167,914,680	100.0%	4.8775%	107	2.07x	57.2%	53.7%

Property Type Distribution(1)(8)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Units/Rooms/NRA	Weighted Averages
					Cut-off Date Balance per # of Unit/Room/ NRA	Mortgage Rate	Stated Remaining Term (Mos.)(2)	Occupancy	U/W NCF DSCR(3)	Cut-off Date LTV(4)(5)(6)	Maturity Date or ARD LTV(2)(4)(5)(7)
Office	106	$444,079,022	38.0%	13,756,666	$256	4.6262%	95	94.1%	2.48x	50.8%	50.0%
CBD	10	$287,500,000	24.6%	5,333,112	$303	4.3975%	88	93.6%	2.75x	45.3%	45.0%
Suburban	95	$152,579,022	13.1%	8,411,354	$166	5.0373%	107	95.0%	2.00x	60.8%	59.2%
Medical	1	$4,000,000	0.3%	12,200	$328	5.3830%	119	100.0%	1.35x	68.4%	60.4%
Retail	18	$335,562,230	28.7%	3,124,652	$467	4.8706%	115	96.6%	1.88x	58.7%	54.7%
Anchored(9)	15	$314,732,230	26.9%	3,090,912	$450	4.8553%	115	96.5%	1.92x	58.5%	54.4%
Unanchored	3	$20,830,000	1.8%	33,740	$719	5.1024%	119	98.1%	1.39x	61.2%	58.0%
Hospitality	7	$198,846,780	17.0%	1,275	$217,173	5.2114%	119	77.3%	1.87x	62.4%	54.4%
Select Service	4	$107,872,664	9.2%	676	$167,472	5.3450%	119	78.3%	1.69x	68.0%	57.4%
Full Service	2	$69,974,116	6.0%	472	$309,343	5.1229%	119	73.6%	2.04x	55.9%	51.7%
Limited Service	1	$21,000,000	1.8%	127	$165,354	4.8200%	120	84.4%	2.27x	55.1%	47.5%
Industrial	72	$94,794,174	8.1%	4,968,945	$83	5.2306%	101	99.2%	1.73x	64.7%	59.6%
Flex	69	$80,560,040	6.9%	4,571,327	$90	5.2437%	98	99.0%	1.78x	64.3%	60.2%
Warehouse	2	$9,234,134	0.8%	317,009	$31	5.0900%	119	100.0%	1.37x	74.2%	61.2%
Manufacturing	1	$5,000,000	0.4%	80,609	$62	5.2800%	120	100.0%	1.49x	54.5%	47.5%
Multifamily	14	$39,490,093	3.4%	452	$146,791	5.0144%	120	99.0%	1.70x	64.8%	61.2%
Student Housing	11	$21,500,000	1.8%	167	$140,562	4.9670%	120	100.0%	1.92x	59.7%	59.7%
Garden	2	$11,640,093	1.0%	267	$45,923	4.8970%	119	96.5%	1.54x	74.6%	62.3%
Mid Rise	1	$6,350,000	0.5%	18	$352,778	5.3900%	119	100.0%	1.28x	64.1%	64.1%
Self Storage	7	$28,292,382	2.4%	466,506	$72	5.1312%	118	86.7%	1.29x	66.3%	58.9%
Mixed Use	3	$26,850,000	2.3%	80,916	$102,951	4.9323%	119	95.2%	1.57x	60.2%	59.2%
Office/Retail	1	$12,750,000	1.1%	20,102	$634	4.8280%	118	100.0%	1.53x	59.0%	59.0%
Multifamily/Retail	1	$8,300,000	0.7%	25	$332,000	5.0800%	119	92.0%	1.52x	59.7%	59.7%
Office/Flex	1	$5,800,000	0.5%	60,789	$95	4.9500%	119	89.3%	1.73x	63.7%	58.7%
Total/Weighted Average	227	$1,167,914,680	100.0%			4.8775%	107	92.4%	2.07x	57.2%	53.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2018-B7 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)(8)
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)	Cut-off Date LTV(4)(5)(6)	Maturity Date or ARD LTV(2)(4)(5)(7)
California	10	$218,030,000	18.7%	4.8999%	119	2.03x	56.2%	52.6%
Southern(10)	6	$116,480,000	10.0%	5.1034%	119	1.84x	57.2%	53.8%
Northern(10)	4	$101,550,000	8.7%	4.6666%	119	2.25x	55.2%	51.2%
New York	8	$181,350,000	15.5%	4.3570%	91	2.72x	45.2%	45.2%
New York City	8	$181,350,000	15.5%	4.3570%	91	2.72x	45.2%	45.2%
Florida	50	$95,831,667	8.2%	4.6713%	104	2.32x	49.1%	46.6%
Arizona	18	$85,953,178	7.4%	4.9085%	115	1.85x	63.7%	59.9%
Illinois	8	$82,215,000	7.0%	4.8447%	73	2.49x	48.6%	48.6%
Delaware	2	$68,000,000	5.8%	5.1319%	103	1.42x	71.6%	67.1%
Pennsylvania	71	$59,801,250	5.1%	5.3157%	103	2.14x	60.5%	52.2%
Other	60	$376,733,585	32.3%	5.0522%	116	1.78x	63.0%	57.7%
Total/Weighted Average	227	$1,167,914,680	100.0%	4.8775%	107	2.07x	57.2%	53.7%

Distribution of Cut-off Date LTVs(1)(4)(5)(6)
						Weighted Averages
Range of Cut-off Date LTVs			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)	Cut-off Date LTV	Maturity Date or ARD LTV(2)(5)(7)
28.1%	-	54.9%	9	$367,715,000	31.5%	4.4804%	91	3.01x	39.3%	39.2%
55.0%	-	59.9%	8	$202,907,562	17.4%	4.7949%	113	1.82x	58.2%	55.5%
60.0%	-	64.9%	9	$130,336,000	11.2%	4.9168%	119	1.75x	63.4%	61.9%
65.0%	-	69.9%	14	$235,451,161	20.2%	5.2494%	119	1.64x	66.6%	59.6%
70.0%	-	74.9%	11	$231,504,957	19.8%	5.1803%	109	1.40x	71.8%	64.3%
Total/Weighted Average			51	$1,167,914,680	100.0%	4.8775%	107	2.07x	57.2%	53.7%

Distribution of Maturity Date or ARD LTVs(1)(2)(4)(5)(7)
						Weighted Averages
Range of Maturity Date or ARD LTVs			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV(5)(6)	Maturity Date or ARD LTV
28.1%	-	49.9%	11	$424,672,562	36.4%	4.5499%	95	2.85x	41.8%	40.4%
50.0%	-	54.9%	2	$13,042,000	1.1%	5.3405%	120	1.23x	63.7%	54.3%
55.0%	-	59.9%	17	$357,589,161	30.6%	5.0736%	116	1.67x	63.5%	57.7%
60.0%	-	72.1%	21	$372,610,957	31.9%	5.0465%	113	1.59x	68.7%	64.9%
Total/Weighted Average			51	$1,167,914,680	100.0%	4.8775%	107	2.07x	57.2%	53.7%

Distribution of Underwritten NCF Debt Service Coverages(1)(3)
						Weighted Averages
Range of Underwritten NCF Debt Service Coverages			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV(4)(5)(6)	Maturity Date or ARD LTV(2)(4)(5)(7)
1.19x	-	1.44x	17	$272,257,392	23.3%	5.2123%	112	1.31x	67.7%	61.6%
1.45x	-	1.49x	4	$80,990,093	6.9%	5.2446%	120	1.45x	68.9%	63.7%
1.50x	-	1.74x	10	$193,054,341	16.5%	5.1779%	119	1.57x	64.5%	56.4%
1.75x	-	1.99x	6	$123,241,854	10.6%	4.9868%	107	1.82x	64.6%	62.1%
2.00x	-	2.49x	7	$210,856,000	18.1%	4.6197%	118	2.30x	54.6%	53.4%
2.50x	-	3.49x	5	$167,515,000	14.3%	4.3309%	102	2.83x	43.4%	43.4%
3.50x	-	3.89x	2	$120,000,000	10.3%	4.4907%	57	3.79x	30.5%	30.5%
Total/Weighted Average			51	$1,167,914,680	100.0%	4.8775%	107	2.07x	57.2%	53.7%

Original Terms to Maturity or ARD(1)(2)
						Weighted Averages
Original Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV(4)(5)(6)	Maturity Date LTV(4)(5)(7)
60	-	61	7	$219,280,730	18.8%	4.7130%	57	3.08x	42.2%	41.6%
120			44	$948,633,950	81.2%	4.9155%	119	1.84x	60.7%	56.5%
Total/Weighted Average			51	$1,167,914,680	100.0%	4.8775%	107	2.07x	57.2%	53.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2018-B7 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Remaining Terms to Maturity or ARD(1)(2)
						Weighted Averages
Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(3)	Cut-off Date LTV(4)(5)(6)	Maturity Date or ARD LTV(4)(5)(7)
56	-	59	7	$219,280,730	18.8%	4.7130%	57	3.08x	42.2%	41.6%
115	-	120	44	$948,633,950	81.2%	4.9155%	119	1.84x	60.7%	56.5%
Total/Weighted Average			51	$1,167,914,680	100.0%	4.8775%	107	2.07x	57.2%	53.7%

Distribution of Underwritten NOI Debt Yields(1)(5)(6)
						Weighted Averages
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)(6)	Maturity Date or ARD LTV(2)(4)(5)(7)
7.1%	-	9.9%	24	$439,307,392	37.6%	5.1341%	118	1.43x	66.1%	61.8%
10.0%	-	12.4%	15	$353,926,318	30.3%	4.7566%	112	2.01x	58.5%	54.3%
12.5%	-	14.9%	9	$211,680,970	18.1%	4.8172%	117	2.32x	55.4%	51.4%
15.0%	-	21.6%	3	$163,000,000	14.0%	4.5267%	57	3.59x	33.1%	33.1%
Total/Weighted Average			51	$1,167,914,680	100.0%	4.8775%	107	2.07x	57.2%	53.7%

Amortization Types(1)
				Weighted Averages
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(4)(5)(6)	Maturity Date or ARD LTV(2)(4)(5)(7)
Interest Only	21	$629,671,000	53.9%	4.6659%	101	2.51x	49.0%	49.0%
Interest Only, then Amortizing	18	$278,730,000	23.9%	5.1263%	115	1.49x	68.4%	61.7%
Amortizing Balloon	11	$219,513,680	18.8%	5.3151%	114	1.49x	67.0%	56.3%
Interest Only, ARD	1	$40,000,000	3.4%	4.0730%	115	2.39x	56.1%	56.1%
Total/Weighted Average	51	$1,167,914,680	100.0%	4.8775%	107	2.07x	57.2%	53.7%

Footnotes:

(1)	The U/W NCF DSCR, Cut-off Date LTV Ratio, Maturity Date or ARD LTV, Underwritten NOI Debt Yield and Cut-off Date Balance per # of Units/Rooms/NRA calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2)	With respect to the ARD Loan, the Original Term to Maturity or ARD, Remaining Term to Maturity or ARD, Maturity Date or ARD LTV Ratio, Stated Remaining Term (Mos.) and Maturity Date or ARD LTV is calculated through the related anticipated repayment date.

(3)	With respect to the Castleton Commons & Square mortgage loan (approximately 3.0% of the Initial Outstanding Pool Balance), the U/W NCF DSCR is calculated based on an annual debt service amount equal to the aggregate of the first 12 principal and interest payments after the Cut-off Date on the related mortgage loan based on the assumed principal payment schedule set forth on Annex G to the Preliminary Prospectus.

(4)	With respect to seven mortgage loans, representing in aggregate, approximately 19.7% of the Initial Outstanding Pool Balance (including Moffett Towers - Buildings E,F,G, Aon Center, 710 Bridgeport, Outlet Shoppes at El Paso, Courtyard Edgewater, Overland Park Xchange and Ocala West), the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated using a value other than the “As Is” appraised values. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

(5)	With respect to the Aon Center mortgage loan (3.7%) the Cut-off Date LTV, Maturity Date or ARD Date LTV and U/W NOI Debt Yield are calculated based on the Cut-off Date Balance net of a related performance reserve.

(6)	With respect to the CityLine XIV Portfolio mortgage loan (1.8%), the Cut-off Date LTV and U/W NOI Debt Yield are calculated based on the Cut-off Date Balance net of a related economic reserve.

(7)	With respect to the Overland Park Xchange mortgage loan (2.1%), the Maturity Date or ARD LTV is calculated based on the Appraised Value excluding the net present value of the tax abatement equal to $2.0 million.

(8)	Reflects allocated loan amount for properties securing multi-property Mortgage Loans.

(9)	Anchored retail also includes single tenant, super regional mall, lifestyle center, freestanding and shadow anchored properties.

(10)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2018-B7 Mortgage Trust
STRUCTURE OVERVIEW

Allocation between VRR Interest and the Non-VRR Certificates:	The aggregate amount available for distribution to holders of the certificates (including the VRR Interest) on each Distribution Date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the Mortgage Loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, costs and expenses reimbursable or indemnifiable therefrom to, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer and CREFC®; and (ii) allocated to amounts available for distribution to the holders of the VRR Interest, on the one hand, and amounts available for distribution to the holders of the remaining certificates (the “Non-VRR Certificates”), on the other hand. On each Distribution Date, the portion of such aggregate available funds allocable to: (a) the VRR Interest will be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the VRR Interest, and the denominator of which is the aggregate initial Certificate Balances of the Principal Balance Certificates and the initial Certificate Balance of the VRR interest (the “VRR Percentage”); and (b) the Non-VRR Certificates will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the VRR Percentage (such difference, the “Non-VRR Percentage”). See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.
Principal Payments:

Payments in respect of the Non-VRR Percentage of principal on the Non-VRR Certificates will be distributed, first, to the Class A-SB certificates, until the Certificate Balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex F to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class H-RR and Class J-RR certificates, in that order, until the Certificate Balance of each such class is reduced to zero. Notwithstanding the foregoing, if the total Certificate Balance of the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class H-RR and Class J-RR certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, on a pro rata basis, based on the Certificate Balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class H-RR and Class J-RR certificates, in that order, in each case until the Certificate Balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

Each class of Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates; (ii) the notional amount of the Class X-B certificates will be reduced by the principal distributions and realized losses allocated to the Class B and Class C certificates; (iii) the notional amount of the Class X-D certificates will be reduced by the principal distributions and realized losses allocated to the Class D and Class E certificates; and (iv) the notional amount of the Class X-F certificates will be reduced by the principal distributions and realized losses allocated to the Class F certificates.

Interest Payments:

On each Distribution Date, interest accrued for each class of Non-VRR Certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of the Non-VRR Percentage of the aggregate available funds (exclusive of any portion thereof that represents the Non-VRR Percentage of (i) any yield maintenance charges and prepayment premiums and/or (ii) any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date): first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D and Class X-F certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class H-RR and Class J-RR certificates, in that order, in each case until the interest payable to each such class is paid in full.

The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class H-RR and Class J-RR certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the WAC Rate, (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2018-B7 Mortgage Trust
STRUCTURE OVERVIEW

As further described in the Preliminary Prospectus, the pass-through rates applicable to the Class X Certificates for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, and Class A-M certificates (based on their respective Certificate Balances immediately prior to that Distribution Date), (B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates (based on their respective Certificate Balances immediately prior to that Distribution Date), (C) with respect to the Class X-D certificates, the weighted average of the pass-through rates of the Class D and Class E certificates (based on their respective Certificate Balances immediately prior to that Distribution Date) and (D) with respect to the Class X-F certificates, the pass-through rate of the Class F certificates.

Prepayment Interest Shortfalls:

Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.

Loss Allocation:

The Non-VRR Percentage of losses will be allocated to each class of Non-VRR Certificates entitled to principal in reverse alphabetical order starting with Class J-RR through and including Class A-M and then to Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to the class(es) of certificates that are component(s) of the notional amount of such class of Class X Certificates.

Prepayment Premiums:

A percentage of the Non-VRR Percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected on the Mortgage Loans will be allocated to each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class H-RR and Class J-RR certificates on such Distribution Date, and (b) a fraction (expressed as a percentage which can be no greater than 100% nor less than 0%), the numerator of which is the excess of the pass-through rate of each such class of certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the relevant Discount Rate.

Prepayment Premium Allocation Percentage for all YM P&I Certificates =

(Pass-Through Rate - Discount Rate)	X	The percentage of the principal
(Mortgage Rate – Discount Rate)		distribution amount to such class as
described in (a) above

The remaining percentage of the Non-VRR Percentage of prepayment premiums will be allocated to the Class X-A, Class X-B and Class X-D certificates in the manner described in the Preliminary Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X-A, Class X-B and Class X-D certificates as Discount Rates decrease and a decrease in the percentage allocated to such classes as Discount Rates rise

Whole Loans:

The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as DUMBO Heights Portfolio, Moffett Towers - Buildings E,F,G, Aventura Mall, Shops at Solaris, Liberty Portfolio, 192 Lexington Avenue, Aon Center, Workspace, 636 11th Avenue, Outlet Shoppes at El Paso, Overland Park Xchange, Phoenix Marriott Tempe at the Buttes, Concord Plaza and Shelbourne Global Portfolio I, each secure both a mortgage loan to be included in the trust fund and one or more other companion loans that will not be included in the trust fund, each of which will be pari passu and/or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of related loans as a “whole loan”.

As of the Closing Date, the pari passu companion loans and the subordinate companion loans are expected to be held by the party identified in “—Companion Loan Summary” below and in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2018-B7 Mortgage Trust
STRUCTURE OVERVIEW

“Description of the Mortgage Pool—The Whole Loans—General—Whole Loan Control Notes and Non-Control Notes” in the Preliminary Prospectus.

Control Rights and Directing Holder:

Controlling Class Certificateholders will generally have certain control rights over servicing matters with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. The majority owner or appointed representative of the class of Control Eligible Certificates that is the Controlling Class (such owner or representative, the “Directing Holder”) will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

It is expected that Eightfold Real Estate Capital Fund V, L.P. or its affiliate will be the initial Directing Holder with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

For a description of the directing holder for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus.

Control Eligible Certificates:	Class F, Class G-RR, Class H-RR and Class J-RR certificates.
Controlling Class:

The Controlling Class will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any appraisal reduction amounts and any collateral deficiency amounts allocable to such class, equal to at least 25% of the initial Certificate Balance of such class; provided that if at any time the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any appraisal reduction amounts (but without regard to any collateral deficiency amounts) allocable to such classes, have been reduced to zero, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate principal balance greater than zero; provided, further that if at any time the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-M, Class B, Class C and Class D certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero (without regard to the application of appraisal reduction amounts or any collateral deficiency amounts to notionally reduce the Certificate Balance of such class).

The Controlling Class as of the Closing Date will be the Class J-RR certificates.

Appraised-Out Class:

Any class of Control Eligible Certificates that has been determined, as a result of appraisal reductions amounts and collateral deficiency amounts allocable to such class, to no longer be the Controlling Class.

Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an allocation of appraisal reduction amounts and collateral deficiency amounts in respect of such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal for any Serviced Mortgage Loan for which an appraisal reduction event has occurred or as to which there exists a collateral deficiency amount. Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, a recalculation of the appraisal reduction amount or collateral deficiency amount is warranted. If warranted, the Special Servicer will direct the Master Servicer to recalculate the appraisal reduction amount or collateral deficiency amount based on the second appraisal, and if required by such recalculation, the Special Servicer will reinstate the Appraised-Out Class as the Controlling Class. The Holders of an Appraised-Out Class requesting a second appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the class is reinstated as the Controlling Class.

Control Termination Event:

Will occur (a) with respect to any Mortgage Loan or Serviced Whole Loan (other than any Serviced AB Whole Loan) when the Class F certificates have a Certificate Balance (taking into account the application of any appraisal reduction amounts and collateral deficiency amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed to be

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2018-B7 Mortgage Trust
STRUCTURE OVERVIEW

continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; and (b) with respect to any Serviced AB Whole Loan, when a control appraisal period has occurred and is continuing under the related intercreditor agreement and when the events in clause (a) above are occurring. With respect to Excluded Loans related to the Directing Holder, a Control Termination Event will be deemed to exist.

Upon the occurrence and the continuance of a Control Termination Event, the Directing Holder will no longer have any control rights. The Directing Holder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans.

Upon the occurrence and continuation of a Control Termination Event, the Directing Holder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:

Will occur (a) (other than with respect to any Serviced AB Whole Loan) when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of such class, in each case, without regard to the application of any appraisal reduction amounts and collateral deficiency amounts; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; and (b) with respect to any Serviced AB Whole Loan, when a control appraisal period has occurred and is continuing under the related intercreditor agreement and when the events in clause (a) above are occurring. With respect to Excluded Loans related to the Directing Holder, a Consultation Termination Event will be deemed to exist.

Upon the occurrence and continuance of a Consultation Termination Event, the Directing Holder will have no rights under the PSA other than those rights that all Certificateholders have.

Risk Retention Consultation Party:

The risk retention consultation parties will have certain non-binding consultation rights with respect to certain material servicing actions. Each holder of the VRR Interest, which is expected to be transferred on the Closing Date by GACC to DBNY, JPMCB and CREFI, will be entitled to appoint a risk retention consultation party. Each of DBNY, JPMCB and CREFI are expected to be appointed as the initial risk retention consultation parties.

Appointment and Replacement of Special Servicer:

The Directing Holder will appoint the initial Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Directing Holder generally may replace the Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans with or without cause at any time.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the Non-Serviced Whole Loans) will occur based on a vote of holders of all voting eligible classes of certificates as described below. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Replacement of Special Servicer by Vote of Certificateholders:	Other than with respect to Non-Serviced Whole Loans, if a Control Termination Event has occurred and is continuing, upon (i) the written direction of holders of certificates evidencing not less than 25% of the voting rights of all classes of certificates entitled to principal (taking into account the application of appraisal reduction amounts to notionally reduce the Certificate Balances of classes to which such appraisal reduction amounts are allocable) and requesting a vote to replace the Special Servicer with a replacement special servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and Trustee of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2018-B7 Mortgage Trust
STRUCTURE OVERVIEW

in a downgrade of the certificates, the Certificate Administrator will be required to promptly post notice of such request on the Certificate Administrator’s website and concurrently provide written notice of such request by mail to all Certificateholders of such request and conduct the solicitation of votes of all certificates in such regard. Upon the written direction (within 180 days) of (i) holders of Principal Balance Certificates and the VRR Interest evidencing at least 66 2/3% of a Certificateholder Quorum or (ii) holders of Principal Balance Certificates and the VRR Interest evidencing more than 50% of the aggregate voting rights of Principal Balance Certificates and the VRR Interest outstanding that has not been reduced to less than 25% of its initial Certificate Balance through the application of appraisal reduction amounts and realized losses), the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to Non-Serviced Whole Loans).

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above or the Asset Representations Reviewer as described below, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account other than with respect to the termination of the Asset Representations Reviewer, the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates and the VRR Interest, on an aggregate basis.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer. The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect Non-Serviced Whole Loans) must be confirmed by a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not risk retention affiliated with each other) within 180 days from the time such recommendation is posted to the Certificate Administrator website and is subject to the receipt of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates.

See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Cap on Workout and Liquidation Fees:

The workout fees and liquidation fees payable to a Special Servicer under the PSA will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation and (2) $1,000,000 per workout or liquidation, subject to a minimum fee of $25,000. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout fee (only after receipt by the Special Servicer of workout fees of $25,000) and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Trust under the PSA will be capped in the aggregate at $1,000,000 for each related Mortgage Loan. If a new special servicer begins servicing the related Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property, as applicable with a minimum monthly fee of $3,500. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the PSA (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan and any related Serviced Companion Loans, if any, and any purchaser of any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Mortgage Loan and any related Serviced Companion Loans, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than as expressly permitted in the PSA and other than

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2018-B7 Mortgage Trust
STRUCTURE OVERVIEW

commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Mortgage Loan. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:

With respect to the Serviced Mortgage Loans and any related Serviced Companion Loans the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website and will have certain monitoring responsibilities on behalf of the entire trust. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the Operating Advisor will have consultation rights with respect to certain major decisions.

The Operating Advisor will be subject to termination if holders of at least 15% of the aggregate voting rights of the certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote (in the case of each of such vote and approval, taking into account Realized Losses and the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates), provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

An “Operating Advisor Consultation Event” will occur upon the earlier of (i) the aggregate Certificate Balances of the HRR Certificates (taking into account the application of any appraisal reduction amounts and any collateral deficiency amounts to notionally reduce the certificate balance of any such class of certificates) is 25% or less of the initial aggregate Certificate Balances of the HRR Certificates and (ii) a Control Termination Event has occurred and is continuing (or a Control Termination Event would occur and be continuing if not for the last proviso in the definition of Control Termination Event).

The Operating Advisor will not have consultation rights in respect of Non-Serviced Mortgage Loans.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and the required percentage of Certificateholders vote to direct a review of such delinquent Mortgage Loans. An asset review will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (taking into account Realized Losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENCHMARK 2018-B7 Mortgage Trust
STRUCTURE OVERVIEW

notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by such Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related Mortgage Loan Seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the initial requesting Certificateholder (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied according to the PSA, so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include (a) any amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) Accrued AB Loan Interest. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of (a) accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) any Accrued AB Loan Interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 1 DUMBO Heights Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 28.1% 3.89x 16.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 1 DUMBO Heights Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 28.1% 3.89x 16.6%

55 Prospect Street

Floor	Tenants
10	2U 26,500 SF Exp. 9/2029
9	2U 26,500 SF Exp. 9/2029
8	2U (Must Take) 26,500 SF Exp. 9/2029
7	Frog Design 26,500 SF Exp. 12/2026
6	Etsy 26,500 SF Exp. 7/2026
5	Etsy (Must Take) 26,500 SF Exp. 7/2026
4	Renaissance Learning 3,393 SF Exp. 5/2021; Village Luxe 940 SF Exp. 4/2019; Social Bicycle 8,812 SF Exp. 8/2020; LIVWRK Office 2,451 SF Exp. 12/2025; Vacant 10,701 SF
3	Foundation Artists Management 1,255 SF Exp. 10/2019; NGKF 2,296 SF Exp. 8/2021; Shadowbox (office) 1,926 SF Exp. 3/2020; Curriculum Associates, LLC 5,087 SF Exp. 7/2022; Athlux Design Studio Inc. 6,138 SF Exp. 4/2020; Kora Management 2,451 SF Exp. 4/2021; Vacant 6,925 SF
2	Lo and Sons, Inc. 3,125 SF Exp. 10/2019; Thinkful 3,022 SF Exp. 1/2020; Natural Foods 2,505 SF Exp. 7/2019; VI Technologies 2,323 SF Exp. 8/2021; Vacant 13,293 SF
Ground	Shadowbox 3,490 SF Exp. 11/2032; Mulberry & Vine 2,901 SF Exp. 7/2033; WorkOf 1,781 SF MTM; F45 Training 4,606 SF Exp. 9/2028; Bluestone Lane Coffee 1,620 SF Exp. 3/2029; Yoga Vida 5,463 SF Exp. 11/2033

Vacant | MTM | 2019-2021 | 2022-2024 | 2025+

81 Prospect Street

Floor	Tenants
9	WeWork 10,588 SF Exp. 7/2031
8	WeWork 10,588 SF Exp. 7/2031
7	WeWork 10,588 SF Exp. 7/2031
6	WeWork 10,588 SF Exp. 7/2031
5	WeWork 10,588 SF Exp. 7/2031
4	WeWork 10,588 SF Exp. 7/2031
3	WeWork 10,588 SF Exp. 7/2031
2	WeWork 10,588 SF Exp. 7/2031
Ground	Vacant Retail 6,182 SF

Vacant | 2025+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 1 DUMBO Heights Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 28.1% 3.89x 16.6%

77 Sands Street

Floor	Tenant(s)
12	Brooklyn Lab, 5,420 SF, Exp. 6/2034; B-Reel Inc., 13,387 SF, Exp. 12/2027
11	Wipro LLC, 18,807 SF, Exp. 9/2027
10	Prolific Interactive, 18,807 SF, Exp. 12/2026
9	WeWork, 18,807 SF, Exp. 11/2031
8	WeWork, 18,807 SF, Exp. 11/2031
7	WeWork, 18,807 SF, Exp. 11/2031
6	WeWork, 18,807 SF, Exp. 11/2031
5	Brooklyn Lab, 18,807 SF, Exp. 6/2034
4	Brooklyn Lab, 18,807 SF, Exp. 6/2034
3	Brooklyn Lab, 18,807 SF, Exp. 6/2034
2	Brooklyn Lab, 18,807 SF, Exp. 6/2034
Ground	Randolph Beer, 7,590 SF, Exp. 9/2033; Husk Bakery, 9,262 SF, Exp. 4/2033

2025+

117 Adams Street

Floor	Tenant(s)
9	Etsy, 10,600 SF, Exp. 7/2026
8	Etsy, 21,498 SF, Exp. 7/2026
7	Etsy, 21,401 SF, Exp. 7/2026
6	Etsy, 21,515 SF, Exp. 7/2026
5	Etsy, 22,044 SF, Exp. 7/2026
4	Etsy, 26,496 SF, Exp. 7/2026
3	Etsy, 26,506 SF, Exp. 7/2026
2	Etsy, 15,927 SF, Exp. 7/2026; Tafari Travel, 1,015 SF, Exp. 12/2027; Vacant, 4,444 SF
Ground	Etsy, 2,044 SF, Exp. 7/2026; Etsy, 4,104 SF, Exp. 7/2026; Untamed Sandwiches, 1,605 SF, Exp. 6/2029; Taco Dumbo, 1,461 SF, Exp. 9/2032; Vacant, 2,295 SF

Vacant | 2025+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 1 DUMBO Heights Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 28.1% 3.89x 16.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 1 DUMBO Heights Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 28.1% 3.89x 16.6%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Refinance
Credit Assessment
(DBRS/Fitch/S&P)(10):	A(high)/BBB-sf
Borrower Sponsors:	Seryl Kushner; Aby Rosen; Michael Fuchs
Borrowers(1):	Various
Original Balance(2):	$80,000,000
Cut-off Date Balance(2):	$80,000,000
% by Initial UPB:	6.8%
Interest Rate(3):	4.05000%
Payment Date:	6th of each month
First Payment Date:	October 6, 2018
Maturity Date:	September 6, 2023
Amortization:	Interest Only
Additional Debt(2):	$100,000,000 Pari Passu Debt; $145,000,000 Subordinate Debt; $155,000,000 Mezzanine Debt
Call Protection(4):	L(26), D(30), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(5)
	Initial	Monthly	Cap
Taxes:	$829,359	$207,340	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$9,413	NAP
TI/LC:	$0	$83,333	NAP
Immediate Repairs:	$35,650	NAP	NAP
Unfunded Obligations:	$10,760,171	NAP	NAP
Free Rent:	$5,904,411	NAP	NAP
Shadowbox Gap Rent:	$350,860	NAP	NAP
Property Information
Single Asset / Portfolio:	Portfolio of four properties
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Brooklyn, NY
Year Built / Renovated:	1909, 1926, 1962, 1967 / 2017
Total Sq. Ft.:	753,074
Property Management:	Watchtower Property Manager LLC
Underwritten NOI(6):	$29,874,366
Underwritten NCF:	$28,723,752
Appraised Value(7):	$640,000,000
Appraisal Date:	March 23, 2018

Historical NOI(6)
Most Recent NOI:	$17,623,286 (T-12 June 30, 2018)
2017 NOI(8):	NAP
2016 NOI:	($4,465,912) (December 31, 2016)
2015 NOI(8):	NAV

Historical Occupancy
Most Recent Occupancy(9):	94.2% (August 2018)
2017 Occupancy(8):	71.4% (December 31, 2017)
2016 Occupancy:	61.3% (December 31, 2016)
2015 Occupancy(8):	NAV

Financial Information(2)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$80,000,000	$239 / $239	28.1% / 28.1%	4.04x / 3.89x	16.6% / 16.0%	16.6% / 16.0%
Pari Passu Notes	$100,000,000
Total Senior Notes	$180,000,000
Subordinate B Notes	$145,000,000
Whole Loan	$325,000,000	$432 / $432	50.8% / 50.8%	1.95x / 1.87x	9.2% / 8.8%	9.2% / 8.8%
Mezzanine Loans	$155,000,000
Total Debt	$480,000,000	$637 / $637	75.0% / 75.0%	1.18x / 1.13x	6.2% / 6.0%	6.2% / 6.0%

(1)	See “The Borrowers / Borrower Sponsors” herein.

(2)	The DUMBO Heights Portfolio Loan (as defined below) consists of the non-controlling Note A-1-A (so long as a Note B-1 control appraisal period is not in existence) and non-controlling Note A-3-B of a total loan evidenced by five senior pari passu notes, two subordinate B notes, and two mezzanine loans with an aggregate outstanding principal balance as of the Cut-off Date of $480.0 million. For additional information, see “The Loan” herein.

(3)	Interest Rate reflects the interest rate with respect to the DUMBO Heights Portfolio Senior A Notes (as defined below). The interest rate is equal to 5.40000% on the subordinate Notes B-1 and B-2, 5.70000% on the Mezzanine Notes A-1 and A-2, and 7.10000% on the Mezzanine Note B.

(4)	The lockout period will be at least 26 payments beginning with and including the first payment date of October 6, 2018. Defeasance of the full $325.0 million DUMBO Heights Portfolio Whole Loan is permitted after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu companion loan to be securitized and (ii) August 30, 2021. The assumed lockout period of 26 payments is based on the expected Benchmark 2018-B7 securitization closing date in November 2018. The actual lockout period may be longer. See “Partial Release” herein.

(5)	See “Initial and Ongoing Reserves” herein.

(6)	The difference between 2016 NOI, Most Recent NOI and Underwritten NOI is primarily attributable to new leasing and the burn off of rent concessions associated with leasing up the DUMBO Heights Portfolio Properties (as defined below) post-renovation. All outstanding free rent, gap rent, and unfunded landlord obligations were reserved by the lender at origination.

(7)	See “Portfolio Summary” below for the “As-Is” appraised values of the individual DUMBO Heights Portfolio Properties.

(8)	Historical cash flow information for 2017 was unavailable because the borrower sponsors obtained a loan in the second quarter of 2017 to recapitalize and buy out Invesco’s interest in the DUMBO Heights Portfolio Properties. Due to the mid-year change in ownership interest, complete 2017 financial statements were unavailable, however, the borrower sponsors were able to provide 2017 occupancy information which is represented in the table above. 2015 NOI and 2015 Occupancy information was not available due to an extensive renovation that began in 2014 at the DUMBO Heights Portfolio Properties.

(9)	Most Recent Historical Occupancy includes 26,500 sq. ft. of must-take space for Etsy (with a final must-take date of January 1, 2019) and 26,500 sq. ft. of must-take space for 2U (with a final must-take date of December 15, 2020) at the 55 Prospect Street Property. Etsy and 2U both have no contraction or termination options under their respective leases.

(10)	DBRS and Fitch have confirmed that the Dumbo Heights Portfolio Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation. S&P does not provide a credit assessment rating, but confirmed that the Dumbo Heights Portfolio Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 1 DUMBO Heights Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 28.1% 3.89x 16.6%

Portfolio Summary(1)
Property Name	Largest Tenant	Property Type	Sq. Ft.	Occupancy	Allocated Loan Amount ($)	% of Allocated Loan Amount	UW NCF	Appraised Value(2)	Appraisal Terminal Cap Rate(2)
55 Prospect Street	2U	Office	255,504	87.9%	$26,666,667	33.3%	$9,351,770	$220,000,000	5.25%
117 Adams Street	Etsy	Office	182,955	96.3%	$22,500,000	28.1%	$7,468,181	$175,000,000	5.25%
77 Sands Street	Brooklyn Lab	Office	223,729	100.0%	$20,833,333	26.0%	$8,702,102	$175,000,000	5.25%
81 Prospect Street	WeWork	Office	90,886	93.2%	$10,000,000	12.5%	$3,201,699	$70,000,000	5.50%
Total / Wtd. Avg.			753,074	94.2%	$80,000,000	100.0%	$28,723,752	$640,000,000

(1)	Based on the underwritten rent rolls dated August 9, 2018 for the 55 Prospect Street Property and August 1, 2018 for the 117 Adams Street, 77 Sands Street and 81 Prospect Street Properties and the DUMBO Heights Portfolio loan documents.

(2)	Source: Appraisal. Appraisal Terminal Cap Rate represents the terminal capitalization rate for the yield capitalization value approach.

The Loan.    The DUMBO Heights Portfolio mortgage loan (the “DUMBO Heights Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a four-building Class A office portfolio located in the DUMBO neighborhood of Brooklyn, New York, totaling 753,074 sq. ft. of newly renovated office space, with an original principal balance and Cut-off Date Balance of $80.0 million. The DUMBO Heights Portfolio Loan is part of a whole loan (the “DUMBO Heights Portfolio Whole Loan”) evidenced by five senior pari passu notes in the aggregate original principal balance of $180.0 million (the “DUMBO Heights Portfolio Senior A Notes”) and two controlling subordinate Notes B-1 and B-2, with an aggregate original principal balance of $145.0 million (the “DUMBO Heights Portfolio Subordinate B Notes”). The DUMBO Heights Portfolio Loan is evidenced by the non-controlling Note A-1-A ( so long as a Note B-1 control appraisal period is not in existence) and non-controlling Note A-3-B, with an aggregate original principal balance of $80.0 million, which will be included in the Benchmark 2018-B7 mortgage trust. The DUMBO Heights Portfolio Loan is also part of a total loan (the “DUMBO Heights Portfolio Total Debt”) evidenced by the DUMBO Heights Portfolio Whole Loan ($325.0 million Cut-off Date Balance) and two Mezzanine Loans, with an aggregate original principal balance of $155.0 million. The DUMBO Heights Portfolio Total Loan has an aggregate Cut-off Date Balance of $480.0 million. Based on the “As-Is” Appraised Value of $640.0 million as of March 23, 2018, the Cut-off Date LTV Ratio for the DUMBO Heights Portfolio Loan is 28.1% and for the DUMBO Heights Portfolio Total Debt is 75.0%.

The related whole loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2018-B7 mortgage trust. The relationship between the holders of the DUMBO Heights Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The AB Whole Loans–DUMBO Heights Portfolio Whole Loan” in the Preliminary Prospectus.

Total Debt Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A, A-3-B	$80,000,000	$80,000,000	Benchmark 2018-B7	No(1)
A-1-B	$20,000,000	$20,000,000	CREFI	No
A-2	$45,000,000	$45,000,000	CREFI	No
A-3-A	$35,000,000	$35,000,000	CREFI	No
B-1, B-2	$145,000,000	$145,000,000	SHINHAN AIM REAL ESTATE FUND NO. 5; and SHINHAN AIM REAL ESTATE FUND NO. 5-A	Yes(1)
Whole Loan	$325,000,000	$325,000,000
Mezzanine A Loan	$80,000,000	$80,000,000	SHINHAN AIM REAL ESTATE FUND NO. 6; and DB INSURANCE CO., LTD	No
Mezzanine B Loan	$75,000,000	$75,000,000	SHINHAN AIM REAL ESTATE FUND NO. 7	No
Total	$480,000,000	$480,000,000

(1)	As long as no Note B control appraisal period with respect to Note B-1 is continuing, Note B-1 will be the controlling note, however, following the occurrence (and during the continuance) of a Note B control appraisal period, Note A-1-A will be the controlling note.

The DUMBO Heights Portfolio Whole Loan was originated on August 30, 2018 by Citi Real Estate Funding Inc. The DUMBO Heights Portfolio Senior A Notes have an aggregate original principal balance, and an aggregate outstanding principal balance as of the Cut-off Date of $180.0 million and accrue interest at a fixed rate of 4.05000% per annum. The DUMBO Heights Portfolio Whole Loan has a 60-month term and is interest-only for the full term. The DUMBO Heights Portfolio Total Loan proceeds of $480.0 million were used to refinance existing debt of approximately $426.1 million, return approximately $30.5 million in equity to the borrower sponsors, fund upfront reserves of approximately $17.9 million and cover closing costs of approximately $5.5 million.

The most recent prior financing of the DUMBO Heights Portfolio Properties was not included in a securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 1 DUMBO Heights Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 28.1% 3.89x 16.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior A Notes	$180,000,000	37.5%	Loan Payoff	$426,141,538	88.8%
Subordinate B Notes	145,000,000	30.2	Return of Equity	30,524,768	6.4
Mezzanine Debt	155,000,000	32.3	Upfront Reserves	17,880,451	3.7
			Closing Costs	5,453,243	1.1
Total Sources	$480,000,000	100.0%	Total Uses	$480,000,000	100.0%

The Borrower / Borrower Sponsor.    The borrowers are RFR 117 Adams Owner LLC, RFR/K 117 Adams Owner LLC, KC 117 Adams Owner LLC, RFR 77 Sands Owner LLC, RFR/K 77 Sands Owner LLC, KC 77 Sands Owner LLC, RFR 55 Prospect Owner LLC, RFR/K 55 Prospect Owner LLC, KC 55 Prospect Owner LLC, RFR 81 Prospect Owner LLC, RFR/K 81 Prospect Owner LLC and KC 81 Prospect Owner LLC, each a Delaware limited liability company and single purpose entity with two independent directors. The borrowing entities are each owned by the same three tenant-in-common entities: Desert Dumbo TIC LLC (37.7% interest), RFR/K Dumbo TIC LLC (46.6% interest) and KC Dumbo TIC LLC (15.7% interest). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the DUMBO Heights Portfolio Whole Loan. Seryl Kushner, Aby Rosen and Michael Fuchs are the nonrecourse carve-out guarantors for the DUMBO Heights Portfolio Whole Loan.

RFR, founded by Aby Rosen and Michael Fuchs, is a real estate investment firm based in New York City with a core focus on select urban markets in the United States and Germany. RFR’s current portfolio has grown to include more than 100 properties comprising commercial, hospitality, residential and retail holdings. Some of RFR’s holdings include 160 Fifth Avenue, 375 Park Avenue, 390 Park Avenue, 17 State Street, 757 Third Avenue and 275 Madison Avenue. Kushner Companies is a diversified real estate organization headquartered in New York City with a national portfolio consisting of more than 20,000 multifamily units and approximately 13.0 million sq. ft. of office, industrial and retail space. Some of Kushner Companies’ holdings include 666 Fifth Avenue, the Puck Building, 170 East Second Street and the Austin Nichols House.

The Properties.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)	% of Total U/W Base Rent(2)	Lease Expiration
Etsy(3)	NR/NR/NR	225,135	29.9%	$54.92	31.8%	7/31/2026
WeWork(4)(5)	NR/NR/NR	159,932	21.2%	$54.34	22.4%	7/31/2031
Brooklyn Lab(6)	NR/NR/NR	80,648	10.7%	$47.57	9.9%	6/30/2034
2U(7)	NR/NR/NR	79,500	10.6%	$63.00	12.9%	9/30/2029
Frog Design(4)	NR/NR/NR	26,500	3.5%	$62.12	4.2%	12/31/2026
Prolific Interactive(4)	NR/NR/NR	18,807	2.5%	$62.42	3.0%	12/31/2026
Wipro LLC(8)	NR/NR/NR	18,807	2.5%	$58.26	2.8%	9/30/2027
B-Reel Inc.	NR/NR/NR	13,387	1.8%	$57.12	2.0%	12/31/2027
Husk Bakery(4)	NR/NR/NR	9,262	1.2%	$31.63	0.8%	4/30/2033
Social Bicycle	NR/NR/NR	8,812	1.2%	$58.21	1.3%	8/30/2020
Total / Wtd. Avg. Major Tenants		640,790	85.1%	$55.22	91.1%
Remaining Tenants		68,444	9.1%	$50.67	8.9%
Total / Wtd. Avg. Occupied		709,234	94.2%	$54.78	100.0%
Vacant		43,840	5.8%
Total		753,074	100.0%

(1)	Based on the underwritten rent rolls dated August 9, 2018 for the 55 Prospect Street Property and August 1, 2018 for the 117 Adams Street, 77 Sands Street and 81 Prospect Street Properties.

(2)	Includes approximately $382,025 in contractual rent steps through September 1, 2019.

(3)	Includes 26,500 sq. ft. of must-take space with a final must-take date of January 1, 2019. Etsy has no termination or contraction options under its lease. Etsy has two five-year renewal options at fair market value.

(4)	WeWork, Frog Design, Prolific Interactive and Husk Bakery each have one five-year renewal option at fair market value.

(5)	WeWork occupies 84,704 sq. ft. at the 81 Prospect Street Property with a lease expiration of July 31, 2031 and 75,228 sq. ft. at the 77 Sands Street Property with a lease expiration date of November 30, 2031.

(6)	Brooklyn Lab has a one-time option to renew its lease for five or ten years at fair market value.

(7)	Includes 26,500 sq. ft. of must-take space with a final must-take date of December 15, 2020. 2U has no termination or contraction options under its lease. 2U has one five-year renewal option at fair market value.

(8)	Wipro LLC has one five-year renewal option at the greater of (i) fair market value and (ii) Wipro LLC’s current base rent plus its share of real estate tax recoveries.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 1 DUMBO Heights Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 28.1% 3.89x 16.6%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent(3)
MTM	1	1,781	0.2%	1,781	0.2%	$33.69	0.2%	0.2%
2018	0	0	0.0%	1,781	0.2%	$0.00	0.0%	0.2%
2019	4	7,825	1.0%	9,606	1.3%	$60.52	1.2%	1.4%
2020	4	19,898	2.6%	29,504	3.9%	$55.95	2.9%	4.2%
2021	4	10,463	1.4%	39,967	5.3%	$62.70	1.7%	5.9%
2022	1	5,087	0.7%	45,054	6.0%	$51.99	0.7%	6.6%
2023	0	0	0.0%	45,054	6.0%	$0.00	0.0%	6.6%
2024	0	0	0.0%	45,054	6.0%	$0.00	0.0%	6.6%
2025	1	2,451	0.3%	47,505	6.3%	$0.00	0.0%	6.6%
2026	3	270,442	35.9%	317,947	42.2%	$56.14	39.1%	45.7%
2027	3	33,209	4.4%	351,156	46.6%	$58.07	5.0%	50.6%
2028	1	4,606	0.6%	355,762	47.2%	$35.17	0.4%	51.1%
Thereafter	12	353,472	46.9%	709,234	94.2%	$53.79	48.9%	100.0%
Vacant	NAP	43,840	5.8%	753,074	100.0%	NAP	NAP
Total / Wtd. Avg.	34	753,074	100.0%			$54.78	100.0%
(1)	Based on the underwritten rent rolls dated August 9, 2018 for the 55 Prospect Street Property and August 1, 2018 for the 117 Adams Street, 77 Sands Street and 81 Prospect Street Properties.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	Includes approximately $382,025 in contractual rent steps through September 1, 2019.

The DUMBO Heights Portfolio consists of a four-property creative office campus with buildings located at 55 Prospect Street, 117 Adams Street, 77 Sands Street and 81 Prospect Street (each a “Property” and collectively the “DUMBO Heights Portfolio Properties”), all of which are newly renovated Class A office buildings with ground floor retail in the DUMBO neighborhood of Brooklyn, New York. The DUMBO Heights Portfolio Properties encompass a total of 753,074 sq. ft. across four, 9 to 12-story buildings, each with contiguous open floor plates ranging from 10,500 to 26,500 sq. ft. The DUMBO Heights Portfolio is comprised of 703,440 sq. ft. of office space, as well as 49,634 sq. ft. of ground level retail space which is utilized by restaurant tenants such as Bluestone Lane Coffee, Mulberry & Vine and fitness tenants such as F45 Training and Shadowbox. The DUMBO Heights Portfolio Properties’ have loft-style ceilings (ranging from 10 to 14-feet for office space and 18 to 20-feet for retail space), open floor plates and interconnectivity between properties via sky bridges. The borrower sponsors have leased the DUMBO Heights Portfolio Properties’ office space, post-renovation, to several technology, advertising, media, information and co-working tenants such as Etsy, WeWork, 2U, Frog Design, Prolific Interactive, Wipro LLC and B-Reel. The DUMBO Heights Portfolio Properties offer several amenities, including but not limited to, bicycle storage rooms, rooftop decks with free Wi-Fi and outdoor plaza and dining areas. The DUMBO Heights Portfolio Properties also offer skyline views of New York City as well as direct views of the Manhattan and Brooklyn bridges. The DUMBO Heights Portfolio Properties are currently 94.2% occupied as of the August 2018 underwritten rent rolls (inclusive of 26,500 sq. ft. of must-take space for Etsy (with a final must-take date of January 1, 2019) and 26,500 sq. ft. of must-take space for 2U (with a final must-take date of December 15, 2020) at the 55 Prospect Street Property). At origination, gap rent of $363,136 was reserved for the Etsy must-take space until the must-take date occurs in January 2019 and, with respect to the 2U must-take space, the lender obtained a payment guaranty from the borrower sponsors which guarantees payment of gap rent (a total of $3,686,813) until the must-take date occurs in December 2020. Etsy and 2U both have no contraction or termination options under their respective leases.

The DUMBO Heights Portfolio borrower sponsors, in collaboration with their previous equity partner, acquired the complex that serves as collateral for the DUMBO Heights Portfolio Loan from the Jehovah’s Witnesses in 2013 and subsequently gut renovated and repositioned the industrial buildings to serve as LEED designed Class A creative office buildings with ground floor retail space. From the acquisition of the DUMBO Heights Portfolio Properties in 2013 through March 31, 2017, the borrower sponsors, along with previous equity partners, invested approximately $122.3 million to complete the renovation which consisted of approximately $86.9 million on base building improvements, $29.5 million on tenant improvement contributions and $5.9 million on landlord improvements. In addition, approximately $15.8 million was spent on leasing commissions over the same time period. Since March 31, 2017, the borrower sponsors spent approximately $23.8 million more on landlord improvements, tenant improvements and leasing commissions to stabilize the DUMBO Heights Portfolio Properties.

Major Tenants.

Etsy (225,135 sq. ft.; 29.9% of NRA; 31.8% of U/W Base Rent): Etsy, founded in June 2005 in Brooklyn, New York by Chad Dickerson, is a global e-commerce marketplace focused on handmade or vintage items and supplies, as well as unique factory-manufactured items. The website has created a community where crafters, artists and makers can buy and sell items and, as of year-end 2017, Etsy offered over 50.0 million items for sale, had approximately 2.0 million active sellers, and approximately 35.8 million active buyers. Etsy utilizes its space at the 55 Prospect Street and 117 Adams Street Properties as its global headquarters and had annual gross merchandise sales for 2017 of approximately $3.25 billion. Etsy filed for its initial public offering in April of 2015 and as of October 19, 2018, had a market capitalization of approximately $5.0 billion. Etsy leases 172,135 sq. ft. in the 117 Adams Street Property (94.1% of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 1 DUMBO Heights Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 28.1% 3.89x 16.6%

property NRA) as well as 53,000 sq. ft. in the 55 Prospect Street Property through July 2026 (which is inclusive of 26,500 sq. ft. with a final must-take date of January 1, 2019).

WeWork (159,932 sq. ft.; 21.2% of NRA; 22.4% of U/W Base Rent): WeWork, a provider of shared workspace for entrepreneurs, freelancers, startups and small businesses, occupies 84,704 sq. ft. of space available at the 81 Prospect Street Property through July 2031, as well as 75,228 sq. ft. of space at the 77 Sands Street Property through November 2031. WeWork was founded in 2010 and is headquartered in New York City. As of March 1, 2018, WeWork had approximately 220,000 members with access to approximately 251,000 desks across 234 locations.

2U (79,500 sq. ft.; 10.6% of NRA; 12.9% of U/W Base Rent): 2U is an education technology company that partners with colleges and universities worldwide to bring their degree programs and credit-bearing courses online. The company’s clients include Georgetown University, Baylor University, American University, University of North Carolina and Vanderbilt, among others. 2U, with a market capitalization of approximately $4.03 billion as of October 9, 2018, reported 2017 revenues of $286.8 million, which represents an increase of approximately 39.3% from 2016 annual revenues of $205.9 million.

Tax Abatement. Each of the DUMBO Heights Portfolio Properties are subject to tax abatements through the Industrial and Commercial Abatement Program (“ICAP”) of New York City. The 55 Prospect Street and 81 Prospect Street Properties (approximately 45.8% of the DUMBO Heights Portfolio Loan based on allocated loan amounts) are subject to 25-year ICAP tax abatements while the 117 Adams Street and 77 Sands Street Properties (approximately 54.2% of the DUMBO Heights Portfolio Loan based on allocated loan amounts) are subject to 15-year ICAP tax abatements. All of the DUMBO Heights Portfolio Properties are in the first year of their respective tax abatements and the abatements will not begin to phase out until after the DUMBO Heights Portfolio Loan maturity date in September 2023. The appraisal concluded to an unabated tax estimate for the Dumbo Heights Portfolio Properties of $4,518,135 ($6.00 per sq. ft.) compared to the U/W tax amount of $2,586,376, which represents $1,931,759 of tax savings for the 2018/2019 tax year. Real estate taxes were underwritten using the 2018/2019 tentative assessed value and the 2017/2018 tax rate plus the relevant business improvement district tax for each of the DUMBO Heights Portfolio Properties less each respective properties’ respective ICAP abatement.

Environmental Matters. The Phase I environmental report dated March 26, 2018 recommended no further action at the DUMBO Heights Portfolio Properties.

The Market. The DUMBO Heights Portfolio Properties are located in the DUMBO neighborhood of Brooklyn, New York which is generally bound by the Brooklyn Bridge to the west, York Street to the south, the East River to the north and Bridge Street to the east. The DUMBO Heights Portfolio Properties, located just one block from Flatbush Avenue in Brooklyn, are accessible via subway, bus, train, ferry and also by car. Both the Manhattan and Brooklyn bridges, as well as the Brooklyn-Queens Expressway have ramps within three blocks, which offer direct vehicle access to the DUMBO neighborhood of Brooklyn. The DUMBO Heights Portfolio Properties are also located within a range of one to four blocks of the F (via the York Street Station), A and C (via the High Street – Brooklyn Bridge station), 2 and 3 ( via the Clark Street station) subway lines and approximately 0.5 miles from Brooklyn’s Pier 1 which provides access to the East River, South Brooklyn and Wall Street/Pier 11 ferry lines.

According to the appraisal, as of year-end 2017, the Brooklyn office market consisted of approximately 28.1 million sq. ft. of office space with a direct vacancy rate of 9.9% and an average asking rent of $52.60 and $44.77 PSF for Class A and Class B office space, respectively. As of the same period, the DUMBO office submarket consisted of approximately 3.3 million sq. ft. of office space with a direct vacancy rate of 16.6% and an average asking rent of $76.85 and $56.15 PSF for Class A and Class B office space, respectively. According to a third party report, as of year-end 2017, the population within a one-, three- and five-mile radius was 106,570, 1,079,965 and 2,690,007, respectively. Additionally, for the same period, the median household income within a one-, three- and five-mile radius was $128,903, $137,580 and $123,431, respectively. The table below shows the in place U/W gross rent compared to the appraisal’s concluded market gross rent on the occupied space at the DUMBO Heights Portfolio Properties.

Type of Space	Occupied NRA(1)	U/W Gross Rent PSF(1)	Concluded Market Rent PSF(2)
Retail	36,713	$41.38	$53.15
Office	672,521	$56.01	$59.36
Total / Wtd. Avg.	709,234	$55.25	$59.04
(1)	Based on the underwritten rent rolls dated August 9, 2018 for the 55 Prospect Street Property and August 1, 2018 for the 117 Adams Street, 77 Sands Street and 81 Prospect Street Properties.

(2)	Source: Appraisal.

According to the appraisal, Brooklyn is projected to have one of the fastest employment growth rates of any New York City borough over the next five years. The appraisal highlighted several demand drivers for continued growth in the Brooklyn office market, including but not limited to, the rising cost of office space in Manhattan, large scale redevelopment projects such as the Domino Sugar Factory, the Watchtower properties and Brooklyn Navy Yard will continue to reshape the office market, and the fact that the DUMBO Heights Portfolio Properties are situated within an area known as Brooklyn’s “Tech Triangle”. The “Tech Triangle” is an area identified by a local initiative that is currently being promoted to encourage Brooklyn’s evolution into a hub for technology companies. The plan, which is led

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 1 DUMBO Heights Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 28.1% 3.89x 16.6%

by the Downtown Brooklyn Partnership, aims to cultivate a connection between downtown Brooklyn and the growing technology company presence in the DUMBO neighborhood and Brooklyn Navy Yard.

In determining market rent for the DUMBO Heights Portfolio Properties, the appraiser identified the five comparable office properties located in the DUMBO neighborhood of Brooklyn listed in the table below.

Office Comparables(1)
Property Name	Office Area (NRA)	Class	Year Built/Renovated	Number of Stories	Occupancy	Direct Asking Rent Low to High (PSF)
DUMBO Heights Portfolio	753,074(2)	A	Various(3)/2017	9 - 12	94.2%(2)	$55.00 - $65.00(4)
Empire Stores – 55 Washington Street	443,011	A	1962/2017	6	98.4%	$75.00 - $85.00
58-78 Jay Street	320,000	B	1914	10	94.0%	$45.00 - $52.00
45 Main Street	475,000	A	1912/2000	12	94.0%	$45.00 - $55.00
25 Washington Street	50,457	B	1902/1999	7	100.0%	NAV
20 Jay Street	443,011	A	1962/2017	6	98.4%	$75.00 - $85.00
(1)	Source: Appraisal.

(2)	Based on the underwritten rent rolls dated August 9, 2018 for the 55 Prospect Street Property and August 1, 2018 for the 117 Adams Street, 77 Sands Street and 81 Prospect Street Properties.

(3)	The 55 Prospect Street Property was built in 1967, the 117 Adams Street Property was built in 1926, the 77 Sands Street Property was built in 1962 and the 81 Prospect Street Property was built in 1909.

(4)	Represents the range of concluded market office rent from the appraisal for the DUMBO Heights Portfolio Properties.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2016	T-12 6/30/2018	U/W	U/W (PSF)
Base Rent(2)	$23,433,002	$36,236,789	$38,854,476	$51.59
Reimbursements	0	167,539	330,922	$0.47
Rent Concessions(3)	(20,003,491)	(8,768,983)	0	$0.00
Gross Up Vacancy	0	0	2,520,993	$3.35
Gross Potential Rent	$3,429,511	$27,635,345	$41,706,391	$55.41
Other Income	662,386	998,674	990,784	$1.40
Less: Vacancy(4)	(71,390)	0	(2,520,993)	($3.35)
Effective Gross Income	$4,020,507	$28,634,019	$40,176,182	$53.35
Total Variable Expenses	5,844,716	6,923,096	7,525,112	$9.99
Total Fixed Expenses(5)	2,641,703	4,087,637	2,776,704	$3.69
Net Operating Income(6)	($4,465,912)	$17,623,285	$29,874,366	$39.67
Capital Expenditures	0	0	150,615	$0.20
TI/LC	0	0	1,000,000	$1.33
Net Cash Flow	($4,465,912)	$17,623,285	$28,723,752	$38.14
(1)	Historical cash flow information for 2017 was unavailable because the borrower sponsors obtained a loan in the second quarter of 2017 to recapitalize and buy out Invesco’s interest in the DUMBO Heights Portfolio Properties. 2015 financial information was not available due to the extensive renovation that began in 2014 at the DUMBO Heights Portfolio Properties.

(2)	U/W Base Rent is based on the underwritten rent roll dated August 9, 2018 for the 55 Prospect Street Property and August 1, 2018 for the 117 Adams Street, 77 Sands Street and 81 Prospect Street Properties and includes $382,025 of contractual rent steps through September 2019.

(3)	U/W Rent Concessions were not underwritten because all gap rent, free rent and landlord obligations were reserved for by the lender at origination.

(4)	U/W Vacancy represents the economic vacancy of 6.1%.

(5)	U/W real estate taxes of $2,586,376 were underwritten using the 2018/2019 tentative assessed value and the 2017/2018 tax rate plus the relevant business improvement district tax for each of the DUMBO Heights Portfolio Properties less each respective properties’ ICAP abatement. The appraisal concluded to unabated real estate taxes for the 2018/2019 tax year of $4,518,135.

(6)	The difference between T-12 6/30/2018 NOI and Underwritten NOI is primarily attributable to new leasing and the burn off of rent concessions associated with leasing up the DUMBO Heights Portfolio Properties post-renovation. All outstanding free rent, gap rent, and unfunded landlord obligations were reserved by the lender at origination.

Property Management.   The DUMBO Heights Portfolio Properties are managed by Watchtower Property Manager LLC, an affiliate of Seryl Kushner, one of the borrower sponsors.

Lockbox / Cash Management.     The DUMBO Heights Portfolio Whole Loan documents require a hard lockbox with in place cash management. The borrowers are required to deliver tenant direction letters to each existing tenant at the DUMBO Heights Portfolio Properties directing each of them to remit their rent checks directly to the clearing account. The borrowers are also required to deliver a tenant direction letter to each and every future commercial tenant. The borrowers are required to (or is required to cause the property manager to) deposit all revenue derived from the DUMBO Heights Portfolio Properties into the clearing account within two business

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 1 DUMBO Heights Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 28.1% 3.89x 16.6%

days of receipt. All funds deposited into the clearing account are required to be swept by the clearing bank on each business day into the deposit account and will, so long as no event of default exists under the DUMBO Heights Portfolio Whole Loan, be disbursed on each payment date to fund, among other things, reserves, debt service and, if (i) a mortgage or mezzanine loan event of default has occurred and is continuing, (ii) the debt service coverage ratio is (x) with respect to the period commencing on the origination date of the DUMBO Heights Portfolio Loan and ending on September 5, 2020, less than 1.05x (calculated based on the DUMBO Heights Portfolio Total Loan amount) and (y) with respect to the period commencing on September 6, 2020 and thereafter, less than 1.10x (calculated based on the DUMBO Heights Portfolio Total Loan amount) or (iii) a Specified Tenant Trigger Period (as defined below) (each of clauses (i), (ii) and (iii), a “Trigger Period”) to fund approved operating expenses. Any funds remaining in the deposit account after the foregoing disbursements will, if no Trigger Period exists and no event of default under the DUMBO Heights Portfolio Whole Loan documents exists, be paid to the borrower, and if a Trigger Period exists, be held as additional collateral for the DUMBO Heights Portfolio Whole Loan. A Trigger Period will end so long as no event of default under the DUMBO Heights Portfolio Loan and DUMBO Heights Portfolio Mezzanine Loan documents exists, the debt service coverage ratio is equal to or greater than the applicable debt service coverage ratio hurdle for one calendar quarter and a Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant Trigger Period” means a period commencing upon the first to occur of (i) a tenant accounting for 20.0% or more of the total rentable area (or any parent or affiliate of such tenant that guarantees the related lease) or a tenant accounting for 20.0% or more of the total rental income for the DUMBO Heights Portfolio Properties (a “Specified Tenant”) being in material monetary default or non-monetary default beyond applicable notice and cure periods, (ii) failing to be in actual, physical possession of its space or failing to be open for business, in each case, unless such tenant a long-term unsecured debt rating of at least “BBB-” from S&P and at least an equivalent rating from each rating agency that rates such tenant, (iii) if a Specified Tenant gives notice of its intent to terminate its lease for all or a portion of its space, the date that is twelve months prior to the effective date of such termination, (iv) any termination or cancellation of any Specified Tenant lease or any portion thereof and/or any Specified Tenant lease (or any portion thereof) failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of any Specified Tenant, and (vi) any Specified Tenant failing to extend or renew all or any portion of its lease by the related deadline.

Initial and Ongoing Reserves.    On the origination date of the DUMBO Heights Portfolio Whole Loan, the borrower funded a reserve of (i) $829,359 for real estate taxes, (ii) $35,650 for immediate repairs, (iii) $10,760,171 for unfunded obligations, (iv) $5,904,411 for free rent (which is inclusive of $363,136 of gap rent related to the Etsy must-take space) and (v) $350,860 for gap rent related to the Shadowbox tenant (ground floor retail space utilized as a boxing gym) at the 55 Prospect Street Property.

Tax Reserves. On each payment date, the borrowers are required to deposit reserves of 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be $207,340).

Insurance Reserves. At the lender’s option, insurance escrows are waived so long as the DUMBO Heights Portfolio Properties are covered by an acceptable blanket policy (which is currently maintained). If such conditions are no longer satisfied, on each payment date, the borrower will be required to fund an insurance reserve in a monthly amount equal to 1/12 of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage.

Replacement Reserves. On each payment date, the borrowers are required to deposit $9,413 into a replacement reserve for capital expenditures.

TI/LC Reserve. On each payment date, the borrowers are required to deposit $83,333 for tenant improvements and leasing commissions.

Current Mezzanine or Subordinate Indebtedness.  The DUMBO Heights Portfolio Subordinate B Notes, with an aggregate outstanding principal balance as of the Cut-off Date of $145.0 million, accrue interest at a fixed interest rate of 5.40000% per annum. The DUMBO Heights Portfolio Mezzanine A Loan, with an outstanding principal balance as of the Cut-off Date of $80.0 million, accrues interest at a fixed interest rate of 5.70000% per annum. The DUMBO Heights Portfolio Mezzanine B Loan, with an outstanding principal balance as of the Cut-off Date of $75.0 million, accrues interest at a fixed interest rate of 7.10000% per annum. The DUMBO Heights Portfolio Subordinate B Notes, the DUMBO Heights Portfolio Mezzanine A Loan and DUMBO Heights Portfolio Mezzanine B Loans each have a 60-month term and are interest only for the full term.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. At any time after the earlier to occur of (x) the third anniversary of the origination of the DUMBO Heights Portfolio Loan and (y) the second anniversary of the “startup day” of the REMIC Trust established in connection with the last securitization involving any portion or interest in the DUMBO Heights Portfolio Whole Loan, and provided that each of the DUMBO Heights Portfolio Mezzanine A Loan and the DUMBO Heights Portfolio Mezzanine B Loan are defeased, prepaid or repaid in accordance with the requirements of the related mezzanine loan agreements, the DUMBO Heights Portfolio borrowers are permitted to obtain the release of the (a) the 81 Prospect Street Property, (b) the 117 Adams Street Property or (c) both the 81 Prospect Street and 117 Adams Street Properties (the “DUMBO Heights Potential Release Properties”), provided that, among other things, (i) the DUMBO Heights Portfolio borrowers defease an amount equal to the greater of (x) 130.0% of the allocated loan amount for the DUMBO Heights Portfolio Potential Release Property being released and (y) 90.0% of the net sales proceeds applicable to the DUMBO Heights Portfolio Potential Release Property being released; (ii) after giving effect to the sale and the defeasance, (z) the debt yield on the remaining DUMBO Heights Portfolio Properties, with respect to a partial release of the 81 Prospect Street Property, is equal to or greater than

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various Brooklyn, NY 11201	Collateral Asset Summary – Loan No. 1 DUMBO Heights Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$80,000,000 28.1% 3.89x 16.6%

7.0%, with respect to a partial release of the 117 Adams Street Property, is equal to or greater than 7.25%, or with respect to a partial release of the 81 Prospect Street Property and the 117 Adams Street Property, is equal to or greater than 7.25%; (iii) such release is in compliance with REMIC-related requirements; (iv) no event of default has occurred and is continuing; and (v) the DUMBO Heights Portfolio borrowers deliver to the lender a rating agency confirmation. In connection with any partial defeasance, the release price will be allocated between the DUMBO Heights Portfolio Senior A Notes and the Dumbo Heights Portfolio Subordinate B Notes, on a pari passu and pro rata basis, based on outstanding principal balances (and then between the notes comprising the Dumbo Heights Portfolio Senior A Notes and between the notes comprising the Dumbo Heights Portfolio Subordinate B Notes, respectively, in each case on a pro rata, pari passu basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1120, 1140 & 1160 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Towers - Buildings E,F,G	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,400,000 40.2% 2.97x 12.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1120, 1140 & 1160 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Towers - Buildings E,F,G	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,400,000 40.2% 2.97x 12.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1120, 1140 & 1160 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Towers - Buildings E,F,G	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,400,000 40.2% 2.97x 12.6%

Mortgage Loan Information
Loan Seller(1):	GACC
Loan Purpose:	Refinance
Credit Assessment
(DBRS/Fitch/S&P)(8):	BBB(low)/BBB-sf
Borrower Sponsor:	Joseph K. Paul
Borrower:	MT3 EFG Real Estate LLC
Original Balance(2):	$50,400,000
Cut-off Date Balance(2):	$50,400,000
% by Initial UPB:	4.3%
Interest Rate:	4.13098592%
Payment Date:	6th of each month
First Payment Date:	November 6, 2018
Maturity Date:	October 6, 2028
Amortization:	Interest Only
Additional Debt(2)(3):	$233,600,000 Pari Passu Debt; $216,000,000 Mezzanine Debt
Call Protection(4):	L(24), YM1(1), DorYM1(88), O(7)
Lockbox / Cash Management(5):	Hard / In Place

Reserves(5)
	Initial	Monthly	Cap
Taxes:	$1,772,695	$253,242	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$11,277	NAP
TI/LC:	$23,914,655	$0	NAP
Free Rent:	$15,021,721	NAP	NAP
Lease Sweep:	$0	Springing	(5)
Debt Service:	$0	Springing	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Sunnyvale, CA
Year Built / Renovated:	2009 / 2011-2012
Total Sq. Ft.:	676,598
Property Management:	Paul Holdings, Inc. d/b/a Jay Paul Company
Underwritten NOI(6):	$35,856,109
Underwritten NCF:	$35,309,093
Appraised Value(7):	$705,800,000
Appraisal Date:	November 15, 2019

Historical NOI(6)
Most Recent NOI:	$25,168,813 (T-12 May 31, 2018)
2017 NOI:	$24,953,252 (December 31, 2017)
2016 NOI:	$24,977,236 (December 31, 2016)
2015 NOI:	$24,367,752 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	100.0% (November 6, 2018)
2017 Occupancy:	100.0% (December 31, 2017)
2016 Occupancy:	100.0% (December 31, 2016)
2015 Occupancy:	100.0% (December 31, 2015)

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV(7) Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$50,400,000
Pari Passu Notes	$233,600,000
Total Senior Notes	$284,000,000	$420 / $420	40.2% / 40.2%	3.01x / 2.97x	12.6% / 12.4%	12.6% / 12.4%
Mezzanine Loans	$216,000,000
Total Debt	$500,000,000	$739 / $739	70.8% / 70.8%	1.43x / 1.41x	7.2% / 7.1%	7.2% / 7.1%

(1)	The Moffett Towers – Buildings E,F,G Loan was co-originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”), Goldman Sachs Mortgage Company (“GSMC”) and Wells Fargo Bank, National Association (“WFBNA”).

(2)	The Original Balance and Cut-off Date Balance represent the non-controlling Note A-1-2, Note A-1-3 and Note A-4 of the $284.0 million Moffett Towers – Buildings E,F,G Whole Loan (as defined below). For additional information on the pari passu companion loans, see “The Loan” herein.

(3)	See “Current Mezzanine or Subordinate Indebtedness” herein.

(4)	The lockout period will be at least 24 payments beginning with and including the first payment date of November 6, 2018. The borrower is also permitted to prepay the Moffett Towers – Building E,F,G Whole Loan on or after the payment date in November 2020 with a payment of a yield maintenance premium. Defeasance of the full $284.0 million Moffett Towers – Building E,F,G Whole Loan is permitted after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu companion loan to be securitized and (ii) September 7, 2021. See “Partial Release” herein.

(5)	See “Initial and Ongoing Reserves” and “Lockbox/Cash Management” herein.

(6)	Underwritten NOI is higher than Most Recent NOI primarily due to new leases with the sole tenant, Amazon, to occupy certain space currently occupied by HP. The new leases make up 63.8% of annual rent and 58.2% of net rental area. See “Cash Flow Analysis” herein.

(7)	The Appraised Value reflects a “prospective market value upon stabilization” which assumes rent concessions and outstanding tenant improvement and leasing commissions (“TI/LC”) are deposited into the TI/LC and Free Rent Reserve accounts. At origination, the borrower deposited $23,914,655 into the TI/LC Reserve account and $15,021,721 into the Free Rent Reserve account. The Cut-off Date LTV and Balloon LTV are calculated based upon the Appraised Value of $705,800,000. The “As-is” appraised value is $646,700,000 as of July 30, 2018 equating to a Cut-off Date LTV and Balloon LTV of 43.9% and 43.9%, respectively, for the Moffett Towers – Buildings E,F,G Whole Loan balance of $284.0 million, and a Cut-off Date LTV and Balloon LTV of 77.3% and 77.3%, respectively, for the total debt balance of $500.0 million. In addition, the appraiser concluded a “hypothetical go dark” appraised value of $504,200,000 as of July 30, 2018, equating to a Cut-off Date LTV and Balloon LTV of 56.3% and 56.3%, respectively, for the Moffett Towers – Buildings E,F,G Whole Loan and a Cut-off Date LTV and Balloon LTV of 99.2% and 99.2%, respectively, for the total debt.

(8)	DBRS and Fitch have confirmed that the Moffett Towers – Building E,F,G Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation. S&P does not provide a credit assessment but confirmed that the Moffett Towers – Building E,F,G Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1120, 1140 & 1160 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Towers - Buildings E,F,G	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,400,000 40.2% 2.97x 12.6%

The Loan.    The Moffett Towers – Buildings E,F,G loan (the “Moffett Towers – Buildings E,F,G Loan”) is secured by the borrowers’ fee simple interest in a Class A office building leased to a wholly-owned subsidiary of Amazon.com, Inc. (“Amazon”) located in Sunnyvale, California (the “Moffett Towers – Buildings E,F,G Property”). The Moffett Towers – Buildings E,F,G Loan is evidenced by the non-controlling Note A-1-2, Note A-1-3 and Note A-4, with an aggregate Original Balance and Cut-off Date Balance of $50.4 million. The Moffett Towers – Buildings E,F,G Loan is part of a whole loan (the “Moffett Towers – Buildings E,F,G Whole Loan”) with an Original Principal and Cut-off Date Balance of $284.0 million, which is evidenced by 11 pari passu notes, each as described below. Only the Moffett Towers – Buildings E,F,G Loan will be contributed to the Benchmark 2018-B7 Trust. The A-1-1 and A-5 Notes were contributed to the DBGS 2018-C1 transaction. The remaining notes are currently held by the parties described in the “Total Debt Summary” chart below and have been or are expected to be contributed to one or more securitization trusts.

The relationship between the holders of the Moffett Towers – Buildings E,F,G Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Total Debt Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-2, A-1-3, A-4	$50,400,000	$50,400,000	Benchmark 2018-B7	No
A-1-1, A-5	$80,000,000	$80,000,000	DBGS 2018-C1	Yes
A-1-4, A-2-1, A-2-2, A-3	$96,800,000	$96,800,000	DBNY	No
A-6, A-7	$56,800,000	$56,800,000	Wells Fargo Bank, N.A.	No
Whole Loan	$284,000,000	$284,000,000
Mezzanine Loans	$216,000,000	$216,000,000	(1)	No
Total	$500,000,000	$500,000,000
(1)	The Mezzanine Loans are expected to be sold to third parties.

The Moffett Towers – Buildings E,F,G Whole Loan was co-originated on September 7, 2018 by DBNY, WFBNA and GSMC. The Moffett Towers – Buildings E,F,G Whole Loan has an aggregate Original Principal Balance and Cut-off Date Balance of $284.0 million and accrues interest at an interest rate of 4.13098592% per annum. The Moffett Towers – Buildings E,F,G Whole Loan proceeds of $284.0 million, in addition to two mezzanine loans with an aggregate Original Principal Balance of $216.0 million, were used to (i) refinance the existing debt in an amount of approximately $321.1 million, (ii) fund upfront reserves of approximately $40.7 million, (iii) pay closing costs of approximately $7.2 million and (iv) return equity of approximately $131.0 million.

Based on the “prospective market value upon stabilization” appraised value of $705.8 million as of November 15, 2019, which assumes all outstanding rent concessions, tenant improvement and leasing commissions (“TI/LC”) obligations have been deposited into a reserve account, the Cut-off Date LTV for the Moffett Towers – Buildings E,F,G Whole Loan is 40.2%. Based on the “As-Is” appraised value of $646.7 million as of July 30, 2018, the Cut-off Date LTV and the and Balloon LTV of the Moffett Towers – Buildings E,F,G Whole Loan is 43.9%. In addition, the appraiser concluded a “hypothetical go dark” appraised value of $504,200,000 as of July 30, 2018, equating to a Cut-off Date LTV and Balloon LTV equal to 56.3% for the Moffett Towers – Buildings E,F,G Whole Loan and 99.2% for the Moffett Towers – Buildings E,F,G total debt.

The most recent prior financing of the Moffett Towers – Buildings E,F,G Property was previously securitized in COMM 2015-CCRE7 and COMM 2015-CCRE8.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$284,000,000	56.8%	Loan Payoff	$321,129,945	64.2%
Mezzanine Loans	216,000,000	43.2	Reserves	40,709,071	8.1
			Closing Costs	7,185,260	1.4
			Return of Equity	130,975,724	26.2
Total Sources	$500,000,000	100.0%	Total Uses	$500,000,000	100.0%

The Borrower / Borrower Sponsor.    The borrower, MT3 EFG Real Estate LLC, is a single purpose Delaware limited liability company and structured to be a bankruptcy-remote entity with two independent directors in its organization structure. The borrower sponsor is Joseph K. Paul, founder of The Jay Paul Company, a privately held real estate firm based in San Francisco, California. Founded in 1975, The Jay Paul Company concentrates on the acquisition, development, and management of commercial properties throughout California. The Jay Paul Company has developed over 11.0 million sq. ft. of institutional quality space. The Jay Paul Company’s portfolio includes other properties in Moffett Park, including Moffett Gateway, Moffett Towers and Moffett Towers II, and Moffett Place. Paul Guarantor LLC, a Delaware limited liability company, is the guarantor of certain non-recourse carveouts under the Moffett Towers II – Buildings E,F,G Whole Loan. Paul Guarantor LLC is wholly owned by the Jay Paul Revocable Living Trust, of which Joseph K. (Jay) Paul is trustee and grantor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1120, 1140 & 1160 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Towers - Buildings E,F,G	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,400,000 40.2% 2.97x 12.6%

The Property.

Tenant Summary(1)
Tenant / Building	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent	Lease Expiration

Amazon / Building E	A+/Baa1/AA-	224,492	33.2%	$41.73	28.5%	2/28/2024
Amazon / Building F(4)(5)(6)	A+/Baa1/AA-	224,492	33.2%	$53.77	36.7%	6/30/2030
Amazon / Building G(6)(7)	A+/Baa1/AA-	227,614	33.6%	$50.19	34.8%	6/30/2030
Total / Wtd. Avg. Occupied		676,598	100.0%	$48.57	100.0%
Vacant		0	0%
Total		676,598	100.0%

(1)	Based on the underwritten rent roll dated as of November 6, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Excludes $4,389,651 ($6.49 PSF) of straight-lined rent that was underwritten. See “Cash Flow Analysis” below.

(4)	Hewlett-Packard (“HP”) occupies Building F until March 31, 2019. All of the TI/LC, free rent, and gap rent required under the executed Amazon lease for this space is held in a lender controlled reserve. Amazon is in a free rent period from May 2019 until October 2019 for Building F.

(5)	If the borrower fails to deliver Building F to Amazon in the required delivery condition on or before October 15, 2019 (as such date may be extended on a day-for day basis for tenant delays or up to four months and 15 days in the aggregate for force majeure delays), Amazon may terminate the lease for Building F, upon at least 30 days’ notice, only if the borrower does not deliver Building F to Amazon in the required delivery condition within such 30 days and then within 15 days of Amazon’s second written notice to terminate after the initial 30 days expires. In order to deliver Building F to Amazon in the required delivery condition, the borrower’s sole obligations are to ensure that Building F is free of tenants or occupants and any rights or claims of third parties under rights of first refusal, rights of first offer, or similar rights.

(6)	The free rent period for Building F (224,492 sq. ft.) extends through October 2019 and through April 2019 for suite G100 (25,778 sq. ft.). The free rent period for Building G extends through September 2023.

(7)	HP occupies the Building G lab (7,874 sq. ft.) until March 31, 2023. All of the TI/LC, free rent, and gap rent required under the executed Amazon lease for this space is held in a lender controlled reserve.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	1	224,492	33.2%	224,492	33.2%	$41.73	28.5%	28.5%
2025	0	0	0.0%	224,492	33.2%	$0.00	0.0%	28.5%
2026	0	0	0.0%	224,492	33.2%	$0.00	0.0%	28.5%
2027	0	0	0.0%	224,492	33.2%	$0.00	0.0%	28.5%
2028	0	0	0.0%	224,492	33.2%	$0.00	0.0%	28.5%
Thereafter	5	452,106	66.8%	676,598	100.0%	$51.96	71.5%	100.0%
Vacant	NAP	NAP	NAP			NAP	NAP
Total / Wtd. Avg.	6	676,598	100.0%			$48.57	100.0%
(1)	Based on the underwritten rent roll dated November 6, 2018.

(2)	If the borrower fails to deliver Building F to Amazon in the required delivery condition on or before October 15, 2019 (as such date may be extended on a day-for day basis for tenant delays or up to four months and 15 days in the aggregate for force majeure delays), Amazon may terminate the lease for Building F, upon at least 30 days’ notice, only if the borrower does not deliver Building F to Amazon in the required delivery condition within such 30 days and then within 15 days of Amazon’s second written notice to terminate after the initial 30 days expires. In order to deliver Building F to Amazon in the required delivery condition the borrower’s sole obligations are to ensure that Building F is free of tenants or occupants and any rights or claims of third parties under rights of first refusal, rights of first offer, or similar rights.

The Moffett Towers – Buildings E,F,G Property is comprised of three, eight-story, Class A office buildings totaling 676,598 sq. ft. in Sunnyvale, California. As of November 6, 2018, the Moffett Towers – Buildings E,F,G Property was 100.0% leased to a wholly-owned subsidiary of Amazon on a triple-net basis through June 2030 with respect to the 452,106 sq. ft., Buildings F and G, and February 2024 with respect to the 224,492 sq. ft., Building E, with two, seven-year extension options. Amazon serves as guarantor of the lease and, as of the origination date, has taken possession of the Moffett Towers – Buildings E,F,G Property other than the space HP currently occupies and commenced the build out of its space. Outstanding rent concessions and tenant improvement allowances related to the Amazon lease were deposited into escrows by the borrower on the origination date. See “Initial and Ongoing Reserves” herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1120, 1140 & 1160 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Towers - Buildings E,F,G	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,400,000 40.2% 2.97x 12.6%

The Moffett Towers – Buildings E,F,G Property was built in 2009 and in 2011, HP executed leases to occupy 100.0% of Building F (224,492 sq. ft.) and six floors of Building G (169,284 sq. ft.) through March 31, 2023. In March 2013, Amazon executed a lease to occupy building E (224,492 sq. ft.) through February 2024. In January 2014, Amazon signed a lease for the remaining two floors (58,330 sq. ft.) of Building G through March 31, 2023. In May 2018, the borrower sponsor restructured the Amazon and HP leases so that Amazon could take over all of HP’s space, allowing the Property to be 100% occupied by Amazon going forward. As part of the restructuring, Amazon extended their lease on Building G through June 15, 2030. HP is required to fully vacate Building F (1140 Enterprise) no later than March 31, 2019. HP moved out of Building G (1160 Enterprise) in several stages to allow Amazon’s A2Z Development Center to take occupancy. HP vacated floors 1, 5, 6, 7 and 8 and the entire 2nd floor of Building G, except for the approximately 7,874 sq. ft. consisting of a laboratory (totaling 135,632 sq. ft.). HP is required to vacate the 2nd floor lab space (7,874 sq. ft.) of Building G no later than March 21, 2023.

HP occupies Building F until March 31, 2019. If the borrower fails to deliver Building F to Amazon in the required delivery condition on or before October 15, 2019 (as such date may be extended on a day-for day basis for tenant delays or up to four months and 15 days in the aggregate for force majeure delays), Amazon may terminate the lease for Building F, upon at least 30 days’ notice, only if the borrower does not deliver Building F to Amazon in the required delivery condition within such 30 days and then within 15 days of Amazon’s second written notice to terminate after the initial 30 days expires. In order to deliver Building F to Amazon in the required delivery condition the borrower’s sole obligations are to ensure that Building F is free of tenants or occupants and any rights or claims of third parties under rights of first refusal, rights of first offer, or similar rights. HP occupies the Building G lab (7,874 sq. ft.) until March 31, 2023. The free rent period for Building F (224,492 sq. ft.) extends through October 2019 and through April 2019 for suite G100 (25,778 sq. ft.). The free rent period for Building G extends through September 2023. All of the TI/LC, free rent, and gap rent required under the executed Amazon lease is held in a lender controlled reserve. Amazon is in occupancy of building E, and has commenced its build out of Building G.

The Moffett Towers – Buildings E,F,G Property is a portion of a development known as Moffett Towers. Moffett Towers comprises Buildings A through G, consisting of seven, eight-story, CBD, class “A” office buildings collectively containing 1,985,577 sq. ft. of net rentable area. The Moffett Towers – Buildings E,F,G Property collectively contains three, eight-story, CBD, class “A” office buildings totaling 676,598 sq. ft. of net rentable area, has rights to the use of a four-level parking structure and a five-level parking structure (as described below) and is the majority portion of Moffett Towers Phase 2. The entire Moffett Towers Phase 2 development includes an additional, eight-story building containing 357,481 sq. ft. of net rentable area that was completed in 2014. This building is known as Building D (1100 Enterprise Way) and is not part of the collateral. Also part of Moffett Towers is a one-story amenities building improved as café and fitness center containing 48,207 sq. ft., which is shared between all seven buildings.

The Moffett Towers – Buildings E,F,G Property features access to the fitness/amenities building and the two parking structures (the “Common Area Spaces”). To govern access to the Common Area Spaces, the borrower is subject to two separate declaration of covenants, conditions, restrictions, easements and charges agreements one governing the fitness/amenities building and the parcel on which it sits (the “Moffett Towers Amenities CCR”), made by and among Moffett Towers Lot 3 LLC, an affiliate of the borrower sponsor and the owner of the non-collateral buildings at the four-building Moffett Towers E,F,G office campus (the “Moffett Towers E,F,G Campus”), MT SPE, LLC, an affiliate of the borrower sponsor and the owner of three non-collateral buildings at a nearby office campus that also has access to the fitness/amenities building, the borrower and Moffett Towers Building H & Amenities Parcel Association LLC (the “Amenities Association”) and one governing the parking and the parcel on which the Moffett Towers E,F,G Campus sits (the “Moffett Towers Lot 3 CCR”), made by and between Moffett Towers Lot 3 LLC and MT Lot 3 Common Areas Association LLC (the “Lot 3 Association”). The Moffett Towers Amenities CCR grants the borrower non-exclusive easement rights to the fitness/amenities building and the parcel on which the building sits. Ownership of the fitness/amenities building is held by the Amenities Association, whose membership is comprised of the borrower, Moffett Towers Lot 3 LLC and MT SPE, LLC. The Moffett Towers Lot 3 CCR grants the borrower non-exclusive easement rights to the parking structures and the parcel on which the Moffett Towers E,F,G Campus sits. Ownership of the parking structures and the parcel on which the Moffett Towers E,F,G Campus sits is held by the Lot 3 Association, whose membership is comprised of the borrower and Moffett Towers Lot 3 LLC. The Amenities Association and the Lot 3 Association are obligated to maintain insurance coverage over their respective Common Area Spaces and are also responsible for maintenance of their respective Common Area Spaces, subject to the terms of the Amazon leases. The Moffett Towers Amenities CCR delineates shares of the voting interest in the Amenities Association, with each building that is part of the Amenities Association entitled to a proportionate share of the voting interest. There are seven buildings, with borrower having three votes, and six of the seven votes are needed to make substantial changes to, expand, change the façade of or replace/reconstruct the fitness/amenities building. The Moffett Towers Lot 3 CCR delineates shares of the voting interest in the Lot 3 Association, with each building that is part of the Lot 3 Association entitled to a proportionate share of the voting interest. There are four buildings, with borrower having 3 votes.

Sole Tenant. Amazon (NASDAQ: AMZN) is an American e-commerce company headquartered in Seattle, Washington. Founded in 1994, Amazon is now one of the largest online retailers in the world selling a wide range of products, services and entertainment to consumers. Amazon has reported that net sales have increased by 43% to $51.0 billion in the first quarter of 2018 compared to $35.7 billion in the first quarter 2017. Amazon employed 563,100 full time employees as of the first quarter of 2018, up 60% from the first quarter of 2017.

The Moffett Towers – Buildings E,F,G Property is expected to house Amazon’s A2Z Development Center, Inc., a subsidiary that provides business and idea development support solutions. A2Z Development Center, Inc. houses Amazon’s Lab126 outlet. Lab126

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1120, 1140 & 1160 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Towers - Buildings E,F,G	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,400,000 40.2% 2.97x 12.6%

began in 2004, originally creating the Kindle family of products and has since produced numerous devices such as Amazon’s Fire tablets, Fire TV and Amazon Echo.

Environmental Matters. The Phase I environmental report dated August 8, 2018 identified a recognized environmental condition relating to the Moffett Towers - Buildings E,F,G Property being located on a portion of the site of a former Lockheed Martin facility, known as the Lockheed Martin Sunnyvale Plant One Facility, which site has active regulatory status and ongoing remediation. The Phase I Environmental Report recommended no further investigation of the Moffett Towers - Buildings E,F,G Property.

The Market. The Moffett Towers – Buildings E,F,G Property is located in Moffett Park, in the northern portion of the Sunnyvale submarket within Silicon Valley. Moffett Park is a 519-acre area comprised of recently developed office spaces and research and development buildings. Notable high technology firms currently in Moffett Park include Google Inc., Hewlett-Packard, Juniper Networks, Lab126 (an Amazon subsidiary), Lockheed-Martin, Microsoft, Motorola, NetApp and Rambus. The Moffett Towers – Buildings E,F,G Property is just north of State Highway 237, which forms the southern border of the Moffett Park area and provides access from Interstate 680 and Interstate 280 to the northeast and U.S. Highway 101 in Sunnyvale to the southwest. U.S. Highway 101 runs northward through San Francisco and southward through San Jose, terminating in the city of Los Angeles. The Santa Clara County Transit System provides bus service county-wide with stops near the Moffett Towers - Buildings E,F,G Property. In addition, a Santa Clara Light Rail System station is located directly across the street from the Moffett Towers - Buildings E,F,G Property and services the surrounding residential communities.

According to the appraisal, overall vacancy in the Silicon Valley market and the Sunnyvale submarket was 9.8% and 3.5%, respectively, as of the first quarter of 2018. According to the appraisal, as of the first quarter of 2018, new supply under construction in Silicon Valley stood at approximately 3.2 million sq. ft., which consisted of approximately 0.7 million sq. ft. of build-to-suit construction and 2.6 million sq. ft. of speculative space. As of first quarter of 2018, the total office annual average asking rent for the Sunnyvale submarket was $69.36 PSF, which is above the Silicon Valley total office annual average asking rent of $55.20 PSF. Within the Sunnyvale submarket, the annual average asking rent for Class A office properties is $81.36 PSF (fully-serviced).

Comparable Office Leases(1)
Property Name / Location	Year Built	Stories	Tenant Name	Tenant Leased Space	Lease Date	Lease Term (years)	Base Rent PSF
Moffett Towers - Buildings E,F,G Property Sunnyvale, CA	2009	8	Amazon(2)	676,598(2)	Various(2)(3)	11.7(2)	$48.57(2)
Moffett Towers II Phase 3 Sunnyvale, CA	2018	8	Facebook	1,051,989	Apr-18	15.0	$52.20
Moffett Towers II Phase 2 Sunnyvale, CA	2010	8	Amazon	362,563	Jun-18	10.0	$49.44
Bay Meadows Station 2 San Mateo, CA	2018	4	Guidewire	189,000	Jan-18	10.4	$60.60
Santa Clara Square Ph. II Bldg. 5 Santa Clara, CA	2016	6	Regus	220,156	Apr-18	12.0	$46.80
Menlo Gateway Menlo Park, CA	2018	8	Facebook	205,222	Aug-17	15.0	$72.00
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated November 6, 2018.

(3)	224,492 sq. ft. of Amazon’s space expires in February 2024, and 452,106 sq. ft. of Amazon’s space expires in June 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1120, 1140 & 1160 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Towers - Buildings E,F,G	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,400,000 40.2% 2.97x 12.6%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2015	2016	2017	T-12 5/31/2018(2)	U/W(2)	U/W PSF
Base Rent	$24,343,757	24,880,050	$24,897,611	$24,995,672	$32,862,043	$48.57
Credit Tenant Rent Step Credit(3)	0	0	0	0	4,389,651	$6.49
Gross Potential Rent	$24,343,757	24,880,050	$24,897,611	$24,995,672	$37,251,694	$55.06
Total Recoveries	7,282,052	7,258,304	7,681,625	7,822,621	8,747,514	$12.93
Amenity Building Rent	0	0	0	0	904,393	$1.34
Less: Vacancy(4)	0	0	0	0	(2,299,960)	($3.40)
Effective Gross Income	$31,625,808	$32,138,354	$32,579,236	$32,818,293	$44,603,641	$65.92
Total Operating Expenses	7,258,056	7,161,119	7,625,984	7,649,481	8,747,532	$12.93
Net Operating Income	$24,367,752	$24,977,236	$24,953,252	$25,168,813	$35,856,109	$52.99
TI/LC(5)	0	0	0	0	411,696	$0.61
Capital Expenditures	0	0	0	0	135,320	$0.20
Net Cash Flow	$24,367,752	$24,977,236	$24,953,252	$25,168,813	$35,309,093	$52.19
(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	U/W Net Operating Income is higher than T-12 5/31/2018 Net Operating Income primarily driven by new leases commencing in 2018 and beyond with the sole tenant, Amazon, to occupy the space currently occupied by HP. The new leases make up 63.8% of annual rent and 58.2% of net rental area.

(3)	Represents straight-lined rent through the maturity date of the Moffett Towers – Buildings E,F,G Whole Loan.

(4)	The U/W Vacancy is 5.0%. The Moffett Towers - Buildings E,F,G Property is 100.0% leased as of November 6, 2018.

(5)	U/W TI/LC is inclusive of a credit of $1,184,047, equal to 1/20th of the Lease Sweep and Debt Service Reserve Cap (as defined below). This credit is netted out of the above TI/LC total.

Property Management.  The Moffett Towers – Buildings E,F,G Property is managed by Paul Holdings, Inc. d/b/a Jay Paul Company, the borrower sponsor.

Lockbox / Cash Management.  The Moffett Towers – Buildings E,F,G Whole Loan is structured with a hard lockbox and in-place cash management. The borrower was required at origination to deliver letters to all tenants at the Moffett Towers - Buildings E,F,G Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the borrower or the manager are required to be deposited in the lockbox account within one business day following receipt. Funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account. Provided no Trigger Period (as defined below) exists, the cash management account will permit automatic transfer of deposits into borrower’s operating account following payment of all monthly amounts due under the loan documents (including, without limitation, taxes and insurance, debt service and required reserves) and approved property operating expenses. Once a Trigger Period occurs, automatic transfers into the borrower’s operating account will cease and any excess funds are required to be held by the lender as additional collateral for the loan (provided that upon the occurrence of an event of default under the loan documents, such sums may be applied to amounts owed under the loan documents in such amounts, order and manner as the lender will elect in its sole discretion).

A “Trigger Period” will occur upon (a) an event of default under the Moffett Towers – Buildings E,F,G Whole Loan or the mezzanine loan, (b) the occurrence of a Low Debt Service Period (as defined herein) or (c) the commencement of a Lease Sweep Period.

A “Low Debt Service Period” will occur in the event that, as of the end of any calendar quarter (a) a Lease Sweep Tenant Party’s (as defined below) credit rating by Fitch, Moody’s or S&P is less than “BBB-”, “Baa3” or “BBB-”, respectively, and (b) the debt service coverage ratio is less than 2.90x or the combined debt service coverage ratio is less than 1.35x and (ii) will end on the earlier to occur of (x) the date a debt service coverage ratio of at least 2.90x and a combined debt service coverage ratio of at least 1.35x is achieved for at least two consecutive calculation dates, as determined by lender and (y) funds on deposit in the cash collateral account equal the low debt service reserve cap, which equals $33,829,900 ($50.00 PSF).

A “Lease Sweep Period” will commence upon the earliest to occur of (a) with respect to (x) the Amazon lease (Building E), Amazon fails to renew or extend such lease on or prior to August 6, 2023 or (y) with respect to the Amazon leases (Building F and G and Building E to the extent previously renewed) Amazon fails to renew or extend such lease on or prior to July 6, 2027; (b) the date on which, with respect to any Lease Sweep Lease (as defined below), (i) a Lease Sweep Tenant Party cancels or terminates its Lease Sweep Lease with respect to all or a Material Termination Portion (as defined below) of the Lease Sweep Space (as defined below) subject to such Lease Sweep Lease prior to the then current expiration date under such Lease Sweep Lease, or (ii) a Lease Sweep Tenant Party delivers to the Moffett Towers – Buildings E,F,G borrower notice that it is canceling or terminating its Lease Sweep Lease with respect to all or a Material Termination Portion of the Lease Sweep Space subject to such Lease Sweep Lease (the affected space being the “Terminated Space”); provided, however, that no Lease Sweep Period will commence pursuant to this clause (b) if, in connection with such termination or cancellation (or delivery of notice of termination or cancellation), the Moffett Towers – Buildings E,F,G borrower simultaneously enters into a replacement lease with an entity or a wholly-owned subsidiary of an entity rated “BBB-” or equivalent by at least two of Fitch, Moody’s and S&P (an “Investment Grade Entity”) covering the Terminated Space, provided that such replacement lease is a qualified lease and the occupancy conditions, as specified in the Moffett Towers – Buildings E,F,G Whole Loan documents, are satisfied with respect to such replacement lease on or prior to the date of such termination or cancellation (or delivery of notice of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1120, 1140 & 1160 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Towers - Buildings E,F,G	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,400,000 40.2% 2.97x 12.6%

termination or cancellation); (c) the date on which, with respect to any Lease Sweep Lease, a Lease Sweep Tenant Party ceases operating its business (i.e., “goes dark”) at 20.0% or more of its Lease Sweep Space on a rentable sq. ft. basis (a “Dark Period Event” and the affected space, the “Dark Space”), provided, however, that if the Lease Sweep Tenant Party either (x) is an Investment Grade Entity or (y) has subleased the Dark Space portion of its premises to an Investment Grade Entity who has accepted delivery thereof (i.e., the lease has commenced) and is paying unabated rent at a contract rate no less than the contract rate required under the Lease Sweep Lease, such Lease Sweep Tenant Party will not be deemed to have “gone dark” for purposes of this clause (c) and no Lease Sweep Period will commence pursuant to this clause (c); (d) upon a default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period; (e) upon a Lease Sweep Tenant Party being subject to an insolvency proceeding or (f) the date on which neither the Amazon-subsidiary tenant nor Amazon is an Investment Grade Entity (an “Amazon Downgrade Event”).

A Lease Sweep Period will end upon the earliest to occur of (a) with respect to clause (a) or (b) above, the date on which, with respect to each Lease Sweep Space (1) in the case of clause (a), the Lease Sweep Tenant Parties have exercised a renewal or an extension right under their respective Lease Sweep Lease, provided that the Lease Sweep Lease in question is a qualified lease and the occupancy conditions, as specified in the Moffett Towers - Buildings E,F,G Whole Loan documents, are satisfied, (2) in the case of clause (a) or (b) above, one or more replacement tenants acceptable to the lender (in its sole but good faith discretion) execute and deliver replacement lease(s) covering the Requisite Lease Sweep Space (as defined below), provided that such replacement lease(s) are qualified leases and the occupancy conditions, as specified in the Moffett Towers – Buildings E,F,G Whole Loan documents, are satisfied or (3) a combination of lease renewals or extensions (as described in subclause (1) of this clause (a)) and replacement lease(s) (as described in subclause (2) of this clause (a)) occurs; (b) with respect to clauses (c) and (f) above, the date on which either (1) one or more replacement tenants acceptable to the lender (in its sole but good faith discretion) execute and deliver replacement lease(s) covering the Requisite Lease Sweep Space, provided that such replacement tenant(s) and lease(s) are qualified leases and the occupancy conditions, as specified in the Moffett Towers – Buildings E,F,G Whole Loan documents, are satisfied or (2) for a Dark Period Event or an Amazon Downgrade Event, the Amazon-subsidiary tenant or Amazon is restored as an Investment Grade Entity or the entirety of the Lease Sweep Space has been sublet to an Investment Grade Entity who has accepted delivery thereof (i.e., the lease has commenced) and is paying unabated rent at a contract rate no less than the contract rate required under the Lease Sweep Lease; (c) with respect to clause (d) above, the date on which the event of default has been cured and no other event of default under such Lease Sweep Lease occurs for a period of three consecutive months following such cure; (d) with respect to clause (e) above, the Lease Sweep Tenant Party insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender; and (e) with respect to clauses (a), (b), (c), (d) and (f) above, the date on which the aggregate amount of funds transferred into the lease sweep reserve account over the course of the Lease Sweep Period and the debt service reserve account equals the applicable Lease Sweep And Debt Service Reserve Cap (as defined below) and if a Lease Sweep Period is continuing due to the occurrence of more than one Lease Sweep Period, the aggregate amount of funds required to be transferred over the course of the Lease Sweep Period will be equal to the amount of the largest Lease Sweep and Debt Service Reserve Cap applicable to all then-continuing Lease Sweep Periods, such that each Lease Sweep Period must be treated as concurrent and not duplicative or independent of another.

A “Lease Sweep Lease” is each Amazon lease or any replacement lease or leases which cover at least the Requisite Lease Sweep Space.

A “Lease Sweep and Debt Service Reserve Cap” means (i) with respect to a Lease Sweep Period continuing solely pursuant to clause (a) and/or (d) above, $23,680,930 ($35.00 PSF), (ii) with respect to a Lease Sweep Period continuing solely pursuant to clause (b) above, $35.00 PSF of the Terminated Space, (iii) with respect to a Lease Sweep Period continuing pursuant to clause (c) above, whether or not a Lease Sweep Period pursuant to clauses (a), (b) and/or (d) above is concurrently continuing, $50.00 PSF of Dark Space or (iv) with respect to clause (f) above, whether or not a Lease Sweep Period pursuant to clauses (a), (b), (c) and/or (d) above is concurrently continuing, $33,829,900 ($50.00 PSF).

A “Lease Sweep Reserve Threshold” means (i) with respect to a Lease Sweep Period continuing solely pursuant to clauses (a), (d) and/or (f) of the definition of “Lease Sweep Period” above, $20,297,940 ($30.00 PSF leased under the Lease Sweep Lease as of the loan origination date) or (ii) with respect to a Lease Sweep Period continuing solely pursuant to clause (b) and/or (c) above, $30.00 PSF of the Dark Space and/or Terminated Space.

A “Lease Sweep Space” means the space demised under a Lease Sweep Lease.

A “Lease Sweep Tenant Party” is a tenant under a Lease Sweep Lease or its direct or indirect parent company (if any).

A “Material Termination Portion” is, with respect to any space under a Lease Sweep Lease, if the tenant under a Lease Sweep Lease cancels or terminates its Lease Sweep Lease with respect to at least 60,000 sq. ft. of space (or, if a full floor of space is less than 60,000 SF, a full floor of space) but less than the entirety of the space under such Lease Sweep Lease, the portion of space under the Lease Sweep Lease affected by such cancellation or termination.

“Required Minimum Monthly Lease Sweep Deposit Amount” will mean, on each monthly payment date during the continuance of a Lease Sweep Period, (i) if such Lease Sweep Period was triggered by clause (a)(x) of the definition of Lease Sweep Period (i.e. a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1120, 1140 & 1160 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Towers - Buildings E,F,G	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,400,000 40.2% 2.97x 12.6%

failure of Amazon to give notice of intent to renew the Building E lease by August 6, 2023), an amount equal to $1,122,460 and (ii) if such Lease Sweep Period was triggered by any lease sweep trigger other than clause (a)(x) of the definition of Lease Sweep Period, $1,821,610.

“Requisite Lease Sweep Space” means at least 75% of the rentable sq. ft. demised under the Amazon lease as of September 7, 2018.

Initial and Ongoing Reserves.

Tax Reserve. At loan origination, the borrower deposited $1,772,695 into a real estate tax reserve account. On a monthly basis, the borrower is required to deposit an amount equal to 1/12 of the estimated annual real estate taxes, which currently equate to $253,242, into a tax reserve.

Insurance Reserve. Insurance escrows are waived so long as the Moffett Towers – Buildings E,F,G Property is covered by an acceptable blanket policy (which is currently maintained). If such condition is no longer satisfied, on each monthly payment date, the borrower will be required to fund an insurance reserve equal to 1/12 of the amount that the lender estimates will be necessary to pay the annual insurance premiums.

Replacement Reserve. On a monthly basis, the borrower is required to escrow an amount equal to approximately $11,277 into a capital expenditure reserve.

Rollover Reserve. At loan origination, the borrower deposited $23,914,655 for outstanding tenant improvements relating to the Amazon space, payable between October 2018 and May 2019.

Free Rent Reserve. At loan origination, the borrower deposited $15,021,721 for outstanding rent concessions due under the Amazon lease. This reserve is inclusive of both free rent and gap rent. The rent concession reserve will be drawn down from October 2018 to September 2023.

Debt Service Reserve. If, during a Lease Sweep Period, the aggregate lease sweep funds transferred into the lease sweep account during the Lease Sweep Period in question equals the Lease Sweep Reserve Threshold, then on each monthly payment date during such Lease Sweep Period, all Required Minimum Monthly Lease Sweep Deposit Amounts (as defined below) and available cash (or such Required Minimum Monthly Lease Sweep Deposit Amounts or other amounts required to be deposited will be deposited into the Debt Service Reserve account.

Lease Sweep Reserve. On each monthly payment date during the continuance of a Lease Sweep Period, but only until the aggregate lease sweep funds transferred in the lease sweep account during the lease sweep in question (inclusive of the initial lease termination payment application made into the lease sweep account with respect to such Lease Sweep Period) equals the Lease Sweep Reserve Threshold, borrower will pay to lender, (i), the Required Minimum Monthly Lease Sweep Deposit Amount and (ii) available cash.

Current Mezzanine or Subordinate Indebtedness. Concurrent with the Moffett Towers – Buildings E,F,G Whole Loan, Deutsche Bank AG, New York Branch, Wells Fargo Bank, National Association and Goldman Sachs Mortgage Company funded a $150,000,000 Mezzanine A loan (the “Moffett Towers – Buildings E,F,G Mezzanine A Loan”) to MT Lot 3 EFG LLC (the “Moffett Towers – Buildings E,F,G Mezzanine A Borrower”), and a $66,000,000 Mezzanine B loan (“Moffett Towers – Buildings E,F,G Mezzanine B Loan”, and together with the Moffett Towers – Building E,F,G Mezzanine A Loan, the “Moffett Towers – Buildings E,F,G Mezzanine Loan”) to MT Lot 3 EFG Mezzanine LLC (the “Moffett Towers - Buildings E,F,G Mezzanine B Borrower”) both Delaware limited liability companies. The Moffett Towers – Buildings E,F,G Mezzanine A Loan accrues interest at a rate of 5.67000% per annum and requires interest-only payments through the maturity date of October 6, 2028. The Moffett Towers – Buildings E,F,G Mezzanine B Loan accrues interest at a rate of 6.80000% per annum and requires interest-only payments through the maturity date of October 6, 2028. The Mezzanine A Loan and the Mezzanine B Loan are expected to be sold to third parties. The rights of the lender of the Moffett Towers - Buildings E,F,G Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. On any business day after the prepayment lockout expiration date, the borrower may obtain the release of a release parcel (each a “Release Parcel”) comprised of either one or two of the three individual buildings comprising the Moffett Towers – Buildings E,F,G Property from that portion of the lien of the mortgage encumbering such Release Parcel thereon upon a bona fide third-party sale or conveyance to any affiliate in connection with a refinance of such parcel(s) by an institutional lender not affiliated with the borrower, any mezzanine borrower, or the non-recourse carveout guarantor, provided that each of the following conditions are satisfied: (a) the borrower makes a prepayment of principal in an amount equal to the applicable Release Amount (as defined below), and, if such release is prior to the open period, pays to the lender a prepayment fee equal to the greater of 1.00% or a yield maintenance premium on the principal being prepaid, and pays all accrued and unpaid interest on the principal being prepaid (including, if such prepayment is not made on a payment date, interest accrued to the next payment date); (b) after giving effect to such release and prepayment, the debt service coverage ratio for the remaining portion of the Moffett Towers – Buildings E,F,G Property (the “Remaining Property”) is no less than the greater of (i)(x) the Moffett Towers – Buildings E,F,G Whole Loan debt service coverage ratio immediately preceding such sale

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1120, 1140 & 1160 Enterprise Way Sunnyvale, CA 94089	Collateral Asset Summary – Loan No. 2 Moffett Towers - Buildings E,F,G	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,400,000 40.2% 2.97x 12.6%

and (y) the combined Moffett Towers – Buildings E,F,G Whole Loan and Moffett Towers – Buildings E,F,G mezzanine debt service coverage ratio immediately preceding such sale and (ii)(x) 3.14x, which is the Moffett Towers – Buildings E,F,G Whole Loan debt service coverage ratio as of the loan origination date and (y) 1.49x, which is the combined Moffett Towers – Buildings E,F,G Whole Loan and Moffett Towers – Buildings E,F,G mezzanine debt service coverage ratio as of the loan origination date; (c) after giving effect to such release and prepayment, the loan-to-value ratio for the Remaining Property is no more than the lesser of (i) the combined loan-to-value ratio of the Moffett Towers – Buildings E,F,G Whole Loan and the Moffett Towers – Buildings E,F,G mezzanine debt immediately preceding such sale and (ii) 70.8%, which is the combined loan-to-value ratio as of the loan origination date; (d) the Release Parcel being released is legally subdivided and a separate tax parcel from the Remaining Property, and the release does not materially and adversely affect the use or operation of, or access to, the Remaining Property, or cause any portion of the Remaining Property to violate legal requirements or violate the terms of the Amazon lease or any other document relating to the Remaining Property; (e) if there are shared facilities, access, infrastructure and parking and no such easement already exists (or such easement exists but it does not provide for continued use of such shared facilities, access, infrastructure or parking for a period of no less than 75 years from the date of such release) borrower will enter into a reciprocal easement agreement pursuant to which the borrower will receive and grant such easements as are reasonably required for the continued use and operation of the Remaining Property in substantially the same manner and with the benefit of substantially the same rights as exist as of the date hereof for a period of no less than 75 years from the date of such easement or amendment and (f) release conditions under the Moffett Towers - Buildings E,F,G Mezzanine Loan are satisfied.

“Release Amount” means with respect to each release parcel, the greater of (i) lender’s proportionate share (based on the ratio of the outstanding principal balance of the Moffett Towers – Buildings E,F,G Whole Loan to the combined outstanding principal balance of the Moffett Towers - Buildings E,F,G Whole Loan and Moffett Towers – Buildings E,F,G mezzanine debt) of 100% of the net sales proceeds with respect to such Release Parcel and (ii) 125% of the Allocated Loan Amount (as defined below) for such Release Parcel.

The Whole Loan “Allocated Loan Amount” with respect to each Release Parcel is set forth below:

Building	Address	Moffett Towers – Buildings E,F,G Whole Loan Allocated Loan Amount
E	1120 Enterprise Way	$77,077,600
F	1140 Enterprise Way	$103,716,800
G	1160 Enterprise Way	$103,205,600

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 3 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 40.8% 2.58x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 3 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 40.8% 2.58x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 3 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 40.8% 2.58x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 3 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 40.8% 2.58x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 3 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 40.8% 2.58x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 3 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 40.8% 2.58x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 3 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 40.8% 2.58x 11.0%

Mortgage Loan Information
Loan Seller(1):	JPMCB
Loan Purpose:	Refinance
Credit Assessment
(DBRS/Fitch/S&P)(7):	BBB(high)/Asf
Borrower Sponsors:	Simon Property Group, L.P.; Jacquelyn Soffer; Jeffrey Soffer
Borrower:	Aventura Mall Venture
Original Balance(2):	$50,000,000
Cut-off Date Balance(2):	$50,000,000
% by Initial UPB:	4.3%
Interest Rate:	4.12125%
Payment Date:	1st of each month
First Payment Date:	August 1, 2018
Maturity Date:	July 1, 2028
Amortization:	Interest Only
Additional Debt(2):	$1,356,700,000 Pari Passu Debt; $343,300,000 B-Notes
Call Protection(3):	L(28), D(85), O(7)
Lockbox / Cash Management:	Hard; Master Lease Rents (Soft Springing Hard) / Springing

Reserves(4)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	$487,003
TI/LC:	$0	Springing	$6,087,540
Bridge Rent & Reimbursements:	$6,776,765	NAP	NAP
Outstanding Tenant Obligations:	$19,392,145	NAP	NAP

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Super Regional Mall
Collateral:	Fee Simple
Location:	Aventura, FL
Year Built / Renovated:	1983 / 1997, 1998, 2006 - 2008, 2017
Total Sq. Ft.:	1,217,508
Property Management:	TB All Fees Operating LP
Underwritten NOI(5):	$154,858,979
Underwritten NCF(5):	$151,571,708
Appraised Value:	$3,450,000,000
Appraisal Date:	April 16, 2018

Historical NOI
Most Recent NOI:	$118,291,397 (T-12 March 31, 2018)
2017 NOI:	$115,240,562 (December 31, 2017)
2016 NOI:	$110,653,403 (December 31, 2016)
2015 NOI:	$109,025,339 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy(6):	92.8% (February 14, 2018)
2017 Occupancy:	99.1% (December 31, 2017)
2016 Occupancy:	99.1% (December 31, 2016)
2015 Occupancy:	99.2% (December 31, 2015)

Financial Information(2)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$50,000,000
Pari Passu Notes	$1,356,700,000
Total Senior Notes	$1,406,700,000	$1,155 / $1,155	40.8% / 40.8%	2.63x / 2.58x	11.0% / 10.8%	11.0% / 10.8%
Subordinate Notes	$343,300,000
Whole Loan	$1,750,000,000	$1,437 / $1,437	50.7% / 50.7%	2.12x / 2.07x	8.8% / 8.7%	8.8% / 8.7%
(1)	The Aventura Mall Whole Loan (as defined below) was co-originated by JPMCB, Wells Fargo Bank, National Association, DBNY and Morgan Stanley Bank, N.A.

(2)	The Aventura Mall Loan (as defined below) consists of the non-controlling Note A-2-A-3 and is part of a whole loan evidenced by 26 senior pari passu notes and four subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $1.75 billion. For additional information, see “The Loan” herein.

(3)	The lockout period will be at least 28 payment dates beginning with and including the first payment date of August 1, 2018. Defeasance of the full $1.75 billion Aventura Mall Whole Loan is permitted after the date that is the earlier to occur of (i) August 1, 2021 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized (the “REMIC Prohibition Period”). If the REMIC Prohibition Period has not occurred by August 1, 2021, the borrower is permitted to prepay the Aventura Mall Whole Loan with a yield maintenance premium. The assumed lockout period of 28 payments is based on the expected Benchmark 2018-B7 securitization closing date in November 2018. The actual lockout period may be longer.

(4)	See “Initial Reserves and Ongoing Reserves” herein.

(5)	Underwritten NOI and Underwritten NCF are based on the February 14, 2018 rent roll, executed leases and lender adjustments. See “Cash Flow Analysis” herein.

(6)	Occupancy includes square footage to be leased by 12 tenants (33,813 sq. ft.) with leases out for signature that are covered under a master lease as described under “Master Lease” herein.

(7)	DBRS and Fitch confirmed that the Aventura Mall Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation. S&P does not provide a credit assessment but confirmed that the Aventura Mall Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 3 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 40.8% 2.58x 11.0%

The Loan.    The Aventura Mall loan (the “Aventura Mall Loan”) is part of a whole loan that has an outstanding principal balance as of the Cut-off Date of $1.75 billion (the “Aventura Mall Whole Loan”), which whole loan is secured by a first mortgage lien on the borrower’s fee simple interest in an approximately 1.2 million sq. ft. super regional mall in Aventura, Florida. The Aventura Mall Whole Loan is comprised of (i) a senior loan, comprised of 26 pari passu notes with an aggregate original principal balance as of the Cut-off Date of approximately $1.41 billion, of which Note A-2-A-3, with an outstanding principal balance as of the Cut-off Date of $50.0 million, is being contributed to the Benchmark 2018-B7 Trust and constitutes the Aventura Mall Loan, and the remaining notes have been or are expected to be contributed to other securitization trusts and (ii) a subordinate companion loan, comprised of four pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $343.3 million, each as described below. The relationship between the holders of the Aventura Mall Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans—Aventura Mall Whole Loan” in the Preliminary Prospectus. The most recent prior financing of the Aventura Mall property was included in the AVMT 2013-AVM securitization.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-2-A-3	$50,000,000	$50,000,000	Benchmark 2018-B7	No
A-1-A, A-1-B, A-1-C, A-1-D	$406,700,000	$406,700,000	Aventura Mall Trust 2018-AVM	Yes
A-2-A-1, A-2-B-3	$115,000,000	$115,000,000	Benchmark 2018-B4	No
A-2-A-2, A-2-B-2-A	$103,000,000	$103,000,000	Benchmark 2018-B5	No
A-2-A-4, A-2-B-4	$110,000,000	$110,000,000	Benchmark 2018-B6	No
A-2-B-1	$60,000,000	$60,000,000	CD 2018-CD7	No
A-2-D-2	$50,000,000	$50,000,000	CSAIL 2018-CX12	No
A-2-C-2, A-2-D-1	$100,000,000	$100,000,000	BANK 2018-BNK14	No
A-2-C-1	$60,000,000	$60,000,000	MSC 2018-L1	No
A-2-B-2-B, A-2-B-2-C, A-2-B-5	$47,000,000	$47,000,000	DBGS 2018-C1	No
A-2-D-3	$50,000,000	$50,000,000	WFCM 2018-C47	No
A-2-A-5	$75,000,000	$75,000,000	JPMCB	No
A-2-C-3, A-2-C-4, A-2-C-5	$110,000,000	$110,000,000	MSMCH	No
A-2-D-4, A-2-D-5	$70,000,000	$70,000,000	WFBNA	No
Total Senior Notes	$1,406,700,000	$1,406,700,000
B-1, B-2, B-3, B-4	$343,300,000	$343,300,000	Aventura Mall Trust 2018-AVM	Yes
Total	$1,750,000,000	$1,750,000,000

The Aventura Mall Whole Loan has a 10-year initial term and is interest-only. The Aventura Mall Whole Loan has a remaining term of 116 months as of the Cut-off Date. The Aventura Mall Whole Loan accrues interest at a fixed annual rate equal to 4.12125%. The Aventura Mall Whole Loan proceeds were used to refinance existing CMBS and construction debt (held by a J.P. Morgan entity), cover defeasance costs, fund outstanding landlord obligations in connection with recent leasing, pay closing costs, and return equity to the Aventura Mall Borrower. Based on the “As Is” appraised value of $3.45 billion as of April 16, 2018, the Whole Loan Cut-off Date LTV Ratio is 50.7%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$1,750,000,000	100.0%	Existing CMBS Mortgage Loan Payoff	$1,230,695,723	70.3%
			Construction Debt Payoff (Expansion)	200,853,019	11.5
			Upfront Reserves	26,168,910	1.5
			Closing Costs	13,967,630	0.8
			Return of Equity	278,314,718	15.9
Total Sources	$1,750,000,000	100.0%	Total Uses	$1,750,000,000	100.0%

The Borrower / Borrower Sponsors. The borrower is Aventura Mall Venture, a Florida general partnership structured to be a bankruptcy remote entity with two independent directors in its organizational structure (the “Aventura Mall Borrower”). The borrower sponsors and nonrecourse carveout guarantors are Jacquelyn Soffer and Jeffrey Soffer (the “Turnberry Guarantors”) and Simon Property Group, L.P. (the “Simon Guarantor”, and together with the Turnberry Guarantors, the “Guarantors”). The liability of the Guarantors for breaches or violations of the non-recourse carveout provisions in the loan documents is capped at $350.0 million plus all reasonable, out-of-pocket costs and expenses (including, but not limited to, court costs and fees and reasonable attorney’s fees) incurred by the lender in connection with the enforcement of, or preservation of the lender’s rights under, the guaranty.

Turnberry, which is under the control of the Turnberry Guarantors, is a privately held group of companies which engage in real estate development, property management and various investments in retail, residential, hotel, resort and office properties.

Simon Property Group, L.P. is a global leader in the ownership of shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE:SPG).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 3 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 40.8% 2.58x 11.0%

The Property.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)	% of Total U/W Base Rent	Lease Expiration(3)
							Sales PSF	Occupancy Cost
Zara(4)(5)	NR / NR / NR	34,454	2.8%	$119.58	2.9%	10/31/2029	$971	16.3%
Apple (2 Levels)(4)(6)	NR / Aa1 / AA+	20,218	1.7	$173.11	2.5	1/31/2030	$31,124	0.5%
H & M	NR / NR / NR	28,830	2.4	$117.09	2.4	1/31/2027	$666	18.4%
Abercrombie & Fitch	NR / NR / BB-	11,246	0.9	$281.38	2.2	1/31/2020	$1,555	20.9%
Victoria’s Secret	BB+ / Ba1 / BB+	18,387	1.5	$165.00	2.1	7/31/2026	$1,041	12.7%
Banana Republic	BB+ / Baa2 / BB+	16,857	1.4	$175.05	2.1	2/29/2020	$580	37.8%
Topshop(4)	NR / NR / NR	23,296	1.9	$122.00	2.0	10/31/2029	NAV	NAV
XXI Forever	NR / NR / NR	32,504	2.7	$75.82	1.7	MTM	$381	22.6%
Restoration Hardware	NR / NR / NR	11,988	1.0	$200.17	1.7	2/28/2019	$2,150	11.4%
Champs Sports	NR / Ba1 / BB+	7,331	0.6	$323.94	1.7	5/31/2023	$1,555	22.8%
Louis Vuitton	WD / NR / A+	18,180	1.5	$110.00	1.4	11/30/2022	$1,989	7.8%
AMC Theatres(7)	B / B2 / B+	78,738	6.5	$23.50	1.3	8/31/2023	$703,921	10.6%
The Gap	BB+ / Baa2 / BB+	11,065	0.9	$165.00	1.3	7/31/2024	NAV	NAV
Gucci(8)	NR / NR / BBB+	8,383	0.7	$201.57	1.2	12/31/2026	$2,257	10.9%
Express	BB+ / Ba1 / BB+	11,320	0.9	$145.75	1.2	1/31/2022	$641	28.7%
Footlocker	NR / Ba1 / BB+	5,024	0.4	$319.30	1.1	2/28/2025	$1,238	29.3%
Mayor’s Jewelers	NR / NR / NR	3,447	0.3	$443.46	1.1	1/31/2024	$6,052	7.9%
J. Crew	NR / Caa2 / CCC+	7,750	0.6	$191.28	1.0	6/30/2020	$806	28.6%
Armani Exchange	NR / NR / NR	8,675	0.7	$168.16	1.0	1/31/2021	$924	23.0%
Michael Kors	BBB- / NR / BBB-	3,678	0.3	$393.93	1.0	9/30/2021	$1,013	46.7%
Subtotal / Wtd. Avg.		361,371	29.7%	$129.41	33.0%
Remaining Tenants		767,910	63.1%	$123.55	67.0%
Vacant Space		88,227	7.2	NAP	NAP
Total / Wtd. Avg.		1,217,508	100.0%	$125.42	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	U/W Base Rent PSF reflects the following: (a) in-place leases based on the February 2018 rent roll, (b) contractual rent steps through June 2019 totaling approximately $6.5 million including the $1.4 million contractual rent step that is scheduled to occur in August 2019 for the executed renewal of Victoria’s Secret (included in the Bridge Rent and Reimbursement Reserve) and (c) ground rent in an amount of approximately $1.3 million for tenants that own their improvements (Macy’s, Bloomingdale’s, Macy’s Men’s & Home and Nordstrom).

(3)	Certain tenants may have termination or contraction options due to co-tenancy provisions in the related leases (which may become exercisable prior to the originally stated expiration date of the tenant lease).

(4)	A full year of sales and occupancy costs are not available for Expansion Parcel (as defined below) tenants.

(5)	Zara was originally a tenant in the non-expansion portion of Aventura Mall, occupying approximately 19,000 sq. ft., before departing for Bal Harbour Shops in 2012. Zara has since returned to the Property and opened in the Expansion Parcel in November 2017. The Sales PSF are based on the tenant’s annualized sales from November 2017 through April 2018.

(6)	The Sales PSF for Apple are based on the tenant’s 6,303 sq. ft. space in the pre-existing portion of the Aventura Mall Property. Apple recently executed a lease for approximately 20,000 sq. ft. at the Expansion Parcel.

(7)	AMC Theatres Sales PSF number reflects sales per screen (24 screens).

(8)	The Sales PSF for Gucci are based on only accessories and children’s inventory. There are no clothing sales at the subject store.

The following table presents certain information relating to the historical inline sales and occupancy costs at the Aventura Mall Property:

Historical Tenant Sales (PSF) and Occupancy Costs(1)(2)
Total In-Line	2015	2016	2017	TTM February 2018 Sales PSF	TTM February 2018 Occupancy Cost
Comparable Sales PSF w/ Apple	$1,626	$1,544	$1,630	$1,681	13.0%
Comparable Sales PSF w/o Apple	$1,229	$1,114	$1,147	$1,162	18.9%
(1)	Not all tenants at the Aventura Mall Property are required to report sales.

(2)	Apple’s sales are based on the tenant’s 6,303 sq. ft. of space in the existing mall.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 3 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 40.8% 2.58x 11.0%

Historical and Current Occupancy(1)
	2008(2)	2009	2010	2011	2012	2013	2014	2015	2016	2017	Current
Occupancy - Excluding Anchors	84.1%	94.9%	95.2%	96.6%	94.9%	98.9%	97.8%	97.8%	97.3%	97.7%	91.4%
Occupancy - Including Anchors	93.3%	98.1%	98.2%	98.8%	98.2%	99.6%	99.2%	99.2%	99.1%	99.1%	92.8%
(1)	Historical and Current Occupancy is based on the average of each respective year. Current occupancy is based on the February 2018 rent roll, including recently executed leases and master leased tenants.

(2)	In 2008, occupancy declined due to a challenging corporate environment for several tenants including Stride Rite, Kay Bee Toys, The Sharper Image, Walden Books and Sigrid Olsen. 2008 occupancy as of December 31 was 87.9% and 96.1% for Occupancy – Excluding Anchors and Occupancy – Including Anchors, respectively.

Non-Owned Collateral Anchor Sales Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant GLA(2)	Gross Sales TTM Feb 2018	Sales per SF TTM Feb 2018
Macy’s (GL)	BBB / Baa3 / BBB-	299,011	$81,164,209	$271
Bloomingdales (GL)	BBB / Baa3 / BBB-	251,831	$105,328,660	$418
Macy’s (Men’s & Home) (GL)	BBB / Baa3 / BBB-	225,000	$41,967,714	$187
Nordstrom (GL)	BBB+ / Baa1 / BBB+	167,000	$53,536,758	$321

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Based on the underwritten rent roll dated February 14, 2018.

Lease Rollover Schedule
Year	Number of Leases Expiring(1)	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(2)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM(3)	25	20,093	1.7%	20,093	1.7%	$124.31	1.8%	1.8%
2018	24	74,237	6.1%	94,330	7.7%	$113.86	6.0%	7.7%
2019	31	91,803	7.5%	186,133	15.3%	$134.82	8.7%	16.5%
2020	36	96,193	7.9%	282,326	23.2%	$191.02	13.0%	29.4%
2021	24	54,397	4.5%	336,723	27.7%	$251.59	9.7%	39.1%
2022	24	76,594	6.3%	413,317	33.9%	$169.31	9.2%	48.3%
2023	29	352,941	29.0%	766,258	62.9%	$47.98	12.0%	60.2%
2024	27	79,905	6.6%	846,163	69.5%	$166.60	9.4%	69.6%
2025	13	19,020	1.6%	865,183	71.1%	$271.45	3.6%	73.3%
2026	9	46,368	3.8%	911,551	74.9%	$169.47	5.5%	78.8%
2027	20	78,035	6.4%	989,586	81.3%	$136.36	7.5%	86.3%
2028	13	41,146	3.4%	1,030,732	84.7%	$148.89	4.3%	90.6%
Thereafter(4)	13	98,549	8.1%	1,129,281	92.8%	$134.43	9.4%	100.0%
Vacant	NAP	88,227	7.2%	1,217,508	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	288	1,217,508	100.0%			$125.42	100.0%
(1)	Number of Leases Expiring excludes approximately 30 temporary/kiosk tenants who operate under short term leases.

(2)	Annual U/W Base Rent PSF reflects the following: (a) in-place leases based on the February 2018 rent roll, (b) contractual rent steps through June 2019 totaling approximately $6.5 million including the $1.4 million contractual rent step that is scheduled to occur in August 2019 for the executed renewal of Victoria’s Secret (included in the Bridge Rent and Reimbursements Reserve), and (c) ground rent in an amount of approximately $1.3 million for tenants that own their improvements (Macy’s, Bloomingdale’s, Macy’s Men’s & Home and Nordstrom).

(3)	MTM includes temporary tenants.

(4)	Thereafter includes the recently executed Apple lease sq. ft. and lease expiration for the Expansion Parcel.

The Aventura Mall is an approximately 2.2 million sq. ft., super regional mall that was developed by Turnberry in 1983 and subsequently expanded and renovated in 1997, 1998, 2006-2008 and 2017. Of the 2.2 million sq. ft., 1,217,508 sq. ft. serves as collateral for the Aventura Mall Whole Loan (the “Aventura Mall Property”), which collateral also includes four anchor pad sites ground leased from the Aventura Mall Borrower. The collateral does not include 942,842 sq. ft. of tenant-owned anchor improvements on those sites.

The Aventura Mall is located approximately 17 miles from downtown Miami and is surrounded by master-planned residential areas including Turnberry Isle, Porto Vita and the Waterways of Biscayne Bay. The Aventura Mall is the largest mall in Florida and the third largest mall in the United States. According to the appraisal, the Aventura Mall is the second most-visited shopping center in the United States with more than 28 million annual visitors. The Aventura Mall is anchored by a number of traditional mall anchors, including Macy’s, Bloomingdale’s, Macy’s Men’s & Home, Nordstrom and J.C. Penney Co., as well as a number of non-traditional mall anchors. The Aventura Mall has a mix of luxury, bridge to luxury and mass market tenants that appeal to a variety of shoppers.

The Aventura Mall Property is currently 92.8% leased as of February 14, 2018. According to the appraisal, the Aventura Mall Property is one of the top-performing malls in the U.S., with comparable in-line sales of $1,681 PSF and total gross reported sales of approximately $1.2 billion as of the trailing twelve months ending February 2018.

In November 2017, the owners of the Aventura Mall Borrower opened a new 225,641 sq. ft. expansion (the “Expansion Parcel”) at a cost of a $230.0 million, which is included in the collateral for the Aventura Mall Whole Loan. The Expansion Parcel features an approximately 20,000 sq. ft., two-level Apple store along with Tesla, Topshop, Zara, Serafina and Shake Shack. The Expansion Parcel is currently 72.2% leased, as of February 14, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 3 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 40.8% 2.58x 11.0%

Environmental Matters. The Phase I environmental report, dated April 27, 2018, recommended no further action at the Aventura Mall Property.

The Market. Regional access to Aventura Mall is provided by I-95 and Biscayne Boulevard (U.S. Highway 1). The William Lehman Causeway, which connects the beach areas with U.S. Highway 1, also provides access to the Aventura Mall. According to the appraisal, as of year-end 2017, Aventura Mall’s local trade area within a 15 mile radius is home to over 2.3 million people with an average income of $66,306.

As a destination retail mall north of Miami, Aventura Mall also appeals to a large international customer base, primarily from South America, Mexico and Europe.

Population	Trade Area	Florida	USA
2017 Population	6,064,172	20,484,696	325,227,741
Households	Trade Area	Florida	USA
2017 Estimated # of Households	2,270,759	8,032,734	122,737,174
2017 Average Household Income	$76,440	$71,422	$81,217
Source: Appraisal.

The appraisal considered six retail centers in the Miami metropolitan statistical area as the competitive set for the Aventura Mall Property. Three of the properties, Bal Harbour Shops, Sawgrass Mills and Dadeland Mall, are considered primary competition. The primary competition ranges from 460,000 sq. ft. to approximately 2.4 million sq. ft. and is located between 4.7 and 22.0 miles from the Aventura Mall Property. Pembroke Lakes Mall, Galleria Mall and Dolphin Mall are considered secondary competition. The secondary competition ranges from 955,000 sq. ft. to approximately 1.4 million sq. ft. and is located between 11.0 and 16.0 miles from the Aventura Mall Property.

Directly Competitive Buildings(1)
Property	Location	Rentable Area (sq. ft.)	Year Built / Renovated	Distance From Property (Miles)
Aventura Mall	Aventura, Florida	2,156,203	1983 / 2017	N/A
Bal Harbour Shops	Bal Harbour, Florida	460,000	1965 / 2008	4.7
Sawgrass Mills	Sunrise, Florida	2,384,000	1990 / 2006	19.0
Dadeland Mall	Kendall, Florida	1,488,000	1962 / 2013	22.0
Pembroke Lakes Mall	Pembroke Pines, Florida	1,136,000	1992 / 1998	11.0
Galleria Mall	Fort Lauderdale, Florida	955,000	1980 / 2005	13.0
Dolphin Mall	Miami, Florida	1,403,000	2001 / 2010	16.0
(1)	Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis
	2015	2016	2017	T-12 3/31/2018	U/W	U/W (PSF)
Base Rent(1)	$99,418,818	$103,197,968	$106,500,453	$109,896,747	$141,638,194	$116.33
Potential Income from Vacant Space	0	0	0	0	13,640,745	$11.20
Percentage Rent	5,466,448	4,115,391	3,447,721	3,326,930	3,627,027	$2.98
Total Reimbursement Revenue	26,727,546	26,287,600	27,329,454	28,195,516	32,253,113	$26.49
Specialty Leasing Income	3,536,265	3,076,589	4,453,595	4,900,785	3,805,199	$3.13
Other Income(2)	3,628,986	3,701,438	3,994,113	4,090,769	4,156,114	$3.41
Less: Vacancy and Credit Loss	(272,229)	(422,401)	(438,454)	(634,418)	(13,640,745)	($11.20)
Effective Gross Income	$138,505,834	$139,956,585	$145,286,882	$149,776,330	$185,479,647	$152.34
Total Expenses	29,480,495	29,303,182	30,046,320	31,484,933	30,620,668	$25.15
Net Operating Income	$109,025,339	$110,653,403	$115,240,562	$118,291,397	$154,858,979	$127.19
TI/LC	0	0	0	0	3,043,770	$2.50
Capital Expenditures	0	0	0	0	243,502	$0.20
Net Cash Flow	$109,025,339	$110,653,403	$115,240,562	$118,291,397	$151,571,708	$124.49
(1)	The increase in U/W Base Rent from T-12 3/31/2018 is primarily driven by the inclusion of the executed leases on the new Expansion Parcel, which opened in November 2017 and is based on the February 2018 annualized rent roll. U/W Base Rent also includes $1.3 million of ground rent paid by Bloomingdales, Macy’s, Macy’s Men’s & Home, and Nordstrom and approximately $3.4 million of master lease rent for current leases that are out for signature. Contractual rent steps were underwritten through June 2019 totaling approximately $6.5 million, including the $1.4 million contractual rent step for the executed renewal of Victoria’s Secret that is scheduled to occur in August 2019 (included in the Bridge Rent and Reimbursements Reserve).

(2)	Other Income includes fee income (revenues associated with license fees and valet management fees), and miscellaneous revenues (revenue associated with commissions, late charges, and other miscellaneous sources).

Property Management.   The Aventura Mall Property is currently managed by TB All Fees Operating LP (the “Property Manager”), which is an affiliate of the Turnberry Guarantors. In addition, the Property Manager is currently the leasing agent under a separate leasing agreement with the Aventura Mall Borrower. Turnberry Aventura Mall Company, Ltd., an affiliate of the Turnberry Guarantors,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 3 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 40.8% 2.58x 11.0%

and SDG Aventura Limited Partnership, an affiliate of the Simon Guarantor, have joint approval rights with respect to certain major decisions of the Aventura Mall Borrower relating to the Aventura Mall Property.

Lockbox / Cash Management.  The Aventura Mall Whole Loan is structured with a hard lockbox and springing cash management. The Aventura Mall Borrower is required to notify each tenant under each lease (except the master leases) that has not received instructions from the Aventura Mall Borrower to send all payments of rents directly to the lender-controlled lockbox account at Wells Fargo Bank, National Association. Provided that no Lockbox Event (as defined below) has occurred, all sums in the lockbox account are required to be transferred daily to an account designated by the Aventura Mall Borrower. In the event a Lockbox Event has occurred and is continuing, all funds in the lockbox account are required to be swept weekly into a cash management account controlled by the lender. In the event a Lockbox Event is caused only by the occurrence of a DSCR Trigger Event, all funds in the cash management account will be applied by the lender each business day to payments of taxes, insurance, debt service, operating expenses, capital expenditure reserves and any remaining funds in the cash management account are required to be released to the Aventura Mall Borrower only to the extent necessary to reimburse the Aventura Mall Borrower for extraordinary expenses approved by the lender. All additional funds in the cash management account will be held by the lender as additional collateral for the Aventura Mall Whole Loan. In the event any Lockbox Event other than the DSCR Trigger Event has occurred and is continuing, all amounts in the cash management account may be applied in the lender’s sole discretion. In addition, following the occurrence and during the continuance of a Lockbox Event or a DSCR Trigger Event, all Master Lease rents are also required to be deposited into the lockbox account.

A “Lockbox Event” means the occurrence of (a) an event of default under the loan agreement, (b) the bankruptcy or insolvency of the Aventura Mall Borrower, (c) the bankruptcy or insolvency of the Property Manager except where such bankruptcy or insolvency does not result in the cash or bank accounts associated with the Aventura Mall Property being subsumed in such proceedings or result in a material adverse effect upon the operations of the Aventura Mall Property or the value or security of the lender’s lien, or (d) if the debt service coverage ratio (as calculated pursuant to the loan agreement based on the trailing four quarters) for the Aventura Mall Whole Loan falls below 1.35x for two consecutive quarters (a “DSCR Trigger Event”).

Initial and Ongoing Reserves.  If the debt service coverage ratio (as calculated pursuant to the loan agreement based on the trailing four quarters) falls below 1.50x for two consecutive calendar quarters (among other conditions in certain cases), monthly escrows for real estate taxes in the amount of 1/12 of projected annual property taxes, insurance premiums in the amount of 1/12 of projected annual insurance premiums (also waived if blanket policy in place and there is no event of default continuing), replacement funds (approximately $20,292 monthly (or $0.20 PSF annually), subject to a cap of $487,003) and tenant rollover funds (approximately $253,647 monthly (or $2.50 PSF annually), subject to a cap of $6,087,540) are required.

At origination, the Aventura Mall Borrower deposited $6,776,765 for certain free rent credits remaining in connection with certain leases at the Aventura Mall Property and $19,392,145 for certain outstanding tenant improvement allowances and/or leasing commissions due in connection with certain leases at the Aventura Mall Property.

Current Mezzanine Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Master Lease. The Aventura Mall Borrower entered into a master lease (the “Master Lease”) at origination with the Guarantors and Turnberry Retail Holding, L.P., which Master Lease covers a certain portion of the Aventura Mall Property that is currently not occupied. The Master Lease provides for payment of rent in an annual amount up to $3,426,159. The Master Lease covers the spaces for 12 proposed tenants with leases out for signature which were not executed prior to the loan origination. The Master Lease provides for a reduction of rent as third-party tenants sign leases, take occupancy of space and commence paying rent in the premises covered by the Master Lease (as well as tenants signing leases in any portion of the Aventura Mall Property, including the space under the Master lease, to the extent the total annualized lease payments (excluding Master Lease rents) exceed $178,400,000. The term will expire on the earliest to occur of (a) 10 years after loan maturity, (b) the earlier of the date on which the annual rent under the Master Lease is reduced to zero or the date on which the annualized total lease payments from tenants at the Aventura Mall Property (not including percentage rent) exceeds $181,850,000 or (c) following the exercise of the master lessees’ cancellation option after a lender foreclosure or deed-in-lieu of foreclosure. The Master Lease equals 1.8% of the approximately $185.5 million of underwritten effective gross income.

Redevelopment Rights. If J.C. Penney Co. or any of Macy’s, Bloomingdales, Macy’s (Men’s & Home) or Nordstrom (each, a “Department Store”) ceases operations or seeks to assign its lease in any manner not expressly permitted thereunder, the Aventura Mall Borrower has the right to enter into a ground lease with a third party or an affiliate of the Aventura Mall Borrower and obtain a release of the lien on the ground leasehold interest in such J.C. Penney Co. or Department Store parcel so long as certain conditions in the loan agreement are satisfied, including (i) the ground lease is in form and substance reasonably acceptable to the lender, including that the rent to be paid thereunder is not less than the rent payable by J.C. Penney Co. or the Department Store immediately prior to such new lease, (ii) the tenant or the guarantor of such ground lease is a creditworthy person acceptable to the lender, (iii) no event of default is continuing, (iv) delivery of a rating agency confirmation, (v) if material work is being performed, delivery of a completion guaranty (or a collateral assignment of a completion guaranty in favor of Borrower) from a credit-worthy entity acceptable to the lender, (vi) the term of the ground lease expires no less than 20 years after the maturity of the Aventura Mall Whole Loan, and (vii) compliance with the “anti-poaching” conditions set forth in the loan agreement. In lieu of entering into a new ground lease, the loan documents permit an affiliate of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 3 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 40.8% 2.58x 11.0%

the Aventura Mall Borrower to accept an assignment of the existing leasehold interest, provided that the Aventura Mall Borrower satisfies the requirements in the loan documents including, without limitation, condition (i) above. J.C. Penney Co. has six, five-year renewal options remaining (each requiring 12 months’ notice).

The Aventura Mall Borrower is also permitted to (a) release (i) immaterial or non-income producing portions of the Aventura Mall Property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the Aventura Mall Property for dedication or public use and (ii) non-income producing portions of the Aventura Mall Property (including, without limitation, certain outparcels containing parking areas (the “Parking Lot Outparcels”) and portions of the “ring road”) to third parties or affiliates of the Aventura Mall Borrower, and (b) dedicate portions of the Aventura Mall Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

141 East Meadow Drive Vail, CO 81657	Collateral Asset Summary – Loan No. 4 Shops at Solaris	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 46.7% 2.46x 11.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

141 East Meadow Drive Vail, CO 81657	Collateral Asset Summary – Loan No. 4 Shops at Solaris	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 46.7% 2.46x 11.1%

SHOPS AT SOLARIS – LEVEL 1

BETTERIDGE
CINEBISTRO
LOLË
bōl
SKATE SHOP
VAIL STYLE
EAST MEADOW DRIVE

SHOPS AT SOLARIS – LEVEL 2

Matsuhisa
GREY SALT
INSPIRATO
FORMATION
MOUNTAIN CUPCAKES
EAST MEADOW DRIVE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

141 East Meadow Drive Vail, CO 81657	Collateral Asset Summary – Loan No. 4 Shops at Solaris	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 46.7% 2.46x 11.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

141 East Meadow Drive Vail, CO 81657	Collateral Asset Summary – Loan No. 4 Shops at Solaris	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 46.7% 2.46x 11.1%

Mortgage Loan Information
Loan Seller(1):	CREFI
Loan Purpose:	Refinance
Borrower Sponsors:	Peter B. Knobel; Patrice Knobel
Borrower:	Solaris Commercial Owner, LLC
Original Balance(2):	$50,000,000
Cut-off Date Balance(2):	$50,000,000
% by Initial UPB:	4.3%
Interest Rate:	4.35000%
Payment Date:	6th of each month
First Payment Date:	December 6, 2018
Maturity Date:	November 6, 2028
Amortization:	Interest Only
Additional Debt(2):	$20,000,000 Pari Passu Debt
Call Protection(3):	L(24), D(93), O(3)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly	Cap
Taxes:	$597,966	$74,746	NAP
Insurance:	$48,724	$8,121	NAP
Replacement:	$0	$883	NAP
TI/LC:	$0	NAP	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Lifestyle Center Retail
Collateral:	Fee Simple
Location:	Vail, CO
Year Built / Renovated:	2010 / NAP
Total Sq. Ft.:	70,670
Property Management:	Solaris Management & Consulting, LLC
Underwritten NOI(5):	$7,766,778
Underwritten NCF:	$7,590,784
Appraised Value:	$150,000,000
Appraisal Date:	August 23, 2018

Historical NOI(5)
Most Recent NOI:	$7,752,402 (T-12 August 31, 2018)
2017 NOI:	$7,174,703 (December 31, 2017)
2016 NOI:	$6,937,825 (December 31, 2016)
2015 NOI:	$6,845,335 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	100.0% (July 1, 2018)
2017 Occupancy:	100.0% (December 31, 2017)
2016 Occupancy:	100.0% (December 31, 2016)
2015 Occupancy:	100.0% (December 31, 2015)

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$50,000,000
Pari Passu Note	$20,000,000
Whole Loan	$70,000,000	$991 / $991	46.7% / 46.7%	2.52x / 2.46x	11.1% / 10.8%	11.1% / 10.8%

(1)	The Shops at Solaris Whole Loan (as defined below) was co-originated by CREFI and Cantor Commercial Real Estate Lending, L.P.

(2)	The Original Balance and Cut-off Date Balance of $50.0 million represents the controlling Note A-1 of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $70.0 million. For additional information, see “The Loan” herein.

(3)	The lockout period will be at least 24 payments beginning with and including the first payment date of December 6, 2018. Defeasance of the full $70.0 million Shops at Solaris Whole Loan is permitted after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu companion loan to be securitized and (ii) October 10, 2022. The assumed lockout period of 24 payments is based on the expected Benchmark 2018-B7 securitization closing date in November 2018. The actual lockout period may be longer.

(4)	See “Initial and Ongoing Reserves” herein.

(5)	The difference between 2017 NOI, Most Recent NOI and Underwritten NOI is primarily attributable to contractual rent steps and the execution of new leases in 2017 and 2018 at higher rental rates than previous tenants. Three leases have commenced since September 1, 2017 which collectively contribute $562,163 ($103.49 per sq. ft.).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

141 East Meadow Drive Vail, CO 81657	Collateral Asset Summary – Loan No. 4 Shops at Solaris	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 46.7% 2.46x 11.1%

The Loan.    The Shops at Solaris mortgage loan (the “Shops at Solaris Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a retail lifestyle center located in Vail, Colorado and totaling 70,670 sq. ft. of fully occupied space (the “Shops at Solaris Property”), with an Original Balance and Cut-off Date Balance of $50.0 million. The Shops at Solaris Loan is part of a whole loan (the “Shops at Solaris Whole Loan”) evidenced by two pari passu notes in the aggregate original principal balance of $70.0 million. The Shops at Solaris Loan is evidenced by the controlling Note A-1, with an original principal balance and outstanding principal balance as of the Cut-off Date of $50.0 million, is being contributed to the Benchmark 2018-B7 mortgage trust.

The relationship between the holders of the Shops at Solaris Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2018-B7	Yes
A-2	$20,000,000	$20,000,000	CCRE	No
Total	$70,000,000	$70,000,000

The Shops at Solaris Whole Loan has a 10-year interest only term, an outstanding principal balance as of the Cut-off Date of $50.0 million and accrues interest at a fixed rate equal to 4.35000%. The Shops at Solaris Whole Loan proceeds were used to repay existing debt of approximately $43.5 million (inclusive of defeasance costs), fund upfront reserves of approximately $646,691, pay closing costs of approximately $566,241 and return approximately $25.3 million of equity to the borrower sponsors. Based on the “as-is” appraised value as of August 23, 2018 of $150.0 million, the Cut-off Date LTV ratio is 46.7%. The most recent prior financing of the Shops at Solaris Property was included in the CFCRE 2011-C2 commercial mortgage securitization transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$70,000,000	100.0%	Loan Payoff	$43,527,303	62.2%
			Reserves	646,691	0.9
			Closing Costs	566,241	0.8
			Return of Equity	25,259,765	36.1
Total Sources	$70,000,000	100.0%	Total Uses	$70,000,000	100.0%

The Borrower / Borrower Sponsors.    The borrower is Solaris Commercial Owner, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Shops at Solaris Whole Loan. Peter B. Knobel and Patrice Knobel are the non-recourse carve-out guarantors for the Shops at Solaris Whole Loan.

Peter B. Knobel is a commercial real estate investor and developer with more than 30 years of experience owning, operating and developing commercial real estate properties throughout the United States. Peter B. Knobel began his career in the 1980’s working at Related Companies, where he was involved in arranging real estate developments and later became a partner. Peter B. Knobel was also a founder and partner of Gilbert Charles Beylen, a marketing and sales company for condominiums in New York City.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

141 East Meadow Drive Vail, CO 81657	Collateral Asset Summary – Loan No. 4 Shops at Solaris	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 46.7% 2.46x 11.1%

The Property.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)	% of Total U/W Base Rent(2)	Lease Expiration
Bol(3)	NR / NR / NR	13,368	18.9%	$54.00	13.0%	9/30/2033
CineBistro(4)	NR / NR / NR	12,595	17.8%	$43.67	9.9%	10/31/2030
Matsuhisa Vail(5)	NR / NR / NR	6,604	9.3%	$59.56	7.1%	12/31/2021
Inspirato	NR / NR / NR	2,640	3.7%	$95.64	4.5%	8/30/2022
Betteridge Jewelers(5)	NR / NR / NR	2,505	3.5%	$110.69	5.0%	6/30/2020
Solaris Development	NR / NR / NR	2,407	3.4%	$95.01	4.1%	9/30/2026
Alpine Bank(3)	NR / NR / NR	2,317	3.3%	$118.45	4.9%	7/31/2020
Tommy Bowers Ski(5)	NR / NR / NR	2,295	3.2%	$99.82	4.1%	10/31/2021
Gallerie Zuger	NR / NR / NR	2,256	3.2%	$97.47	4.0%	7/31/2020
Slifer Smith & Frampton(3)	NR / NR / NR	2,054	2.9%	$104.43	3.9%	6/30/2020
Subtotal / Wtd. Avg.		49,041	69.4%	$68.55	60.4%
Remaining Office Tenants		21,629	30.6%	$101.91	39.6%
Total / Wtd. Avg. Occupied		70,670	100.0%	$78.76	100.0%
Vacant		0	0.0%
Total		70,670	100.0%

(1)	Based on the underwritten rent roll dated July 1, 2018.

(2)	Includes approximately $92,094 in contractual rent steps through September 1, 2019.

(3)	Bol, Alpine Bank and Slifer Smith & Frampton each have two five-year renewal options.

(4)	CineBistro has four five-year renewal options.

(5)	Matsuhisa Vail, Betteridge Jewelers and Tommy Bowers Ski each have one 10-year renewal option.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent(3)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	1	1,297	1.8%	1,297	1.8%	$111.73	2.6%	2.6%
2019	2	2,096	3.0%	3,393	4.8%	$112.87	4.3%	6.9%
2020	9	15,647	22.1%	19,040	26.9%	$109.10	30.7%	37.5%
2021	4	12,049	17.0%	31,089	44.0%	$78.56	17.0%	54.5%
2022	2	4,460	6.3%	35,549	50.3%	$92.34	7.4%	61.9%
2023	2	2,984	4.2%	38,533	54.5%	$101.85	5.5%	67.4%
2024	0	0	0.0%	38,533	54.5%	$0.00	0.0%	67.4%
2025	0	0	0.0%	38,533	54.5%	$0.00	0.0%	67.4%
2026	1	2,407	3.4%	40,940	57.9%	$95.01	4.1%	71.5%
2027	0	0	0.0%	40,940	57.9%	$0.00	0.0%	71.5%
2028	0	0	0.0%	40,940	57.9%	$0.00	0.0%	71.5%
Thereafter	5	29,730	42.1%	70,670	100.0%	$53.35	28.5%	100.0%
Vacant	NAP	0	0.0%			NAP	NAP
Total / Wtd. Avg.	26	70,670	100.0%			$78.76	100.0%
(1)	Based on the underwritten rent roll dated July 1, 2018.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	Includes approximately $92,094 in contractual rent steps through September 1, 2019.

The Shops at Solaris Property is a 70,670 sq. ft. lifestyle center with a basement parking structure located within walking distance of Vail Mountain in Colorado. The Shops at Solaris Property was developed in 2010 as the retail portion of a larger mixed-use development by the borrower sponsors which also included the Solaris Residences (not part of the collateral for the Shops at Solaris Loan and no longer controlled by the borrower sponsors), a 79-unit luxury condominium building. The Shops at Solaris Property was 100.0% occupied by 26 tenants as of the underwritten rent roll dated July 1, 2018 and has been 100.0% occupied since June 2013. The Shops at Solaris Property is located at 141 East Meadow Drive, which is in the center of Vail Village and approximately one block from Bridge Street (the main pedestrian walkway to the base of Vail Mountain and the Vista Bahn ski lift). The unique tenant mix at the Shops at Solaris Property includes tenants such as CineBistro, a movie theater with dining service, Bol, a restaurant, bar and family entertainment center with ten bowling lanes and Matsuhisa, a Japanese restaurant owned by celebrity chef Nobu Matsuhisa. The Shops at Solaris Property contains publicly-maintained spaces that serve as a cultural center, hosting farmer’s markets in the summer

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

141 East Meadow Drive Vail, CO 81657	Collateral Asset Summary – Loan No. 4 Shops at Solaris	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 46.7% 2.46x 11.1%

months and public ice skating in the winter months which help to drive foot traffic. The Shops at Solaris Property also includes one of two public parking structures in Vail Village. The parking structure is the only heated parking structure in Vail Village, offers 320 covered parking spaces (111 of which are allocated specifically for use of the residential condominium unit owners at the Solaris Residences), and contributed 34.0% of the effective gross income for the trailing 12-month period ending August 31, 2018. Although there are 111 parking spaces allocated for the residential condominium owners and guests through a shared facilities agreement (described below), all 320 parking spaces are collateral for the Shops at Solaris Loan and generate revenue for the Shops at Solaris borrower. The residential portion of the Solaris project was developed above the retail portion, and a shared facilities agreement between the borrower and the residential owner sets forth the parties’ respective rights and obligations with respect to access, maintenance and restoration.

Major Tenants.

Bol (13,368 sq. ft.; 18.9% of NRA; 13.0% of U/W Base Rent) Bol is a dining and family entertainment venue offering a full service dining room, a 60-foot bar and ten bowling lanes and has been located at the Shops at Solaris Property since it was developed in 2010. As of the trailing 12-month period ending August 31, 2018, Bol reported sales of approximately $317 per sq. ft. which produced an occupancy cost of 22.7%. Bol occupies its space at the Shops at Solaris Property pursuant to a lease with an expiration date of September 30, 2033, has two, five-year renewal options and no termination options. Bol is affiliated with the borrower sponsors and the lease is individually guaranteed by Peter B. Knobel.

CineBistro (12,595 sq. ft.; 17.8% of NRA; 9.9% of U/W Base Rent) CineBistro is a luxury three-screen movie theater featuring in-theater dining, as well as a restaurant and bar and has been located at the Shops at Solaris Property since July 2010. CineBistro is owned and operated by CMX Cinemas, the eighth largest movie theater chain in the United States with 36 currently operating sites. CMX Cinemas is a wholly owned subsidiary of Cinemex, which currently owns and operates 332 sites and 2,861 screens worldwide. There are currently eleven CineBistros operating in the United States and the subject location at the Shops at Solaris Property is the only location in the state of Colorado. CineBistro occupies its space at the Shops at Solaris Property pursuant to a lease with an expiration date of October 31, 2030, has four, five-year renewal options and no termination options. As of the trailing 12-month period ending August 31, 2018, CineBistro reported sales of approximately $508,591 per screen which produced an occupancy cost of 36.0%.

Matsuhisa (6,604 sq. ft.; 9.3% of NRA; 7.1% of U/W Base Rent) Matsuhisa is a Japanese restaurant owned by celebrity chef Nobu Matsuhisa and features a rustic dining setting with a stone fireplace, outdoor fire pits and floor-to-ceiling windows that reveal a panoramic view of Vail Mountain. The Matsuhisa at the Shops at Solaris Property opened in 2011 and is one of three Matsuhisa locations in Colorado (the others being located in Denver and Aspen). Matsuhisa occupies its space at the Shops at Solaris Property pursuant to a lease with an expiration date of December 31, 2021, has one, ten-year renewal option and no termination options. As of the trailing 12-month period ending August 31, 2018, Matsuhisa reported sales of approximately $1,252 per sq. ft. which produced an occupancy cost of 6.2%.

Environmental Matters. The Phase I environmental report dated September 4, 2018 recommended no further action at the Shops at Solaris Property.

The Market. The Shops at Solaris Property is located in Vail, CO, within Eagle County, approximately 136 miles west of Denver, CO. As one of the leading mountain resort communities in North America, Vail Village is a resort destination which attracts global visitors year-round. Most of the area’s visitors are drawn to the area during winter, however there are many summer activities as well, such as golf, mountain biking, fishing, rafting and cultural arts performances. Vail is home to around 4,500 permanent residents and an estimated 5,000 part-time residents but it attracted more than 1.7 million visitors from 2016 to 2017. Vail Resorts is one of the most popular ski resort destinations in the world and is the largest in Colorado by acres and has trails stretching seven miles from east to west.

The Shops at Solaris Property is located along South Frontage Road, Vail Road and East Meadow Drive. The Shops at Solaris Property is a five minute walk to Bridge Street which is the primary retail pedestrian thoroughfare in Vail and the primary thoroughfare to access the ski resort from all parking areas. Additionally, a bus stop is located directly in front of the Shops at Solaris Property with a route providing transportation throughout Vail Village with a connection to Lionshead Village as well.

According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius is 727, 4,270 and 7,445, respectively, and the median household income for the same period within a one-, three- and five-mile radius is $84,084, $81,269 and $81,499, respectively. According to a third party report, the Shops at Solaris Property is located in the Upper Valley/Mid Valley retail submarket of Eagle County. According to a third party report, rental rates in the Mid Valley submarket remain the highest amongst resort areas such as Vail Village, Beaver Creek and Lionshead. As of June 30, 2018, retail rates were approximately $120 PSF for prime retail space, in Vail Village. The Upper Valley, which includes Vail Village, has experienced significant decreases in vacancy and it currently has an occupancy rate of around 99.6%. According to the appraisal, there is also limited availability of land within ski villages, such as the Shops at Solaris Property, for construction of retail property. The appraiser identified seven buildings containing street level retail space with rental rates ranging from $85.00 to $173.00 PSF on a net basis with an average of approximately $120.00 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

141 East Meadow Drive Vail, CO 81657	Collateral Asset Summary – Loan No. 4 Shops at Solaris	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 46.7% 2.46x 11.1%

Lease Comparables(1)
Property Name	City, State	Tenant Name	Lease Start Year	Rent (PSF)
Shops at Solaris	Vail, CO	Various	2012(2)	$104.38(3)
1 Willow Bridge Road	Vail, CO	Confidential	2016	$127.00
200 block of Bridge Street	Vail, CO	Confidential	2016	$105.00
400 block of E. Hyman Avenue	Aspen, CO	Confidential	2016	$120.00
500 block of E. Hyman Avenue	Aspen, CO	Confidential	2017	$173.00
300 block of S. Mill Street	Aspen, CO	Confidential	2017	$85.00
400 block of S. Galena Street	Aspen, CO	Confidential	2015	$125.00
600 block of E. Cooper Avenue	Aspen, CO	Confidential	2016	$95.00
(1)	Source: Appraisal.

(2)	Represents the weighted average lease start year at the Shops at Solaris Property based off of underwritten gross rent, inclusive of rent steps.

(3)	Represents the weighted average base rent PSF for inline retail tenants on the first and second level of the Shops at Solaris Property.

Market Rent
Space Type	Sq. Ft. Occupied at Subject(1)	Weighted Average In Place Base Rent(1)	Appraiser’s Concluded Market Rent(2)
First & Second Floor Retail	36,422	$104.38	$111.36
Restaurant & Theater	32,567	$51.13	$56.13
Retail Storage	1,681	$58.74	$52.00
Total / Wtd. Avg.	70,670	$78.76	$93.09
(1)	Based on the underwritten rent roll dated July 1, 2018.

(2)	Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis
	2015	2016	2017	T-12 8/30/2018	U/W	U/W (PSF)
Base Rent(1)	$4,841,439	$4,874,047	$4,985,232	$5,054,796	$5,473,622	$77.45
Rent Steps(2)	0	0	0	0	92,094	$1.30
Reimbursements	757,860	810,364	824,931	943,904	1,013,089	$14.34
Other Income 1(3)	125,929	82,664	98,839	139,967	139,967	$1.98
Gross Potential Rent	$5,725,229	$5,767,076	$5,909,002	$6,138,667	$6,718,772	$95.07
Other Income 2(4)	14,005	61,839	67,445	38,053	38,053	$0.54
Parking	2,510,899	2,463,299	2,712,675	3,176,653	3,176,653	$44.95
Less: Vacancy(5)	0	0	0	0	(335,939)	($4.75)
Effective Gross Income	$8,250,132	$8,292,213	$8,689,122	$9,353,373	$9,597,539	$135.81
Total Variable Expenses	789,738	709,678	871,218	793,785	881,789	$12.48
Total Fixed Expenses	615,059	644,710	643,201	807,186	948,973	$13.43
Net Operating Income	$6,845,335	$6,937,825	$7,174,703	$7,752,402	$7,766,778	$109.90
Capital Expenditures	0	0	0	0	10,601	$0.15
TI/LC	0	0	0	0	165,393	$2.34
Net Cash Flow	$6,845,335	$6,937,825	$7,174,703	$7,752,402	$7,590,784	$107.41
(1)	U/W Base Rent is based on the underwritten rent roll dated July 1, 2018.

(2)	Consists of $92,094 in contractual rent steps through September 1, 2019.

(3)	Other Income 1 consists of storage income from public, garage and residential storage units.

(4)	Other Income 2 consists of late charges and miscellaneous collections that were not budgeted.

(5)	U/W Vacancy represents the economic vacancy of 5.0%.

Property Management.   The Shops at Solaris Property is managed by Solaris Management & Consulting, LLC, an affiliate of the borrower sponsors.

Lockbox / Cash Management.    The Shops at Solaris Whole Loan documents require a hard lockbox with springing cash management. At origination, the borrower was required to deliver tenant direction letters to each existing tenant at the Shops at Solaris Property directing each of them to remit their rent checks directly to the lender-controlled lockbox. The borrower is also required to deliver a tenant direction letter to each and every future tenant. The borrower is required to (and is required to cause the property manager to) deposit all revenue derived from the Shops at Solaris Property and deposit the same into the clearing account within one business day following receipt. All funds deposited into the clearing account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Shops at Solaris Whole Loan documents, and all excess cash flow funds

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

141 East Meadow Drive Vail, CO 81657	Collateral Asset Summary – Loan No. 4 Shops at Solaris	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 46.7% 2.46x 11.1%

remaining in the cash management account after the application of such funds in accordance with the Shops at Solaris Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Shops at Solaris Whole Loan. To the extent that no Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Trigger Period” means a period (a) commencing on the earliest to occur of (i) a mortgage loan event of default has occurred and is continuing, (ii) the debt yield (as calculated under the Shops at Solaris Whole Loan documents) falling below 8.0% and (iii) a Specified Tenant Trigger Period (as defined below) and (b) terminating, with respect to a Trigger Period caused by clause (i), above, the cure, if applicable, of such event of default; with respect to a Trigger Period caused by clause (ii) above, the debt yield being equal to or greater than 8.0% for two consecutive calendar quarters, and with respect to a Trigger Period caused by clause (iii) above, such Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant Trigger Period” means a period (a) commencing on the first to occur of (i) any Specified Tenant (defined below) lease being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) any Specified Tenant failing to be in actual, physical possession of its space, failing to operate in its premises for the purpose contemplated under its lease and/or “going dark”, (iii) any Specified Tenant giving written notice to the borrower that it is terminating its lease for all or any portion of its space, (iv) any termination or cancellation of any Specified Tenant lease and/or any Specified Tenant lease failing to otherwise be in full force and effect, or (v) any bankruptcy or similar insolvency of any Specified Tenant and/or guarantor of a Specified Tenant lease, and (b) expiring upon the lender’s receipt of such reasonably satisfactory evidence of (A) the applicable cure of such trigger or (B) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) in accordance with the mortgage loan documents and the applicable tenant thereunder is in actual, physical occupancy and open for business in the space demised under the lease and paying the full amount of rent due thereunder (and all leasing commissions have been paid and tenant improvements completed, as applicable, or otherwise escrowed with the lender).

“Specified Tenant” means (i) any tenant whose lease, individually or when aggregated with all other leases at the Shops at Solaris Property with the same tenant, any affiliate of such tenant, any guarantor of such tenant’s lease and/or any affiliate of such guarantor of such tenant’s lease, either (a) accounts for 20.0% or more of total rental income for the Shops at Solaris Property, or (b) demises 20.0% or more of the Shops at Solaris Property’s gross leasable area and (ii) any guarantor or guarantors of the applicable Specified Tenant lease.

Initial and Ongoing Reserves.    On the origination date of the Shops at Solaris Whole Loan, the borrower funded a reserve of (i) $597,966 for real estate taxes and (ii) $48,724 for insurance.

Tax Reserves. On each payment date, the borrower is required to deposit reserves of 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $74,746).

Insurance Reserves. On each payment date, the borrower is required to deposit reserves of 1/12 of the insurance premiums that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $8,121).

Replacement Reserves. On each payment date, the borrower is required to deposit $883 into a replacement reserve for capital expenditures.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various, AZ	Collateral Asset Summary – Loan No. 5 Liberty Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 64.6% 1.77x 9.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, AZ	Collateral Asset Summary – Loan No. 5 Liberty Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 64.6% 1.77x 9.1%

NORTH NORTHSIGHT BOULEVARD
8501 EAST RAINTREE DRIVE
Vanguard
EAST RAINTREE DRIVE
PARKING
GARAGE
Collateral
8501 East Raintree Drive

1930 BUILDING
1870 BUILDING
PARKING GARAGE
CARVANA
DriveTime
CENTENE
PARKING GARAGE
PARKING GARAGE
PARKING GARAGE
NORTH PRIEST DRIVE
DHL
CENTENE
CENTENE
WageWorks
PARKING GARAGE
WEST RIO SALADO PARKWAY
1910 BUILDING
1850 BUILDING
Collateral
Liberty Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, AZ	Collateral Asset Summary – Loan No. 5 Liberty Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 64.6% 1.77x 9.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, AZ	Collateral Asset Summary – Loan No. 5 Liberty Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 64.6% 1.77x 9.1%

Mortgage Loan Information
Loan Seller(1):	CREFI
Loan Purpose:	Acquisition
Borrower Sponsor:	Bruce Karsh
Borrower:	RS Phoenix Portfolio LLC
Original Balance(2):	$50,000,000
Cut-off Date Balance(2):	$50,000,000
% by Initial UPB:	4.3%
Interest Rate:	4.75500%
Payment Date:	6th of each month
First Payment Date:	November 6, 2018
Maturity Date:	October 6, 2028
Amortization:	Interest Only
Additional Debt(2):	$115,700,000 Pari Passu Debt
Call Protection(3):	L(25), D(92), O(3)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly	Cap
Taxes:	$89,189	$44,594	NAP
Insurance:	$18,366	$9,183	NAP
Replacement:	$0	$13,429	NAP
Specified Tenant Sweep:	$0	Springing	NAP
Immediate Repairs:	$3,125	NAP	NAP
Unfunded Obligations:	$1,161,769	NAP	NAP
Free Rent:	$109,603	NAP	NAP
GPLET Ground Rent:	$77,257	$77,257	NAP
Property Information
Single Asset / Portfolio:	Portfolio of two properties
Property Type:	Suburban Office
Collateral(5):	Fee Simple/Leasehold
Location:	Various, AZ
Year Built / Renovated:	Various / NAP
Total Sq. Ft.:	805,746
Property Management:	Signature Real Estate Services, Inc.
Underwritten NOI(6):	$15,109,811
Underwritten NCF:	$14,130,019
Appraised Value(7):	$256,700,000
Appraisal Date:	Various

Historical NOI(6)
Most Recent NOI:	$14,502,824 (Annualized T-7 July 31, 2018)
2017 NOI:	$8,748,230 (December 31, 2017)
2016 NOI:	$7,201,661 (December 31, 2016)
2015 NOI:	$4,651,042 (December 31, 2015)

Historical Occupancy(8)
Most Recent Occupancy:	100.0% (May 31, 2018)
2017 Occupancy:	NAV
2016 Occupancy:	NAV
2015 Occupancy:	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$50,000,000
Pari Passu Notes	$115,700,000
Whole Loan	$165,700,000	$206 / $206	64.6% / 64.6%	1.89x / 1.77x	9.1% / 8.5%	9.1% / 8.5%
(1)	The Liberty Portfolio Whole Loan (as defined below) was co-originated by CREFI, Barclays Bank PLC and Cantor Commercial Real Estate Lending, L.P.

(2)	The Liberty Portfolio Loan (as defined below) consists of the controlling Note A-1 and non-controlling Note A-3, and is part of a whole loan evidenced by eight pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $165.7 million. For additional information, see “The Loan” herein.

(3)	The lockout period will be at least 25 payments beginning with and including the first payment date of November 6, 2018. Defeasance of the full $165.7 million Liberty Portfolio Whole Loan is permitted after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu companion note to be securitized and (ii) September 26, 2021. The assumed lockout period of 25 payments is based on the expected Benchmark 2018-B7 securitization closing date in November 2018. The actual lockout period may be longer.

(4)	See “Initial and Ongoing Reserves” herein.

(5)	See “Tax Abatements” herein.

(6)	The difference between 2015 NOI, 2016 NOI, 2017 NOI, Most Recent NOI and Underwritten NOI is primarily attributable to the construction and stabilization of the Liberty Center at Rio Salado Property. The Liberty Center at Rio Salado Property consists of four buildings: 1850 West Rio Salado Parkway (built in 2014 and represents approximately 18.0% of Underwritten NOI), 1870 West Rio Salado Parkway (built in 2017 and represents approximately 29.9% of Underwritten NOI), 1910 West Rio Salado Parkway (built in 2014 and represents approximately 20.0% of Underwritten NOI), and 1930 West Rio Salado Parkway (built in 2016 and represents approximately 16.8% of Underwritten NOI). The 8501 East Raintree Drive Property was built in 2006 and represents approximately 15.4% of Underwritten NOI. The Liberty Portfolio Properties are all 100.0% leased and all outstanding landlord obligations and free rent were reserved for at origination.

(7)	The Appraised Value of $256,700,000 represents the aggregate “As-Is” value of the Liberty Portfolio properties. The Liberty Center at Rio Salado Property had an “As-Is” appraised value of $212,910,000 as of August 22, 2018, and the 8501 East Raintree Drive Property had an “As-Is” appraised value of $43,790,000 as of August 24, 2018.

(8)	Due to the various construction dates of the Liberty Portfolio Properties, Historical Occupancy information on a portfolio basis is not available. The 8501 East Raintree Drive Property has maintained 100.0% occupancy since 2008 and the buildings located at the Liberty Center at Rio Salado Property have steadily increased occupancy each year since construction was complete to reach the current 100.0% occupancy levels represented in the underwritten rent rolls dated May 31, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, AZ	Collateral Asset Summary – Loan No. 5 Liberty Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 64.6% 1.77x 9.1%

Portfolio Summary(1)
Property Name	Largest Tenant	Property Type	Sq. Ft.	Occupancy	Allocated Loan Amount ($)	% of Allocated Loan Amount	UW NCF	Appraised Value
Liberty Center at Rio Salado	Centene	Office	682,406	100.0%	$42,467,603	84.9%	$11,962,700	$212,910,000
8501 East Raintree Drive	The Vanguard Group	Office	123,340	100.0%	$7,532,397	15.1%	$2,167,319	$43,790,000
Total / Wtd. Avg.			805,746	100.0%	$50,000,000	100.0%	$14,130,019	$256,700,000
(1)	Based on the underwritten rent roll dated May 31, 2018 and the Liberty Portfolio Whole Loan documents.

The Loan.    The Liberty Portfolio mortgage loan (the “Liberty Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee simple and leasehold interests in a two-property Class A office portfolio located in Arizona and totaling 805,746 sq. ft. of fully occupied space, with an Original Balance and Cut-off Date Balance of $50.0 million. The Liberty Portfolio Loan is part of a whole loan (the “Liberty Portfolio Whole Loan”) evidenced by eight pari passu notes in the aggregate original principal balance of $165.7 million. The Liberty Portfolio Loan is evidenced by the controlling Note A-1 and non-controlling Note A-3, with an aggregate original principal balance of $50.0 million, which will be included in the Benchmark 2018-B7 mortgage trust. The table below summarizes the promissory notes.

The relationship between the holders of the Liberty Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-3	$50,000,000	$50,000,000	Benchmark 2018-B7	Yes
A-2	$30,000,000	$30,000,000	CREFI	No
A-4, A-5	$37,850,000	$37,850,000	Barclays Bank PLC	No
A-6, A-7	$37,850,000	$37,850,000	Cantor Commercial Real Estate Lending, L.P.	No
A-8	$10,000,000	$10,000,000	CREFI	No
Total	$165,700,000	$165,700,000

The Liberty Portfolio Loan has a 10-year interest only term, has an outstanding principal balance as of the Cut-off Date of $50.0 million and accrues interest at a fixed rate equal to 4.75500%. The Liberty Portfolio Whole Loan proceeds were used to acquire the Liberty Portfolio Properties for $255.0 million, pay closing costs of approximately $2.9 million and fund upfront reserves of approximately $1.5 million. The most recent prior financing of the Liberty Portfolio Properties was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$165,700,000	63.9%	Purchase Price	$255,000,000	98.3%
Borrower Sponsor Equity	92,058,681	35.5	Closing Costs	2,896,463	1.1
Other Sources(1)	1,597,091	0.6	Reserves	1,459,309	0.6
Total Sources	$259,355,773	100.0%	Total Uses	$259,355,773	100.0%
(1)	Other Sources consist of various credits awarded to the purchaser at origination, including, but not limited to: prepaid rents, tenant improvement allowances, free rent, tenant security deposits and real estate tax credits.

The Borrower / Borrower Sponsor.    The borrower is RS Phoenix Portfolio LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Liberty Portfolio Whole Loan. H25A, LLC, a Delaware limited liability company, is the non-recourse carve-out guarantor for the Liberty Portfolio Whole Loan.

Bruce Karsh, the borrower sponsor, is a co-chairman and co-founder of Oaktree Capital which, as of June 30, 2018, currently manages approximately $122.0 billion in assets. He also serves as Chief Investment Officer and serves as portfolio manager for Oaktree Capital’s Distressed Opportunities, Value Opportunities and Multi-Strategy Credit strategies. Bruce Karsh serves on the boards of a number of privately held companies and is a member of the investment committee of the Broad Foundations. He is a Duke University alumni and served as Chairman of the Board of DUMAC, LLC, the entity that manages Duke University’s endowment, from 2005 to 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, AZ	Collateral Asset Summary – Loan No. 5 Liberty Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 64.6% 1.77x 9.1%

The Properties.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent(3)	Lease Expiration
Centene(4)(5)	NR / Ba1 / BB+	352,988	43.8%	$19.54	44.1%	1/31/2028
The Vanguard Group(6)	NR / NR / NR	123,340	15.3%	$20.15	15.9%	7/31/2026
DHL Express(7)	BBB+ / A3 / NR	117,593	14.6%	$19.96	15.0%	2/28/2023
WageWorks, Inc.(7)	NR / NR / NR	76,162	9.5%	$17.47	8.5%	12/31/2021
Carvana, LLC(8)(9)	NR / NR / NR	69,774	8.7%	$19.10	8.5%	2/29/2024
DriveTime Automotive Group, Inc.(8)(9)	NR / NR / NR	65,889	8.2%	$19.10	8.0%	2/29/2024
Total/Wtd. Avg. Occupied		805,746	100.0%	$19.43	100.0%
Vacant		0	0.0%
Total		805,746	100.0%

(1)	Based on the underwritten rent rolls dated May 31, 2018.

(2)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.

(3)	Includes approximately $261,743 in contractual rent steps through October 1, 2019 for non-credit tenants and $185,411, which represents the present value of rent steps for a credit tenant (DHL Express).

(4)	Centene has two five-year renewal options based on a fixed increase of 2.25% annually of the minimum annual rent in effect as of the current lease expiration date and tenant improvement allowance of $7.00 per sq. ft. for each exercised renewal option (related to 236,131 SF of space in the 1870 West Rio Salado Parkway building) and two five-year renewal options at annual increases of $0.50 per SF and tenant improvement allowance of $7.00 per SF for each exercised renewal option (related to 116,857 SF of space in the 1850 West Rio Salado Parkway and 1910 West Rio Salado Parkway buildings).

(5)	Centene occupies 236,131 sq. ft. through January 31, 2028 in the 1870 West Rio Salado Parkway building, 77,867 sq. ft. through January 22, 2028 in the 1850 West Rio Salado Parkway building and 38,990 sq. ft. through December 31, 2028 in the 1910 West Rio Salado Parkway building.

(6)	The Vanguard Group has two five-year renewal options at the greater of (i) 95% of fair market value and (ii) scheduled rent immediately prior to lease expiration.

(7)	DHL Express and WageWorks, Inc. each have two five-year renewal options at fair market value.

(8)	Carvana, LLC and DriveTime Automotive Group, Inc. each have three five-year renewal options at 95.0% of fair market value.

(9)	DriveTime Automotive Group, Inc. subleases its 65,889 sq. ft. of space to Carvana, LLC. The sublease is co-terminus with, and requires the same rent, as the original DriveTime Automotive Group, Inc. lease. In total, Carvana, LLC occupies 135,663 sq. ft. at the 1930 West Rio Salado Parkway building.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent(3)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	1	76,162	9.5%	76,162	9.5%	$17.47	8.5%	8.5%
2022	0	0	0.0%	76,162	9.5%	$0.00	0.0%	8.5%
2023	1	117,593	14.6%	193,755	24.0%	$19.96	15.0%	23.5%
2024	2	135,663	16.8%	329,418	40.9%	$19.10	16.6%	40.1%
2025	0	0	0.0%	329,418	40.9%	$0.00	0.0%	40.1%
2026	1	123,340	15.3%	452,758	56.2%	$20.15	15.9%	55.9%
2027	0	0	0.0%	452,758	56.2%	$0.00	0.0%	55.9%
2028(4)	3	352,988	43.8%	805,746	100.0%	$19.54	44.1%	100.0%
Thereafter	0	0	0.0%	805,746	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	805,746	100.0%	NAP	NAP
Total / Wtd. Avg.	8	805,746	100.0%			$19.43	100.0%

(1)	Based on the underwritten rent rolls dated May 31, 2018.

(2)	Certain tenants have lease termination options that may become excercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	Includes approximately $261,743 in contractual rent steps through October 1, 2019 and $185,411 which represents the present value of rent steps for DHL Express.

(4)	Centene occupies 236,131 sq. ft. through January 31, 2028 in the 1870 West Rio Salado Parkway building, 77,867 sq. ft. through January 22, 2028 in the 1850 West Rio Salado Parkway building and 38,990 sq. ft. through December 31, 2028 in the 1910 West Rio Salado Parkway building.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, AZ	Collateral Asset Summary – Loan No. 5 Liberty Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 64.6% 1.77x 9.1%

The Liberty Portfolio consists of a two-property Class A office portfolio. The Liberty Center at Rio Salado campus (682,406 sq. ft.) includes four office buildings built from 2014 to 2017 located at 1850, 1870, 1910 and 1930 West Rio Salado Parkway in Tempe, Arizona (the “Liberty Center at Rio Salado Property”). The Liberty Center Property is situated on a site covering approximately 40.7 acres and is 100.0% occupied as of the underwritten rent rolls dated May 31, 2018 by national tenants such as Centene Management Company, LLC (“Centene”), DHL Express (USA), Inc. (“DHL Express”) and WageWorks, Inc. (“WageWorks”). The buildings at the Liberty Center Property, which consist of three two-story Class A office buildings and one three-story Class A office building, offer 4,078 surface parking spaces (which equates to approximately 6.0 parking spaces per 1,000 sq. ft. of NRA). The Liberty Center Property also offers redundant power, balconies, cafeterias, mountain views and access to downtown Tempe and the Phoenix Sky Harbor International Airport. The 8501 East Raintree Drive Property (123,340 sq. ft.) is a three-story, Class A, LEED Gold office building that was built-to-suit for The Vanguard Group, Inc. (“The Vanguard Group”) in 2006 and is located in Scottsdale, Arizona. The 8501 East Raintree Drive Property is situated on a site covering approximately 13.8 acres and remains 100.0% occupied by The Vanguard Group as of the underwritten rent roll dated May 31, 2018. The Vanguard Group lease commenced in 2006, expires in July 2026 and offers two five-year renewal options. The 8501 East Raintree Drive Property amenities include approximately 28,000 sq. ft. of landscaped outdoor patio area. The 8501 East Raintree Drive Property also contains a parking garage with 594 parking spaces (which equates to approximately 4.8 parking spaces per 1,000 sq. ft. of NRA). Overall, the Liberty Portfolio Properties are 100.0% occupied by six national tenants with a weighted average remaining lease term from the Cut-off Date of 7.1 years.

Major Tenants.

Centene (352,988 sq. ft.; 43.8% of NRA; 44.1% of U/W Base Rent): Centene, rated Ba1/BB+ by Moody’s/S&P, is a Fortune 500 multi-national healthcare company headquartered in St. Louis, Missouri. Centene utilizes its space at the Liberty Center Property as one of the primary office locations for its Nursewise (a wholly owned subsidiary of Centene in the business of providing multilingual telehealth services) and Cenpatico Integrated Care (a wholly owned subsidiary of Centene that offers agencies, health plans, and states solutions to administer healthcare services more effectively) business lines. Centene first leased 77,867 sq. ft. of space in October 2015 and has since expanded to its current footprint of 352,988 sq. ft. across multiple buildings at the Liberty Center Property. Centene occupies 236,131 sq. ft. through January 31, 2028 in the 1870 West Rio Salado Parkway building, 77,867 sq. ft. through January 22, 2028 in the 1850 West Rio Salado Parkway building and 38,990 sq. ft. through December 31, 2028 in the 1910 West Rio Salado Parkway building, and has two five-year renewal options and no termination options. For the fiscal year ended December 31, 2017, Centene reported approximately $48.4 billion in total revenues and employees of approximately 33,700. As of October 16, 2018, Centene had a market capitalization of approximately $30.1 billion.

The Vanguard Group (123,340 sq. ft.; 15.3% of NRA; 15.9% of U/W Base Rent): The Vanguard Group is a privately owned investment manager founded in 1975 and, as of January 31, 2018, employed approximately 16,600 people in the United States and had approximately $5.1 trillion in global assets under management. The Vanguard Group primarily provides its services to investment companies and caters to pooled investment vehicles, corporations, individuals, retirement plan sponsors, institutional investors, separate account institutional clients and financial advisors. The Vanguard Group utilizes the entire 123,340 sq. ft. of office space at the 8501 Raintree Drive Property as a regional office and has been in occupancy since the property was constructed in 2006.

DHL Express (117,593 sq. ft.; 14.6% of NRA; 15.0% of U/W Base Rent): DHL Express, rated A3/BBB+ by Moody’s/Fitch, the United States branch of Deutsche Post DHL Group, the world’s largest international courier service company with express, global forwarding, freight and supply chain divisions, utilizes its space at the Liberty Center Property as a corporate office. Deutsche Post DHL Group currently employs approximately 520,000 employees in over 220 countries worldwide. As of October 16, 2018, Deutsche Post DHL Group had a market capitalization of approximately $40.7 billion. According to the 2017 annual report, Deutsche Post DHL Group reported earnings before interest and taxes of approximately $4.65 billion for fiscal year 2017.

Tax Abatements. The four buildings located at the Liberty Center at Rio Salado Property receive a 50.0% real estate tax abatement for eight years commencing on the respective certificate of occupancy date for each building through a Government Property Lease Excise Tax (“GPLET”) abatement with the Arizona Department of Revenue and the City of Tempe. In lieu of paying real estate taxes, the borrower pays to the Arizona Department of Revenue and the City of Tempe, in the form of rent, 50.0% of what the respective buildings’ real estate taxes otherwise would have been (2018 rent due under the GPLET abatement for the four buildings located at the Liberty Center at Rio Salado Property was equal to $882,940). The borrower has a leasehold interest in each of the buildings located at the Liberty Center at Rio Salado Property, which are subject to the GPLET abatement until expiration of the underlying lease, at which point title in the fee interest will automatically vest in the borrower. Real estate taxes were underwritten based on the 10-year average of each respective building’s current tax amount and full tax amount when the GPLET abatement expires. Assuming a 1.0% growth rate, 14.21% tax rate and 18.0% assessment ratio, the average annual real estate tax savings from the 2018/2019 tax year through the 2027/2028 tax year for the Liberty Center at Rio Salado Property is equal to $508,706 per year. The 8501 East Raintree Drive Property is not subject to an abatement and real estate taxes were underwritten to the budgeted amount equal to $509,650. Below is a table illustrating the GPLET abatements for each building at the Liberty Center at Rio Salado Property:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, AZ	Collateral Asset Summary – Loan No. 5 Liberty Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 64.6% 1.77x 9.1%

Liberty Center at Rio Salado Tax Abatement Summary
Liberty Center at Rio Salado Building	Certificate of Occupancy Date	GPLET Expiration Date	Remaining GPLET Term (years)(1)	Unabated Annual Real Estate Tax 10-yr Average	U/W Annual Real Estate Tax 10-yr Average
1850 West Rio Salado Parkway	10/30/2014	10/29/2022	4.0	$535,060	$431,237
1870 West Rio Salado Parkway	2/15/2018	2/14/2026	7.3	$412,042	$246,330
1910 West Rio Salado Parkway	7/8/2015	7/7/2023	4.7	$508,615	$384,629
1930 West Rio Salado Parkway	9/28/2016	9/27/2024	5.9	$391,784	$276,599
Total / Wtd. Avg.			5.2	$1,847,501	$1,338,795
(1)	Remaining GPLET Term (years) is based on the Cut-off Date for the Benchmark 2018-B7 trust in November 2018.

Environmental Matters. The Phase I environmental reports dated July 23, 2018 recommended no further action at the Liberty Portfolio Properties.

The Market. The Liberty Portfolio Properties are located within the Phoenix office market which, according to the appraisal as of year end 2017, had an overall office supply of approximately 179.4 million sq. ft., a vacancy rate of 14.6% and average asking rent of $23.94 per sq. ft. According to the appraisal, from the period beginning in 2009 and ending June 30, 2018, the Phoenix office market has added approximately 12.4 million sq. ft. of supply, reduced vacancy by approximately 6.2% while maintaining an average asking rent that ranged from $23.52 per sq. ft. in 2009 to $25.14 per sq. ft. as of June 30, 2018. According to a third party report, the technology industry continues to expand, many technology companies have relocated from Southern California or expanded in the Phoenix office market to utilize the cheaper rents for back-office space. The Phoenix office market is currently home to the back-office operations of prominent technology companies including PayPal, Yelp and San Francisco-based financial technology firm Upgrade. According to the appraisal, the Phoenix market has also become a significant market in the United States for advanced business services jobs in the financial sector. According to the United States Bureau of Labor Statistics, as of August 31, 2018, the financial services sector accounts for approximately 9.1% of total non-farm employment in the Phoenix market and supports approximately 191,500 jobs. Since the beginning of 2017, firms such as Bank of the West, Charles Schwab, and Northern Trust have relocated or expanded within the Phoenix office market.

The buildings that make up the Liberty Center at Rio Salado Property are located at 1850, 1870, 1910 and 1930 West Rio Salado Parkway in Tempe, Arizona, approximately 9.5 miles east of downtown Phoenix. Tempe, the eighth largest city in Arizona, is an urban community located in the southeast Arizona that is bordered by Scottsdale to the north, Mesa to the east, Chandler to the south and Phoenix to the west. Tempe is served by Interstate 10, U.S. Route 60 and State Routes 101 and 143. The Salt River flows through the northern portion of Tempe and the Phoenix Sky Harbor International Airport is located approximately four miles west of Tempe. According to the appraisal, as of year-end 2017, the population within a one-, three- and five-mile radius was 5,947, 91,845 and 328,873, respectively. Additionally, for the same period, the average household income within a one-, three- and five-mile radius was $50,990, $51,485 and $60,211, respectively. The Liberty Center at Rio Salado Property is part of the Phoenix Airport Area submarket, which, according to the appraisal, as of June 30, 2018, contained an office supply of approximately 12.4 million sq. ft. with a vacancy rate of 21.8% and average gross asking rent equal to $23.83 per sq. ft. (compared to the weighted average U/W Gross Rent at the Liberty Center at Rio Salado Property of $24.35 per sq. ft.).

The 8501 East Raintree Property is located in Scottsdale, Arizona, approximately 26.6 miles northeast of downtown Phoenix. Scottsdale, the seventh largest city in Arizona, is bordered by Tempe to the south, Fountain Hills and McDowell Mountain Regional Park to the east, Tonto National Forest to the north and Phoenix and Paradise Valley to the west. Scottsdale is served by Interstates 10 and 17, as well as U.S. Route 60, which are all located within 10 miles of the 8501 East Raintree Property. Also, the Phoenix Sky Harbor International Airport is located approximately six miles west of Scottsdale. According to the appraisal, as of year-end 2017, the population within a one-, three- and five-mile radius was 5,184, 70,146 and 168,757, respectively. Additionally, for the same period, the average household income within a one-, three- and five-mile radius was $114,175, $125,706 and $127,144, respectively. The 8501 East Raintree Property is part of the Scottsdale Airpark submarket, which, according to the appraisal as of June 30, 2018, contained an office supply of approximately 13.2 million sq. ft. with a vacancy rate of 13.1% and average gross asking rent equal to $27.76 per sq. ft. (compared to the U/W Gross Rent for The Vanguard Group at the 8501 East Raintree Property of $25.26 per sq. ft.).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, AZ	Collateral Asset Summary – Loan No. 5 Liberty Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 64.6% 1.77x 9.1%

In determining market rent for the Liberty Portfolio Properties, the appraisal identified the six comparable office properties located in the Phoenix office market listed in the table below.

Office Comparables(1)
Property Name	Office Area (NRA)	City	Occupancy	Tenant Name	Lease Type	Rent (PSF)
Liberty Portfolio Properties	805,746 (2)	Tempe/Scottsdale	100.0%	Various	NNN	$19.75 - $20.00(3)
Price Road Office	66,759	Chandler	100.0%	Walgreens (Call Center)	NNN	$15.75
Chaparral Commerce Center	271,085	Scottsdale	100.0%	McKesson Corp.	NNN	$16.31
Norterra West One	475,000	Phoenix	100.0%	USAA (IT Dept.)	NNN	$17.38
Rio 2100	100,102	Tempe	100.0%	Varsity Tutors LLC	FSG	$28.37
Rio Office	63,500	Tempe	100.0%	Benchmark Elec., Inc.	FSG	$30.25
The Alameda	235,000	Tempe	93.2%	Lennar Homes	NNN	$19.00
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated May 31, 2018.

(3)	Represents the range of concluded market office rent from the appraisal (on a net basis) for the Liberty Portfolio Properties.

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	Annualized 7/31/2018	U/W	U/W (PSF)
Base Rent(1)	$7,167,149	$8,527,073	$14,118,837	$15,204,627	$18.87
Rent Steps(2)	0	0	0	$447,154	$0.55
Reimbursements	1,636,533	1,973,158	2,845,390	4,078,245	$5.06
Gross Potential Rent	$8,803,682	$10,500,231	$16,964,227	$19,730,026	$24.49
Other Income(3)	1,504	1,017	0	0	$0.00
Parking	101,350	332,312	397,500	425,867	$0.53
Less: Vacancy(4)	0	0	(3)	(986,501)	($1.22)
Effective Gross Income	$8,906,536	$10,833,560	$17,361,723	$19,169,391	$23.79
Total Variable Expenses	761,670	985,096	1,472,184	2,106,185	$2.61
Total Fixed Expenses(5)	943,205	1,100,234	1,386,715	1,953,395	$2.42
Net Operating Income(6)	$7,201,661	$8,748,230	$14,502,824	$15,109,811	$18.75
Capital Expenditures	0	0	0	161,149	$0.20
TI/LC	0	0	0	818,643	$1.02
Net Cash Flow	$7,201,661	$8,748,230	$14,502,824	$14,130,019	$17.54
(1)	U/W Base Rent is based on the underwritten rent roll dated May 31, 2018.

(2)	Rent Steps consist of approximately $261,743 in contractual rent steps through October 1, 2019 and $185,411 which represents the present value of rent steps for credit tenants.

(3)	Other Income consists of telecommunications income for the 2016 and 2017 historical cash flow information.

(4)	U/W Vacancy represents the economic vacancy of 5.0%.

(5)	U/W Total Fixed Expenses include real estate taxes ($1,848,445) that were underwritten using the budgeted real estate tax amount for the 8501 East Raintree Property ($509,650) and the 10-year average of the current abated real estate taxes and the fully unabated real estate taxes due when the GPLET’s expire at each of the respective buildings that make up the Liberty Center at Rio Salado Property ($1,338,795). See “Tax Abatements” above for further detail.

(6)	The difference between 2016 Net Operating Income, 2017 Net Operating Income, the Annualized 7/31/2018 and U/W Net Operating Income is primarily attributable to the construction and stabilization of the Liberty Center at Rio Salado Property. The Liberty Center at Rio Salado Property consists of four buildings: 1850 West Rio Salado Parkway (built in 2014 and represents approximately 18.0% of U/W Net Operating Income), 1870 West Rio Salado Parkway (built in 2017 and represents approximately 29.9% of U/W Net Operating Income), 1910 West Rio Salado Parkway (built in 2014 and represents approximately 20.0% of U/W Net Operating Income), and 1930 West Rio Salado Parkway (built in 2016 and represents approximately 16.8% of U/W Net Operating Income). The 8501 East Raintree Drive Property was built in 2006 and represents approximately 15.4% of U/W Net Operating Income. The Liberty Portfolio Properties are all 100.0% leased and all outstanding landlord obligations and free rent were reserved for at origination.

Property Management.   The Liberty Portfolio Properties are managed by Signature Real Estate Services, Inc., an independent third party property manager.

Lockbox / Cash Management.     The Liberty Portfolio Whole Loan documents require a hard lockbox with springing cash management. The borrower is required to deliver tenant direction letters to each existing tenant at the Liberty Portfolio Properties directing each of them to remit their rent checks directly to the lender-controlled lockbox. The borrower is also required to deliver a tenant direction letter to each and every future commercial tenant. The borrower is required to (and is required to cause the property manager to) deposit all revenue derived from the Liberty Portfolio Properties and deposit the same into the clearing account promptly upon receipt. All funds deposited into the clearing account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, AZ	Collateral Asset Summary – Loan No. 5 Liberty Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 64.6% 1.77x 9.1%

funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Liberty Portfolio Whole Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Liberty Portfolio Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Liberty Portfolio Whole Loan. To the extent that no Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrowers.

A “Trigger Period” means the occurrence of the following, as applicable: (i) a mortgage loan event of default has occurred and is continuing, (ii) the debt service coverage ratio is less than 1.20x and (iii) a Specified Tenant (as defined below) and/or the guarantor of such specified tenant lease experiences a bankruptcy event, ceases to occupy its space or “goes dark” (unless it is an investment-grade tenant), gives notice of its intent to terminate the space (such Trigger Period to occur a specified number of months prior to the designated termination date), terminates or cancels its lease or any portion thereof, is in monetary default or material non-monetary default under its lease or fails to renew its lease (a “Specified Tenant Trigger Period”).

A Trigger Period will expire upon the cessation of the event described above and/or the satisfaction of the conditions specified in the Liberty Portfolio Whole Loan documents. In the case of a Trigger Period caused by the event described in clause (ii) above, such Trigger Period will cease if the borrower deposits with the lender cash or an evergreen letter of credit in an amount that (if applied to pay the balance of the Liberty Portfolio Whole Loan) would cause the Liberty Portfolio Whole Loan to have a DSCR at least equal to 1.25x. Such reserve or letter of credit will be released to the borrower upon the Liberty Portfolio Whole Loan having a DSCR at or above 1.25x for two consecutive calendar quarters (not taking into account the foregoing reserve).

“Specified Tenant” means, as applicable, (i) Centene, (ii) The Vanguard Group and (iii) any tenant whose lease, individually or when aggregated with all other leases at the Liberty Portfolio Property with the same tenant, any affiliate of such tenant, any guarantor of such tenant’s lease and/or any affiliate of such guarantor of such tenant’s lease, either (a) accounts for 25.0% or more of total rental income for the respective Liberty Portfolio Property or (b) demises 25.0% or more of the respective Liberty Portfolio Property’s gross leasable area.

Initial and Ongoing Reserves.    On the origination date of the Liberty Portfolio Whole Loan, the borrower funded a reserve of (i) $89,189 for real estate taxes, (ii) $18,366 for insurance, (iii) $3,125 for immediate repairs, (iv) $1,161,769 for unfunded obligations, (v) $109,603 for Carvana, LLC free rent and (vi) $77,257 for ground rent related to the GPLET leases with respect to the Liberty Center at Rio Salado Property.

Tax Reserve. On each payment date, the borrower is required to deposit reserves of 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be $44,594 per month).

Insurance Reserve. On each payment date, the borrower is required to deposit reserves of 1/12 of the insurance premiums that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be $9,183 per month).

Replacement Reserve. On each payment date, the borrower is required to deposit $13,429 into a replacement reserve for capital expenditures.

Specified Tenant Sweep Reserve. Monthly deposits into the specified tenant sweep reserve are waived so long as no Specified Tenant Trigger Period has occurred and is continuing. On each monthly payment date occurring on and after the occurrence and during the continuance of a Specified Tenant Trigger Period, the borrower will deposit an amount equal to the specified tenant sweep excess cash flow (within the meaning of Liberty Portfolio Whole Loan documents) generated by the Liberty Portfolio Properties for the immediately preceding interest accrual period until the amount in the specified tenant sweep reserve meets a certain threshold and the DSCR is above 1.25x.

GPLET Ground Rent Reserve. On each monthly payment date, the borrower is required to deposit reserves of 1/12 of the ground rent payable during the next-ensuing 12 months under the GPLET leases with respect to the Liberty Center at Rio Salado Property (initially estimated to be $77,257 per month).

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, AZ	Collateral Asset Summary – Loan No. 5 Liberty Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 64.6% 1.77x 9.1%

Excluded Tax Parcel. As of the origination date of the Liberty Portfolio Whole Loan, the 8501 East Raintree Drive Property was legally subdivided from, but still part of a larger tax parcel with, certain adjacent property that is not part of the collateral for the Liberty Portfolio Whole Loan (the “Excluded Parcel”). The borrower has represented that all conditions precedent to the consummation of the severance of the 8501 East Raintree Drive Property from the Excluded Parcel for real estate tax purposes such that the 8501 East Raintree Drive Property is assessed for real estate tax purposes as one or more wholly independent tax lots (the “Scottsdale Tax Parcelization”) have been satisfied, except the ministerial creation by the Maricopa County Assessor’s Office of separate tax lots for the 8501 East Raintree Drive Property and the Excluded Parcel. The entity that sold the 8501 East Raintree Drive Property to the borrower (the “Liberty Portfolio Seller”) is required pursuant to the applicable purchase-and-sale agreement (the “Liberty Portfolio PSA”) to pay to the borrower all real estate taxes with respect to the Excluded Parcel not later than ten business days prior to the due date thereof to the extent that such real estate taxes relate to the period prior to the consummation of the Scottsdale Tax Parcelization. The borrower will be required to escrow a true up payment for real estate taxes with respect to the Excluded Parcel if (a) the Scottsdale Tax Parcelization has not occurred and (b) any of the following conditions are not satisfied: (i) no event of default under the Liberty Portfolio Loan documents has occurred and is continuing, (ii) borrower is diligently pursuing in a commercially reasonable good faith manner the Scottsdale Tax Parcelization, (iii) the Liberty Portfolio Seller is not in default of its obligation to pay to the borrower real estate taxes with respect to the Excluded Parcel pursuant to the Liberty Portfolio PSA or (iv) borrower has delivered evidence of the payment of taxes with respect to the Excluded Parcel at least five days prior to the due date of such taxes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

100-900 Center Boulevard Newark, DE 19702	Collateral Asset Summary – Loan No. 6 Christiana Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,000,000 70.6% 1.45x 9.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100-900 Center Boulevard Newark, DE 19702	Collateral Asset Summary – Loan No. 6 Christiana Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,000,000 70.6% 1.45x 9.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100-900 Center Boulevard Newark, DE 19702	Collateral Asset Summary – Loan No. 6 Christiana Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,000,000 70.6% 1.45x 9.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100-900 Center Boulevard Newark, DE 19702	Collateral Asset Summary – Loan No. 6 Christiana Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,000,000 70.6% 1.45x 9.8%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Borrower Sponsor:	E. Stanley Kroenke
Borrower:	TKG Christiana Center, LLC
Original Balance:	$49,000,000
Cut-off Date Balance:	$49,000,000
% by Initial UPB:	4.2%
Interest Rate:	5.09000%
Payment Date:	1st of each month
First Payment Date:	December 1, 2018
Maturity Date:	November 1, 2028
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), YM1(92), O(3)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(1)
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	Springing	NAP
TI/LC:	$0	Springing	$908,337
Free Rent:	$0	Springing	NAP
Outstanding TI:	$0	Springing	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Newark, DE
Year Built / Renovated:	1998-2000 / NAP
Total Sq. Ft.:	302,779
Property Management:	TKG Management, Inc.
Underwritten NOI:	$4,783,966
Underwritten NCF:	$4,615,350
Appraised Value:	$69,400,000
Appraisal Date:	September 6, 2018

Historical NOI
Most Recent NOI:	$5,225,681 (T-12 July 31, 2018)
2017 NOI:	$5,091,010 (December 31, 2017)
2016 NOI:	$4,870,233 (December 31, 2016)
2015 NOI:	$4,920,739 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	95.5% (July 31, 2018)
2017 Occupancy:	97.8% (December 31, 2017)
2016 Occupancy:	100.0% (December 31, 2016)
2015 Occupancy:	100.0% (December 31, 2015)

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR(2) NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$49,000,000	$162 / $149	70.6% / 65.2%	1.50x / 1.45x	9.8% / 9.4%	10.6% / 10.2%
(1)	See “Initial and Ongoing Reserves” herein.

(2)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.89x and 1.83x, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100-900 Center Boulevard Newark, DE 19702	Collateral Asset Summary – Loan No. 6 Christiana Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,000,000 70.6% 1.45x 9.8%

The Loan.    The Christiana Center loan (the “Christiana Center Loan”) is a fixed rate loan that has an outstanding principal balance as of the Cut-off Date of $49.0 million, which is secured by a first mortgage lien on the borrower’s fee simple interest in a 302,779 sq. ft. anchored retail property located in Newark, Delaware (the “Christiana Center Property”). The Christiana Center Loan with an original principal balance of $49.0 million, has a 10-year term, is interest only for five years, and then amortizes on a 30-year amortization schedule and accrues interest at a fixed rate equal to 5.09000%. The Christiana Center Loan proceeds were used to refinance an existing CMBS loan securitized in WFRBS 2012-C9, pay closing costs and return equity to the borrower sponsor.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$49,000,000	100.0%	Loan Payoff(1)	$47,503,288	96.9%
			Closing Costs	663,374	1.4
			Return of Equity	833,338	1.7
Total Sources	$49,000,000	100.0%	Total Uses	$49,000,000	100.0%
(1)	Loan Payoff includes $2,763,128 associated with defeasance costs.

The Borrower / Borrower Sponsor.    The borrower is TKG Christiana Center, LLC, a Delaware limited liability company structured to be bankruptcy remote with one independent director. The nonrecourse carve out guarantor and the borrower sponsor is E. Stanley Kroenke, founder of The Kroenke Group (“TKG”). TKG is a privately held company which engages in the management, investment, and development of various commercial real estate properties. Founded in 1983, TKG has focus primarily in the development and management of large retail power centers nationwide. Mr. Kroenke is a well-known American businessman and entrepreneur. Mr. Kroenke owns approximately 30.0 million sq. ft. of real estate, as well as multiple sports teams that include the Denver Nuggets, Colorado Avalanche, Colorado Rapids and Arsenal.

The Property.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent	Lease Expiration
							Sales PSF(4)	Occupancy Cost(4)
Costco(5)	A+ / Aa3 / A+	140,814	46.5%	$10.94	33.6%	9/30/2023	N/A	N/A
Dick’s Sporting Goods	NR / NR / NR	50,000	16.5%	$18.06	19.7%	11/30/2023	$256	7.1%
Raymour’s Furniture Co.	NR / NR / NR	32,462	10.7%	$16.00	11.3%	5/31/2020	N/A	N/A
Michael’s	NR / NR / NR	20,670	6.8%	$18.00	8.1%	2/29/2028	N/A	N/A
Petco	NR / NR / CCC+	15,000	5.0%	$21.45	7.0%	1/31/2024	$158	13.6%
Pier 1	NR / NR / B-	9,388	3.1%	$33.50	6.9%	2/29/2024	N/A	N/A
Bahama Breeze	BBB / Baa2 / BBB	8,945	3.0%	$27.67	5.4%	1/31/2022	N/A	N/A
Hallmark Creations	NR / NR / NR	6,954	2.3%	$29.00	4.4%	2/29/2020	$145	20.0%
Men’s Warehouse	NR / NR / B+	5,000	1.7%	$32.00	3.5%	2/29/2024	$681	4.7%
Total / Wtd. Avg. Occupied		289,233	95.5%	$15.84	100.0%
Vacant Space		13,546	4.5%	NAP	NAP
Total / Wtd. Avg.		302,779	100.0%	$15.84	100.0%

(1)	Based on the underwritten rent roll dated July 31, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	U/W Base Rent PSF reflects the following: (a) in-place leases based on the July 31, 2018 underwritten rent roll and (b) contractual rent steps through April 2019 totaling $127,617.

(4)	Not all tenants at the Christiana Center Property are required to report sales. Sales PSF and Occupancy Cost are based on 2017 sales figures and underwritten base rent.

(5)	Costco currently ground leases its premises from the borrower and is responsible for its own improvements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100-900 Center Boulevard Newark, DE 19702	Collateral Asset Summary – Loan No. 6 Christiana Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,000,000 70.6% 1.45x 9.8%

The following table presents certain information relating to the historical inline sales and occupancy cost at the Christiana Center Property:

Historical Tenant Sales (PSF) and Occupancy Cost(1)
	2015	2016	2017	2017 Sales PSF	2017 Occupancy Cost
Total Tenant Sales	$19,742,298	$19,252,354	$19,579,594	$254.43	8.1%

(1)	Not all tenants at the Christiana Center Property are required to report sales. Sales PSF and Occupancy Cost are based on 2017 sales figures and underwritten base rent.

Historical and Current Occupancy
	2008	2009(1)	2010	2011	2012	2013	2014	2015	2016	2017	7/31/2018
Occupancy	99.0%	88.0%	96.0%	96.0%	100.0%	100.0%	100.0%	100.0%	100.0%	97.8%	95.5%
(1)	In 2009, occupancy declined due to a former tenant Circuit City, vacating their space. The vacant space was backfilled by H.H. Gregg immediately.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(2)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	2	39,416	13.0%	39,416	13.0%	$18.29	15.7%	15.7%
2021	0	0	0.0%	39,416	13.0%	$0.00	0.0%	15.7%
2022	1	8,945	3.0%	48,361	16.0%	$27.67	5.4%	21.1%
2023	2	190,814	63.0%	239,175	79.0%	$12.81	53.3%	74.5%
2024	3	29,388	9.7%	268,563	88.7%	$27.09	17.4%	91.9%
2025	0	0	0.0%	268,563	88.7%	$0.00	0.0%	91.9%
2026	0	0	0.0%	268,563	88.7%	$0.00	0.0%	91.9%
2027	0	0	0.0%	268,563	88.7%	$0.00	0.0%	91.9%
2028	1	20,670	6.8%	289,233	95.5%	$18.00	8.1%	100.0%
Thereafter	0	0	0.0%	289,233	95.5%	$0.00	0.0%	100.0%
Vacant	NAP	13,546	4.5%	302,779	100.0%	NAP	NAP
Total / Wtd. Avg.	9	302,779	100.0%			$15.84	100.0%
(1)	Based on the underwritten rent roll dated July 31, 2018.

(2)	Annual U/W Base Rent PSF reflects the following: (a) in-place leases based on the July 31, 2018 rent roll and (b) contractual rent steps through April 2019 totaling $127,617.

The Christiana Center Property is an approximately 302,779 sq. ft., anchored multi-tenant power retail center situated on approximately 37.73 acres in Newark, Delaware. The Christiana Center Property is anchored by five major tenants accounting for approximately 85.5% of net rentable sq. ft. The top five tenants at the Christiana Center Property are Costco, Dick’s Sporting Goods, Raymour’s Furniture Co., Michael’s and Petco. The Christiana Center Property is situated in between the Christiana Mall and the Christiana Fashion Center in a heavily developed retail corridor at the convergence of I-95 and US Highway 1. The Christiana Mall is owned by General Growth Properties, which is an approximate 1.3 million sq. ft. mall that is occupied by 179 tenants. The Christiana Mall attracts approximately 20 million customers annually.

The Christiana Center Property is located approximately 40.1 miles from the Philadelphia, Pennsylvania and approximately 67.7 miles from Baltimore, Maryland. Given the Christiana Center Property’s proximity to major highways and the New Castle Airport, which is approximately six miles away, the Christiana Center benefits from heavy traffic flow on the two major highways. The Christiana Center Property is also in close proximity to Wilmington, Delaware, which is approximately 9.1 miles away. Wilmington is the largest city in Delaware with an estimated population over 72,000 people for year-end 2018. The state of Delaware currently imposes a sales tax rate of 0.0%, which makes the Christiana Center Property attractive to customers outside the state of Delaware.

From 2008 to 2017, the Christiana Center Property has maintained an average historical occupancy of 97.7%. Of the five largest tenants at the Christiana Center Property, Costco (140,814 sq. ft.), is the only tenant that operates under a ground lease. Costco has been at the property since 1998 and recently extended its lease until September 2023. Additionally, six of the other eight tenants have been at the property since 1999 or earlier. Aside from the three largest tenants, no tenant occupies more than approximately 6.8% of net rentable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100-900 Center Boulevard Newark, DE 19702	Collateral Asset Summary – Loan No. 6 Christiana Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,000,000 70.6% 1.45x 9.8%

Major Tenants.

Costco (140,814 sq. ft.; 46.5% of NRA; 33.6% of U/W Base Rent) (rated A+/Aa3/A+ by Fitch, Moody’s, and S&P) (NYSE: COST). The largest tenant at the Christiana Center Property Costco, operates membership warehouses that specializes in providing customers with branded and private label products in a wide range of merchandise categories. Founded in 1983, Costco operates more than 740 locations worldwide and is the nation’s largest wholesale club, ahead of competitor Sam’s Club according to a third party source. The company provides dry and packaged foods, groceries, alcoholic and non-alcoholic beverages, household supplies, appliances, electronics, health products, garden items and operates pharmacies. There are approximately more than 90 million active membership subscribers worldwide. During the past fiscal year, which ended as of September 3, 2017, Costco total sales were approximately $126.2 billion, which has a CAGR of 4.2% since 2013. Costco is currently the only tenant that operates under a ground lease. Costco recently exercised an extension option for the space which is set to expire in September 2023 with three additional five-year extension options thereafter.

Dick’s Sporting Goods (50,000 sq. ft.; 16.5% of NRA; 19.7% of U/W Base Rent) (NYSE: DKS). The second largest tenant at the Christiana Center Property is Dick’s Sporting Goods (“Dick’s”). Founded in 1948, Dick’s is a leading omni-channel sporting goods retailer offering an assortment of athletic, sports equipment, apparel, footwear and accessories. Headquartered out of Pittsburgh, Pennsylvania. Dick’s operates 733 locations across 47 states. As of year-end 2017 Dick’s total sales were approximately $8.6 billion, which represents a CAGR of 6.7% since 2013. Dick’s has been at the property since November 1998 and has a lease expiration in November 2023, with three, five-year extension options remaining.

Raymour’s Furniture Co. (32,462 sq. ft.; 10.7% of NRA; 11.3% of U/W Base Rent). The third largest tenant at the Christiana Center Property is Raymour’s Furniture Co. (“Raymours”). Founded in 1947, Raymours is a furniture, mattress, living room, bed room, entertainment, home office, and outdoor furniture retailer. Based primarily in the Northeastern United States, Raymour’s operates in more than 117 locations throughout New York, New Jersey, Pennsylvania, Connecticut, Massachusetts, Delaware, and Rhode Island. Raymour’s has been at the Christiana Center Property since May 2010 and its lease is set to expire in May 2020, with three, five-year option remaining.

Environmental Matters. The Phase I environmental report, dated September 11, 2018, recommended no further action at the Christiana Center Property other than the removal of water stained ceiling tiles at certain tenant spaces.

The Market. The Christiana Center Property is located within the Philadelphia Metropolitan Statistical Area (“MSA”). The population within the Philadelphia MSA has seen growth from 2007 to 2017 of 0.4% and currently boasts a population of approximately 6.0 million people, making it the eighth largest MSA in the United States. The property is located in the South New Castle County submarket within the Philadelphia MSA. According to the CoStar Report, the South New Castle County retail submarket as of October 2018, exhibits a vacancy rate of 5.7%, which has increased from year-end 2017 by 0.4%.

	2017 Demographic Statistics(1)
Population	Trade Area(2)	Philadelphia MSA	Delaware	USA
2017 Population	473,859	6,117,605	960,591	325,372,858
Households	Trade Area(2)	Philadelphia MSA	Delaware	USA
2017 Estimated # of Households	179,634	2,312,843	368,448	123,183,573
2017 Average Household Income	$87,862	$93,787	$83,685	$81,217

(1)	Source: Appraisal.

(2)	The appraisal identified the trade area as the 10-mile radius surrounding the Christiana Center Property.

The appraisal considered six retail centers in close proximity as the primary competitive set for the Christiana Center Property. Which are located within approximately 2.6 miles from Christiana Center Property. The primary competition ranges from 187,900 sq. ft. to approximately 562,497 sq. ft.

Directly Competitive Buildings(1)
Property	Location	Rentable Area (sq. ft.)	Year Built / Renovated	Distance From Property (Miles)
Christiana Center	Newark, Delaware	302,779	1998-2000 / N/A	N/A
Christiana Fashion Center	Newark, Delaware	562,497	2015 / N/A	0.1
Metro Center	Newark, Delaware	213,735	1990 / 2005	2.1
Christiana Town Center	Newark, Delaware	437,592	2000 / 2008	2.3
Center Pointe Plaza	Newark, Delaware	187,900	2006 / N/A	2.4
University Plaza	Newark, Delaware	233,586	1971 / 1989	2.5
Center Pointe Plaza – Phase 2	Newark, Delaware	204,646	N/A / N/A	2.6
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100-900 Center Boulevard Newark, DE 19702	Collateral Asset Summary – Loan No. 6 Christiana Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,000,000 70.6% 1.45x 9.8%

Cash Flow Analysis.

Cash Flow Analysis
	2015	2016	2017	T-12 7/31/2018	U/W	U/W (PSF)
Base Rent(1)(2)	$4,928,131	$4,896,674	$4,902,795	$4,845,144	$4,580,379	$15.13
Potential Income from Vacant Space	0	0	0	0	326,777	$1.08
Cell Tower Income(2)	0	0	0	0	170,750	$0.56
Percentage Rent	13,066	4,345	0	0	24,233	$0.08
Total Reimbursement Revenue	986,414	895,796	1,106,840	1,051,015	1,125,997	$3.72
Other Income(3)	0	15,665	14,468	324,575	14,468	$0.05
Less: Vacancy and Credit Loss	0	0	0	0	(414,744)	($1.37)
Effective Gross Income	$5,927,611	$5,812,481	$6,024,102	$6,220,734	$5,827,860	$19.25
Total Expenses	1,006,872	942,247	933,092	995,052	1,043,894	$3.45
Net Operating Income	$4,920,739	$4,870,233	$5,091,010	$5,225,681	$4,783,966	$15.80
TI/LC	0	0	0	0	123,199	$0.41
Capital Expenditures	0	0	0	0	45,417	$0.15
Net Cash Flow	$4,920,739	$4,870,233	$5,091,010	$5,225,681	$4,615,350	$15.24
(1)	U/W Base Rent reflects the following: (a) in-place leases based on the July 2018 rent roll, (b) contractual rent steps through April 2019 totaling approximately $127,617.

(2)	Cell Tower Income reflects income from the cell tower adjacent to the property, which is leased to American Tower Corporation. Historically cell tower income was included in Base Rent.

(3)	T-12 7/31/2018 Other Income is inclusive of non-reoccurring income of approximately $323,810 associated with reimbursements and a yearly check for the borrower sponsor’s participation in a Refundable Water Sells program.

Property Management.    The Christiana Center Property is managed by TKG Management, Inc., an affiliate of the borrower sponsor.

Lockbox / Cash Management.    The Christiana Center Loan is structured with a springing hard lockbox and springing cash management. Upon the commencement of a Lockbox Period (as defined below) the borrower is required to deliver tenant direction letters to all tenants under leases at the Christiana Center Property directing them to pay all rents directly into a lender-controlled lockbox account. Upon commencement of a Cash Sweep Period (as defined below), funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account. Provided that no Cash Sweep Period exists, funds in the lockbox account will be transferred to or at the direction of the borrower. During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be transferred to the cash management account each business day and disbursed in accordance with the loan documents.

A “Lockbox Period” means the period commencing upon the occurrence of a Cash Sweep Event (as defined below), and continuing until (i) the occurrence of (a) if the Cash Sweep Event is caused solely by the occurrence of a DSCR Trigger Event, the achievement of a debt service coverage ratio of 1.35x or greater for two consecutive calendar quarters based upon the trailing six month period immediately preceding the date of determination, (b) if the Cash Sweep Event is caused solely by an event of default, the acceptance by lender of a cure of such event of default, (c) if the Cash Sweep Event is caused solely by a bankruptcy action of manager, if borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days of such action or (d) if the Cash Sweep Event is caused solely by a bankruptcy action of borrower, such bankruptcy action is involuntary and not consented to or colluded in by borrower, guarantor or any of their affiliates, and such bankruptcy action is discharged, stayed or dismissed within 90 days of the filing of such bankruptcy action without any adverse consequences to the Christiana Center Loan or the property; provided (i) no event of default has occurred and is continuing under the loan documents and (ii) payment in full of all principal and interest on the Christiana Center Loan and all other amounts payable under the loan documents in accordance with the terms and provisions of the loan documents. The borrower may cure a Cash Sweep Event by entering into one or more master leases with the characteristics described in “Master Lease” below. Such Lockbox Period may be cured no more than two times in the aggregate during the term of the loan.

A “Cash Sweep Period” means each period commencing on the occurrence of a Cash Sweep Event (as defined below) and continuing until the earlier of (i) the payment date next occurring following the related cash sweep event cure, or (ii) until payment in full of all principal and interest on the Christiana Center Loan and all other amounts payable under the loan documents in accordance with the terms and provisions of the loan documents.

A “Cash Sweep Event” means the occurrence of: (i) an event of default, (ii) any bankruptcy or insolvency action of the borrower or property manager or (iii) a DSCR Trigger Event (as defined below).

A “DSCR Trigger Event” means the date on which the debt service coverage ratio (as calculated in the loan documents) based on the trailing six-month period immediately preceding the date of determination is less than 1.35x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100-900 Center Boulevard Newark, DE 19702	Collateral Asset Summary – Loan No. 6 Christiana Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,000,000 70.6% 1.45x 9.8%

Initial and Ongoing Reserves.

Tax Reserve. The borrower is required to make monthly deposits into the real estate tax reserve in the amount of 1/12 of annual estimated real estate taxes (a) during a Cash Sweep Period or (b) if the borrower fails to provide evidence satisfactory to the lender that all taxes and other charges have been paid by the tenants pursuant to the terms of their leases.

Insurance Reserve. The borrower is required to make monthly deposits into the insurance reserve account in the amount of 1/12 of the annual insurance premiums if an acceptable blanket insurance policy is not in place.

Replacement Reserve. Upon the occurrence and continuance of a Cash Sweep Period, the borrower is required to make monthly deposits of approximately $3,785 into the replacement reserve account.

Rollover Reserve. Upon the occurrence and continuance of a Cash Sweep Period, the borrower is required to make monthly deposits of approximately $25,232 into the rollover reserve account. The borrower is also required to deposit any Lease (as defined below) termination or contraction fees payable under any lease at the Christiana Center Property. The aggregate amount of the Rollover Reserve funds, excluding any amounts attributable to termination deposits and fees, will not exceed approximately $908,337 on any payment date.

Free Rent Reserve. The borrower is required to pay to the lender any free rent under any Lease that the borrower will have entered into for all or a part of the premises demised under the Master Lease (as defined below), according to the conditions set forth in the loan documents. See “Master Lease” below for more information.

Outstanding TI Reserve. The borrower is required to pay to the lender an amount equal to any outstanding tenant improvement obligation or outstanding leasing commission of borrower pursuant to any Lease that the borrower will have entered into for all or a part of the premises demised under the Master Lease, according to the loan documents. See “Master Lease” below for more information.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

Master Lease. The leases for all of the tenants at the Christiana Center Property will expire prior to the maturity date of the Christiana Center Loan. The related loan documents permit the borrower sponsor and nonrecourse carve out guarantor to enter into a master lease (“Master Lease”) with the borrower for any vacant space for purposes of curing a Cash Sweep Period caused by the DSCR Trigger Event. The loan documents require the Master Lease to (i) have a term of at least 10 years, (ii) have comparable terms to other arms’ length leases in the market and (iii) provide for a rental rate that, when added to other rents and revenues from the Christiana Center Property (including pursuant to any Master Lease), would cause the debt service coverage ratio threshold to be satisfied. The guarantor is not required to pay rent under the Master Lease, and, for purposes of calculating the debt service coverage ratio under the loan agreement, the lender is required to assume that rent has been paid, unless a Cash Sweep Period (including a DSCR Trigger Event) is in effect or the debt service coverage ratio (excluding all rents from the Master Lease) is less than 1.05x. The loan documents also provide for springing rollover reserves in the amount of approximately $25,232 (subject to a cap of approximately $908,337) in the event a Cash Sweep Period is in effect. For purposes of calculating the DSCR Trigger Event, such calculation is required to include rents received under any Master Lease. Notwithstanding the foregoing, provided that the borrower has entered into a lease (a “Lease”) in an arms-length transaction with a bona fide, independent third party tenant for all or a part of the premises demised under the Master Lease, the borrower may release all or a portion of the premises so demised from the Master Lease; provided, however, (i) the rents received under such third-party lease are equal to or greater than the rents received with respect to such premises on a pro rata basis per square foot under the applicable Master Lease; (ii) such Lease has a term of at least 10 years; and (iii) the replacement tenant under such Lease is in physical occupancy of the space covered by its Lease, open for business and paying full contractual rent (without offset, free rent credit or outstanding tenant improvement or leasing commission obligations on the part of the borrower unless an amount equal to any free rent credit or outstanding tenant improvements obligations or leasing commission obligations under such Lease has been deposited with the lender in accordance with the loan documents).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

192 Lexington Avenue New York, NY 10016	Collateral Asset Summary – Loan No.7 192 Lexington Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 59.4% 1.41x 7.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

192 Lexington Avenue New York, NY 10016	Collateral Asset Summary – Loan No.7 192 Lexington Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 59.4% 1.41x 7.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

192 Lexington Avenue New York, NY 10016	Collateral Asset Summary – Loan No.7 192 Lexington Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 59.4% 1.41x 7.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

192 Lexington Avenue New York, NY 10016	Collateral Asset Summary – Loan No.7 192 Lexington Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 59.4% 1.41x 7.3%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Acquisition
Borrower Sponsors:	Justin Gorjian; Cobby Gorjian
Borrower:	192 Lexington Avenue LLC
Original Balance(1):	$46,000,000
Cut-off Date Balance(1):	$46,000,000
% by Initial UPB:	3.9%
Interest Rate:	4.91000%
Payment Date:	6th of each month
First Payment Date:	November 6, 2018
Maturity Date:	October 6, 2028
Amortization:	Interest Only
Additional Debt(1):	$14,000,000 Pari Passu Debt
Call Protection(2):	L(25), D(90), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly	Cap
Taxes:	$525,492	$105,098	NAP
Insurance:	$11,134	$5,567	NAP
Replacement:	$450,000	$2,313	NAP
TI/LC:	$450,000	$11,004	NAP
Required Repairs:	$24,475	NAP	NAP
Rent Concession:	$35,780	NAP	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1926 / NAP
Total Sq. Ft.:	132,049
Property Management:	Gorjian Management, LLC
Underwritten NOI:	$4,397,720
Underwritten NCF:	$4,203,973
Appraised Value:	$101,000,000
Appraisal Date:	August 7, 2018

Historical NOI(4)
Most Recent NOI:	NAV
2017 NOI:	NAV
2016 NOI:	NAV
2015 NOI:	NAV

Historical Occupancy(4)
Most Recent Occupancy:	90.9% (September 1, 2018)
2017 Occupancy:	NAV
2016 Occupancy:	NAV
2015 Occupancy:	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$46,000,000
Pari Passu Note	$14,000,000
Whole Loan	$60,000,000	$454 / $454	59.4% / 59.4%	1.47x / 1.41x	7.3% / 7.0%	7.3% / 7.0%
(1)	The Original Balance and Cut-off Date Balance of $46.0 million represents the controlling Note A-1, which together with the $14.0 million non-controlling Note A-2 comprise the 192 Lexington Avenue Whole Loan (as defined below) with an aggregate original principal balance of $60.0 million. For additional information on the pari passu companion loan, see “The Loan” herein.

(2)	The lockout period will be at least 25 payments beginning with and including the first payment date of November 6, 2018. Defeasance of the full $60.0 million 192 Lexington Avenue Whole Loan is permitted after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu companion loan to be securitized and (ii) September 26, 2022. The assumed lockout period of 25 payments is based on the expected Benchmark 2018-B7 securitization closing date in November 2018. The actual lockout period may be longer.

(3)	See “Initial and Ongoing Reserves” herein.

(4)	The 192 Lexington Avenue Whole Loan represents an acquisition. The 192 Lexington Avenue Property was gifted to a charitable trust and the borrower sponsors acquired the 192 Lexington Avenue Property, in an off-market transaction, from the charitable trust for $89.0 million. As such, no historical data is available for the 192 Lexington Avenue Property (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

192 Lexington Avenue New York, NY 10016	Collateral Asset Summary – Loan No.7 192 Lexington Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 59.4% 1.41x 7.3%

The Loan. The 192 Lexington Avenue mortgage loan (the “192 Lexington Avenue Loan”) is a fixed rate loan secured by among other things, the borrower’s fee simple interest in a Class B office property located in New York, New York (the “192 Lexington Avenue Property”). The 192 Lexington Avenue Loan is evidenced by the controlling Note A-1, which has an Original Balance and Cut-off Date Balance of $46.0 million. The whole loan (the “192 Lexington Avenue Whole Loan”), with an aggregate principal balance of $60.0 million, was originated by CREFI and is evidenced by two pari passu promissory notes as described below.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$46,000,000	$46,000,000	Benchmark 2018-B7	Yes
A-2	$14,000,000	$14,000,000	CREFI	No
Total	$60,000,000	$60,000,000

The 192 Lexington Avenue Loan had an original principal balance of $46.0 million, has an outstanding principal balance as of the Cut-off Date of $46.0 million and accrues interest at an interest rate of 4.91000% per annum. The 192 Lexington Avenue Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and is interest-only for the term of the loan. The 192 Lexington Avenue Whole Loan has a maturity date of October 6, 2028. Following the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu companion loan to be securitized and (ii) September 26, 2022, the borrower will have the right to defease the 192 Lexington Avenue Whole Loan. The 192 Lexington Avenue Whole Loan is prepayable without penalty on or after June 6, 2028.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$60,000,000	64.6%	Purchase Price(1)	$89,000,000	95.8%
Borrower Sponsor Equity	32,223,755	34.7	Closing Costs	2,387,511	2.6
Other Sources	660,638	0.7	Upfront Reserves	1,496,882	1.6
Total Sources	$92,884,393	100.0%	Total Uses	$92,884,393	100.0%
(1)	The 192 Lexington Avenue Whole Loan represents an acquisition. The 192 Lexington Avenue Property was gifted to a charitable trust and the borrower sponsors acquired the property, in an off-market transaction, from the charitable trust for $89.0 million.

The Borrower / Borrower Sponsors. The borrower under the 192 Lexington Avenue Whole Loan is 192 Lexington Avenue LLC, a Delaware limited liability company and special purpose entity with a springing member and one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 192 Lexington Avenue Whole Loan. The borrower sponsors are Justin Gorjian and Cobby Gorjian (of the Gorjian Real Estate Group). Justin Gorjian, Cobby Gorjian, Guidaon Gorjian Irrevocable Trust FBO Justin Gorjian and Guidaon Gorjian Irrevocable Trust FBO Cobby Gorjian are the guarantors of certain nonrecourse carveouts under the 192 Lexington Avenue Loan.

The Gorjian Real Estate Group is a privately-held real estate investment firm based in Manhattan. The company was founded in 1972, it focuses on investments in various asset types including multifamily, office, mixed-use, retail, land, hotel and industrial and has a portfolio totaling over 3.0 million sq. ft. across Manhattan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

192 Lexington Avenue New York, NY 10016	Collateral Asset Summary – Loan No.7 192 Lexington Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 59.4% 1.41x 7.3%

The Property.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(1)	% of Total U/W Base Rent(1)	Lease Expiration

Broadway Suites III(2)	NR / NR / NR	8,498	6.4%	$32.81	4.8%	8/31/2019
Transit Wireless(3)	NR / NR / NR	8,487	6.4	$45.74	6.6	12/31/2019
ZDG(4)	NR / NR / NR	8,483	6.4	$44.86	6.5	12/31/2022
Popper, Seger & Popper, LLP(5)	NR / NR / NR	7,701	5.8	$48.94	6.5	11/30/2026
Silverson, Pareres, Lombardi	NR / NR / NR	6,730	5.1	$52.87	6.1	12/31/2019
Synergistic Marketing LLC	NR / NR / NR	6,661	5.0	$44.08	5.0	6/30/2022
Peeq Media, LLC	NR / NR / NR	6,134	4.6	$57.21	6.0	7/31/2019
Beachworld Residential LLC	NR / NR / NR	5,742	4.3	$44.80	4.4	10/8/2022
Distance Education Company, LL	NR / NR / NR	5,672	4.3	$46.73	4.5	4/30/2021
Shulsky Properties	NR / NR / NR	5,286	4.0	$46.90	4.2	5/31/2021
Subtotal / Wtd. Avg.		69,394	52.6%	$46.04	54.7%
Remaining Tenants		50,688	38.4	$52.21	45.3
Total / Wtd. Avg. Occupied		120,082	90.9%	$48.65	100.0%
Vacant		11,967	9.1
Total / Wtd. Avg.		132,049	100.0%

(1)	Information obtained from the underwritten rent roll dated September 1, 2018 and includes rent steps through September 1, 2019.

(2)	Broadway Suites III has two five-year lease renewal options.

(3)	Transit Wireless subleases its 8,487 sq. ft. of space from ProCure Treatment Centers, Inc.

(4)	ZDG has one five-year lease renewal option.

(5)	Popper, Seger & Popper, LLP has a one-time option to terminate as of November 30, 2021 with written notice no later than June 30, 2021.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	2	0	0.0%	0	0.0%	$0.05	0.1%	0.1%
2018	1	465	0.4%	465	0.4%	$17.42	0.1%	0.3%
2019	8	36,788	27.9%	37,253	28.2%	$45.90	28.9%	29.2%
2020	3	11,324	8.6%	48,577	36.8%	$42.40	8.2%	37.4%
2021	4	16,077	12.2%	64,654	49.0%	$47.78	13.1%	50.5%
2022	7	31,136	23.6%	95,790	72.5%	$55.09	29.4%	79.9%
2023	4	10,154	7.7%	105,944	80.2%	$50.33	8.7%	88.6%
2024	1	2,112	1.6%	108,056	81.8%	$41.70	1.5%	90.2%
2025	0	0	0.0%	108,056	81.8%	$0.00	0.0%	90.2%
2026	1	7,701	5.8%	115,757	87.7%	$48.94	6.5%	96.6%
2027	1	4,325	3.3%	120,082	90.9%	$45.89	3.4%	100.0%
2028	0	0	0.0%	120,082	90.9%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	120,082	90.9%	$0.00	0.0%	100.0%
Vacant	NAP	11,967	9.1%	132,049	100.0%	NAP	NAP
Total / Wtd. Avg.(4)	32	132,049	100.0%			$48.65	100.0%
(1)	Based on the underwritten rent roll dated September 1, 2018.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	Includes approximately $139,984 in rent steps through September 1, 2019.

(4)	Wtd. Avg. Annual U/W Base Rent PSF excludes vacant space.

The 192 Lexington Avenue Property is comprised of a 17-story, Class B office building totaling 132,049 sq. ft. that is 90.9% occupied as of September 1, 2018 by a diverse tenant roster of 32 tenants across various industries including real estate, manufacturing, importing & exporting, advertising, education, food-service design and publishing. The 192 Lexington Avenue Property is comprised of 122,298 sq. ft. of office space, 7,154 sq. ft. of ground-level retail space and 2,597 sq. ft. of storage space. The property has averaged 93.5% occupancy over the last 10 years and was 100.0% occupied prior to sale. The seller occupied a total of 10,506 sq. ft. in the building and vacated 7,690 sq. ft. on the 14th floor upon sale. The remaining 2,816 sq. ft. is leased by the seller for an additional 18 months at $10 per sq. ft. and was underwritten as vacant at loan origination. The largest tenant by underwritten base rent at the 192 Lexington Avenue Property is Mattress Firm which occupies 5,186 sq. ft. (3.9% of the net rentable area) and is 9.4% of underwritten base rent. No other tenant comprises more than 6.4% of the net rentable area and 6.6% of underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

192 Lexington Avenue New York, NY 10016	Collateral Asset Summary – Loan No.7 192 Lexington Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 59.4% 1.41x 7.3%

Environmental Matters. According to a Phase I environmental site assessment dated August 14, 2018, there was no evidence of any recognized environmental conditions at the 192 Lexington Avenue Property. An operations and maintenance program for asbestos-containing materials has been implemented at the 192 Lexington Avenue Property.

The Market. The 192 Lexington Avenue Property is located in Midtown Manhattan on the southwest corner of East 32nd Street. The 192 Lexington Avenue Property has good access to all forms of transportation including multiple subway lines, the commuter railways at both Pennsylvania Station and Grand Central Terminal as well as numerous bus lines on Third Avenue, Lexington Avenue and East 34th Street. According to the appraisal, the 192 Lexington Avenue Property is located in the Murray Hill office submarket of the Midtown Manhattan office market. As of the second quarter of 2018, the Murray Hill office submarket totals approximately 7.8 million sq. ft. with a 6.2% vacancy rate and average asking rents of $56.04 per sq. ft. According to the appraisal, there were no office properties in the Murray Hill office submarket under construction or projected to be delivered as of the second quarter of 2018. In determining market rent for the 192 Lexington Avenue Property, the appraiser identified nine comparable office properties listed in the table below.

Office Comparables(1)
Property Name	Office Area (NRA)	Year Built/Renovated	Number of Stories	Tenant	Lease Start	Lease Term (months)	Rent PSF
192 Lexington Avenue	132,049(2)	1926/NAP	17	NAP	NAP	NAP	$48.65(2)
450 Park Avenue South	183,204	1912/NAP	12	WeWork	August 2018	180	$66.00
285 Lexington	107,504	1974/NAP	26	Visiting Nurse Service of New York	August 2018	126	$47.00
36 East 31st Street	138,000	1915/NAP	12	Arlee Home Fashions, Inc.	October 2017	120	$56.00
121 East 24th Street	67,281	1942/NAP	12	Bright Talk LLC	August 2017	60	$59.00
99 Madison Avenue	134,249	1916/NAP	16	Lee Anav Chung White Kim Ruger and Richter	June 2017	144	$61.00
386 Park Avenue South	260,162	1910/2010	20	AdRoll	June 2017	88	$65.00
205 Lexington Avenue	121,128	1964/NAP	19	Glenbervie Health	January 2017	64	$58.00
33 East 33rd Street	138,000	1914/NAP	12	GRJ LLC and Dallien Realty LLC	September 2016	51	$56.00
12 East 33rd Street	33,000	1926/NAP	12	Panna Cooking, LLC	July 2016	60	$68.00
(1)	Source: Appraisal.

(2)	Source: Underwritten rent roll dated September 1, 2018.

Cash Flow Analysis.

	Cash Flow Analysis(1)
	U/W	U/W (Per sq. ft.)(2)
Base Rent	$5,701,521	$43.18
Contractual Rent Steps(3)	139,984	$1.06
Gross Up Vacancy	696,887	$5.28
Total Reimbursement Revenue	564,084	$4.27
Vacancy & Credit Loss	(696,887)	($5.28)
Effective Gross Income	$6,405,588	$48.51

Real Estate Taxes	$1,216,190	$9.21
Insurance	63,626	$0.48
Management Fee	192,168	$1.46
Other Operating Expenses	535,885	$4.06
Total Operating Expenses	$2,007,868	$15.21

Net Operating Income	$4,397,720	$33.30
TI/LC	193,747	$1.47
Capital Expenditures	0	$0.00
Net Cash Flow	$4,203,973	$31.84
(1)	The 192 Lexington Avenue Whole Loan represents an acquisition. The property was gifted to a charitable trust and the borrower sponsors acquired the property, in an off-market transaction, from the charitable trust for $89.0 million. As such, no historical data available for the 192 Lexington Avenue Property.

(2)	Calculated based on the total sq. ft. at the 192 Lexington Avenue Property.

(3)	Includes contractual rent increases through September 1, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

192 Lexington Avenue New York, NY 10016	Collateral Asset Summary – Loan No.7 192 Lexington Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$46,000,000 59.4% 1.41x 7.3%

Property Management. The 192 Lexington Avenue Property is managed by Gorjian Management, LLC.

Lockbox and Cash Management. The 192 Lexington Avenue Whole Loan is structured with a hard lockbox and springing cash management. The restricted account was established by the borrower upon the origination of the 192 Lexington Avenue Whole Loan for the sole and exclusive benefit of the lender. The borrower is required to deposit, or cause to be deposited, all revenue generated by the 192 Lexington Avenue Property. Pursuant to the restricted account agreement, funds on deposit in the restricted account are required to be transferred on each business day to or at the direction of the borrower unless a 192 Lexington Avenue Trigger Period (as defined below) exists, in which case the funds will be transferred on each business day to the cash management account, as described below.

Upon the first occurrence of a 192 Lexington Avenue Trigger Period, the lender, on the borrower’s behalf, is required to establish an eligible cash management account with the lender or the servicer, as applicable, in the name of the borrower for the sole and exclusive benefit of the lender. Upon the first occurrence of a 192 Lexington Avenue Trigger Period, the lender, on the borrower’s behalf, will also establish with the lender or the servicer, an eligible account, into which the borrower is required to deposit, or cause to be deposited the amounts required for the payment of debt service under the 192 Lexington Avenue Whole Loan.

A “192 Lexington Avenue Trigger Period” will commence upon the occurrence and continuance of (i) an event of default (and will expire when the event of default is cured) and (ii) the debt service coverage ratio being less than 1.15x (and will expire when the debt service coverage ratio is greater than 1.15x for two consecutive calendar quarters).

Initial and Ongoing Reserves. At origination of the 192 Lexington Avenue Whole Loan, the borrower funded reserves of (i) $525,492 for real estate taxes, (ii) $11,134 for insurance, (iii) $450,000 for replacement reserves, (iv) $450,000 for tenant improvements and leasing commissions, (v) $24,475 for required repairs and (vi) $35,780 for rent concessions.

Tax Reserve. On each payment date, the borrower is required to deposit reserves of 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period, which currently equates to approximately $105,098.

Insurance Reserve. At the lender’s option, insurance escrows are waived so long as the 192 Lexington Avenue Property is covered by an acceptable blanket policy. If such conditions are not satisfied, on each payment date, the borrower will be required to fund an insurance reserve in a monthly amount equal to 1/12 of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage. At origination, an acceptable blanket policy was not in place, therefore the borrower is required to fund an insurance reserve on each monthly payment date in an amount equal to approximately $5,567.

Replacement Reserve. On each payment date, the borrower is required to deposit $2,313 into a replacement reserve for capital expenditures.

TI/LC Reserve. On each payment date, the borrower is required to deposit approximately $11,004 for tenant improvements and leasing commissions.

Current Mezzanine or Subordinate Indebtedness. None.

Future Subordinate and Mezzanine Indebtedness. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1697 Pacific Avenue Venice Beach, CA 90291	Collateral Asset Summary – Loan No. 8 Hotel Erwin	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 49.4% 2.24x 13.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1697 Pacific Avenue Venice Beach, CA 90291	Collateral Asset Summary – Loan No. 8 Hotel Erwin	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 49.4% 2.24x 13.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1697 Pacific Avenue Venice Beach, CA 90291	Collateral Asset Summary – Loan No. 8 Hotel Erwin	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 49.4% 2.24x 13.1%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Refinance
Borrower Sponsor:	Erwin H. Sokol
Borrower:	Marina Pacific Hotel and Suites, LLC
Original Balance:	$45,000,000
Cut-off Date Balance:	$45,000,000
% by Initial UPB:	3.9%
Interest Rate:	5.13000%
Payment Date:	6th of each month
First Payment Date:	November 6, 2018
Maturity Date:	October 6, 2028
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(25), DorYM1(90), O(5)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(1)
	Initial	Monthly	Cap
Taxes:	$17,903	$8,952	NAP
Insurance:	$54,257	$9,043	NAP
FF&E(2):	$0	$59,458	NAP
PIP:	$0	Springing	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Venice Beach, CA
Year Built / Renovated:	1975 / 2016-2018
Total Rooms:	119
Property Management:	RIM Management, LLC
Underwritten NOI:	$5,901,845
Underwritten NCF:	$5,238,422
Appraised Value:	$91,100,000
Appraisal Date:	August 22, 2018

Historical NOI(3)
Most Recent NOI:	$5,731,245 (T-12 July 31, 2018)
2017 NOI:	$5,093,040 (December 31, 2017)
2016 NOI:	$6,420,042 (December 31, 2016)
2015 NOI:	$5,443,957 (December 31, 2015)

Historical Occupancy(3)
Most Recent Occupancy:	79.5% (July 31, 2018)
2017 Occupancy:	73.2% (December 31, 2017)
2016 Occupancy:	87.2% (December 31, 2016)
2015 Occupancy:	86.3% (December 31, 2015)

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$45,000,000	$378,151 / $378,151	49.4% / 49.4%	2.52x / 2.24x	13.1% / 11.6%	13.1% / 11.6%
(1)	See “Initial and Ongoing Reserves” herein.

(2)	Monthly FF&E payments will be $59,458 for the monthly payment dates during the remainder of 2018 and will be recalculated annually in January of each calendar year to an amount equal to the greater of (a) 1/12 of 4% of total gross revenue at the Hotel Erwin Property (as defined below) for the preceding calendar year and (b) should the Hotel Erwin Property ever be subject to a franchise agreement in the future, the amount required to be deposited by any future franchise agreement.

(3)	The borrower sponsor began an approximately $13.6 million renovation to the Hotel Erwin Property in November 2016. The renovation included the redesign of all 119 rooms, as well as the expansion and reconfiguration of the High Rooftop Lounge, refresh of the lobby and public spaces, renovation and addition of an outdoor patio to Barlo Kitchen + Cocktails and the repainting of all exterior walls at the Hotel Erwin Property. As a result of the renovation, occupancy and NOI have decreased since December 31, 2016 figures, however, according to hospitality research reports, the ADR at the Hotel Erwin Property has increased from $271.12 as of December 31, 2016 to $292.51 as of July 31, 2018. The appraisal concluded to an 84.0% occupancy for 2018-2019 at the Hotel Erwin Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1697 Pacific Avenue Venice Beach, CA 90291	Collateral Asset Summary – Loan No. 8 Hotel Erwin	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 49.4% 2.24x 13.1%

The Loan.    The Hotel Erwin mortgage loan (the “Hotel Erwin Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 119 room full service hotel located in Venice Beach, California (the “Hotel Erwin Property”).

The Hotel Erwin Loan, with an original principal balance of $45.0 million, has a 10-year term and will be interest only for the term of the loan. The Hotel Erwin Loan accrues interest at a fixed rate equal to 5.13000% per annum. The Hotel Erwin Loan proceeds were used to retire existing debt of approximately $23.3 million, pay closing costs of approximately $721,190, fund approximately $72,161 in upfront reserves and return approximately $20.9 million of equity to the borrower. The Cut-off Date LTV and Balloon LTV of 49.4% are calculated based on the “As Is” appraised value as of August 22, 2018 of $91.1 million. The most recent prior financing of the Hotel Erwin Property was included in the WFRBS 2012-C7 securitization. The Hotel Erwin Property is currently undergoing an approximately $13.6 million renovation which began in November 2016 and is expected to be completed before the end of 2018. See “The Property” below for a further explanation of recent renovations and capital expenditures at the Hotel Erwin Property.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$45,000,000	100.0%	Loan Payoff	$23,268,849	51.7%
			Closing Costs	721,190	1.6
			Reserves	72,161	0.2
			Return of Equity	20,937,801	46.5
Total Sources	$45,000,000	100.0%	Total Uses	$45,000,000	100.0%

The Borrower / Borrower Sponsor.    The borrower, Marina Pacific Hotel and Suites, LLC, is a single purpose California limited liability company and structured to be a bankruptcy-remote entity with at least one independent director. The borrower sponsor and guarantor of certain nonrecourse carveouts is Erwin H. Sokol. Erwin H. Sokol has owned the Hotel Erwin Property since he developed it in 1975. Erwin H. Sokol currently has an ownership interest in 12 properties, including the Hotel Erwin, and has over 60 years of experience developing, investing, and managing real estate across industrial, retail, multifamily, hospitality and self-storage properties.

The Property. The Hotel Erwin Property is a six-story, 119 room, full service hotel located on approximately 0.5 acres in Venice Beach, California. The Hotel Erwin Property is located one block from the Venice Beach Boardwalk and Pacific Ocean and approximately four miles north of Los Angeles International Airport. Guest rooms are located throughout floors two through six of the building and consist of 61 rooms with a king bed, 26 rooms with two queen beds and 32 one-bedroom suites. Food and beverage offerings located at the Hotel Erwin Property include Barlo Kitchen + Cocktails, an onsite restaurant located adjacent to the lobby, as well as High Rooftop Lounge, the only rooftop bar in Venice Beach. The Hotel Erwin Property is also in the process of adding a street-front pizza shop, which is currently under construction as a part of the borrower sponsor’s renovation which began in November 2016. Additional amenities at the Hotel Erwin Property include 1,850 sq. ft. of meeting space across two different rooms and complimentary access to a nearby Gold’s Gym for all overnight guests. All rooms feature 55” flat screen TVs, free Wi-Fi, work desks, a coffeemaker, a minibar, a refrigerator and a safe. The 32 suites at the Hotel Erwin Property feature a living room with fireplace, queen-sized sofa sleeper and dining area, as well as a fully equipped kitchen with a full-sized refrigerator, dishwasher, microwave oven and stove.

The Hotel Erwin Property was initially constructed by the borrower sponsor in 1975 and is currently undergoing a full renovation that includes the redesign of all guestrooms and suites, the expansion and reconfiguration of the High Rooftop Lounge, a refresh of the lobby and public spaces, a renovation and addition of an outdoor patio to Barlo Kitchen + Cocktails and the repainting of all exterior walls. The renovation to High Rooftop Lounge expanded the space to increase capacity from 98 to 198 occupants. The renovation commenced in November 2016 and is expected to be completed by the end of 2018 at a total cost of approximately $13.6 million. Since 2006, approximately $36.6 million has been invested into the Hotel Erwin Property by the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1697 Pacific Avenue Venice Beach, CA 90291	Collateral Asset Summary – Loan No. 8 Hotel Erwin	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 49.4% 2.24x 13.1%

According to a July 2018 hospitality research report, the Hotel Erwin Property had a 79.5% occupancy rate, $292.51 ADR and a RevPar of $232.64. According to the appraisal, estimated demand segmentation at the Hotel Erwin Property is 45% commercial, 45% leisure, and 10% group. The top three corporate accounts at the Hotel Erwin Property include Google, Snapchat and Red Bull.

Historical Occupancy, ADR, RevPAR(1)(2)
	Hotel Erwin Property			Competitive Set(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015(4)	86.3%	$255.68	$220.56	82.3%	$342.77	$282.05	104.8%	74.6%	78.2%
2016(4)	87.2%	$271.12	$236.32	83.6%	$360.29	$301.16	104.3%	75.3%	78.5%
2017(4)	73.2%	$283.64	$207.68	83.7%	$350.39	$293.34	87.5%	80.9%	70.8%
T-12 July 2018(5)	79.5%	$292.51	$232.64	85.0%	$354.98	$301.72	93.6%	82.4%	77.1%
(1)	The borrower sponsor began an approximately $13.6 million renovation to the Hotel Erwin Property in November 2016. The renovation included the redesign of all 119 rooms, as well as the expansion and reconfiguration of the High Rooftop Lounge, refresh of the lobby and public spaces, renovation and addition of an outdoor patio to Barlo Kitchen + Cocktails and the repainting of all exterior walls at the Hotel Erwin Property. As a result of the renovation, occupancy and NOI have decreased since December 31, 2016 figures however, according to December 2017 and July 2018 hospitality research reports, the ADR at the Hotel Erwin Property has increased from $271.12 as of December 31, 2016 to $292.51 as of July 31, 2018.

(2)	Variances between the information presented above and the information presented in the Cash Flow Analysis table with respect to Occupancy, ADR and RevPAR at the Hotel Erwin Property are attributable to variances in reporting methodologies and/or timing differences.

(3)	According to the December 2017 and July 2018 hospitality research reports, the Hotel Erwin Property’s competitive set included Huntley Santa Monica Beach, Viceroy Santa Monica, Hotel Shangri La (Santa Monica), Georgian Hotel (Santa Monica) and Shore Hotel (Santa Monica).

(4)	Source: December 2017 hospitality research report.

(5)	Source: July 2018 hospitality research report.

Environmental Matters. The Phase I environmental report dated September 10, 2018 recommended no further action at the Hotel Erwin Property other than the implementation of an asbestos operations and maintenance plan due to the Hotel Erwin Property’s age.

The Market. The Hotel Erwin Property is located in Venice Beach, California, approximately 4.0 miles north of Los Angeles International Airport (“LAX”). LAX is the primary airport serving Los Angeles, California. With service to destinations in North America, Latin America, Europe, Asia and Oceania, LAX handles more “origin and destination” passengers than any other airport in the world. During 2017, LAX had a passenger traffic count of 84,557,968. Venice Beach is located within Los Angeles County and benefits from a diverse employment base, consisting of the tourism and hospitality, retail, aerospace and defense, technology, banking, healthcare, advertising and entertainment industries.

According to the appraisal, the Los Angeles-Long Beach-Anaheim metropolitan statistical area (“MSA”) benefits from a diverse economy anchored by entertainment and mass media. The MSA is also home to Fortune 500 companies and corporate headquarters spanning the international trade, aerospace, technology, petroleum, fashion, apparel and tourism fields. Venice Beach benefits from its location west of the greater Los Angeles area, along the coast and accessible via a number of major routes and LAX. Major companies located in Venice Beach include Alphabet Inc., Snap Inc., Gem and System1. Technology firms, particularly social networking companies, have increased their presence in and around Venice Beach forming the tech enclave “Silicon Beach.” This area stretches as far south as Playa Vista and includes technology companies such as Hulu, YouTube and Headspace. Additionally, Facebook began negotiations in August 2018 to lease an additional 260,000 sq. ft. at The Brickyard in Playa Vista, expanding on its existing 120,000 sq. ft. footprint.

The 2018 estimated population within a one-, three- and five-mile radius of the Hotel Erwin Property is 27,992, 164,869 and 415,079, respectively. The 2018 estimated average household income within a one-, three- and five-mile radius of the Hotel Erwin Property is $140,778, $131,156 and $130,654, respectively. Leisure demand generators for the Hotel Erwin Property include Venice Beach Boardwalk, Muscle Beach, Santa Monica Pier, Will Rogers Historic State Park and over five miles of beaches stretching from Santa Monica in the north to Venice in the south. The greater Los Angeles area is also home to many leisure demand generators including the Staples Center, Los Angeles County Museum of Art, Hollywood Walk of Fame, Universal Studios, Disneyland and the Griffith Observatory.

The appraisal noted two hotels with a combined total of 443 rooms are in development and are expected to have some degree of competitive interaction with the Hotel Erwin Property. Both hotels are expected to open during 2019, however, neither hotel is located in Venice Beach: as one prospective hotel is located in Santa Monica and the other prospective hotel is located in Marina del Ray. The appraisal concluded both hotels as secondarily competitive to the Hotel Erwin Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1697 Pacific Avenue Venice Beach, CA 90291	Collateral Asset Summary – Loan No. 8 Hotel Erwin	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 49.4% 2.24x 13.1%

The appraisal determined competitive set demand segmentation including the Hotel Erwin Property was 51% commercial, 39% leisure and 10% group. The demand segmentation for the competitive set as of year-end 2017 is presented in the table below:

Demand Segmentation(1)
Property	Rooms	Commercial	Leisure	Group
Hotel Erwin Property	119	45%	45%	10%
Viceroy Santa Monica Hotel	162	60%	30%	10%
Marina Del Ray Hotel	164	60%	25%	15%
Georgian Hotel	84	35%	60%	5%
Hotel Shangri-La	70	35%	60%	5%
Huntley Hotel Santa Monica Beach	204	55%	30%	15%
Jamaica Bay Inn Marina Del Rey	111	60%	30%	10%
Kinney	68	45%	50%	5%
Shore Hotel	164	50%	45%	5%
Ocean View Hotel	70	35%	60%	5%
Total / Wtd. Avg.	1,216	51%	39%	10%
(1)	Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2015	2016	2017	T-12 7/31/2018	U/W(1)	U/W per Room(1)	Stabilized 2019 U/W(1)	Stabilized 2019 U/W per Room(1)
Occupancy(2)	86.3%	87.2%	73.2%	79.5%	80.8%		84.0%
ADR	$255.87	$271.12	$283.64	$292.45	$292.45		$313.66
RevPAR	$220.76	$236.32	$207.68	$232.59	$236.32		$263.47

Room Revenue	$9,588,910	$10,292,533	$9,020,488	$10,102,506	$10,264,623	$86,257	$11,444,000	$96,168
Food & Beverage (3)	3,940,342	4,487,804	4,929,574	4,919,926	5,864,443	$49,281	5,864,443	$49,281
Other Revenue(4)	300,183	353,495	442,698	456,505	456,505	$3,836	528,893	$4,444
Total Revenue	$13,829,436	$15,133,832	$14,392,759	$15,478,937	16,585,571	$139,375	$17,837,336	$149,894
Operating Expenses	5,206,922	5,632,747	5,844,419	6,126,519	6,782,473	$56,996	7,141,316	$60,011
Undistributed Expenses	2,556,011	2,516,909	2,987,020	3,062,047	3,280,961	$27,571	3,691,294	$31,019
Gross Operating Profit	$6,066,503	$6,984,177	$5,561,321	$6,290,372	$6,522,137	54,808	$7,004,726	$58,863
Management Fee(5)	424,717	375,247	285,557	354,278	414,639	$3,484	445,933	$3,747
Property Taxes	70,846	59,227	69,715	101,501	102,305	$860	102,305	$860
Property Insurance	126,984	129,660	113,009	103,347	103,347	$868	103,347	$868
Net Operating Income	$5,443,957	$6,420,042	$5,093,040	$5,731,245	$5,901,845	$49,595	$6,353,140	$53,388
FF&E(6)	553,177	605,353	575,710	619,157	663,423	$5,575	713,493	$5,996
Net Cash Flow	$4,890,780	$5,814,688	$4,517,330	$5,112,088	$5,238,422	44,020	$5,639,647	$47,392
(1)	The borrower sponsor began an approximately $13.6 million renovation to the Hotel Erwin Property in November 2016. The renovation included the redesign of all 119 rooms, the expansion of the High Rooftop Lounge and the renovation and addition of an outdoor patio to Barlo Kitchen + Cocktails. As a result of the room displacement which was caused by the renovation, occupancy and NOI have decreased since December 31, 2016 figures; however, the renovation is expected to be completed by the end of 2018. U/W Room Revenue presented above reflects the T-12 7/31/2018 ADR of $292.45 and the T-12 7/31/2018 Occupancy (after removing offline rooms as a result of the renovation) of 80.8%. Stabilized 2019 U/W room revenue presented above assumes the appraisal’s 2018-2019 Occupancy and ADR of 84.0% and $313.66, respectively. All calculations presented in this term sheet are based upon the information presented in the U/W column.

(2)	Occupancy figures presented in the table above for 2016, 2017 and T-12 7/31/2018 are presented assuming all rooms at the Hotel Erwin Property were available for the full year. Because the renovation that began in November 2016 included the redesign of all 119 rooms at the Hotel Erwin Property, 989, 4,737 and 686 room nights, respectively, were not available for occupancy throughout 2016, 2017 and the T-12 7/31/2018. Occupancy based on total number of actual rooms available (removing rooms which were offline due to renovation) during 2016, 2017 and T-12 7/31/2018 was 89.2%, 82.2% and 80.8%, respectively.

(3)	Food & Beverage Revenue primarily represents revenue from High Rooftop Lounge and Barlo Kitchen + Cocktails. The increase in Food & Beverage revenue from T-12 July 31, 2018 to U/W relates to the renovation at the Hotel Erwin Property which began in November 2016. As part of the renovation, High Rooftop Lounge added a full service kitchen and more than doubled its capacity from 98 to 198 people. In addition, as part of the renovation, a street-front pizza shop is currently under construction at the Hotel Erwin Property.

(4)	Other Revenue represents revenue from laundry, parking, valet, telephone calls, movies, gift shop sales and internet.

(5)	U/W Management Fee is 2.5% of gross revenues.

(6)	U/W FF&E represents 4.0% of gross revenues.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1697 Pacific Avenue Venice Beach, CA 90291	Collateral Asset Summary – Loan No. 8 Hotel Erwin	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 49.4% 2.24x 13.1%

Property Management. The Hotel Erwin Property is managed by RIM Management, LLC, a subsidiary of Interstate Hotels and Resorts. Interstate Hotels and Resorts has approximately 30,000 employees and manages approximately 500 properties containing approximately 84,000 rooms both in the United States and internationally.

Lockbox / Cash Management. The Hotel Erwin Loan is structured with a springing hard lockbox and springing cash management. Following the occurrence of a Trigger Period (as defined below), all credit card receipts are required to be deposited directly into a clearing account controlled by the lender, and the borrower and property manager are required to deposit all other payments into the clearing account immediately. Unless a Trigger Period is ongoing, all amounts on deposit in the clearing account are required to be swept daily into the borrower’s account. During a Trigger Period, all amounts on deposit in the clearing account are required to be swept daily into an account controlled by the lender and applied as provided in the loan documents.

A “Trigger Period” will (i) commence upon the first to occur of (a) an event of default or (b) the debt yield falling below 8.5% and (ii) expire (so long as a Trigger Period does not exist for any other reason) upon (1) with regard to any Trigger Period commenced in connection with clause (a) above, the cure (if applicable) of such event of default and (2) with regard to any Trigger Period commenced in connection with clause (b) above, the debt yield being equal to or greater than 8.5% for the earlier of (i) two consecutive calendar quarters and (ii) six consecutive calendar months.

The Hotel Erwin Property is not currently subject to a franchise agreement. If the Hotel Erwin Property were to be subject to a franchise agreement in the future, a Trigger Period would also occur upon the occurrence of certain events, including certain default, termination or insolvency events specified in the Hotel Erwin Loan documents.

Initial and Ongoing Reserves.

Tax Reserve. At loan origination, the borrower deposited $17,903 into a real estate tax reserve account. On a monthly basis, the borrower is required to deposit an amount equal to 1/12 of the estimated annual real estate taxes, which currently equates to approximately $8,952, into a tax reserve.

Insurance Reserve. At loan origination, the borrower deposited $54,257 into an insurance reserve account. The borrower is required to deposit into the insurance reserve account on a monthly basis, 1/12 of the annual insurance premiums, which is estimated to be approximately $9,043.

FF&E Reserve. The borrower is required to make monthly deposits equal to the greater of (i) 1/12 of 4.0% of total gross revenue for the Hotel Erwin Property for the preceding calendar year into the FF&E reserve account and (ii) to the extent the Hotel Erwin Property is subject to a franchise agreement in the future, the amount required under the franchise agreement for FF&E work. The monthly FF&E reserve amount currently equates to approximately $59,458, but will be adjusted annually in January of each calendar year.

PIP Reserve. The Hotel Erwin Property is not currently subject to a franchise agreement. If the Hotel Erwin Property were to be subject to a franchise agreement in the future, and the franchisor or franchise agreement required a property improvement plan, the borrower will be required to deposit 125% of the amount required under the property improvement plan.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

200 East Randolph Street Chicago, IL 60601	Collateral Asset Summary – Loan No. 9 Aon Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 40.3% 3.03x 15.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 East Randolph Street Chicago, IL 60601	Collateral Asset Summary – Loan No. 9 Aon Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 40.3% 3.03x 15.5%

Floor	Space / Tenant
83	Mechanical
82	MAC Club, LLC (dba MidAmerica Club) 1,995 SF Exp. 12/2026; Vacant 2,479 SF; KPMG LLP 3,512 SF Exp. 8/2027; Mechanical
81	Mechanical; Federal Home Loan Bank of Chicago 300 SF Exp. 12/2024; Jones Lang LaSalle Incorporated 1,000 SF Exp. 5/2032
80	MAC Club, LLC (dba MidAmerica Club) 34,297 SF Exp. 12/2026
79	Veolia Environment North America Operations 34,533 SF Exp. 7/2024
78	Evraz Inc. 34,868 SF Exp. 5/2023
77	SP Plus Corporation 34,870 SF Exp. 9/2025
76	Kraft Heinz Foods Company 34,874 SF Exp. 6/2029
75	Kraft Heinz Foods Company 34,119 SF Exp. 6/2029
74	Kraft Heinz Foods Company 34,064 SF Exp. 6/2029
73	Kraft Heinz Foods Company 33,403 SF Exp. 6/2029
72	Kraft Heinz Foods Company 33,257 SF Exp. 6/2029
71	Rio Tinto Services Inc 18,373 SF Exp. 8/2029; Vacant 15,234 SF
70	Tenant Amenity Floor 34,129 SF
69	Vacant 34,129 SF
68	KPMG LLP 31,654 SF Exp. 8/2027
67	KPMG LLP 34,084 SF Exp. 8/2027
66	Daniel J Edelman, Inc 34,077 SF Exp. 12/2024
65	Daniel J Edelman, Inc 34,117 SF Exp. 12/2024
64	Daniel J Edelman, Inc 33,818 SF Exp. 12/2024
63	Daniel J Edelman, Inc 33,841 SF Exp. 12/2024
62	Daniel J Edelman, Inc 33,802 SF Exp. 12/2024
61	KPMG LLP 33,196 SF Exp. 8/2027
60	KPMG LLP 33,196 SF Exp. 8/2027
59	KPMG LLP 32,701 SF Exp. 8/2027
58	KPMG LLP 32,722 SF Exp. 8/2027
57	KPMG LLP 33,380 SF Exp. 8/2027
56	KPMG LLP 33,380 SF Exp. 8/2027
55	KPMG LLP 33,380 SF Exp. 8/2027
54	United HealthCare Services, Inc. 21,688 SF Exp. 8/2023; Schindler Elevator Corporation 5,482 SF Exp. 6/2027; SP Plus Corporation 5,923 SF Exp. 9/2025
53	United HealthCare Services, Inc. 33,371 SF Exp. 8/2023
52	Mitsui & Co. (USA), Inc. 5,770 SF Exp. 4/2021; Vacant 2,141 SF; Xerox Corporation 11,990 SF Exp. 7/2024; Daniel J Edelman, Inc 14,064 SF Exp. 12/2024; MCI Metro Access 212 SF Exp. 2/2019
51	PBC Aon Center, LLC (Carr Workplaces) 26,914 SF Exp. 2/2022; National Council of Real Estate Investment Fiducia 6,023 SF Exp. 1/2023
50	Strata Decision Technology 33,111 SF Exp. 3/2029; MCI Metro Access 212 SF Exp. 2/2019
49	Strata Decision Technology 33,372 SF Exp. 3/2029
48	Jones Lang LaSalle Incorporated 33,371 SF Exp. 5/2032
47	Jones Lang LaSalle Incorporated 33,371 SF Exp. 5/2032
46	Jones Lang LaSalle Incorporated 33,371 SF Exp. 5/2032
45	Jones Lang LaSalle Incorporated 33,371 SF Exp. 5/2032
44	Jones Lang LaSalle Incorporated 33,237 SF Exp. 5/2032
43	Jones Lang LaSalle Incorporated 33,009 SF Exp. 5/2032
42	Vacant 31,896 SF
41	Vacant 31,889 SF
40	Vacant 30,520 SF
39	Vacant 32,478 SF
38	Slalom Inc. 32,478 SF Exp. 9/2030

Vacant | Building | MTM | 2019 – 2020 | 2021 – 2022 | 2023 – 2024 | 2025+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 East Randolph Street Chicago, IL 60601	Collateral Asset Summary – Loan No. 9 Aon Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 40.3% 3.03x 15.5%

Floor	Tenants
37	Slalom Inc. 32,478 SF Exp. 9/2030
36	Centene Management Company LLC 32,478 SF Exp. 8/2026
35	Vacant 18,057 SF; SDI Presence LLC 15,383 SF Exp. 2/2026
34	Vacant 10,475 SF; HY Connect, Inc 21,782 SF Exp. 5/2030
33	Kemper Corporation 32,478 SF Exp. 12/2033
32	Kemper Corporation 32,478 SF Exp. 12/2033
31	Microsoft Corporation 32,203 SF Exp. 10/2022
30	AArete LLC 15,845 SF Exp. 7/2024; Vacant 6,530 SF; Vacant 10,103 SF
29	Ariel Investments 33,811 SF Exp. 10/2032
28	Mechanical
27	Mechanical
26	Thoughtworks, Inc 20,022 SF Exp. 12/2023; Vacant 9,221 SF
25	Thoughtworks, Inc 32,507 SF Exp. 12/2023
24	Integrys Business Support, LLC 30,903 SF Exp. 4/2029
23	Integrys Business Support, LLC 30,930 SF Exp. 4/2029
22	Integrys Business Support, LLC 31,730 SF Exp. 4/2029
21	Integrys Business Support, LLC 31,730 SF Exp. 4/2029
20	Integrys Business Support, LLC 31,706 SF Exp. 4/2029
19	Federal Home Loan Bank of Chicago 31,703 SF Exp. 12/2024
18	Federal Home Loan Bank of Chicago 31,701 SF Exp. 12/2024
17	Federal Home Loan Bank of Chicago 31,701 SF Exp. 12/2024
16	Integrys Business Support, LLC 31,443 SF Exp. 2/2025
15	Aon Corporation 31,702 SF Exp. 12/2028
14	Aon Corporation 31,701 SF Exp. 12/2028
13	Aon Corporation 31,701 SF Exp. 12/2028
12	Aon Corporation 31,701 SF Exp. 12/2028
11	Aon Corporation 31,701 SF Exp. 12/2028
10	Aon Corporation 31,834 SF Exp. 12/2028
9	Aon Corporation 31,834 SF Exp. 12/2028
8	Aon Corporation 31,962 SF Exp. 12/2028
7	Aon Corporation 31,962 SF Exp. 12/2028
6	Aon Corporation 31,962 SF Exp. 12/2028
5	Aon Corporation 31,962 SF Exp. 12/2028
4	Aon Corporation 31,873 SF Exp. 12/2028
3	Aon Corporation 31,883 SF Exp. 12/2028
2	Microsoft Corporation 29,275 SF Exp. 10/2022
UL	KPMG LLP 3,234 SF Exp. 8/2027; Security Office 3,316 SF 12/2025; Concierge Office 1,555 SF 5/2032
LL	Vacant 27,064 SF; Vacant 717 SF; Freshii 1,370 SF Exp. 8/2024; Vacant 2,068 SF; Vacant 651 SF; Kim's Valet and Shoe Repair 319 SF Exp. 4/2023; Jimmy John's Sub 798 SF MTM; United States Postal Service 3,372 SF MTM; Au Bon Pain Company 3,185 SF Exp. 10/2024
LL	Associated Bank 1,848 SF Exp. 9/2027; Deeti, Inc. 1,151 SF Exp. 4/2023; Starbucks 1,763 SF MTM; Randolph/Stetson Sopraffina Marketcaffe, LLC 5,500 SF Exp. 10/2027; Fabulous Nail Spa 1,761 SF Exp. 3/2024; Vacant 4,207 SF; Ingrace Company 16,243 SF Exp. 5/2022; Dunkin Donuts 1,280 SF Exp. 6/2023; Vacant 199 SF
LL1	IBT/AT&T 24,194 SF Exp. 7/2029; Vacant 4,157 SF; Vacant 1,025 SF; Vacant 2,656 SF; Vacant 6,759 SF; Vacant 11,326 SF
LL1	Ingrace Company 4,509 SF Exp. 5/2022; Ingrace Company 334 SF Exp. 5/2022; Housekeeping Office; Vacant 1,282 SF; Vacant 2,028 SF; Auditorium; Vacant 555 SF
LL3	Freshii 382 SF Exp. 8/2024; Vacant 3,994 SF; Vacant 5,058 SF; Vacant 1,131 SF; Great Lakes Storage 225 SF Exp. 12/2018; IBT/AT&T 53,727 SF Exp. 7/2029; Vacant 871 SF
LL3	Integrys 2,555 SF Exp. 4/2029; Schindler Elevator Corporation Storage 1,616 SF Exp. 6/2027; Vacant 4,076 SF; Vacant 906 SF; Vacant 2,485 SF; Vacant 481 SF; Vacant 649 SF; Vacant 1,036 SF; Building 194 SF
LL4	IBT/AT&T Cable Vault; IBT/AT&T Fuel Storage; Vacant 80 SF; Vacant 1,331 SF; Vacant 570 SF
LL5	IBT/AT&T Diesel Oil Storage Tank; 911 Chicago Police

Vacant | Building | MTM | 2019 – 2020 | 2021 – 2022 | 2023 – 2024 | 2025+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 East Randolph Street Chicago, IL 60601	Collateral Asset Summary – Loan No. 9 Aon Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 40.3% 3.03x 15.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 East Randolph Street Chicago, IL 60601	Collateral Asset Summary – Loan No. 9 Aon Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 40.3% 3.03x 15.5%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Credit Assessment
(DBRS/Fitch/S&P)(12):	A(high)/BBB-sf
Borrower Sponsors:	Mark Karasick; Michael Silberberg
Borrowers:	601 W Companies LLC; Brickell 13 Chicago LLC
Original Balance(1):	$43,000,000
Cut-off Date Balance(1):	$43,000,000
% by Initial UPB:	3.7%
Interest Rate:	4.62740%
Payment Date:	1st of each month
First Payment Date:	August 1, 2018
Maturity Date:	July 1, 2023
Amortization:	Interest Only
Additional Debt(1)(2):	$307,000,000 Pari Passu Debt $186,000,000 Subordinate Debt $141,500,000 Mezzanine Debt
Call Protection(3):	L(28), D(29), O(3)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly	Cap
Taxes:	$6,612,672	$1,502,880	NAP
Insurance:	$1,084,347	$120,483	NAP
Replacement:	$0	$57,859	NAP
TI/LC:	$0	Springing	$5,600,000
Required Repairs:	$69,978	NAP	NAP
New Lease:	$38,000,000	NAP	NAP
Performance(11):	$18,300,000	NAP	NAP
Outstanding TI:	$13,236,245	NAP	NAP
Amenity Floor Capital Expenditure:	$7,960,197	NAP	NAP
Free Rent:	$5,235,989	NAP	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Chicago, IL
Year Built / Renovated:	1972 / 2016-2018
Total Sq. Ft.:	2,777,240
Property Management:	Jones Lang LaSalle Americas (Illinois) L.P.
Underwritten NOI(5):	$51,567,444
Underwritten NCF:	$49,706,693
Appraised Value(6):	$824,000,000
Appraisal Date(6):	May 1, 2018

Historical NOI
Most Recent NOI(5)(7):	$43,382,250 (T-12 April 30, 2018)
2017 NOI(7)(8):	$42,559,906 (December 31, 2017)
2016 NOI(7)(8):	$35,611,627 (December 31, 2016)
2015 NOI(7)(9):	NAV
2014 NOI(7):	$34,828,947 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy(10):	87.9% (May 1, 2018)
2017 Occupancy:	85.0% (December 31, 2017)
2016 Occupancy:	77.7% (December 31, 2016)
2015 Occupancy(9):	NAV
2014 Occupancy:	78.9% (December 31, 2014)

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV(6)(11) Cut-off / Balloon	U/W DSCR(11) NOI / NCF	U/W Debt Yield(11) NOI / NCF	U/W Debt Yield at Balloon(11) NOI / NCF
Mortgage Loan	$43,000,000
Pari Passu Notes	$307,000,000
Total Senior Notes	$350,000,000	$126 / $126	40.3% / 40.3%	3.14x / 3.03x	15.5% / 15.0%	15.5% / 15.0%
Subordinate Debt	$186,000,000
Whole Loan	$536,000,000	$193 / $193	62.8% / 62.8%	2.05x / 1.98x	10.0% / 9.6%	10.0% / 9.6%
Mezzanine Debt	$141,500,000
Total Debt	$677,500,000	$244 / $244	80.0% / 80.0%	1.47x / 1.42x	7.8% / 7.5%	7.8% / 7.5%
(1)	The Aon Center Loan (as defined below) consists of the non-controlling Note A-3 and is part of a whole loan evidenced by four senior pari passu notes and one subordinate note, with an aggregate outstanding principal balance as of the Cut-off Date of $536.0 million. For additional information, see “The Loan” herein.

(2)	See “Current Mezzanine or Subordinate Indebtedness” herein.

(3)	See “Partial Release” herein.

(4)	See “Initial and Ongoing Reserves” herein.

(5)	The increase in Underwritten NOI from Most Recent NOI is primarily attributable to (i) over 270,000 sq. ft. in new and expansion leasing executed year-to-date, accounting for approximately $6.8 million in underwritten base rent and (ii) approximately $4.1 million in average rent and contractual rent steps.

(6)	Cut-off Date LTV and Balloon LTV are based on the “Hypothetical As Is” Appraised Value of $824.0 million, which assumes (i) there are no leasing costs associated with recently signed leases, (ii) completion of the amenity floor build-out and (iii) demolition of the space previously occupied by DDB Needham (“DDB”). At origination, the borrowers reserved approximately $13.2 million for all outstanding tenant improvement and leasing commissions, as well as approximately $8.0 million budgeted for the completion of the amenity floor build-out and demolition of the space previously occupied by DDB. The Cut-off Date LTV and Balloon LTV (unadjusted for the $18.3 million performance reserve described below) based on the “As Is” Appraised Value of $780.0 million for the Senior Notes, Whole Loan and Total Debt are each approximately 44.9%, 68.7% and 86.9%, respectively.

(7)	Base Rent and Total Reimbursements for historical periods 2014, 2016, 2017 and T-12 April 30, 2018 have been adjusted to gross up for actual rent abatements and abated recoveries totaling approximately $12.0 million, $15.3 million, $20.7 million and $20.9 million, respectively. A detailed breakdown is not available for the 2014 period as the Aon Center mortgaged property (the “Aon Center Property”) was owned and managed by a prior owner and manager. The aggregate full year 2016, 2017 and T-12 April 30, 2018 rent abatement and abated recovery figures in the preceding sentence are primarily attributable to free rent and abated recovery periods associated with DDB (approximately $16.6 million) (which had a free rent period for the last 30 months of its contractual lease term and vacated in June 2018), Kraft Heinz (approximately $6.7 million), Aon Corporation (approximately $5.5 million), Jones Lang LaSalle (approximately $6.6 million) and Integrys (approximately $2.4 million). The remaining aggregate full year 2016, 2017 and TTM April 2018 amount of approximately $4.1 million is attributable to rent abatements and abated recoveries across eight other tenants.

(8)	The increase in 2017 NOI from 2016 NOI is primarily attributable to leasing over the course of 2016 and 2017, including Kraft Heinz (169,717 sq. ft.), KPMG expansion space (31,654 sq. ft.) and Strata Decision Technology (16,793 sq. ft.), collectively accounting for approximately $9.7 million in underwritten gross rent.

(9)	2015 NOI and Occupancy are not available due to timing of the borrower sponsors’ acquisition of the Aon Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 East Randolph Street Chicago, IL 60601	Collateral Asset Summary – Loan No. 9 Aon Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 40.3% 3.03x 15.5%

(10)	Most Recent Occupancy has been underwritten to the in-place rent roll as of May 1, 2018, inclusive of recently executed leases for which certain tenants are not yet in occupancy or paying rent. Most notably, occupancy reflects 132,933 sq. ft. (4.8% of NRA) associated with recent new and expansion leasing as well as three executed leases that are anticipated to backfill a portion of the vacated DDB Needham space. In certain instances, such tenants are currently in occupancy of temporary space at the property.

(11)	At origination, the borrowers were required to reserve $18.3 million in connection with a performance reserve, to be released upon the borrowers having executed the Slalom lease (which condition has been satisfied as of the origination date), in addition to at least one additional qualified lease for 35,000 sq. ft., among other conditions. Cut-off Date LTV, Balloon LTV, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield at Balloon and Underwritten NCF Debt Yield at Balloon as presented in the Financial Information above are calculated net of the performance reserve. Assuming release of the performance reserve (without consideration for additional leasing), (i) the “Hypothetical” Appraised Value results in a Senior Notes, Whole Loan and Total Debt Cut-off Date LTV and Balloon LTV of approximately 42.5%, 65.0% and 82.2%, respectively, (ii) Underwritten NOI results in a Senior Notes, Whole Loan and Total Debt Debt Yield of approximately 14.7%, 9.6% and 7.6%, respectively, and (iii) Underwritten NCF results in a Senior Notes, Whole Loan and Total Debt Debt Yield of approximately 14.2%, 9.3% and 7.3%, respectively.

(12)	DBRS and Fitch have confirmed that the Aon Center Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation. S&P does not provide a credit assessment but confirmed that the Aon Center Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

The Loan.   The Aon Center mortgage loan (the “Aon Center Loan”) is part of a fixed rate loan secured by the borrowers’ fee simple interest in an 83-story, approximately 2.8 million sq. ft. Class A office tower located in the East Loop neighborhood of Chicago, Illinois (the “Aon Center Property”). The Aon Center Mortgage Loan is evidenced by the non-controlling Note A-3 with an original principal balance of $43.0 million. The Aon Center Loan is part of a $536.0 million whole loan that is evidenced by five promissory notes: four pari passu senior notes with an aggregate original principal balance of $350.0 million (the “Senior Notes”) and one subordinate note with original principal balance of $186.0 million (the “Junior Note” and, together with the Senior Notes, the “Aon Center Whole Loan”). Only the Aon Center Loan will be included in the Benchmark 2018-B7 mortgage trust.

The relationship between the holders of the Senior Notes and Junior Notes will be governed be a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans—Aon Center Whole Loan” in the Preliminary Prospectus.

Total Debt Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-3	$43,000,000	$43,000,000	Benchmark 2018-B7	No
Note A-1	$50,000,000	$50,000,000	Benchmark 2018-B4	No
Note A-2	$43,000,000	$43,000,000	Benchmark 2018-B5	No
Note A-4	$214,000,000	$214,000,000	JPMCC 2018-AON	Yes
Senior Notes	$350,000,000	$350,000,000
Note B	$186,000,000	$186,000,000	JPMCC 2018-AON	Yes
Whole Loan	$536,000,000	$536,000,000
Mezzanine Debt	$141,500,000	$141,500,000
Total Debt	$677,500,000	$677,500,000

The Aon Center Whole Loan has a five-year interest only term and accrues interest at a fixed rate of 4.62740% per annum. The Aon Center Whole Loan proceeds were used to repay existing debt of approximately $575.8 million, fund upfront reserves of approximately $90.5 million, pay closing costs of approximately $8.1 million and return approximately $3.1 million in equity to the borrower sponsors. Based on the “Hypothetical” appraised value of $824.0 million as of May 1, 2018, the Cut-off Date LTV (calculated net of the $18.3 million performance reserve) for the Aon Center Senior Notes is 40.3%. The most recent prior financing of the Aon Center Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$536,000,000	79.1%	Loan Payoff	$575,754,562	85.0%
Mezzanine Loans	141,500,000	20.9	Reserves	90,499,428	13.4%
			Closing Costs	8,101,336	1.2%
			Return of Equity	3,144,674	0.5%
Total Sources	$677,500,000	100.0%	Total Uses	$677,500,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 East Randolph Street Chicago, IL 60601	Collateral Asset Summary – Loan No. 9 Aon Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 40.3% 3.03x 15.5%

The Borrowers / Borrower Sponsors. The borrowers are 601 W Companies LLC and Brickell 13 Chicago LLC, each a single purpose entity and Delaware limited liability company structured to be a bankruptcy-remote entity with two independent directors in their organizational structure. The borrowers own the Aon Center Property as tenants-in-common. Please see “Risk Factors – Tenancies-in-Common May Hinder Recovery” in the Preliminary Prospectus for additional information. The borrower sponsors and nonrecourse carve-out guarantors are Mark Karasick and Michael Silberberg, jointly and severally. The 601W Companies, led by key principal Mark Karasick, is a leading private real estate acquisition, ownership, development and management company. Over the past 15 years, The 601W Companies has acquired a number of commercial properties throughout the country, aggregating approximately 24 million sq. ft., with a collective value in excess of $5.0 billion. The 601W Companies has raised more than $1.0 billion involving 32 office buildings. Notable investments are the Old Chicago Post Office (Chicago, IL), the Wells Fargo Center (Winston-Salem, NC), One South Broad Street (Philadelphia, PA), 111 West Jackson (Chicago, IL) and Civic Opera Building (Chicago, IL).

The Property.

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent	Lease Expiration(4)
Aon Corporation(5)	Baa2 / BBB+ / A-	423,047	15.2%	$18.04	14.6%	12/31/2028
KPMG LLP(6)	NA / NA / NA	304,439	11.0	$21.01	12.3	8/5/2027
Jones Lang LaSalle Inc.	Baa1 / NA / BBB	200,730	7.2	$20.95	8.1	5/31/2032
Integrys Business Support, LLC(7)	A3 / BBB+ / A-	190,997	6.9	$20.96	7.7	4/30/2029
Daniel J Edelman, Inc(8)	NA / NA / NA	183,719	6.6	$21.39	7.5	12/31/2024
Kraft Heinz Foods Company	Aa2 / A+ / AA	169,717	6.1	$25.13	8.2	6/30/2029
Federal Home Loan Bank of Chicago	Aaa / AAA / AA+	95,405	3.4	$23.19	4.2	12/31/2024
Strata Decision Technology(6)	Baa3 / NA / BBB+	66,483	2.4	$22.98	2.9	3/31/2029
Kemper Corporation(6)	Baa3 / BBB- / BBB-	64,956	2.3	$25.23	3.1	12/31/2033
Microsoft Corporation	Aaa / AA+ / AAA	61,478	2.2	$20.21	2.4	10/31/2022
Total Major Office		1,760,971	63.4%	$21.04	71.1%
Other Occupied Office(9)		504,221	18.2	$22.29	21.6
Total Occupied Office		2,265,192	81.6%	$21.32	92.7%
Retail		22,729	0.8	$39.47	1.7
Telecom		77,930	2.8	$31.50	4.7
Storage		10,925	0.4	$14.68	0.3
Amenities / Building Office		65,080	2.3	$4.56	0.6
Total Occupied		2,441,856	87.9%	$21.34	100.0%
Vacant(10)		335,384	12.1
Total / Wtd. Avg.		2,777,240	100.0%

(1)	Based on the underwritten rent roll dated as of May 1, 2018.

(2)	In certain instances, ratings provided are those of the federal government or parent company of the entity shown, whether or not the federal government or parent company guarantees the lease.

(3)	U/W Base Rent PSF represents average rents over the term of the Aon Center Whole Loan for select investment grade tenants, including Jones Lang LaSalle Inc., Integrys Business Support, LLC, Kraft Heinz Foods Company, Kemper Corporation and AT&T Illinois a/k/a Illinois Bell Telephone.

(4)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease). See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” in the Preliminary Prospectus.

(5)	Aon Corporation subleases a portion of its space totaling 15,850 sq. ft. to an affiliate, Hewitt Associates LLC, through December 2028.

(6)	With respect to the KPMG LLC leased space, 31,654 sq. ft. is attributable to an executed expansion lease commencing in July 2018. KPMG LLC is expected to complete build-out of its expansion space in August 2018 and take physical occupancy in September 2018. Strata Decision Technology (only with respect to 16,318 sq. ft. of its leased space) and Kemper Corporation are associated with recently executed leases, but are not yet in occupancy or paying rent. Strata Decision Technology (only with respect to 16,318 sq. ft. of its leased space) and Kemper Corporation are expected to take occupancy in March 2019 and January 2019, respectively.

(7)	Integrys Business Support, LLC leases 190,997 sq. ft., of which (i) 159,554 sq. ft., accounting for $20.38 PSF in underwritten base rent, expires in April 2029 and (ii) 31,443 sq. ft., accounting for $23.89 PSF in underwritten base rent, expires in February 2025.

(8)	Daniel J Edelman, Inc subleases a portion of its space totaling (i) 8,864 sq. ft. to Gatesman, Inc. at a base rent of approximately $22.50 PSF and (ii) 5,642 sq. ft. to Eshots, Inc. at a base rent of approximately $26.50 PSF, in each case through December 2021.

(9)	Inclusive of 64,956 sq. ft. associated with Slalom Inc., accounting for approximately $1.6 million in underwritten base rent, which has recently executed its lease, but is not yet in occupancy. Slalom Inc. currently has an anticipated lease commencement date in January 2019.

(10)	Though currently in occupancy, DDB Needham’s lease expired in June 2018, at which point the tenant is expected to vacate the Aon Center Property. The DDB Needham leased space has been underwritten as vacant, though three tenants are anticipated to backfill a portion of the DDB Needham space, pursuant to executed leases, totaling 119,216 sq. ft. that have been underwritten as in place.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 East Randolph Street Chicago, IL 60601	Collateral Asset Summary – Loan No. 9 Aon Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 40.3% 3.03x 15.5%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
2018 & MTM	4	6,158	0.2%	6,158	0.2%	$52.57	0.6%	0.6%
2019	3	424	0.0	6,582	0.2%	$0.00	0.0%	0.6%
2020	0	0	0.0	6,582	0.2%	$0.00	0.0%	0.6%
2021	2	5,779	0.2	12,361	0.4%	$25.69	0.3%	0.9%
2022	4	109,478	3.9	121,839	4.4%	$18.47	3.9%	4.8%
2023	8	151,229	5.4	273,068	9.8%	$21.13	6.1%	10.9%
2024	8	348,190	12.5	621,258	22.4%	$22.83	15.3%	26.2%
2025	2	72,236	2.6	693,494	25.0%	$23.02	3.2%	29.4%
2026	3	84,153	3.0	777,647	28.0%	$19.09	3.1%	32.4%
2027	4	318,885	11.5	1,096,532	39.5%	$21.41	13.1%	45.6%
2028 & Thereafter(3)	15	1,345,324	48.4	2,441,856	87.9%	$21.08	54.4%	100.0%
Vacant	NAP	335,384	12.1	2,777,240	100.0%	NAP	NAP
Total / Wtd. Avg.	53	2,777,240	100.0%			$21.34	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2018.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	2028 & Thereafter is inclusive of (i) 34,129 sq. ft. associated with the tenant amenity floor currently under construction and anticipated to provide a gym and conference center upon completion with no attributable underwritten base rent, (ii) 4,871 sq. ft. associated with building amenities including the security and concierge office, each of which has no attributable underwritten base rent and (ii) the building management office comprised of 4,994 sq. ft., accounting for $96,945 in underwritten base rent.

The Aon Center Property an 83-story, approximately 2.8 million sq. ft. Class A office tower located in the East Loop neighborhood of Chicago, Illinois. The Aon Center Property is the third tallest building in Chicago and occupies an entire city block immediately adjacent to Chicago’s Millennium Park. Further, the property features unobstructed panoramic views of Lake Michigan, Millennium Park, Grant Park and the Chicago River. The Aon Center Property serves as a headquarters location for Aon Corporation (15.2% of net rentable area; rated Baa2/BBB+/A- by Moody’s/Fitch/S&P), Jones Lang LaSalle Inc. (7.2%; Baa1/NA/BBB), Kraft Heinz Food Company (6.1%; Aa2/A+/AA) and Daniel J. Edelman, Inc. (6.6%), as well as a regional hub for institutional quality tenants KPMG, LLP (11.0%), Integrys Business Support, LLC (6.9%; A3/BBB+/A-), Federal Home Loan Bank of Chicago (3.4% Aaa/AAA/AA+) and Microsoft Corporation (2.2%; Aaa/AA+/AAA). Additionally, the Aon Center Property includes a 678-space, four-level underground heated parking garage, resulting in a parking ratio of 0.24 spaces per 1,000 sq. ft. of rentable space.

The Aon Center Property was originally constructed in 1972 and is currently in the midst of a significant renovation that began in 2016. The Aon Center Property has benefited from a history of institutional ownership and thorough operational and capital improvement program. Dating back to 2003, prior ownership invested approximately $187.8 million in the Aon Center Property’s base building, systems and tenant spaces. According to the borrower sponsors, since acquiring the Aon Center Property in 2015, they have invested an additional approximately $62.2 million towards further renovations and tenant improvements. Further, the borrower sponsors have budgeted approximately $24.7 million for ongoing capital improvement projects, approximately $8.0 million of which was reserved at origination for the completion of the new tenant amenity floor (the remaining amount is not reserved for and is not required to be completed under the Aon Center Whole Loan documents). The Aon Center Property features nearly column-free floorplates, modern building systems, a retail concourse, a complete building amenity package (upon completion of the tenant amenity floor) and access to Chicago’s pedway system with immediate connectivity to the Fairmont Hotel and Lakeshore Sport and Fitness. The Aon Center Property has earned both ENERGY STAR designation and LEED Certification Silver. Additionally, the Aon Center Property was named The Outstanding Building of the Year by a building industry association in 2009/2010.

The borrower sponsors initially acquired the property in 2015 at a cost of approximately $712.0 million ($256 PSF). At the time of acquisition, DDB Needham (“DDB”), one of the largest tenants (previously occupied 212,261 sq. ft.), communicated its intent to vacate the Aon Center Property at the end of its lease in June 2018. Furthermore, DDB’s lease called for a free rent period over the final 30 months of its lease term. Since acquiring the Aon Center Property, the borrower sponsors have marketed the building to a number of institutional quality and investment grade tenants, while also fully revamping the lobby and common areas and adding a state of the art tenant amenity floor (expected to be completed by year-end 2018). The tenant amenity floor is expected to include a modern gym, conference space and tenant lounge. Anticipating DDB vacating the property, the borrower sponsors have backfilled a large portion of the DDB space to three tenants: Centene (32,478 sq. ft.), HY Connect (21,728 sq. ft.) and Slalom (64,956 sq. ft.). This is consistent with overall leasing momentum at the Aon Center Property, having signed over 270,000 sq. ft. (including the three tenants in the previous sentence) in new and expansion leases year to date at a weighted average term of 11.3 years and underwritten base rent of $25.15 PSF.

The Aon Center Property is located in Chicago’s East Loop office submarket, affording tenants immediate access to public transportation, as well as the city’s entertainment, hospitality and residential districts. The Aon Center Property’s location links the Magnificent Mile retail corridor to Chicago’s recreational and cultural destinations, and is anchored by Millennium Park and the State

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 East Randolph Street Chicago, IL 60601	Collateral Asset Summary – Loan No. 9 Aon Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 40.3% 3.03x 15.5%

Street retail corridor. In particular, the Aon Center Property benefits from direct access to Lake Shore Drive and several key north/south thoroughfares via Route 290, including Michigan Avenue as well as Wacker Drive, which is a major artery that follows the south and east banks of the Chicago River within the CBD. Furthermore, the Aon Center Property provides access to public transportation with five of the seven CTA “L” lines accessible within two blocks, the Ogilvie Transportation Center located 11 blocks west of the Aon Center Property and commuter train service to the entire metropolitan area.

As of May 1, 2018, the Aon Center Property was 87.9% leased to 52 tenants, including a mix of international, institutional quality tenancy. Approximately 53.3% and 62.1% of net rentable area and underwritten base rent, respectively, are attributable to investment grade tenants. The Aon Center Property’s ten largest tenants (eight of which have investment grade credit ratings) occupy approximately 1.8 million sq. ft. (63.4% of net rentable area) on a long-term basis with a weighted average remaining lease term of approximately 10.1 years.

Major Tenants.

Aon Corporation (423,047 sq. ft.; 15.2% of NRA; 14.6% of U/W Base Rent) Aon Corporation (“Aon”) (rated Baa2/BBB+/A- by Moody’s, Fitch and S&P) (NYSE: AON) is a global professional services firm headquartered in London that provides consulting and solutions to clients focused on risk, retirement and health. Aon was founded in 1982 and has since grown to approximately 50,000 employees worldwide, serving 120 countries. Aon provides its services to all market segments, including individuals through personal lines, mid-market companies and large global companies, and serves almost every industry worldwide. As of 2017, Aon had revenues of approximately $10.0 billion and total assets of $26.1 billion. Aon Corporation currently occupies floors 3-15 through December 2028 and has two five-year renewal options. Aon currently subleases a portion of its space totaling 15,850 sq. ft. to an affiliate, Hewitt Associates LLC, through December 2028.

KPMG LLP (304,439 sq. ft.; 11.0% of NRA; 12.3% of U/W Base Rent) KPMG LLP (“KPMG”) is a professional service company and one of the big four accounting firms. The company is headquartered in Amstelveen, the Netherlands, and employs approximately 197,263 people as of 2017. KPMG’s main lines of services include financial audit, tax and advisory and its practices serve companies across the globe. As of 2017, KPMG has revenues of approximately $26.4 billion, comprised of $10.4 billion across its audit business, $10.2 billion across its advisory business and $5.8 billion across its tax business. KPMG recently executed a 31,654 sq. ft. expansion lease commencing in July 2018 and is expected to complete build-out of its expansion space in August 2018 and take physical occupancy in September 2018. KPMG leases floors 51, 53, 54, 55-61, 67 and 68 through August 2027 and has three five-year renewal options.

Jones Lang LaSalle Inc. (200,730 sq. ft.; 7.2% of NRA; 8.1% of U/W Base Rent) Jones Lang LaSalle Inc. (“JLL”) (rated Baa1/BBB by Moody’s and S&P) (NYSE: JLL) is a global professional services and investment management firm specializing in real estate and is a member of the Fortune 500. JLL’s teams provide integrated services to clients seeking increased value by owning, occupying, developing or investing in real estate. Headquartered in Chicago, JLL was founded in 1999 through the merger of Jones Lang Wootton and LaSalle Partners and currently employs approximately 82,000 people across 80 countries. As of 2017, JLL has revenue of $7.9 billion, managed approximately 4.6 billion sq. ft. of space and completed investment sales, acquisitions and finance transactions of approximately $170 billion. JLL occupies floors 43-48 through May 2032 and has two five-year renewal options.

Environmental Matters. The Phase I environmental report dated February 26, 2018 recommended no further action at the Aon Center Property.

The Market. The Aon Center Property is located in the central business district of Chicago, Illinois in the East Loop submarket within the greater Chicago office market. The East Loop submarket contains approximately 28.2 million sq. ft. of office space and is bordered by the Chicago River to the north, Congress parkway to the south, Lake Michigan to the east and State Street to the west. The greater Chicago-Naperville-Joliet MSA ranks second nationally in total office inventory behind New York, containing nearly 234.3 million sq. ft. of office space. Chicago’s largest employers include a diverse group of multinational corporations representing a variety of industries including telecommunications, aviation, manufacturing, retail and banking. Thirty-one of the nation’s Fortune 500 corporations are headquartered in the Chicago region including Walgreens, Boeing, United Continental Holdings, Inc., The Allstate Corporation, Exelon Corporation, McDonald’s Corporation, Sears Holdings Corporation and US Foods, Inc.

As of the first quarter of 2018, the greater Chicago Class A office market consisted of approximately 95.9 million sq. ft. across 112 buildings with an overall market vacancy of 11.8% and average asking rents of approximately $31.88 PSF. At a more granular level, the East Loop Class A submarket totaled approximately 15.7 million sq. ft. across 15 buildings with an overall market vacancy of 11.0% and average market asking rents of $24.59 PSF. The overall East Loop submarket vacancy rate is currently 10.6% which is down 1.2% compared to year-end 2017. During the same time period, quoted asking rents have increased modestly from $27.74 PSF to $28.10 PSF.

The appraisal identified eight Class A/B office rent comparables in the East Loop submarket with comparable buildings built between 1965 and 2005 and ranging in size from 737,308 sq. ft. to 3,903,883 sq. ft. Recently executed leases at the comparable properties across approximately 853,121 sq. ft. in recent leasing ranged between $18.25 and $30.00 PSF with a weighted average of approximately $27.85 PSF. Based on the eight Class A/B office rent comparables identified, Class A properties have generally demanded rents nearly $10.00 PSF greater than Class B properties in the market. Over 270,000 sq. ft. in leases signed year-to-date at the Aon Center Property have been executed at a weighted average rent of approximately $25.15 PSF, in-line with leasing identified in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 East Randolph Street Chicago, IL 60601	Collateral Asset Summary – Loan No. 9 Aon Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 40.3% 3.03x 15.5%

the appraisal. Based on the appraiser’s analysis and concluded market rent across categories, the Aon Center Property’s in-place rent is approximately 20.0% below market.

Cash Flow Analysis.

Cash Flow Analysis(1)(2)
	2014	2016	2017	T-12 4/30/2018	U/W	U/W PSF
Base Rent(3)(4)	$37,867,681	$39,670,015	$45,487,490	$45,850,620	$52,099,354	$18.76
Vacant Income	0	0	0	0	7,155,753	$2.58
Gross Potential Rent	$37,867,681	$39,670,015	$45,487,490	$45,850,620	$59,255,107	$21.34
Total Reimbursements(4)	32,101,525	32,292,738	36,506,554	38,420,245	46,839,313	$16.87
Total Other Income	5,007,573	4,808,987	4,526,297	4,517,840	4,493,365	$1.62
Less: Vacancy	0	0	0	0	(12,812,153)	($4.61)
Effective Gross Income	$74,976,779	$76,771,740	$86,520,341	$88,788,705	$97,775,632	$35.21
Total Operating Expenses	40,147,832	41,160,114	43,960,435	45,406,455	46,208,188	$16.64
Net Operating Income(5)	$34,828,947	$35,611,627	$42,559,906	$43,382,250	$51,567,444	$18.57
TI/LC	0	0	0	0	1,388,620	$0.50
Capital Expenditures	0	0	0	0	472,131	$0.17
Net Cash Flow(6)	$34,828,947	$35,611,627	$42,559,906	$43,382,250	$49,706,693	$17.90
(1)	Based on the underwritten rent roll dated May 1, 2018.

(2)	Complete 2015 financials are not available due to timing of the borrower sponsors’ acquisition of the Aon Center Property.

(3)	U/W Base Rent includes rent steps though May 2019 and is adjusted for known vacates (DDB) and pending leases (Jimmy John’s Sub and United States Postal Service underwritten based on most recent draft of the related leases). Investment grade tenants with a lease expiration date one year beyond the Aon Center Whole Loan maturity are underwritten to average rent over loan term. In total, U/W Base Rent is inclusive of approximately $4.1 million attributable to average rent and contractual rent steps.

(4)	Base Rent and Total Reimbursements for historical periods 2014, 2016, 2017 and T-12 4/30/2018 have been adjusted to gross up for actual rent abatements and abated recoveries totaling approximately $12.0 million, $15.3 million, $20.7 million and $20.9 million, respectively. A detailed breakdown is not available for the 2014 period as the Aon Center Property was owned and managed by a prior owner and manager. The aggregate full year 2016, 2017 and T-12 4/30/2018 rent abatement and abated recovery figures in the preceding sentence are primarily attributable to free rent and abated recovery periods associated with DDB (approximately $16.6 million) (which had a free rent period for the last 30 months of its contractual lease term and will vacate in June 2018), Kraft Heinz (approximately $6.7 million), Aon Corporation (approximately $5.5 million), Jones Lang LaSalle (approximately $6.6 million) and Integrys (approximately $2.4 million). The remaining aggregate full year 2016, 2017 and T-12 4/30/2018 amount of $4.1 million is attributable to rent abatements and abated recoveries across eight other tenants.

(5)	The increase in 2017 Net Operating Income from 2016 Net Operating Income is primarily attributable to leasing over the course of 2016 and 2017, including Kraft Heinz (169,717 sq. ft.), KPMG expansion space (31,654 sq. ft.) and Strata Decision Technology (16,793 sq. ft.), collectively accounting for approximately $9.7 million in underwritten gross rent.

(6)	The increase in U/W Net Cash Flow from T-12 4/30/2018 Net Cash Flow is primarily attributable to (i) over 270,000 sq. ft. in new and expansion leasing executed year-to-date, accounting for approximately $6.8 million in underwritten base rent and (ii) approximately $4.1 million in average rent and contractual rent steps.

Property Management.   The Aon Center Property is managed by Jones Lang LaSalle Americas (Illinois) L.P., an Illinois limited partnership.

Lockbox / Cash Management.   The Aon Center Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. All funds in the lockbox account are required to be swept daily into the borrowers’ operating account, unless a Cash Sweep Event (as defined below) is continuing, in which event such funds are required to be swept not less than two times per week into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower or property manager, (iii) a DSCR Trigger Event (as defined below), (iv) a Major Tenant Trigger Event (as defined below) or (v) an event of default under the mezzanine loans.

A Cash Sweep Event may be cured in accordance with the following conditions: with respect to a Cash Sweep Event caused solely by (a) clause (i) above, the acceptance of a cure by the lender of the related event of default, (b) clause (ii) above, a DSCR Cure Event (as defined below) has taken place, (c) clause (iii) above if the borrowers have replaced the manager with a qualified manager under a replacement management agreement within 60 days in accordance with the loan documents, (d) clause (iv) above, if the Cash Sweep Event is caused solely by the occurrence of a Major Tenant Trigger Event (as defined below) other than an Aon Trigger Event (as defined below), if the borrowers lease all or substantially all of the space previously leased to the respective major tenant that is the cause of such Major Tenant Trigger Event to one or more replacement tenant(s) reasonably acceptable to the lender pursuant to a lease(s) reasonably acceptable to the lender or if the Cash Sweep Event is caused solely by the occurrence of an Aon Trigger Event (as defined below), the borrowers lease all or substantially all of the space previously leased to Aon Corporation that has been vacated, abandoned or subleased to one or more replacement tenants reasonably acceptable to the lender pursuant to one or more leases reasonably acceptable to the lender, or the applicable space is being subleased by Aon Corporation to one or more investment grade rated tenant(s) who has accepted delivery of the related space and is paying unabated rent in an amount no less that the contract rate of the Aon lease or (e) clause (v) above, the acceptance of a cure by the mezzanine lender of the related mezzanine event of default.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 East Randolph Street Chicago, IL 60601	Collateral Asset Summary – Loan No. 9 Aon Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 40.3% 3.03x 15.5%

Each cure is also subject to the following conditions: (1) no other event of default may have occurred and be continuing; (2) a cure may occur no more than two times in the aggregate during the term of the Aon Center Whole Loan; and (3) the borrowers pay the lender’s reasonable expenses in connection with such cure. Notwithstanding the foregoing, in no event will the borrowers have the right to cure a Cash Sweep Event occurring from a borrower bankruptcy.

“DSCR Trigger Event” means the date on which the debt service coverage ratio (as calculated in the loan documents and including mezzanine debt service) based on the trailing three-month period immediately preceding the date of determination is less than 1.10x commencing on the date that is six months from loan origination.

“DSCR Cure Event” means the debt service coverage ratio, based on the trailing three-month period immediately preceding the date of determination, is at least 1.25x for two consecutive quarters.

“Major Tenant Trigger Event” means (a) any bankruptcy or insolvency action of JLL, Aon or KPMG, (b) if Aon vacates, abandons or subleases more than 50.0% or more of its premises at the Aon Center Property (an “Aon Trigger Event”) or (c) if JLL, Aon or KPMG terminates its lease without the lender’s approval.

Initial and Ongoing Reserves.  At loan origination, the borrowers deposited (i) $38,000,000 into a new lease reserve (as described below), (ii) $18,300,000 into a performance reserve (as described below), (iii) $13,236,245 into an outstanding tenant improvements and leasing commission reserve, (iv) $7,960,197 into an amenity floor capital expenditure reserve, (v) $6,612,672 into a tax reserve account, (vi) $5,235,989 into an outstanding free rent reserve for all outstanding free rent over the first 12-months of the Mortgage Loan term (representing over 50% of total free rent over the term of the loan; the unreserved portion of free rent over the loan term is approximately 87.9% attributable to investment grade tenants), (vii) $1,084,347 into an insurance reserve account and (viii) 69,978 into a required repairs reserve account.

On the origination date, the borrowers deposited with the lender $38,000,000, which amount is required to be held by the lender to cover tenant improvement obligations and/or leasing commissions for the tenants that enter into Qualified Lease(s) (as defined below) after the closing date.

“Qualified Lease” means (a) certain existing leases specified in the mortgage loan documents (accounting for $16,896,608 in outstanding tenant improving and leasing commission obligations), (b) any lease entered into after the origination date that qualifies for reimbursement or direct payment of leasing costs from the new lease reserve and otherwise satisfies the leasing criteria set forth in the mortgage loan documents; provided, however, that the lender can approve a lease for reimbursement or payment of leasing costs that does not otherwise meet the threshold for Qualified Leases; and provided further that, in the event a lease provides for leasing costs in excess of the maximum TI/LC amounts set forth on the applicable schedule to the mortgage loan agreement, such lease can still be deemed a Qualified Lease if the borrowers deposit the amount of the excess into the new lease reserve account.

On the origination date, the borrowers deposited with the lender $18,300,000, which amount is to be held by the lender for capital expenditures and leasing costs that are reasonably approved by the lender. The performance reserve will be available to the borrowers for lender approved capital expenditures and reimbursement or direct payment of leasing costs provided the Performance Thresholds (as defined below) have been satisfied and a Cash Sweep Event has not occurred; provided, however, that such disbursements will not be duplicative of expenditures or costs for which funds have been disbursed from the rollover reserve fund, the new lease reserve, the outstanding tenant improvement and leasing commission reserve or the amenity floor capital expenditure reserve.

“Performance Threshold” means the execution of the Slalom lease (which has already occurred prior to the origination date) and a Qualified Lease equal to 35,000 sq. ft. The lender is required to release a pro-rata portion of the performance reserve in the event the borrowers sign a Qualified Lease of less than 35,000 sq. ft. but more than 17,500 sq. ft.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of annual real estate taxes, initially approximately $1,502,880.

Insurance Reserve. The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums (initially approximately $120,483). In the event the borrowers obtain and maintain a blanket insurance policy in form and substance reasonably acceptable to the lender and there is no event of default, the requirement for monthly deposits into the insurance reserve will be waived.

Replacement Reserve. The borrowers are required to deposit into a replacement reserve, on a monthly basis, 1/12 of $0.25 multiplied by the aggregate amount of rentable sq. ft. at the Aon Center Property.

TI/LC Reserve. Commencing on the one year anniversary of the first payment date, the borrowers are required to deposit into a TI/LC reserve, on a monthly basis, approximately 1/12 of $0.75 multiplied by the aggregate amount of rentable sq. ft. at the Aon Center Property, subject to a cap of $5,600,000. The borrowers are also required to deposit any termination fees or other consideration payable in connection with any early termination of a lease at the Aon Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 East Randolph Street Chicago, IL 60601	Collateral Asset Summary – Loan No. 9 Aon Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 40.3% 3.03x 15.5%

Current Mezzanine or Subordinate Indebtedness. The Aon Center Whole Loan includes the Junior Note, which is generally subordinate in right of payment to the Senior Notes. In addition, a $73,750,000 mezzanine loan (the “Aon Center Mezzanine A Loan”), and a $67,750,000 second mezzanine loan (the “Aon Center Mezzanine B Loan”) (collectively the, “Aon Center Mezzanine Loans”) were originated to provide financing to the parent of the borrowers and its parent secured by a pledge of 100% of the direct equity interests in the borrowers and the parent of the borrowers, respectively. The Aon Center Mezzanine A Loan carries an interest rate of 5.25000% per annum and the Aon Center Mezzanine B Loan carries an interest rate of 8.80000% per annum and both are coterminous with the Aon Center Whole Loan. The lenders of the Aon Center Whole Loan and the Aon Center Mezzanine Loans entered into intercreditor agreements that provide for consent rights, cure rights and the right to purchase defaulted loans. The Aon Center Mezzanine Loans are expected to be sold to one or more third parties.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. The borrowers are permitted to obtain the release of the non-income producing, non-office component of the Aon Center Property in connection with the creation of an observation deck at the Aon Center Property (which will be comprised of an observatory and entertainment center on floors 81-83 of the building) without any requirement to pay any portion of the loan, any release amount, prepayment fee, yield maintenance premium or otherwise, upon satisfaction of the conditions set forth in the loan documents. The appraisal did not attribute any value to such component.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Workspace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 35.4% 3.60x 21.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Workspace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 35.4% 3.60x 21.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Workspace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 35.4% 3.60x 21.6%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Credit Assessment
(DBRS/Fitch/S&P)(8):	AA(low)/Asf
Borrower Sponsor:	Workspace Property Trust, L.P.
Borrowers:	WPT Land 2 LP, RV OP 1 LP, RV OP 2 LP, RV OP 3 Lessee LP and WPT Properties LP
Original Balance(1):	$40,000,000
Cut-off Date Balance(1):	$40,000,000
% by Initial UPB:	3.4%
Interest Rate:	5.37200%
Payment Date:	1st of each month
First Payment Date:	July 1, 2018
Maturity Date(2):	July 1, 2023
Amortization:	Interest Only
Additional Debt(1):	$539,000,000 Pari Passu Debt; $696,000,000 Subordinate Debt
Call Protection(3):	YM1(57), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(4)
	Initial	Monthly	Cap
Taxes:	$11,849,855	$2,040,615	NAP
Insurance:	$350,000	(5)	NAP
Replacement:	$205,933	$205,933	(4)
TI/LC:	$3,154,000	$1,441,528	(4)
Outstanding TI/LC:	$13,294,575	NAP	NAP
Free Rent:	$3,458,836	NAP	NAP
Required Repairs:	$539,172	NAP	NAP
Environmental:	$37,500	NAP	NAP
Property Information
Single Asset / Portfolio:	Portfolio of 147 properties
Property Type:	Various
Collateral:	Fee Simple/Leasehold
Location:	Various
Year Built / Renovated:	Various / Various
Total Sq. Ft.:	9,884,763
Property Management:	Workspace Property Management, L.P.
Underwritten NOI(6):	$125,319,109
Underwritten NCF:	$112,963,155
Appraised Value(7):	$1,634,285,000
Appraisal Date:	Various

Historical NOI
Most Recent NOI(6):	$117,976,547 (T-12 March 31, 2018)
2017 NOI:	$117,155,284 (December 31, 2017)
2016 NOI:	$116,403,632 (December 31, 2016)
2015 NOI:	$113,129,919 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	88.6% (June 1, 2018)
2017 Occupancy:	89.1% (December 31, 2017)
2016 Occupancy:	89.3% (December 31, 2016)
2015 Occupancy:	89.1% (December 31, 2015)

Financial Information(1)
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$40,000,000
Pari Passu Notes	$539,000,000
Total Senior Notes	$579,000,000	$59 / $59	35.4% / 35.4%	3.99x / 3.60x	21.6% / 19.5%	21.6% / 19.5%
Subordinate Loan	$696,000,000
Total Debt	$1,275,000,000	$129 / $129	78.0% / 78.0%	1.81x / 1.63x	9.8% / 8.9%	9.8% / 8.9%
(1)	The Workspace Loan (as defined below) consists of the non-controlling Note A-9-A and Note A-10-A, and is part of the Workspace Whole Loan (as defined below) which is evidenced by 14 notes, with an aggregate outstanding principal balance as of the Cut-off Date of $1.275 billion. In addition, the Workspace Whole Loan is split between (i) a 25-month floating rate componentized loan with three, one-year extension options (the “Floating Rate Loan”) with an aggregate Cut-off Date principal balance of $255.0 million, and (ii) a 61-month fixed rate componentized loan (the “Fixed Rate Loan”) comprised of (A) a senior fixed rate componentized loan (the “Senior Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $463.2 million, and (B) a subordinate fixed rate componentized loan (the “Subordinate Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $556.8 million. The Senior Fixed Rate Loan is senior to the Subordinate Fixed Rate Loan. The interest rate on the Floating Rate Loan is LIBOR (subject to a floor of 0.25%) plus a spread of 3.15000%. Each of the Fixed Rate Loan and Floating Rate Loan is divided into multiple components, each with different payment priorities prior to and following an event of default under the Workspace Whole Loan. See “The Loan” below. The Senior Notes Financial Information presented in the chart above reflects the Senior Fixed Rate Loan and $115.8 million of the Cut-off Date principal balance of the Floating Rate Loan, and excludes the remaining $139.2 million of the Cut-off Date principal balance of the Floating Rate Loan and the Subordinate Fixed Rate Loan. For purposes of the Financial Information, LIBOR was assumed to be 2.09%. The Whole Loan NCF DSCR, based on a LIBOR cap of 3.00% for the Floating Rate Loan, is 1.58x.

(2)	The Maturity Date reflects the maturity date of the Fixed Rate Loan. The maturity date of the Floating Rate Loan is July 1, 2020, and the Borrowers have the right to extend that maturity date for three, one year extension terms, upon satisfaction of certain conditions.

(3)	Partial prepayments of the Workspace Whole Loan are permitted (i) in connection with a partial release, as described below under “Partial Releases,” and (ii) in connection with meeting certain debt yield triggers relating to the Borrowers exercising the extension options with respect to the Floating Rate Loan. Prior to an event of default under the Workspace Whole Loan, all prepayments are required to be applied to repay the Floating Rate Loan in full, prior to any application to the Fixed Rate Loan.

(4)	See “Initial and Ongoing Reserves” herein.

(5)	Monthly insurance payments are $552,198 for the first four payments and $219,630 thereafter.

(6)	The increase in Underwritten NOI from Most Recent NOI is primarily driven by underwriting based on the June 1, 2018 in-place rent roll with rent steps underwritten through July 1, 2020. Additionally, 10 tenants have executed leases since June 1, 2018 who have not yet taken occupancy, accounting for approximately $2.4 million in underwritten rent.

(7)	The appraiser also valued the Portfolio as a whole, as if sold in its entirety to a single buyer (the “Portfolio Appraised Value”). The Portfolio Appraised Value is $1.68 billion, which results in a Workspace Whole Loan Cut-off Date LTV and Maturity Date LTV of 75.9%.

(8)	DBRS and Fitch have confirmed that the Workspace Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation. S&P does not provide a credit assessment but confirmed that the Workspace Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Workspace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 35.4% 3.60x 21.6%

The Loan.    The Workspace loan is secured by the borrowers’ fee simple and leasehold interests in a portfolio of 147 properties comprising an approximately 9.9 million sq. ft. portfolio of office, flex, and retail properties located in suburban Philadelphia, Pennsylvania, southern Florida, Tampa, Florida, Minneapolis-St. Paul, Minnesota and Phoenix, Arizona (each a “Property” and altogether, the “Properties” or the “Portfolio”). The loan is part of a whole loan (the “Workspace Whole Loan”) evidenced by 14 notes, with an aggregate outstanding principal balance as of the Cut-off Date of $1.275 billion, which is comprised of (i) a 25-month floating rate loan with three, one year extension options (the “Floating Rate Loan”) with an aggregate outstanding principal balance as of the Cut-off Date of $255.0 million, and (ii) a 61-month fixed rate loan (the “Fixed Rate Loan”) comprised of (A) the Senior Fixed Rate Loan, with an aggregate outstanding principal balance as of the Cut-off Date of $463.2 million and (B) the Subordinate Fixed Rate Loan, with an aggregate outstanding principal balance as of the Cut-off Date of $556.8 million. The interest rate on the Floating Rate Loan is LIBOR (subject to a floor of 0.25%) plus a spread of 3.15000%. Note A-9-A and Note A-10-A, which are part of the Senior Fixed Rate Loan, and which have an aggregate outstanding principal balance as of the Cut-off Date of $40.0 million (the “Workspace Loan”), are being contributed to the Benchmark 2018-B7 Trust. The Workspace Loan will be interest-only for the entire Workspace Whole Loan term. The relationship among the lenders of the various portions of the Workspace Whole Loan will be governed by a co-lender agreement, as more fully described under “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans—Workspace Whole Loan” in the Preliminary Prospectus.

(1)	Each note is divided into two or more components. Each note comprising the Senior Fixed Rate Loan, including the Workspace Loan, is divided into a senior component and a subordinate component, and forms a component pair with pari passu components of the Senior Fixed Rate Loan and of the Floating Rate Loan. Prior to an event of default under the Workspace Whole Loan, all payments of principal (including but not limited to any partial prepayment and the balloon payment due on the Floating Rate Loan if not extended) are required to be applied to the Floating Rate Loan until paid in full, prior to any application to the Fixed Rate Loan. Following an event of default under the Workspace Whole Loan, collections under the Workspace Whole Loan will be applied first, pro rata, to interest and principal of (i) the senior component of the Workspace Loan, (ii) the senior component of each of the remaining notes of the Senior Fixed Rate Loan and (iii) the corresponding senior component of the Floating Rate Loan, prior to application, pro rata, to (a) the subordinate component of the Workspace Loan, (b) the subordinate component of each of the remaining notes of the Senior Fixed Rate Loan and (c) the corresponding subordinate component of the Floating Rate Loan, and losses will be applied in the reverse order among such notes. Accordingly a portion of the interest and principal of the Workspace Loan will be subordinate to certain components of the other notes of the Senior Fixed Rate Loan and certain components of the Floating Rate Loan, but will be pari passu to corresponding components of the Senior Fixed Rate Loan and Floating Rate Loan. See “Description of the Mortgage Pool—The Whole Loans—The AB Whole Loans—Workspace Whole Loan” in the Preliminary Prospectus.

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$1,280,000,000	100.0%	Payoff Existing Debt	$827,465,831	64.6%
			Payoff KeyBank Credit Line	227,559,344	17.8%
			Redemption of Preferred Equity	132,541,678	10.4%
			Upfront Reserves	32,889,871	2.6%
			Closing Costs	20,940,571	1.6%
			IPO-Related Expenses	19,049,085	1.5%
			Deferred LP Distributions	13,337,719	1.0%
			Asset Management Fees	5,337,711	0.4%
			Return of Equity	878,191	0.1%
Total Sources	$1,280,000,000	100.0%	Total Uses	$1,280,000,000	100.0%

(1)	Sources and Uses are based on the fully funded $1.28 billion Workspace Whole Loan as of the June 8, 2018 origination date and does not reflect a subsequent voluntary prepayment on July 13, 2018, resulting in a pay down of the Floating Rate Loan by $5.0 million from the original balance. The Financial Information is based on a current balance of $1.275 billion.

The Borrowers / Borrower Sponsor. The borrowers are WPT Land 2 LP, RV OP 1 LP, RV OP 2 LP, RV OP 3 Lessee LP and WPT Properties LP, each a Delaware limited partnership and a special purpose entity (collectively, the “Borrowers”). The borrower sponsor and nonrecourse carve-out guarantor is Workspace Property Trust, L.P., which is a privately held, vertically integrated, full service commercial real estate company specializing in the acquisition, development, management and operation of office and flex space. Workspace Property Trust, L.P. is led by Thomas A. Rizk and Roger Thomas. The company’s philosophy is to invest in suburban office and flex assets. Workspace Property Trust L.P. was founded in 2015 and currently owns and operates the Properties, which were

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Workspace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 35.4% 3.60x 21.6%

acquired in 2015 and 2016. Each Borrower and each general partner of each Borrower has and is required to have two independent directors or managers. Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the Workspace Whole Loan.

Mr. Rizk has significant experience in real estate acquisition, development, management, and operation. In 1994, Mr. Rizk led the family-owned real estate partnership, Cali Associates, through its initial public offering as Cali Realty Corporation. As President and Chief Executive Officer, he also led the merger of Cali Realty Corporation into the Mack Company and Patriot American Office Group in 1997. Mr. Thomas has more than 30 years of experience in real estate. Mr. Thomas assisted Mr. Rizk in taking Cali Associates public and from 1994 until 2014 served as Executive Vice President, General Counsel and Secretary at Mack-Cali Realty Corporation, serving as a key member of the executive team.

The Properties.

Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

United HealthCare Services, Inc.(3)	A3 / A+/ A-	419,543	4.2%	$15.79	5.4%	Various
Aetna Life Insurance Company(4)	Baa2 / A / A-	323,943	3.3%	$15.52	4.1%	Various
Siemens Medical Solutions USA, Inc.(5)	NR / A+ / A	241,297	2.4%	$16.13	3.1%	Various
Kroll Ontrack	NR / NR / NR	195,879	2.0%	$12.17	1.9%	6/30/2026
Dell Marketing	Ba2 / NR / BB	141,290	1.4%	$10.96	1.3%	4/30/2024
Express Scripts	Baa2 / BBB+ / BBB	130,071	1.3%	$15.00	1.6%	12/31/2023
Reed Technology	NR / NR / NR	120,000	1.2%	$17.95	1.7%	5/31/2025
Optum Services Inc.(6)	A3 / A+ / A-	109,700	1.1%	$16.65	1.5%	3/31/2025
GM Cruise LLC	Baa3 / BBB / BBB	101,269	1.0%	$10.82	0.9%	7/31/2022
General Dynamics Information	A2 / A+ / NR	99,039	1.0%	$15.45	1.2%	9/30/2022
Carnival Corporation	A3 / A- / NR	93,423	0.9%	$15.63	1.2%	11/30/2026
Sunshine State Health Plan	Ba1 / BB+ / NR	84,379	0.9%	$19.85	1.4%	11/30/2020
Colorcon, Inc.	NR / NR / NR	84,000	0.8%	$9.50	0.6%	9/14/2024
Comcast(7)	A3 / A- / A-	82,996	0.8%	$14.22	1.0%	Various
GE Parallel Design, Inc.	A2 / A / A	78,335	0.8%	$15.25	1.0%	9/30/2028
Acist Medical Systems, Inc.	NR / NR / NR	74,224	0.8%	$11.03	0.7%	7/31/2019
Boomi, Inc.(8)	Ba2 / NR / BB	71,788	0.7%	$24.70	1.4%	9/30/2027
Janssen Biotech, Inc.	Aaa / AAA / AAA	71,200	0.7%	$9.40	0.5%	6/30/2023
Cognizant Technology	NR / NR / NR	70,497	0.7%	$14.82	0.8%	11/30/2024
CDx Holdings	NR / NR / NR	66,012	0.7%	$23.60	1.3%	8/31/2020
Subtotal / Wtd. Avg.		2,658,885	26.9%	$15.12	32.5%
Remaining Tenants		5,965,787	60.4%	$14.01	67.5%
Total / Wtd. Avg. Occupied		8,624,672	87.3%	$14.36	100.0%
Vacancy		1,260,091	12.7%
Total		9,884,763	100.0%

(1)	Based on the underwritten rent roll as of June 1, 2018. Includes tenants with executed leases since June 1, 2018 that are not yet in occupancy and excludes tenants which are either dark or expected to leave upon lease expiration.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	United HealthCare Services, Inc. leases 115,110 sq. ft. at the 680 Blair Mill Road property with a lease expiration date of March 31, 2025, 165,000 sq. ft. at the 4425 East Cotton Center Boulevard property with a lease expiration of March 31, 2024, 89,290 sq. ft. at the 131 Kelsey Lane property, with a lease expiration date of September 30, 2024, and 50,143 sq. ft. at the 3100 Southwest 145th Avenue property with a lease expiration of June 30, 2022.

(4)	Aetna Life Insurance Company leases 139,403 sq. ft. at the 4500 East Cotton Center Boulevard property with a lease expiration date of December 31, 2023, 73,077 sq. ft. at the 4630 Woodland Corporate Boulevard property with a lease expiration date of February 29, 2020, 69,094 sq. ft. at the 4750 South 44th Place property with a lease expiration date of August 31, 2020, and 42,369 sq. ft. at the 9801 South 51st Street property with a lease expiration date of February 28, 2019.

(5)	Siemens Medical Solution USA, Inc. leases 126,000 sq. ft. at the 40 Liberty Boulevard property with a lease expiration of January 31, 2020, 61,313 sq. ft. at the 65 Valley Stream Parkway property with a lease expiration of January 31, 2020, 41,211 sq. ft. at the 55 Valley Stream Parkway property with a lease expiration of January 31, 2020, and 12,773 sq. ft. at the 7930, 8010, 8020 Woodland Center Boulevard property with a lease expiration of June 30, 2021.

(6)	Optum Services Inc. is owned by United HealthCare Services, Inc.

(7)	Comcast leases 58,115 sq. ft. at the 700 Dresher Road property with a lease expiration date of December 31, 2019, 18,000 sq. ft. at the 103-1009 Gibraltar Road property with a lease expiration date of December 31, 2018, and 6,881 sq. ft. at the 10400 Viking Drive property with a lease expiration date of April 30, 2020.

(8)	Boomi, Inc. is owned by Dell, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Workspace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 35.4% 3.60x 21.6%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring(2)	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
2018 & MTM	68	438,580	4.4%	438,580	4.4%	$14.04	5.0%	5.0%
2019	104	1,164,018	11.8%	1,602,598	16.2%	$13.96	13.1%	18.1%
2020	92	1,329,694	13.5%	2,932,292	29.7%	$15.93	17.1%	35.2%
2021	86	962,460	9.7%	3,894,752	39.4%	$14.75	11.5%	46.7%
2022	74	1,196,942	12.1%	5,091,694	51.5%	$13.46	13.0%	59.7%
2023	50	909,812	9.2%	6,001,506	60.7%	$14.16	10.4%	70.1%
2024	35	849,029	8.6%	6,850,535	69.3%	$14.04	9.6%	79.7%
2025	35	624,749	6.3%	7,475,284	75.6%	$15.40	7.8%	87.5%
2026	21	580,196	5.9%	8,055,480	81.5%	$13.37	6.3%	93.7%
2027	8	260,767	2.6%	8,316,247	84.1%	$16.35	3.4%	97.2%
2028	6	233,888	2.4%	8,550,135	86.5%	$13.14	2.5%	99.7%
Thereafter	9	74,537	0.8%	8,624,672	87.3%	$5.43	0.3%	100.0%
Vacant	NAP	1,260,091	12.7%	9,884,763	100.0%	NAP	NAP
Total / Wtd. Avg.	588	9,884,763	100.0%			$14.36	100.0%
(1)	Based on the underwritten rent roll dated June 1, 2018. Includes tenants with executed leases since June 1, 2018 that are not yet in occupancy and excludes tenants which are either dark or expected to leave upon lease expiration.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

The Portfolio consists of approximately 9.9 million sq. ft. of space across 87 office, 59 flex and one retail property, respectively representing approximately 72.7%, 27.2% and 0.0% of the original Allocated Whole Loan Amount (“ALA”). 65.3% of the office properties by ALA are Class A properties. The Properties are located within five broad office markets: suburban Philadelphia (40.3% of ALA), southern Florida (17.3%), Tampa (16.5%), Minneapolis-St. Paul (13.0%) and Phoenix (12.9%). The Properties were built between 1972 and 2013 with the majority of the Portfolio (91.1% of the occupied NRA) under triple net leases. The Properties range in size from approximately 2,800 sq. ft. to 325,000 sq. ft. As of June 1, 2018, the Portfolio was 88.6% occupied by a granular and diverse roster of more than 500 tenants with the largest tenant, United Healthcare Services, Inc., representing 4.2% of net rentable area. Eleven of the top 20 tenants, which account for 17.7% of Portfolio net rentable area, have investment grade credit ratings from either Moody’s or Standard & Poor’s. The top five and top ten Properties represent approximately 14.0% and 23.5% of the ALA, respectively, and the average Property accounts for 0.7% of the ALA.

6625 78th Street West - The largest Property by ALA, 6625 78th Street West is a six-story, 325,000 sq. ft. office building located in Bloomington, Minnesota approximately 10.0 miles from the Minneapolis central business district, and represents 3.5% of the ALA. Local access is provided by East Bush Lake Road and Normandale Boulevard, and regional access to the area is provided by Interstate 494, which is located adjacent to the Property. The Property was built in 1997 and includes a cafeteria, a conference room, fitness center and a four-story parking garage. 6625 78th Street West is currently 94.5% occupied by 11 tenants at an average contractual rent of $14.16 per sq. ft. with an average occupancy of 94.0% from 2005 to 2017. The largest tenant at the Property is Express Scripts, Inc, which occupies 203,442 sq. ft. with its lease expiring in December 2018 which accounts for 57.1% of the Property’s underwritten rent. The Property is located in the 494 Corridor submarket, which contains approximately 16.3 million sq. ft. of office space with an overall vacancy rate of 17.2% and average asking rents of $14.44 per sq. ft. Per the appraisal, there is no new construction in this submarket.

1500 Liberty Ridge Drive - The second largest Property by ALA, 1500 Liberty Ridge Drive, is a three-story, 233,120 sq. ft. office building located in Tredyffrin Township, Pennsylvania approximately 23.0 miles from downtown Philadelphia. The Property is located approximately 1.5 miles south of Interstate 76 and approximately 24.0 miles northwest of Philadelphia International Airport. The Property was built in 2003 and is currently 92.3% occupied by 12 tenants at an average contractual rent of $17.75 per sq. ft. with an average occupancy of 93.3% from 2005 to 2017. The largest tenant at the Property is ELAP Services, Inc, which occupies 39,981 sq. ft. with its lease expiring in November 2021 which accounts for 17.7% of the Property’s underwritten rent. The Property is located in the King of Prussia/Valley Forge submarket, which contains approximately 16.8 million sq. ft. of office space with an overall vacancy rate of 12.3% and average rents of $26.85 per sq. ft. This is compared to a vacancy rate of 14.8% and an average rent of $26.09 per sq. ft. on a gross basis as of the first quarter 2017. Per the appraisal, there is no new construction in this submarket.

3350 Southwest 148th Avenue & Lakeside Drive - The third largest Property by ALA, 3350 Southwest 148th Avenue & Lakeside Drive, is a four-story, 154,768 sq. ft. office building located in Miramar, Florida. The Property is located approximately 25 miles north of the Miami central business district and 25 miles southwest of the Fort Lauderdale central business district. Local access is provided by Miramar Parkway with regional access available via Interstate 75, which is less than half a mile from the Property. The Property was built in 2000 and is currently 99.6% occupied by 22 tenants, including two tenants leasing roof space and a cafe, at an average contractual rent of $19.17 per sq. ft. on a NNN basis with an average occupancy of 88.1% from 2005 to 2017. The largest tenant at the Property is Carnival Corporation, which occupies 30,519 sq. ft. with its lease expiring in November 2026 accounting for 19.7% of the Property’s underwritten rent. The Property is located in the Southwest Broward submarket which contains approximately 3.1 million sq.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Workspace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 35.4% 3.60x 21.6%

ft. of office space with an overall vacancy rate of 6.8% and average rents of $22.26 per sq. ft. on a NNN basis. Per the appraisal, there are four proposed or under construction office projects with a combined 184,440 sq. ft. within the submarket.

1301 International Parkway - The fourth largest Property by ALA, 1301 International Parkway, is a five-story, 140,160 sq. ft. office building located in Sunrise, Florida approximately 13.0 miles from Fort Lauderdale and Fort Lauderdale International Airport. Local access is provided by Sunrise Boulevard and Oakland Park Boulevard to the north with regional access provided by Interstate 75 and Interstate 595 which are adjacent to the Property. The Property was built in 2006 and is currently 100.0% occupied by seven tenants, including one tenant leasing roof space, at an average contractual rent of $20.29 per sq. ft. on a NNN basis with an average occupancy of 89.9% from 2008 to 2017. The largest tenant at the Property is Sunshine State Health Plan, Inc., which occupies 84,379 sq. ft. with its lease expiring in November 2020 and accounts for 56.4% of the Property’s underwritten rent. The Property is located in the Sawgrass submarket, which contains approximately 2.5 million sq. ft. of office space with an overall vacancy rate of 7.9% and average rents of $20.31 on a NNN basis. Per the appraisal, two large office parks are being proposed for construction, expecting to add 1.4 million sq. ft. of office inventory to the submarket within the next five years.

777 West Yamato Road - The fifth largest Property by ALA, 777 West Yamato Road, is a six-story, 155,608 sq. ft. office building located in Boca Raton, Florida. The Property is located approximately two miles from Boca Raton Airport and approximately 23.0 miles from Palm Beach International Airport. Local access is provided by Yamato Road with regional access provided by Interstate 95 which is less than half a mile east of the Property. The Property was built in 1989 and is currently 84.5% occupied by 13 tenants, including one tenant leasing roof space, at an average contractual rent of $18.63 per sq. ft. with an average occupancy of 92.6% from 2005 to 2017. The largest tenant at the Property is Relx, Inc., which occupies 51,404 sq. ft. with its lease expiring in May 2024 and accounts for 39.2% of the Property’s underwritten rent. The Property is located in the Boca Raton submarket, which contains approximately 11.5 million sq. ft. of office space with an overall vacancy rate of 20.2% and average rents of $20.64 per sq. ft. on a NNN basis. Per the appraisal, new construction within the submarket is minimal with one 11-story 111,971 sq. ft. office tower breaking ground in the fourth quarter of 2017.

Cash Flow Analysis.

Cash Flow Analysis
	2015	2016	2017	T-12 3/31/2018	U/W In-Place	U/W PSF
Rents in Place	$111,087,339	$115,072,969	$115,982,258	$117,201,735	$123,812,164	$12.53
Vacant Income	0	0	0	0	21,891,292	$2.21
Gross Potential Rent	$111,087,339	$115,072,969	$115,982,258	$117,201,735	$145,703,456	$14.74
Total Reimbursements(1)	63,113,439	60,935,637	66,666,852	66,698,913	67,906,938	$6.87
Gross Potential Revenue	$174,200,778	$176,008,606	$182,649,110	$183,900,648	$213,610,394	$21.61
(Vacancy/Credit Loss)	0	0	0	0	(21,891,292)	($2.21)
Other Income	450,690	687,278	714,118	682,586	914,325	$0.09
Effective Gross Income	$174,651,468	$176,695,884	$183,363,228	$184,583,235	$192,633,427	$19.49
Total Expenses	$61,521,549	$60,292,253	$66,207,944	$66,606,688	$67,314,318	$6.81
Net Operating Income(2)	$113,129,919	$116,403,632	$117,155,284	$117,976,547	$125,319,109	$12.68
Total TI/LC, Capex/RR	0	0	0	0	12,355,954	$1.25
Net Cash Flow	$113,129,919	$116,403,632	$117,155,284	$117,976,547	$112,963,155	$11.43
(1)	More than 90.0% of the in-place leases are NNN. In addition to recovering all operating expenses, leases also include a contractual tenant services fee, which is an obligation of the tenant and reimbursements can be greater than 100.0% of underwritten expenses as a result.

(2)	The increase in U/W In-Place NOI from T-12 3/31/2018 NOI is primarily driven by underwriting based on the June 1, 2018 in-place rent roll with rent steps underwritten to July 1, 2020. Additionally, 10 tenants have executed leases since June 1, 2018 who have not yet taken occupancy, accounting for approximately $2.4 million in underwritten rent.

Property Management.   The Properties are managed by Workspace Property Management, L.P., a Delaware limited partnership and an affiliate of the Borrowers.

Lockbox / Cash Management. The Workspace Whole Loan is structured with a hard lockbox and in-place cash management. At origination, the Borrowers established a lender-controlled lockbox account. The Borrowers are required to cause all rent and other revenues from the Properties to be deposited directly into the lockbox account. All funds in the lockbox account (less the reasonable fees of the clearing bank) are required to be swept each business day into a lender-controlled cash management account.

Provided that no Cash Sweep Event (as defined below) has occurred, all funds in the cash management account are required to be applied each business day to payments of taxes, insurance, debt service, reserves, and other items required pursuant to the loan documents and the remaining cash flow will be released to the Borrowers. In the event only a Cash Sweep Event described in clause (c) or (d) below has occurred, all funds in the cash management account are required to be applied by the lender each business day to payments of taxes, insurance, debt service, reserves, and other items required by the lender and all remaining cash flow will be released to the Borrowers for costs associated with new leases or amendments to leases approved by the lender in accordance with the loan documents, but only to the extent all amounts in the Rollover Reserve have been disbursed, and additional cash flow will be held by the lender as additional collateral for the loan. In the event a Cash Sweep Event described in clause (a) or (b) below has occurred, cash flow may be applied in the lender’s sole discretion and may be held by the lender in its sole discretion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Workspace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 35.4% 3.60x 21.6%

A “Cash Sweep Event” means the occurrence of (a) an event of default, (b) the bankruptcy or insolvency of the Borrowers or property manager, (c) if the debt yield (as calculated in the loan documents) falls below 8.4% for the calendar quarter immediately preceding the date of determination, based on the trailing twelve month period or (d) an Extension Sweep Event (as defined below).

A “Cash Sweep Event Cure” means (a) if a Cash Sweep Event exists solely by reason of an event of default, the curing and acceptance of such cure by the lender of the applicable event of default, (b) if a Cash Sweep Event exists solely by reason of a bankruptcy of a property manager, the replacement of such manager with a qualified manager acceptable to the lender pursuant to a management agreement acceptable to the lender within 60 days or, with respect to an involuntary petition filed against the manager for which neither the Borrowers, guarantor nor any member or affiliate of the Borrowers or guarantor solicited or caused to be solicited petitioning creditors or consented to or otherwise acquiesced in or joined in such involuntary petition and to the extent there were no adverse consequences to the loan or the Property, upon the dismissal of such involuntary action within 60 days, (c) if a Cash Sweep Event exists solely by reason of a debt yield below 8.40%, the achievement of a debt yield for two consecutive quarters of at least 8.65%, based on the trailing 12 month period, (d) if the Cash Sweep Event is caused solely by a bankruptcy or insolvency of the Borrowers based on an involuntary petition against the Borrowers with respect to which neither the Borrowers, guarantor nor any member or affiliate of the Borrowers or guarantor solicited or caused to be solicited petitioning creditors or consented to or otherwise acquiesced in or joined in such involuntary petition, upon the same being discharged, stayed or dismissed within 60 days of such filing, provided that in the lender’s sole discretion such filing does not result in any adverse consequences to the Workspace Whole Loan or the Portfolio or (e) if the Cash Sweep Event is caused by an Extension Sweep Event, the occurrence of an Extension Sweep Cure (as defined below). In no event will the Borrowers have the right to cure a Cash Sweep Event occurring by reason of a Borrower bankruptcy except as set forth above.

An “Extension Sweep Event” means the failure of the Borrowers to satisfy the debt yield requirements in connection with an extension of the Floating Rate Loan, which are 9.00% for the second extension and 9.25% for the third extension.

An “Extension Sweep Event Cure” means (i) no event of default is continuing and (ii) the earlier to occur of (a) (1) with respect to the second extension term for the Floating Rate Loan, the date on which the debt yield is at least 9.0% and (2) with respect to the third extension term for the Floating Rate Loan, the date on which the debt yield is at least 9.25%, in each case as determined by the lender for the 12 full calendar months ending on the last day of each calendar quarter (the Borrowers are permitted to make a partial prepayment of the Workspace Whole Loan in an amount which would satisfy the foregoing debt yield requirements) and (b) the date on which the funds in the excess cash flow reserve equal at least an amount sufficient that, if applied to pay down the Workspace Whole Loan, would cause the debt yield tests to be satisfied.

Initial and Ongoing Reserves. At origination, the Borrowers were required to deposit approximately $13,294,575 for outstanding tenant improvements and leasing commissions, $11,849,855 for upfront tax reserves, $3,458,836 for free rent reserves, $3,154,000 for initial tenant rollover reserves, $539,172 for deferred maintenance, $350,000 for insurance premiums, $205,933 for replacement reserves and $37,500 for environmental reserves.

Tax Escrows – On a monthly basis, the Borrowers are required to escrow 1/12 of the estimated annual real estate taxes into the tax reserve, which currently equates to $2,040,615.

Insurance Escrows – Monthly insurance payments are $552,198 for the first four payments and $219,630 thereafter. However, the requirement for monthly deposits is waived provided that (i) no event of default has occurred and is continuing, and (ii) the Borrowers provide the lender with reasonably satisfactory evidence (as determined by the lender) that the Property is insured in accordance with the loan documents pursuant to a blanket insurance policy reasonably acceptable to the lender and insuring substantially all of the real property owned, directly or indirectly, by the guarantor.

Replacement Reserves – On a monthly basis, the Borrowers are required to escrow an amount equal to $205,933 ($0.25 per sq. ft. per year) for replacement reserves (the “Replacement Reserve”). In the event a Property is released, the monthly deposit is required to be reduced by an amount equal to 1/12 of the product of $0.25 and the sq. ft. of the Property released. The Borrowers will not be required to make deposits into the Replacement Reserve at any time the balance in the Replacement Reserve is equal to the then current monthly deposit amount times the number of payment dates remaining until the maturity date (provided that the number of payment dates may not exceed 36 or be less than 12 under the loan documents).

Rollover Reserve – On a monthly basis, the Borrowers are required to escrow approximately $1,441,528 for tenant improvements, reasonable legal fees incurred in connection with the negotiation of the leases (which is limited to $5,000 per lease in the loan documents) and leasing commission costs (the “Rollover Reserve”). In the event a Property is released, the monthly deposit is required to be reduced by an amount equal to 1/12 of the product of $1.75 times the sq. ft. of the Property that is released. The Borrowers will not be required to make deposits into the Lease Rollover Reserve at any time the balance in the Lease Rollover Reserve is equal to the then current monthly deposit amount times the number of payment dates remaining until the maturity date (provided that the number of payment dates may not exceed 18 or be less than 12 under the loan documents).

Environmental Reserve – At origination, the Borrowers deposited an upfront reserve equal to $37,500 (the “Environmental Reserve Funds”) in connection with additional investigation recommended by the environmental report for the Property known as 45-67 Great

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 10 Workspace	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 35.4% 3.60x 21.6%

Valley Parkway with respect to three gas propane storage tanks located at the northwestern corner of the building. If the additional investigation determines that such tanks are underground storage tanks (“USTs”), the Borrowers are required to promptly cause such USTs to be properly closed and deliver evidence thereof reasonably satisfactory to lender. Upon the delivery of such evidence or if the additional investigation does not conclude that such tanks are USTs, provided that no event of default is then continuing, the Environmental Reserve Funds are required to be promptly disbursed to the Borrowers.

Operating Expense Reserve – If, at any time that the financial reports delivered pursuant to the loan documents show that the actual aggregate expenses are more than 15% less than the budgeted expenses for the prior three month period tested on a quarterly basis (after taking into account any expense savings reasonably documented by the Borrowers), the Borrowers are required to escrow with the lender the difference between the actual and budgeted expenses during each such three month period.

Partial Releases. The Borrowers have the right to obtain the separate release of any one or more of the individual Properties, at any time during the term of the Workspace Whole Loan following the date that is 60 days after the closing of the Benchmark 2018-B7 Trust, provided, that among other terms and conditions: (i) the Borrowers pay a release price equal to 110% of the allocated loan amount for the related individual Property (if the individual Property is being sold to a third party) or 115% of the allocated loan amount for the individual Property (if the individual Property is being released to an affiliate of the Borrower), as applicable, plus the payment of the yield maintenance premium, if applicable; (ii) after giving effect to the release, the debt yield for the remaining individual Properties is equal to or greater than the greater of (1) the debt yield for all of the Properties immediately prior to giving effect to the release based on the trailing 12 month period or (2) 9.9% (as may be adjusted by the lender to account for the payment of any prior release amounts in accordance with the Workspace Whole Loan documents); and (iii) if such release is to an affiliate of a Borrower, after giving effect to such release, the loan-to-value ratio for the Properties then remaining subject to the lien of the security instruments is equal to or less than the lesser of (1) 78.2% or (2) the loan-to-value ratio of all of the Properties immediately prior to giving effect to the release. The Borrowers are permitted to prepay a portion of the related Workspace Whole Loan in order to satisfy the foregoing debt yield and loan-to-value requirements in accordance with the Workspace Whole Loan documents. With respect to 25 of the individual properties, as identified in the preliminary prospectus, such individual Properties may not be released to an affiliate of the Borrowers except in connection with a release to cure a non-monetary default, and the Borrowers are required to deliver updated surveys and appraisals with respect to certain other release parcels identified in the loan documents in connection with the release. The Borrowers may also obtain the release of four separate outparcels representing approximately 10.8 acres without the payment of any release price, upon satisfaction of certain terms and conditions set forth in the Workspace Whole Loan documents. In connection with the release of the Miramar parcel (as more specifically identified in the loan documents), the Borrowers are permitted to convert the related individual Property into a condominium, subject to conditions set forth in the loan documents. The Borrowers are permitted to prepay a portion of the related Whole Loan in order to satisfy the foregoing debt yield and loan-to-value requirements in accordance with the loan documents. Prepayments in connection with a partial release are allocated to the Floating Rate Loan until the Floating Rate Loan is paid in full, prior to any allocation to the Fixed Rate Loan. With respect to the Property known as 155 Great Valley Parkway, a tenant has an option to purchase the Property at a price which is in excess of the release price of 110% of ALA.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

636 11th Avenue New York, NY 10036	Collateral Asset Summary – Loan No. 11 636 11th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 56.1% 2.39x 10.3%

Mortgage Loan Information
Loan Seller(1):	JPMCB
Loan Purpose:	Refinance
Credit Assessment
(DBRS)(7):	BBB(low)
Borrower Sponsors:	Behrouz Ben Hakimian; Joe Hakimian
Borrower:	Plaza West Associates, LLC
Original Balance(2):	$40,000,000
Cut-off Date Balance(2):	$40,000,000
% by Initial UPB:	3.4%
Interest Rate(3):	4.07300%
Payment Date:	1st of each month
First Payment Date:	July 1, 2018
Anticipated Repayment Date(3):	June 1, 2028
Maturity Date(3):	June 1, 2029
Amortization:	Interest Only, ARD
Additional Debt(2):	$200,000,000 Pari Passu Debt; Future Mezzanine Debt Permitted
Call Protection(4):	L(29), D(85), O(6)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$0	Springing	NAP
Insurance:	$76,801	$25,600	NAP
Replacement:	$7,990	$7,990	NAP
TI/LC:	$0	Springing	NAP
Required Repairs:	$1,198,696	NAP	NAP
Outstanding TI/LC:	$137,671	NAP	NAP
Dark Trigger:	$0	Springing	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1917 / 2008
Total Sq. Ft.:	564,004
Property Management:	Hakimian P.W. Management, LLC
Underwritten NOI:	$24,723,249
Underwritten NCF:	$23,640,361
Appraised Value(5):	$428,000,000
Appraisal Date:	April 4, 2018

Historical NOI
Most Recent NOI:	$24,705,498 (T-12 April 30, 2018)
2017 NOI:	$25,102,829 (December 31, 2017)
2016 NOI:	$26,158,207 (December 31, 2016)
2015 NOI:	$25,514,617 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	100.0% (November 1, 2018)
2017 Occupancy:	100.0% (December 31, 2017)
2016 Occupancy:	100.0% (December 31, 2016)
2015 Occupancy:	100.0% (December 31, 2015)

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon(6)	LTV Cut-off / Balloon(6)	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF(6)
Mortgage Loan	$40,000,000
Pari Passu Notes	$200,000,000
Whole Loan	$240,000,000	$426 / $426	56.1% / 56.1%	2.49x / 2.39x	10.3% / 9.9%	10.3% / 9.9%

(1)	The 636 11th Avenue Whole Loan (as defined below) was co-originated by JPMCB and CREFI.

(2)	The Original Balance and Cut-off Date Balance of $40.0 million consists of the non-controlling Note A-2-A of a whole loan evidenced by six pari passu loans, with an aggregate original principal balance of $240.0 million (the “636 11th Avenue Whole Loan”).

(3)	The 636 11th Avenue Whole Loan has an anticipated repayment date of June 1, 2028 (the “Anticipated Repayment Date” or “ARD”) and a final maturity date of June 1, 2029. From and after the Anticipated Repayment Date, the 636 11th Avenue Whole Loan accrues interest at a rate that is equal to the greater of (i) 7.07300% and (ii) the 10-year swap yield as of the ARD plus 3.00000% per annum, but in no event in excess of 9.07300%. Commencing on April 1, 2028 and on each payment date until the final maturity date, the 636 11th Avenue Whole Loan requires monthly payments of all excess cash flow for the preceding month after the payment of reserves, interest calculated at the initial Interest Rate and operating expenses to be applied (i) first to the reduction of the principal balance of the 636 11th Avenue Whole Loan and (ii) second, after the Anticipated Repayment Date, to the payment of accrued interest on the 636 11th Avenue Whole Loan at the excess of the increased interest rate over the initial interest rate.

(4)	The lockout period will be at least 29 payments beginning with and including the first payment date of July 1, 2018. Defeasance of the full $240.0 million 636 11th Avenue Whole Loan is permitted at any time after the date that is two years from the closing date of the securitization that includes the note to be last securitized (the “REMIC Prohibition Period”). If the REMIC Prohibition Period has not expired by July 1, 2022, the borrower is permitted to prepay the 636 11th Avenue Whole Loan with a yield maintenance premium. The assumed lockout period of 29 payments is based on the expected Benchmark 2018-B7 securitization closing date in November 2018. The actual lockout period may be longer.

(5)	The appraiser concluded a “hypothetical go dark” value of $207.0 million, which equates to a loan to dark value ratio of 115.9% based on the 636 11th Avenue Whole Loan.

(6)	The Balance per Sq. Ft. Balloon, LTV Balloon, U/W Debt Yield at Balloon NOI and U/W Debt Yield at Balloon NCF calculations are based on the ARD.

(7)	DBRS confirmed that the 636 11th Avenue Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

636 11th Avenue New York, NY 10036	Collateral Asset Summary – Loan No. 11 636 11th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 56.1% 2.39x 10.3%

The relationship between the holders of the 636 11th Avenue Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The table below summarizes each note and which securitization they are involved in.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-2-A	$40,000,000	$40,000,000	Benchmark 2018-B7	No
A-2-B	$20,000,000	$20,000,000	JPMCB	No
A-1	$50,000,000	$50,000,000	Benchmark 2018-B4	Yes
A-3	$50,000,000	$50,000,000	Benchmark 2018-B6	No
A-4	$65,000,000	$65,000,000	CGCMT 2018-C5	No
A-5	$15,000,000	$15,000,000	MSC 2018-H3	No
Total	$240,000,000	$240,000,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$240,000,000	100.0%	Loan Payoff	$192,694,141	80.3%
			Closing Costs	3,325,737	1.4%
			Reserves	1,421,157	0.6%
			Return of Equity	42,558,964	17.7%
Total Sources	$240,000,000	100.0%	Total Uses	$240,000,000	100.0%

The Borrower / Borrower Sponsors.  The borrower is Plaza West Associates, LLC, a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. The non-recourse carveout guarantors and the borrower sponsors of the 636 11th Avenue Whole Loan are Behrouz Ben Hakimian (“Ben Hakimian”) and Joe Hakimian, both co-founders of The Hakimian Organization, a developer, owner, and manager of luxury New York real estate. Established in 1970, The Hakimian Organization has completed over 30 ground-up construction and conversion projects of residential, office and hotel properties in Manhattan. Ben Hakimian, the president of The Hakimian Organization, has led the company in developing over 30 buildings including 75 Wall Street in the Financial District, a 40-story mixed-use tower in Midtown, the jewelry district’s first high-rise commercial condominium and a tower in the Flatiron Historic District. Joe Hakimian, CEO of The Hakimian Organization, has guided the creation of over 3.0 million sq. ft. of real estate and is a registered professional engineer.

The Property. The 636 11th Avenue Property is an 11-story building totaling 564,004 sq. ft. of Class A office space located in New York, New York. The 636 11th Avenue Property was built as a chocolate factory in 1917 and achieved LEED Silver certification after a 2008 renovation that converted the 636 11th Avenue Property to office space. The 636 11th Avenue Property features high ceilings and offers views of the Hudson River and Midtown Manhattan. As of November 1, 2018, the 636 11th Avenue Property is 100.0% leased to one tenant, The Ogilvy Group, Inc. (“The Ogilvy Group” or “Ogilvy Tenant”) whose lease expires in June 2029. The Ogilvy Group, an international advertising and public relations agency, has been headquartered at the 636 11th Avenue Property since January 2008.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent	Lease Expiration
The Ogilvy Group, Inc.	BBB+ / Baa2 / BBB	564,004	100.0%	$56.34	100.0%	6/30/2029
Total / Wtd. Avg. Occupied		564,004	100.0%	$56.34	100.0%
Vacant		0	0.0
Total		564,004	100.0%

(1)	Based on the underwritten rent roll dated November 1, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	U/W Base Rent PSF represents average rent over the remaining loan term (current contractual rent is $51.54 PSF).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

636 11th Avenue New York, NY 10036	Collateral Asset Summary – Loan No. 11 636 11th Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 56.1% 2.39x 10.3%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(2)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2028	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter	1	564,004	100.0%	564,004	100.0%	$56.34	100.0%	100.0%
Vacant	NAP	0	0.0%			NAP	NAP
Total / Wtd. Avg.	1	564,004	100.0%			$56.34	100.0%

(1)	Based on the underwritten rent roll dated November 1, 2018.

(2)	Annual U/W Base Rent PSF includes current contractual rent of $51.54 PSF and average rent over the remaining loan term.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2015	2016	2017	T-12 4/30/2018	U/W	U/W PSF
Base Rent(2)	$29,070,620	$29,070,620	$29,070,620	$29,070,620	$31,777,847	$56.34
Vacant Income	0	0	0	0	0	$0.00
Gross Potential Rent	$29,070,620	$29,070,620	$29,070,620	$29,070,620	$31,777,847	$56.34
CAM Reimbursements	3,370,600	3,794,497	4,496,316	4,924,551	5,381,846	$9.54
Net Rental Income	$32,441,220	$32,865,117	$33,566,936	$33,995,171	$37,159,693	$65.89
Less: Vacancy	0	0	0	0	(1,857,985)	($3.29)
Other Income(3)	1,441,244	2,778,560	2,241,509	2,014,060	2,227,500	$3.95
Effective Gross Income	$33,882,464	$35,643,677	$35,808,445	$36,009,231	$37,529,208	$66.54
Total Operating Expenses(4)	8,367,847	9,485,470	10,705,616	11,303,733	12,805,959	$22.71
Net Operating Income	$25,514,617	$26,158,207	$25,102,829	$24,705,498	$24,723,249	$43.84
TI/LC	0	0	0	0	987,007	$1.75
Replacement Reserves	0	0	0	0	95,881	$0.17
Net Cash Flow	$25,514,617	$26,158,207	$25,102,829	$24,705,498	$23,640,361	$41.92
(1)	Based on the underwritten rent roll dated November 1, 2018.

(2)	U/W Base Rent PSF represents average rent over the remaining loan term (current contractual rent is $51.54 PSF).

(3)	Other Income consists of overtime HVAC chargebacks.

(4)	The 636 11th Avenue Property benefits from an ICIP property tax exemption, which results in a reduced property tax expense. For a full description, please see “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1001 Intrepid Avenue Philadelphia, PA 19112	Collateral Asset Summary – Loan No. 12 Courtyard at The Navy Yard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 70.2% 1.63x 12.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsor:	Ensemble Investments, LLC
Borrower:	PHLNY Hotel Holdco, LLC
Original Balance:	$40,000,000
Cut-off Date Balance:	$40,000,000
% by Initial UPB:	3.4%
Interest Rate:	5.31200%
Payment Date:	6th of each month
First Payment Date:	December 6, 2018
Maturity Date:	November 6, 2028
Amortization:	Amortizing Balloon
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management(2):	Soft / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Select Service Hospitality
Collateral(4):	Fee Simple
Location:	Philadelphia, PA
Year Built / Renovated:	2013 / 2017
Total Rooms:	212
Property Management:	Courtyard Management Corporation
Underwritten NOI:	$4,953,726
Underwritten NCF:	$4,351,415
Appraised Value:	$57,000,000
Appraisal Date:	August 1, 2018

Historical NOI(5)
Most Recent NOI:	$5,102,355 (T-12 August 31, 2018)
2017 NOI:	$4,684,297 (December 31, 2017)
2016 NOI:	$4,083,873 (December 31, 2016)
2015 NOI:	$3,753,904 (December 31, 2015)

Historical Occupancy(5)
Most Recent Occupancy:	78.0% (August 31, 2018)
2017 Occupancy:	76.9% (December 31, 2017)
2016 Occupancy:	76.2% (December 31, 2016)
2015 Occupancy:	75.3% (December 31, 2015)

Financial Information
Tranche	Cut-off Date Balance	Balance per Room Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$40,000,000	$188,679 / $156,689	70.2% / 58.3%	1.86x / 1.63x	12.4% / 10.9%	14.9% / 13.1%
(1)	Future mezzanine debt is permitted provided that, among other things, (i) the combined debt service coverage ratio is no less than 1.63x, (ii) the combined loan-to-value ratio is no more than 70.2% and (iii) the combined debt yield is no less than 10.876%.

(2)	The manager is required to collect revenues and to deposit into the lockbox the amount that is required to be paid to the borrower under the management agreement, which amount is net of management fees, operating expenses and reserve deposits.

(3)	The Courtyard at The Navy Yard property is managed by the Courtyard Management Corporation through December 2034. So long as the management agreement is in place, on-going reserves for taxes, insurance and FF&E will be collected, held, and paid directly by Courtyard Management Corporation.

(4)	PHLNY Hotel Partners, LLC, a Delaware limited liability company (“Hotel Partners”), which directly owns 100% of the membership interests in the borrower, is the fee simple owner of the Courtyard at The Navy Yard property and the ground lessor under a ground lease entered into with the borrower, as ground lessee. The borrower leases the ground leasehold interests under such 25-year ground lease, expiring September 30, 2043, with an annual base rent of $1.00. The Courtyard at The Navy Yard loan is secured by both the Hotel Partner’s fee simple interest and the borrower’s overlapping ground leasehold interest.

(5)	In March 2017, the Courtyard at The Navy Yard property was expanded by 40 rooms from 172 rooms to 212 rooms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1001 Intrepid Avenue Philadelphia, PA 19112	Collateral Asset Summary – Loan No. 12 Courtyard at The Navy Yard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 70.2% 1.63x 12.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$40,000,000	100.0%	Loan Payoff	$30,616,086	76.5%
			Closing Costs	430,951	1.1
			Return of Equity	8,952,963	22.4
Total Sources	$40,000,000	100.0%	Total Uses	$40,000,000	100.0%

The Borrower / Borrower Sponsor.    The borrower is PHLNY Hotel Holdco, LLC, a Delaware limited liability company structured to be bankruptcy remote with two independent directors in its organizational structure. The borrower sponsor and non-recourse carveout guarantor is Ensemble Investments, LLC (“Ensemble”), an Arizona limited liability company.

Ensemble is involved in the investment, management, and development of commercial real estate. The managing directors are Kambiz Babaoff, Michael Moskowitz, and Randy McGrane. The Ensemble team has been working together for over 30 years. Ensemble’s portfolio consists of hospitality, medical office, and general office properties. The group has also has been involved in several ground-up development projects. Ensemble’s hotel portfolio consists of seven hotels with nearly 1,300 rooms.

The Property. The Courtyard at The Navy Yard property is a five-story, 212-room, LEED certified select service hotel located on a 2.42-acre site in the Philadelphia Navy Yard, a 1,200-acre, master-planned development approximately 4 miles south of the Philadelphia central business district. The Courtyard at The Navy Yard property was purchased by the borrower sponsor as undeveloped land in 2012 for approximately $2.4 million. The borrower sponsor began construction in 2013 and the Courtyard at The Navy Yard property opened in 2014. In March 2017, the borrower sponsor invested approximately $8.1 million ($202,850 per new room) to expand the Courtyard at The Navy Yard by 40 rooms to 212 rooms. The guestrooms consist of 157 king rooms, 47 queen/queen rooms, 5 king suites and 3 queen/queen suites. Amenities include The Bistro restaurant, a fitness center, a business center, The Market sundry shop, and 1,838 sq. ft. of meeting space. Within The Navy Yard Corporate Center complex, the Courtyard at The Navy Yard has 111 permitted parking spaces for which the hotel does not charge guests. The Courtyard at The Navy Yard is expected to complete an installation of a parking gate in 2018, which will allow the Courtyard at the Navy Yard to charge guests for valet parking services. The Central Green District of the Navy Yard, where the Courtyard at The Navy Yard property is located, has approximately 5,600 parking spaces available for use.

The Courtyard at The Navy Yard is situated in Philadelphia’s Navy Yard, five miles northeast of the Philadelphia International Airport and directly adjacent to the Philadelphia Sports Complex (Flyers – NHL, 76ers – NBA, Eagles – NFL, Phillies – MLB, and Xfinity Live! Philadelphia, a large retail/dining/entertainment complex). In 2004, the City of Philadelphia, in conjunction with Liberty Property Trust (“Liberty”), completed the master plan for a 70-acre portion of the Navy Yard for new development. Spanning over 1,200 acres, at full build-out the Navy Yard is expected to support up to 13.5 million sq. ft. of development, 30,000 people, and over $3.0 billion in private investment. There can be no assurance whether, or when, full build-out will be achieved. To date, The Navy Yard has received approximately $1 billion in public and private investment and houses approximately 165 companies with over 13,500 employees, with approximately 7.0 million sq. ft. of real estate occupied or in development.

The Courtyard at The Navy Yard property has a property tax abatement for ten years expiring December 31, 2024 consisting of (i) the Philadelphia Tax Abatement, which abates the property tax on the improvements and (i) the Keystone Opportunity Improvement Zone (“KOIZ”) tax abatement, which abates the property tax on the land. The Philadelphia Tax Abatement runs with the land and is transferable. The KOIZ requires annual renewals. To qualify for renewal under the KOIZ, a business must own real property in the zone from which the business actively conducts business.

Historical Occupancy, ADR, RevPAR(1)(2)
	Courtyard at The Navy Yard			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	75.3%	$167.32	$126.01	76.1%	$134.21	$102.07	99.0%	124.7%	123.5%
2016	76.2%	$172.33	$131.34	73.7%	$142.78	$105.21	103.4%	120.7%	124.8%
2017	76.5%	$167.07	$127.72	70.5%	$137.13	$96.66	108.5%	121.8%	132.1%
T-12 August 2018	78.0%	$171.87	$134.11	70.2%	$138.45	$97.14	111.2%	124.1%	138.1%
(1)	Source: Hospitality research report.

(2)	The variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the Courtyard at The Navy Yard property are attributable to variances in reporting methodologies and/or timing differences. The competitive set includes the following hotels: Wyndham Garden Hotel Philadelphia Airport, DoubleTree Philadelphia Airport, Holiday Inn Express Philadelphia Penns Landing, Embassy Suites Philadelphia Airport and Hampton Inn Philadelphia International Airport.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1001 Intrepid Avenue Philadelphia, PA 19112	Collateral Asset Summary – Loan No. 12 Courtyard at The Navy Yard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 70.2% 1.63x 12.4%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2015	2016	2017	T-12 8/31/2018	UW	U/W per Room(2)
Occupancy	75.3%	76.2%	76.9%	78.0%	78.0%
ADR	$167.32	$172.33	$167.06	$171.94	$171.94
RevPAR	$126.01	$131.34	$128.54	$134.11	$134.11

Room Revenue	$7,911,083	$8,268,223	$9,581,677	$10,377,582	$10,377,582	$48,951
F&B Revenue	1,059,164	1,125,736	1,231,830	1,326,982	1,326,982	$6,259
Other Revenue	157,648	173,000	253,946	341,656	341,656	$1,612
Total Revenue	$9,127,896	$9,566,959	$11,067,453	$12,046,220	$12,046,220	$56,822
Operating Expenses	2,685,810	2,712,988	3,124,739	3,400,394	3,420,292	$16,133
Undistributed Expenses	2,117,022	2,114,030	2,340,787	2,469,756	2,469,756	$11,650
Gross Operating Profit	$4,325,064	$4,739,942	$5,601,926	$6,176,071	$6,156,173	$29,039
Management Fee	365,116	472,947	714,326	844,263	843,235	$3,978
Total Fixed Charges(2)	206,044	183,121	203,303	229,453	359,211	$1,694
Net Operating Income	$3,753,904	$4,083,873	$4,684,297	$5,102,355	$4,953,726	$23,367
FF&E Expenses	317,224	379,978	494,871	578,163	602,311	$2,841
Net Cash Flow	$3,436,680	$3,703,895	$4,189,426	$4,524,192	$4,351,415	$20,526

(1)	In March 2017 the Courtyard at The Navy Yard property was expanded by 40 rooms from 172 rooms to 212 rooms.

(2)	Taxes are underwritten to the average tax amount during the loan term ($139,237) assuming no taxes are paid through December 31, 2024 and no assessment growth. Based on the assumption of no assessment growth, assumed annual taxes commencing in 2025 would be $464,124. The Courtyard at The Navy Yard property has a 10-year tax abatement on the land and improvements through December 31, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

710 Bridgeport Avenue Shelton, CT 06484	Collateral Asset Summary – Loan No. 13 710 Bridgeport	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,500,000 74.5% 1.30x 8.7%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Borrower Sponsors:	Avy Azeroual; Zev Schick; AA USA Holdings LLC
Borrowers:	AA Shelton Investor LLC; AA Shelton LLC; SEP Shelton LLC
Original Balance:	$38,500,000
Cut-off Date Balance:	$38,500,000
% by Initial UPB:	3.3%
Interest Rate:	5.05000%
Payment Date:	1st of each month
First Payment Date:	December 1, 2018
Maturity Date:	November 1, 2028
Amortization:	Interest Only for first 36 months; 360 months thereafter
Additional Debt:	None
Call Protection(1):	L(37), YM1(79), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$164,140	$32,828	NAP
Insurance:	$8,335	$8,334	NAP
Replacement:	$5,655	$5,655	$339,311
TI/LC:	$5,655	$5,655	$150,000
Outstanding Tenant Obligations(4):	$1,697,652	$0	NAP
Environmental(2):	$93,750	$0	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Flex Industrial
Collateral:	Fee Simple
Location:	Shelton, CT
Year Built / Renovated:	1970 / NAP
Total Sq. Ft.:	452,414
Property Management:	Perkinelmer Health Sciences, Inc.; Sun Equity Partners, LLC
Underwritten NOI(3):	$3,347,034
Underwritten NCF:	$3,250,850
Appraised Value(4):	$51,700,000
Appraisal Date(4):	September 21, 2018

Historical NOI
Most Recent NOI(3)(5):	$2,949,392 (T-12 August 31, 2018)
2017 NOI(5):	$2,374,779 (December 31, 2017)
2016 NOI(6):	NAV
2015 NOI(6):	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (September 1, 2018)
2017 Occupancy:	72.0% (December 31, 2017)
2016 Occupancy(6):	NAV
2015 Occupancy(6):	NAV

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV(4) Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$38,500,000	$85 / $75	74.5% / 66.0%	1.34x / 1.30x	8.7% / 8.4%	9.8% / 9.5%
(1)	Provided that no event of default has occurred and is continuing (among other conditions), on any business day the Borrowers may prepay a portion of the loan solely in connection with the release of certain outparcels identified in the loan documents, with the payment of a release price equal to $10.00 per sq. ft. for each outparcel, plus the yield maintenance premium if applicable. Please see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus for additional information.

(2)	According to the Phase I environmental report obtained at origination, the 710 Bridgeport property (the “710 Bridgeport Property”) has been the subject of extensive investigation and environmental remediation since 1991 due to a variety of issues arising from the prior use of the 710 Bridgeport Property. In 2017, a cost evaluation conducted by an environmental engineer indicated that the remaining remediation action plan would require a budget that would likely range from $307,000 to $627,500. A summary of expenditures provided to the Phase I consultant indicated that approximately $300,000 had already been spent at the time of origination, and the estimated remaining activities would cost approximately $75,000. At origination, the Borrowers were required to reserve $93,750, which represents approximately 125% of the estimated remaining cost. At such time that the lender receives evidence reasonably satisfactory to the lender that the mitigation has been completed, the funds in the reserve are required to be disbursed to the Borrowers (or deposited into the cash management account, if a cash sweep period is in effect under the loan documents). Please see “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus for additional information.

(3)	The increase in Underwritten NOI from Most Recent NOI is due to (i) underwritten base rent including $16,298.70 in rent steps through December 2019 and (ii) A to Z Supply wasn’t in occupancy at the 710 Bridgeport Property for the entire Most Recent period as it entered its lease in December 2017.

(4)	Appraised Value and LTV Cut-off Date / Balloon are calculated using the “hypothetical value” provided by the appraisal. The “hypothetical value” includes an assumption that $1,697,652 in tenant improvements due to PerkinElmer was paid as of the date of the report. At origination, the Borrowers reserved the full amount of the remaining tenant improvement costs owed to the tenant.

(5)	The increase in Most Recent NOI from 2017 NOI is due to the Borrower Sponsor (as defined below) leasing up the 710 Bridgeport Property from 72.0% to 100.0% after acquisition in 2017.

(6)	2015 and 2016 NOI and Occupancy are not available because the Borrower Sponsor acquired the 710 Bridgeport Property in 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

710 Bridgeport Avenue Shelton, CT 06484	Collateral Asset Summary – Loan No. 13 710 Bridgeport	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,500,000 74.5% 1.30x 8.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$38,500,000	100.0%	Loan Payoff	$25,232,952	65.5%
			Upfront Reserves	1,975,187	5.1%
			Closing Costs	815,488	2.1%
			Return of Equity	10,476,373	27.2%
Total Sources	$38,500,000	100.0%	Total Uses	$38,500,000	100.0%

The Borrowers / Borrower Sponsor: The borrowers are AA Shelton Investor LLC, AA Shelton LLC, and SEP Shelton LLC, each a Delaware limited liability company, and a single purpose entity with one independent manager in its organizational structure (collectively, the “Borrowers”). The borrower sponsors and non-recourse carveout guarantors are Avy Azeroual, Zev Schick and AA USA Holdings LLC (collectively, the “Borrower Sponsors”). Sun Equity Partners, a real estate investment and development firm founded and managed by the Borrower Sponsors, manages a portfolio exceeding 10 million sq. ft. across the United States made up of 100.0% commercial real estate. Sun Equity Partners specializes in the acquisition, expansion, renovation, and operation of office, retail, shopping centers, and residential properties. The Borrowers own the 710 Bridgeport Property as tenants-in-common. Please see “Risk Factors—Tenancies in Common May Hinder Recovery” in the Preliminary Prospectus for additional details regarding the risks involved with a tenancy-in-common borrower structure.

The Property. The 710 Bridgeport Property is a three-story, 452,414 sq. ft. industrial flex property located on an approximately 36.10 acre site in Shelton, Connecticut. The 710 Bridgeport Property includes 322,379 sq. ft. of industrial space, which features a modern assembly space, and 130,035 sq. ft. of office space. The 710 Bridgeport Property is equipped with two hydraulic elevators, a freight elevator that has a capacity of 6,000 lbs, and a passenger elevator that has a capacity of 2,500 lbs. The 710 Bridgeport Property includes 868 surface parking spaces, resulting in a parking ratio of approximately 1.9 spaces per 1,000 sq. ft.

The 710 Bridgeport Property is currently 100.0% occupied by three NNN industrial tenants. PerkinElmer (54.3% of NRA), has been at the 710 Bridgeport Property since 1991 and leases the entire flex office space on the second and third floors. PerkinElmer is a medical devices company with approximately 11,000 employees in over 150 countries. The 710 Bridgeport Property has an average remaining lease term of 11.1 years as of the Cut-off Date. The Borrower Sponsors acquired the 710 Bridgeport Property in 2017 and leased up the 710 Bridgeport Property to 100.0% occupancy from 72.0% at acquisition. Since acquisition, the Borrower Sponsors have executed 12 year and 64 month lease extensions with PerkinElmer and Panolam Surface Systems, respectively, and executed a new 10-year lease with A to Z Supply in December 2017.

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
PerkinElmer(3)	Baa3/BBB/BBB	245,704	54.3%	$11.01	74.3%	7/31/2032
A to Z Supply(4)	NR/NR/NR	127,833	28.3	$4.38	15.4	11/30/2027
Panolam Surface Systems	NR/NR/NR	78,877	17.4	$4.75	10.3	12/31/2024
Sub Total / Wtd. Avg.		452,414	100.0%	$8.05	100.0%
Vacant Space		0	0.0
Total / Wtd. Avg.		452,414	100.0%
(1)	Based on the underwritten rent roll dated as of September 1, 2018.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	PerkinElmer leases 245,704 sq. ft., of which (i) 130,035 sq. ft., accounting for $14.65 PSF in underwritten base rent, expires in July 2032 and is used as office and lab space and (ii) 115,669 sq. ft., accounting for $6.92 PSF in underwritten base rent, expires in July 2032 and is used as assembly/storage space.

(4)	A to Z Supply subleases a portion of its space to Inline Plastics Corp. The sublease is short term, from June 1, 2018 through December 31, 2018. According to the Borrower Sponsors, A to Z Supply does not plan to renew the sublease and will fully utilize the entire premises upon the expiration of the sublease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

710 Bridgeport Avenue Shelton, CT 06484	Collateral Asset Summary – Loan No. 13 710 Bridgeport	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,500,000 74.5% 1.30x 8.7%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2021	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2022	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2023	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2024	1	78,877	17.4	78,877	17.4%	$4.75	10.3	10.3%
2025	0	0	0.0	78,877	17.4%	$0.00	0.0	10.3%
2026	0	0	0.0	78,877	17.4%	$0.00	0.0	10.3%
2027	1	127,833	28.3	206,710	45.7%	$4.38	15.4	25.7%
2028	0	0	0.0	206,710	45.7%	$0.00	0.0	25.7%
Thereafter(3)	1	245,704	54.3	452,414	100.0%	$11.01	74.3	100.0%
Vacant	NAP	0	0.0			NAP	NAP
Total / Wtd. Avg.	3	452,414	100.0%			$8.05	100.0%

(1)	Based on the underwritten rent roll dated September 1, 2018.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	PerkinElmer leases 245,704 sq. ft., of which (i) 130,035 sq. ft., accounting for $14.65 PSF in underwritten base rent, expires in July 2032 and is used as office and lab space and (ii) 115,669 sq. ft., accounting for $6.92 PSF in underwritten base rent, expires in July 2032 and is used as assembly/storage space.

Cash Flow Analysis(1)
	2017(4)	T-12 8/31/2018(4)	U/W	U/W PSF
Base Rent(2)(3)	$3,060,230	$3,332,452	$3,639,697	$8.05
Vacant Income	0	0	0	$0.00
Gross Potential Rent	$3,060,230	$3,332,452	$3,639,697	$8.05
Total Reimbursements	985,812	1,340,486	1,707,339	$3.77
Total Other Income	0	6,697	6,697	$0.01
Less: Vacancy	0	0	(267,352)	($0.59)
Effective Gross Income	$4,046,042	$4,679,635	$5,086,381	$11.24
Total Operating Expenses	1,671,263	1,730,243	1,739,347	$3.84
Net Operating Income	$2,374,779	$2,949,392	$3,347,034	$7.40
TI/LC	0	0	28,321	$0.06
Capital Expenditures	0	0	67,862	$0.15
Net Cash Flow	$2,374,779	$2,949,392	$3,250,850	$7.19
(1)	2015 and 2016 financials are not available because the Borrower Sponsors acquired the 710 Bridgeport Property in 2017.

(2)	Based on the underwritten rent roll dated September 1, 2018.

(3)	The increase in U/W Base Rent from T-12 8/31/2018 Base Rent is due to (i) underwritten base rent includes $16,298.70 in rent steps through December 2019 and (ii) A to Z Supply wasn’t in occupancy at the 710 Bridgeport Property for the entire T-12 period as it entered its lease in December 2017.

(4)	The increase in T-12 8/31/2018 Net Operating Income from 2017 Net Operating Income is due to Borrower Sponsors leasing up the property from 72.0% to 100.0% after acquisition. The Borrower Sponsors executed a 10-year lease with A to Z Supply in December 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7051 South Desert Boulevard Canutillo, TX 79835	Collateral Asset Summary – Loan No. 14 Outlet Shoppes at El Paso	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,957,562 58.8% 1.51x 10.7%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsors:	CBL & Associates Limited Partnership; Horizon Group Properties, Inc.
Borrower:	El Paso Outlet Center CMBS, LLC
Original Balance(1):	$36,000,000
Cut-off Date Balance(1):	$35,957,562
% by Initial UPB:	3.1%
Interest Rate(2):	5.10300%
Payment Date:	6th of each month
First Payment Date:	November 6, 2018
Maturity Date:	October 6, 2028
Amortization:	360 months
Additional Debt(1):	$38,954,025 Pari Passu Debt
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly	Cap
Taxes:	$1,753,312	$194,812	NAP
Insurance:	$0	Springing	NAP
Replacement:	$0	$7,217	NAP
TI/LC:	$155,637	$45,109	$1,082,609
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Canutillo, TX
Year Built / Renovated:	2007 / 2014
Total Sq. Ft.:	433,849
Property Management:	Horizon Group Properties, L.P.
Underwritten NOI(3):	$8,026,543
Underwritten NCF:	$7,397,462
Appraised Value(4):	$127,375,000
Appraisal Date:	July 27, 2018

Historical NOI
Most Recent NOI(3):	$9,084,767 (T-12 June 30, 2018)
2017 NOI:	$9,591,700 (December 31, 2017)
2016 NOI:	$9,450,862 (December 31, 2016)
2015 NOI:	$9,894,975 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy(5):	92.6% (June 30, 2018)
2017 Occupancy:	99.3% (December 31, 2017)
2016 Occupancy:	98.4% (December 31, 2016)
2015 Occupancy:	99.3% (December 31, 2015)

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$35,957,562
Pari Passu Notes	$38,954,025
Whole Loan	$74,911,587	$173 / $141	58.8% / 48.0%	1.64x / 1.51x	10.7% / 9.9%	13.1% / 12.1%
(1)	The Outlet Shoppes at El Paso loan is part of a whole loan evidenced by five pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $74.9 million. See “Whole Loan Summary” herein.

(2)	The Outlet Shoppes at El Paso whole loan accrues interest on a 30/360 basis.

(3)	The decline in Underwritten NOI compared to the Most Recent NOI is primarily driven by a decline in reimbursement income and reduced income from temporary tenants.

(4)	The Appraised Value is a “hypothetical as-is” value that excludes the $3.8 million value for a release parcel, which was not accounted for in the underwriting. Including the value for the release parcel, the “As-Is” appraised value is $131,175,000, resulting in a Cut-off Date LTV of 57.1% and a Balloon LTV of 46.7%. The release parcel includes two land parcels totaling 2.45-acres of the parking lot and may be released without payment of any consideration for the release. For more information, please see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” section in the Preliminary Prospectus.

(5)	The Most Recent Occupancy of 92.6% was adjusted to exclude six temporary tenants and three tenants that are undergoing bankruptcy proceedings, including Vitamin World and rue21, which are open for business and paying rent, and Toys R Us, which is dark and not paying rent). Including such tenants, in-place occupancy is 98.9%, which is in line with Historical Occupancy levels from 2015, 2016 and 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7051 South Desert Boulevard Canutillo, TX 79835	Collateral Asset Summary – Loan No. 14 Outlet Shoppes at El Paso	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,957,562 58.8% 1.51x 10.7%

The relationship between the holders of the Outlet Shoppes at El Paso whole loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-B, A-2, A-3, A-4	$36,000,000	$35,957,562	Benchmark 2018-B7	No
A-1-A	$39,000,000	$38,954,025	DBGS 2018-C1	Yes
Total	$75,000,000	$74,911,587

The most recent prior financing of the Outlet Shoppes at El Paso property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$75,000,000	100.0%	Loan Payoff(1)	$60,363,267	80.5%
			Loan Payoff (US Bank)	6,521,555	8.7%
			Reserves	1,908,949	2.5%
			Closing Costs	853,353	1.1%
			Return of Equity	5,352,875	7.1%
Total Sources	$75,000,000	100.0%	Total Uses	$75,000,000	100.0%
(1)	On September 5, 2017, the loan on Phase I of Outlet Shoppes at El Paso property was refinanced by an affiliate of CBL. The $61.5 million prior loan was refinanced as part of the Outlet Shoppes at El Paso whole loan funding.

The Borrower / Borrower Sponsors.    The borrower is El Paso Outlet Center CMBS, LLC, a Delaware limited liability company structured to be bankruptcy remote with two independent directors in its organizational structure. The borrower sponsors and non-recourse carveout guarantors are CBL & Associates Limited Partnership (“CBL”) and Horizon Group Properties, Inc. (“Horizon”) on a joint and several basis.

Horizon is an owner and developer of outlet shopping centers. Based in Rosemont, Illinois, Horizon was founded in 1998 and its portfolio includes outlet shopping centers in seven states and the development of a master planned community in suburban Chicago. Collectively, Horizon’s executive team has over 150 years of combined shopping center experience.

CBL (NYSE: CBL) (BB+/Baa3/BBB- by Fitch/Moody’s/S&P) is a publicly traded real estate investment trust that was founded in 1993 and owns, develops, acquires, leases, manages and operates regional shopping malls, open-air and mixed-use centers, outlet centers, associated centers, community centers and office properties. As of December 31, 2017, CBL’s portfolio included 105 properties that are approximately 91.5% comprised of mall and retail assets. CBL properties are located across 26 states primarily in the southwestern and midwestern United States and are approximately 93.2% occupied on average.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7051 South Desert Boulevard Canutillo, TX 79835	Collateral Asset Summary – Loan No. 14 Outlet Shoppes at El Paso	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,957,562 58.8% 1.51x 10.7%

The Property.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)(4)	% of Total U/W Base Rent(3)	Lease Expiration(5)	T-12 July 2018 Sales PSF(3)	T-12 July 2018 Occupancy Cost(3)

H & M(6)	NR / NR / NR	22,039	5.1%	(3)	(3)	1/31/2025	$202	(3)
Old Navy	NR / Baa2 / BB+	16,872	3.9%	$15.50	3.0%	1/31/2023	$424	3.7%
Nike Factory Store	NR / A1 / AA-	15,969	3.7%	$17.00	3.1%	10/31/2022	$1,036	1.6%
Gap Outlet	NR / Baa2 / BB+	14,868	3.4%	$15.50	2.7%	1/31/2023	$292	5.3%
VF Outlet(7)	NR / A3 / A	14,268	3.3%	$14.02	2.3%	1/31/2020	NAP	NAP
Polo Ralph Lauren(8)	NR / A2 / A-	11,170	2.6%	(3)	(3)	8/31/2021	$347	(3)
Puma	NR / NR / NR	10,604	2.4%	$22.00	2.7%	10/31/2022	$249	8.8%
The North Face	NR / A3 / A	10,178	2.3%	(3)	(3)	5/31/2021	$207	(3)
Banana Republic	NR / Baa2 / BB+	9,565	2.2%	$15.50	1.7%	1/31/2023	$510	3.0%
Tommy Hilfiger	NR / NR / NR	8,759	2.0%	$24.00	2.4%	10/31/2022	$381	6.3%
Subtotal / Wtd. Avg.		134,292	31.0%	$17.11	17.9%
Remaining Tenants		267,369	61.6%	$27.68	82.1%
Subtotal / Wtd. Avg. Occupied		401,661	92.6%	$24.92	100.0%
Vacant Space(9)		32,188	7.4%
Total / Wtd. Avg.		433,849	100.0%

(1)	Based on the underwritten rent roll as of June 30, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	U/W Base Rent PSF, % of Total U/W Base Rent and T-12 July 2018 Occupancy Cost do not account for the percentage rent. Polo Ralph Lauren pays stepped percentage rent. In the initial term of its lease it pays 3% on sales up to $500 PSF, 2% on sales between $500 PSF and $1,000 PSF, and 1% on sales over $1,000 PSF. The North Face pays 8% of sales. H & M pays percentage rent of 7% of sales for the initial term of its lease, which steps to 7.5% of sales for all options.

(4)	U/W Base Rent PSF includes rent steps through September 2019.

(5)	Certain tenants may have termination or contraction options due to co-tenancy provisions in the related leases (which may become exercisable prior to the originally stated expiration date of the tenant lease). Approximately 70% of the tenants have co-tenancy clauses in their leases, generally triggered upon a decrease in occupancy to 70-80% and/or loss of major tenants.

(6)	H & M has the right to terminate its lease starting January 1, 2022 with nine months’ notice. In addition, H & M has an ongoing right to terminate its lease, with 120 days’ notice, if gross sales in fiscal 2019 does not equal or exceed $400 PSF. H & M’s sales for the 12 month period ended July 2018 were $202 PSF.

(7)	A full year of sales and occupancy costs is not available for VF Outlet expansion space because the tenant initiated its lease in January 2018. VF Outlet has the right to terminate its lease at any time with 180 days’ notice.

(8)	Polo Ralph Lauren has the right to terminate its lease at any time if sales are less than $500 PSF. Polo Ralph Lauren sales for the twelve month period ended July 2018 were $347 PSF.

(9)	Vacant Space includes six temporary tenants and three tenants which are undergoing bankruptcy proceedings, which account for approximately 6.4% of Net Rentable Area (Sq. Ft.).

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	U/W Base Rent PSF(3)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	5	21,658	5.0	21,658	5.0%	$18.57	4.6%	4.6%
2019	10	25,845	6.0	47,503	10.9%	$20.87	4.7%	9.3%
2020	10	44,057	10.2	91,560	21.1%	$20.12	10.2%	19.6%
2021	13	60,311	13.9	151,871	35.0%	$24.61	11.1%	30.6%
2022	15	70,921	16.3	222,792	51.4%	$26.65	21.8%	52.4%
2023	15	90,477	20.9	313,269	72.2%	$25.79	25.7%	78.1%
2024	8	35,064	8.1	348,333	80.3%	$25.32	10.2%	88.4%
2025	4	27,280	6.3	375,613	86.6%	$40.46	2.4%	90.8%
2026	3	6,923	1.6	382,536	88.2%	$32.55	2.6%	93.4%
2027	4	16,617	3.8	399,153	92.0%	$29.78	5.7%	99.1%
2028	1	2,508	0.6	401,661	92.6%	$30.00	0.9%	100.0%
Thereafter	0	0	0.0	401,661	92.6%	$0.00	0.0%	100.0%
Vacant(4)	NAP	32,188	7.4	433,849	100.0%	NAP	NAP
Total / Wtd. Avg.	88	433,849	100.0%			$24.92	100.0%
(1)	Based on the underwritten rent roll as of June 30, 2018.

(2)	Certain tenants may have contraction or termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this lease rollover schedule.

(3)	U/W Base Rent PSF includes rent steps through September 2019, but does not account for the tenants with percentage rent.

(4)	Vacant includes six temporary tenants and three tenants which are undergoing bankruptcy proceedings, which account for approximately 6.4% of Total Expiring Sq. Ft.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7051 South Desert Boulevard Canutillo, TX 79835	Collateral Asset Summary – Loan No. 14 Outlet Shoppes at El Paso	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,957,562 58.8% 1.51x 10.7%

The Outlet Shoppes at El Paso property is a 433,849 sq. ft. outlet shopping center that was developed across 51.48- acres by Horizon in 2007 and achieved stabilized occupancy of 98.3% as of year-end 2008. In 2014, Outlet Shoppes at El Paso expanded by 54,091 sq. ft. when Phase II was added. Outlet Shoppes at El Paso property includes five ground leased pad sites and 0.28-acres of a separately platted expansion site and a 2.18-acre portion of the parking lot that is considered to be surplus land planned for additional development.

As of June 30, 2018, the Outlet Shoppes at El Paso property was 92.6% leased by 88 tenants including a combination of national discount and luxury brands combined with food and entertainment options, after adjusting occupancy to exclude six temporary tenants and three tenants which are undergoing bankruptcy proceedings, including Vitamin World and rue 21, which are open for business and paying rent, and Toys R Us, which is dark and not paying rent. Without such adjustments, the Outlet Shoppes at El Paso property is 98.9% leased. Since opening in 2007, the Outlet Shoppes at El Paso property has exhibited occupancy above 94.5% through 2017, with a 10-year average of 97.6%. The borrower sponsors renewed approximately 95% of the leases (comprising 65% of NRA) with expiration dates in 2017 and 2018. Similar to this renewal cycle, the borrower sponsors also renewed 85% of the expiring leases in 2012 and 2013 rollover years. Among all the tenants that renewed in 2017 and 2018, 57.9% exhibited rents higher than previous levels, while only 21.5% exhibited a negative leasing spread.

Sales at the Outlet Shoppes at El Paso property averaged $406 PSF for the tenants reporting sales, for the 12-month period ended July 2018, with such tenants accounting for approximately 94.0% of net rentable area. Sales for in-line tenants occupying less than 10,000 sq. ft. averaged $416 PSF, for the 12-month period ended July 2018, which is up 5.6% from 2017. Corresponding occupancy costs for these in-line tenants averaged 8.7%, which is on the low end of the 7.0% to 12.0% range for outlets centers, according to the appraisal.

Cash Flow Analysis.

Cash Flow Analysis
	2015	2016	2017	T-12 6/30/2018(1)	U/W(1)	U/W PSF
Base Rent(2)	$8,717,935	$8,731,722	$8,792,731	$8,879,778	$8,671,616	$19.99
Potential Income from Vacant Space	0	0	0	0	501,895	$1.16
Rent Steps(3)	0	0	0	0	48,515	$0.11
Total Reimbursement Revenue	5,767,284	5,547,422	5,632,289	5,191,263	4,544,276	$10.47
Specialty Leasing Income	461,328	462,566	524,506	557,737	441,177	$1.02
Percentage Rent	1,438,074	1,436,609	1,381,864	1,367,123	1,436,059	$3.31
Other Income	121,116	125,578	246,282	91,573	69,600	$0.16
Less: Vacancy and Credit Loss(4)	0	0	0	0	(694,410)	($1.60)
Effective Gross Income	$16,505,737	$16,303,897	$16,577,672	$16,087,474	$15,018,727	$34.62
Total Expenses	6,610,762	6,853,035	6,985,972	7,002,706	6,992,184	$16.12
Net Operating Income	$9,894,975	$9,450,862	$9,591,700	$9,084,767	$8,026,543	$18.50
TI/LC	0	0	0	0	542,311	$1.25
Capital Expenditures	0	0	0	0	86,770	$0.20
Net Cash Flow	$9,894,975	$9,450,862	$9,591,700	$9,084,767	$7,397,462	$17.05
(1)	The decline in U/W Base Rent from T-12 6/30/2018 is primarily driven by a decline in reimbursement income and reduced income from temporary tenants.

(2)	The U/W Base Rent was based on the June 30, 2018 rent roll, excluding rent from tenants which are undergoing bankruptcy proceedings (Toys R Us, Vitamin World and rue 21).

(3)	Contractual rent steps were underwritten through September 2019.

(4)	Vacancy and Credit Loss is underwritten at 5.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8310 & 8470 Castleton Corner Drive Indianapolis, IN 46250	Collateral Asset Summary – Loan No. 15 Castleton Commons & Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,500,000 65.6% 1.31x 9.8%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsor:	Jonathan M. Larmore
Borrower:	AT Castleton IN Owner II, LLC
Original Balance:	$34,500,000
Cut-off Date Balance:	$34,500,000
% by Initial UPB:	3.0%
Interest Rate:	5.60500%
Payment Date:	6th of each month
First Payment Date:	December 6, 2018
Maturity Date:	November 6, 2028
Amortization(1):	360 months
Additional Debt:	$3,100,000 Mezzanine Debt
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly	Cap
Taxes:	$29,979	$29,979	NAP
Insurance:	$0	Springing	NAP
Replacement(2):	$18,875	$3,493	NAP
TI/LC:	$100,000	$29,110	NAP
Required Repairs(2):	$109,256	NAP	NAP
Outstanding Leasing Expenses:	$5,116,080	NAP	NAP
Free Rent:	$27,500	NAP	NAP
Dave & Buster’s Leasing(3):	$250,000	NAP	NAP
Lease Sweep:	$0	Springing	NAP
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Indianapolis, IN
Year Built / Renovated:	1980 / 2005
Total Sq. Ft.:	279,452
Property Management:	ArciTerra Companies, LLC
Underwritten NOI(4):	$3,396,232
Underwritten NCF:	$3,062,563
Appraised Value:	$52,600,000
Appraisal Date:	July 23, 2018

Historical NOI
Most Recent NOI(4):	$2,595,276 (T-12 June 30, 2018)
2017 NOI:	$2,338,560 (December 31, 2017)
2016 NOI:	$3,013,581 (December 31, 2016)
2015 NOI:	$2,715,749 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy(5):	95.0% (August 1, 2018)
2017 Occupancy(6):	77.6% (December 31, 2017)
2016 Occupancy:	89.9% (December 31, 2016)
2015 Occupancy:	89.0% (December 31, 2015)

Financial Information
Tranche	Cut-off Date Balance	Balance per Sq. Ft. Cut-off / Balloon	LTV Cut-off / Balloon	U/W DSCR NOI / NCF(1)	U/W Debt Yield NOI / NCF	U/W Debt Yield at Balloon NOI / NCF
Mortgage Loan	$34,500,000	$123 / $105	65.6% / 55.8%	1.46x / 1.31x	9.8% / 8.9%	11.6% / 10.4%
Mezzanine Loan	$3,100,000
Total Debt	$37,600,000	$135 / $115	71.5% / 60.9%	1.24x / 1.12x	9.0% / 8.1%	10.6% / 9.6%
(1)	The U/W NOI DSCR and U/W NCF DSCR based on an annual debt service amount equal to the aggregate of the first 12 principal and interest payments for each of the related mortgage loan and mezzanine loan based on the assumed principal payment schedule set forth in the respective loan documents. For more information, please reference “Annex G – Assumed Principal Payment Schedule for the Castleton Commons & Square Loan” in the Preliminary Prospectus.

(2)	The Replacement reserve represents $10,000 which the tenant Recreational Equipment Inc. (“REI”) identified in its estoppel as being due for required repairs as to which the tenant reserved its remedies in its estoppel, and $8,875 for repairs to damage which the tenant Buffalo Wild Wings (“BWW”) indicated in its estoppel created a potential lease default due to failure to repair, and Required Repairs includes approximately $83,683 reserved for roof repairs relating to roof leaks identified in its estoppel. For more information please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Retail Properties” in the Preliminary Prospectus.

(3)	The loan is structured with a $250,000 holdback for the Dave & Buster space. Upon a Major Tenant Sweep Event (as defined in the loan documents) related to the Dave & Buster space, the holdback will be deposited into the Lease Sweep Reserve and upon curing such Major Tenant Sweep Event, the holdback will be either (i) used to re-tenant the Dave & Buster space or (ii) released in the event that Dave & Buster’s (A) extends its lease pursuant to any expressed renewal option set forth in its lease or (B) modifies its lease, as approved by lender. During the continuance of a Major Tenant Sweep Event, all excess cash flow at the Castleton Commons & Square property is required to be swept into an account to be held as additional collateral for the Castleton Commons & Square loan (the “Lease Sweep Reserve”). Provided there is no event of default, the reserve will be made available to the borrower to pay for certain tenant improvements, leasing commissions and other costs incurred by the borrower in connection with the re-tenanting of the space covered by the related lease.

(4)	The increase from Most Recent NOI to Underwritten NOI is due to the rent commencement in August 2018 of Floor & Décor, the largest tenant at the Castleton Commons & Square property, representing 25.8% of the underwritten base rent. The Mattress Firm base rent is not being underwritten.

(5)	Most recent occupancy does not include Mattress Firm (2.5% of NRA), which recently filed for Chapter 11 bankruptcy. Mattress Firm is currently in occupancy and paying rent with a lease expiration date of October 31, 2019. Including Mattress Firm, the physical occupancy as of August 1, 2018 is 97.5%.

(6)	The decrease in 2017 occupancy is a result of the prior tenant, Golfsmith vacating and the Borrower Sponsor’s business plan to expand the box previously occupied by Golfsmith, by approximately 23,000 sq. ft., to accommodate Floor & Décor. Floor and Décor executed its lease in November 2017, for 71,810 sq. ft. As of year-end 2017, the Castleton Commons & Square property was 93.5% leased.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8310 & 8470 Castleton Corner Drive Indianapolis, IN 46250	Collateral Asset Summary – Loan No. 15 Castleton Commons & Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,500,000 65.6% 1.31x 9.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$34,500,000	88.4%	Loan Payoff	$32,974,990	84.5%
Mezzanine Loan	3,100,000	7.9	Upfront Reserves	5,691,690	14.6
Borrower Sponsor’s Equity	1,412,273	3.6	Closing Costs	345,592	0.9
Total Sources	$39,012,273	100.0%	Total Uses	$39,012,273	100.0%

The Borrower / Borrower Sponsor.    The borrower is AT Castleton IN Owner II, LLC, a Delaware limited liability company structured to be bankruptcy remote with two independent directors in its organizational structure. The borrower sponsor and non-recourse carveout guarantor is Jonathan M. Larmore.

Jonathan M. Larmore is the founder and principal of ArciTerra Companies, LLC (“ArciTerra”), a real estate investment and development group. ArciTerra is based in Phoenix, Arizona and was established in 2005. The company currently owns 83 properties in 24 states. Fourteen of the 83 properties are located in Indiana totaling 737,508 sq. ft., with four properties in Indianapolis (407,392 sq. ft.). Jonathan M. Larmore has previously served as Executive Vice President and Managing Director of real estate for Cole Capital Partners, LLC and Cole Real Estate Services Inc.

The Property.

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration	T-12 6/30/2018 Sales PSF	Occupancy Cost

Floor & Décor	NR/NR/NR	71,810	25.7%	$12.50	25.8%	8/31/2028	NAV	NAV
Havertys Furniture	NR/NR/NR	46,746	16.7	$12.25	16.5	10/31/2020	NAV	NAV
Dave & Buster’s	NR/NR/NR	35,000	12.5	$11.00	11.1	12/31/2021	NAV	NAV
Recreational Equipment Inc.	NR/NR/NR	23,211	8.3	$11.50	7.7	3/31/2022	NAV	NAV
Casual Male Retail Store	NR/NR/NR	16,307	5.8	$12.65	5.9	6/30/2022	$142.95	11.0%
Performance Bicycle Shop	NR/NR/NR	11,862	4.2	$11.00	3.8	6/30/2020	$99.50	13.9%
Indy MPH Watersports	NR/NR/NR	11,000	3.9	$15.00	4.7	12/31/2028	NAV	NAV
Buffalo Wild Wings	NR/NR/NR	8,960	3.2	$17.50	4.5	4/30/2023	$240.35	8.9%
Fresh to Order	NR/NR/NR	5,600	2.0	$27.00	4.3	5/31/2027	NAV	NAV
Rockler Woodworking	NR/NR/NR	5,507	2.0	$18.25	2.9	5/31/2020	$382.68(2)	5.6%
Subtotal / Wtd. Avg.		236,003	84.5%	$12.85	87.2%
Remaining Tenants		29,481	10.5	$15.15	12.8
Subtotal / Wtd. Avg. Occupied		265,484	95.0%	$13.10	100.0%
Vacant Space(3)		13,968	5.0%
Total / Wtd. Avg.		279,452	100.0%

(1)	Based on the underwritten rent roll dated August 1, 2018.

(2)	Rockler Sales PSF and Occupancy Cost are as of end of year 2017.

(3)	Vacant Space includes Mattress Firm (2.5% of NRA), which recently filed for Chapter 11 bankruptcy. Mattress Firm is currently in occupancy and paying rent with a lease expiration date of October 31, 2019. Including Mattress Firm, the physical occupancy as of August 1, 2018 is 97.5%. The Mattress Firm base rent is not being underwritten.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8310 & 8470 Castleton Corner Drive Indianapolis, IN 46250	Collateral Asset Summary – Loan No. 15 Castleton Commons & Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,500,000 65.6% 1.31x 9.8%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	U/W Base Rent PSF(3)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	1	4,922	1.8%	4,922	1.8%	20.00	2.8	2.8%
2019	0	0	0.0%	4,922	1.8%	0.00	0.0	2.8%
2020	4	68,115	24.4%	73,037	26.1%	12.55	24.6	27.4%
2021	4	47,688	17.1%	120,725	43.2%	11.00	15.1	42.5%
2022	2	39,518	14.1%	160,243	57.3%	11.97	13.6	56.1%
2023	3	12,160	4.4%	172,403	61.7%	17.79	6.2	62.3%
2024	0	0	0.0%	172,403	61.7%	0.00	0.0	62.3%
2025	0	0	0.0%	172,403	61.7%	0.00	0.0	62.3%
2026	0	0	0.0%	172,403	61.7%	0.00	0.0	62.3%
2027	1	5,600	2.00%	178,003	63.70%	27.00	4.3	66.6%
2028	3	87,481	31.30%	265,484	95.00%	13.27	33.4	100.0%
Thereafter	0	0	0.0%	265,484	95.0%	0.00	0.0	100.0%
Vacant(2)	NAP	13,968	5.0%	279,452	100.0%	NAP	NAP
Total / Wtd. Avg.	18	279,452	100.0%			$13.10	100.0%
(1)	Based on underwritten rent roll dated August 1, 2018.

(2)	Vacant includes Mattress Firm (2.5% of NRA), which recently filed for Chapter 11 bankruptcy. Mattress Firm is currently in occupancy and paying rent with a lease expiration date of October 31, 2019. Including Mattress Firm, the physical occupancy as of August 1, 2018 is 97.5%. The Mattress Firm base rent is not being underwritten.

The Castleton Commons & Square property consists of two adjacent retail shopping centers totaling 279,452 sq. ft., situated on a 30.35 acre site, located in Indianapolis, Indiana. The Castleton Commons shopping center accounts for 188,418 sq. ft. (67.4%) of the total net rentable area and the adjacent Castleton Square shopping center accounts for 91,034 sq. ft. (32.6%) of the total net rentable area. The Castleton Commons & Square property was originally built in 1980 and since acquiring the property in 2015, the borrower sponsor has spent approximately $6.3 million in tenant improvements. The property has a total of 1,259 surface parking spaces which equates to a parking ratio of 4.51 spaces per 1,000 sq. ft. As of August 1, 2018, the Castleton Commons & Square property was 97.5% leased to 19 tenants.

The Castleton Commons & Square property is located at the eastern intersection of Allisonville Road and Interstate 465. Allisonville Road is one of the major commercial thoroughfares in the submarket averaging approximately 77,421 vehicles per day. Located along the main retail corridor in the submarket, additional retailers in the immediate area include a Life Time Fitness, Best Buy, TJ Maxx, Homegoods, Dick’s Sporting Goods and Macy’s. The Castleton Commons & Square property is an outlot to the adjacent Simon-operated Castleton Square Mall, which consists of approximately 1.45 million sq. ft. and is the largest mall in the state of Indiana. According to a third party database report, Castleton Square Mall is B+ rated as of March 2018.

Cash Flow Analysis.

Cash Flow Analysis
	2015	2016	2017(1)	T-12 6/30/2018(1)	U/W(1)	U/W PSF
Base Rent(2)	$2,800,691	$2,884,683	$2,568,147	$2,619,099	$3,479,032	$12.45
Rent Steps(3)	0	0	0	0	15,344	$0.05
Value of Vacant Space	0	0	0	0	279,360	$1.00
Total Reimbursement Revenue	854,824	864,468	601,056	505,262	900,467	$3.22
Other/Misc Income	48,016	(12,438)	3,126	20,348	0	$0.00
Less: Vacancy and Credit Loss(4)	0	0	0	0	(279,360)	($1.00)
Effective Gross Income	$3,703,531	$3,736,713	$3,172,328	$3,144,709	$4,394,843	$15.73
Total Expenses	987,782	723,132	833,768	549,433	998,611	$3.57
Net Operating Income	$2,715,749	$3,013,581	$2,338,560	$2,595,276	$3,396,232	$12.15
TI/LC	0	0	0	0	291,751	$1.04
Capital Expenditures	0	0	0	0	41,918	$0.15
Net Cash Flow	$2,715,749	$3,013,581	$2,338,560	$2,595,276	$3,062,563	$10.96
(1)	The increase from Most Recent NOI to Underwritten NOI is due to the rent commencement in August 2018 of Floor & Décor, the largest tenant at the Castleton Commons & Square property representing 25.8% of the underwritten base rent.

(2)	The U/W Base Rent was based on the underwritten rent roll dated August 1, 2018, excluding rent from Mattress Firm due to the tenant undergoing bankruptcy proceedings. Mattress Firm is currently in occupancy and paying rent with a lease expiration date of October 31, 2019.

(3)	Contractual rent steps were underwritten through June 1, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND
OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Academy Securities, Inc. and Drexel Hamilton, LLC or any other underwriter, (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the Benchmark 2018-B7 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2018-B7 (the “Offering Document”).  The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.